UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SPARTANNASH COMPANY

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act Rules 14a-6(i)(1) and 0-11.

SPARTANNASH COMPANY
July 31, 2025
Dear SpartanNash Shareholders:
Thank you for your investment in SpartanNash Company (“SpartanNash”), and for the confidence you have entrusted in the SpartanNash board of directors (the “Board”) and executive leadership team. You are cordially invited to attend a special meeting of SpartanNash shareholders to be held virtually on September 9, 2025 at 10:00 a.m. Eastern Time (the “Special Meeting”). You may attend the Special Meeting via a live webcast at www.cesonlineservices.com/sptnsm_vm. You will be able to listen to the Special Meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and SpartanNash.
At the Special Meeting, holders of record of our common stock, no par value (“SpartanNash common stock”), at the close of business on July 29, 2025 (the “record date”), will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 22, 2025 (as amended or modified from time to time, the “Merger Agreement”), by and among SpartanNash, New Mackinac HoldCo, Inc. (“Parent”), Mackinac Merger Sub, Inc. (“Merger Sub”) and C&S Wholesale Grocers, LLC (“Guarantor”). Subject to the terms and conditions of the Merger Agreement and the applicable provisions of the Michigan Business Corporation Act (the “MBCA”) and the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into SpartanNash (the “Merger”), with SpartanNash continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent.
If the Merger is completed, each share of SpartanNash common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (excluding common stock held by Parent or Merger Sub, in each case, immediately prior to the Effective Time (the “canceled shares”)) and all rights in respect thereof, shall, at the Effective Time, automatically be converted into the right to receive $26.90 in cash, without interest, which represents a premium of 52.5% over SpartanNash’s closing share price on June 20, 2025, which was the last trading day prior to the announcement of the Merger Agreement. The proposal to approve the Merger Agreement requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
SpartanNash common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SPTN”. The closing sales price of SpartanNash common stock on Nasdaq on July 30, 2025, the most recent practicable trading day prior to the date of the accompanying proxy statement, was $26.51 per share.
The Board has reviewed and considered the terms and conditions of the Merger Agreement and the Merger and has unanimously (i) approved the execution, delivery and performance by SpartanNash of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders, (iii) adopted and declared advisable the Merger Agreement and the consummation of the Merger, (iv) in accordance with Section 782 of the MBCA, exempted Parent, Merger Sub, the Merger Agreement and the transactions contemplated thereby from the requirements of Section 780 of the MBCA and (v) submitted the Merger Agreement for approval by the SpartanNash shareholders and recommended that that the Merger Agreement be approved by SpartanNash shareholders at a special meeting duly called and held for such purpose. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the accompanying proxy statement. The Board unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement.

At the Special Meeting, shareholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to SpartanNash’s named executive officers by SpartanNash based on or otherwise relating to the Merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) and (ii) a proposal to approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement or in the absence of a quorum. The Board unanimously recommends that you vote “FOR” each of these proposals.
The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting and any postponement or adjournment thereof.
The Merger cannot be completed unless SpartanNash shareholders approve the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. Whether or not you expect to attend the Special Meeting virtually, please submit a proxy to vote your shares over the Internet or by telephone pursuant to the instructions contained in the accompanying proxy statement or complete, date, sign and return a proxy card by mail as promptly as possible to ensure that your shares may be represented and voted at the Special Meeting. If your shares are held in “street name,” you should instruct your bank, brokerage firm or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you receive more than one proxy card because you own shares through more than one brokerage or other share ownership account, each proxy should be submitted. If you attend the Special Meeting and cast a vote at the Special Meeting virtually, your online vote will revoke any proxy previously submitted.
The accompanying proxy statement contains detailed information about SpartanNash, the Special Meeting, the Merger Agreement, the Merger, the Compensation Proposal and the Adjournment Proposal. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. The accompanying proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We urge you to, and you should, read the entire proxy statement carefully, including the Merger Agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about SpartanNash from documents we have filed with the SEC.
If you have any questions or need assistance voting your shares of SpartanNash common stock, please contact Sodali & Co., our proxy solicitor, by phone at (800) 662-5200 (for shareholders) or (203) 658-9400 (for banks, brokers trustees and other nominees) or by email at SPTN@investor.sodali.com.
Thank you again for your investment and confidence in SpartanNash.
With gratitude,
Douglas A. Hacker Chairman of the Board of Directors	Tony Bashir Sarsam President and Chief Executive Officer
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated July 31, 2025 and, together with the enclosed form of proxy card, is first being mailed to SpartanNash shareholders on or about the same day.

SPARTANNASH COMPANY
850 76TH STREET, S.W.
P.O. BOX 8700
GRAND RAPIDS, MICHIGAN
49518-8700
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
DATE & TIME	September 9, 2025 at 10:00 a.m., Eastern Time
PLACE	Via live webcast at www.cesonlineservices.com/sptnsm_vm. There will not be a physical location for the special meeting, and you will not be able to physically attend the meeting in person.
ITEMS OF BUSINESS
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To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 22, 2025 (the “Merger Agreement”), by and among SpartanNash, New Mackinac HoldCo, Inc., Mackinac Merger Sub, Inc. and C&S Wholesale Grocers, LLC (the “Merger Proposal”) and the transactions contemplated thereby; a copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

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To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by SpartanNash to its named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”);

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To consider and vote on a proposal to approve an adjournment of the special meeting of SpartanNash shareholders (the “Special Meeting”) from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”); and

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To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Chairman of the Board.

RECORD DATE	Only holders of record of SpartanNash common stock, no par value (“SpartanNash common stock”), at the close of business on July 29, 2025 (the “record date”) are entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.
VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the Special Meeting in accordance with the applicable provisions of the Michigan Business Corporation Act (the “MBCA”). For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card in the postage-paid envelope we have provided, please see the attached proxy statement and enclosed proxy card. If you later decide to vote virtually at the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.
RECOMMENDATIONS	The Board recommends that you vote: • “FOR” the Merger Proposal; • “FOR” the Compensation Proposal; and • “FOR” the Adjournment Proposal.
NO DISSENTERS’ OR APPRAISAL RIGHTS	Under the MBCA, no dissenters’ or appraisal rights will be available to SpartanNash’s shareholders in connection with the Merger.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES THROUGH MORE THAN ONE BROKERAGE OR OTHER SHARE OWNERSHIP ACCOUNT, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE VIRTUALLY AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.
Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.
If your shares are held by a bank, brokerage firm or other nominee (which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or virtually. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above.
Please note that you may NOT vote shares held in street name at the Special Meeting unless you request and receive a valid proxy from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Special Meeting.
The proxy statement of which this notice forms a part provides a detailed description of the Merger, the Merger Agreement, the Merger Proposal, the Compensation Proposal and the Adjournment Proposal and provides specific information concerning the Special Meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of SpartanNash common stock, please contact SpartanNash’s proxy solicitor, Sodali & Co., by phone at (800) 662-5200 (for shareholders) or (203) 658-9400 (for banks, brokers trustees and other nominees) or by email at SPTN@investor.sodali.com.
By Order of the Board of Directors,
Ileana McAlary
Executive Vice President, Chief Legal Officer and Corporate Secretary
July 31, 2025

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger Agreement, the Merger and the other matters being considered at the Special Meeting of SpartanNash shareholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on SpartanNash, see the section entitled “Where You Can Find More Information” beginning on page 105. We have included page references in this summary to direct you to a more complete description of the topics presented below.
All references to “SpartanNash,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to SpartanNash Company, a Michigan corporation. SpartanNash, following the completion of the Merger, is sometimes referred to in this proxy statement as the “surviving corporation.” In addition, unless otherwise indicated, or unless the context otherwise requires, a reference in this proxy statement to:
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“Board” means the board of directors of SpartanNash;

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“Guarantor” or “C&S” means C&S Wholesale Grocers, LLC, a Delaware limited liability company;

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“MBCA” means the Michigan Business Corporation Act;

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“Merger” means the merger of Merger Sub with and into SpartanNash on the terms and subject to the conditions set forth in the Merger Agreement, with SpartanNash surviving as a wholly-owned subsidiary of Parent;

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“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 22, 2025, by and among SpartanNash Company, New Mackinac HoldCo, Inc., Mackinac Merger Sub, Inc. and C&S Wholesale Grocers, LLC, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein;

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“Merger Sub” means Mackinac Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, formed solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement;

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“Parent” means New Mackinac HoldCo, Inc., a Delaware corporation and the sole stockholder of Merger Sub;

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“SpartanNash common stock” means the common stock, no par value, of SpartanNash; and

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“Sponsor” means RJJRP Holdings, Inc.

The Parties
SpartanNash Company (see page 26)
SpartanNash is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is approximately 20,000 strong. SpartanNash operates two complementary business segments — food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. SpartanNash distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 193 brick-and-mortar grocery stores, primarily under the banners of Family Fare®, Martin’s Super Markets and D&W® Fresh Market, in addition to dozens of pharmacies and fuel centers with convenience stores. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers.
SpartanNash is a corporation organized under the laws of the State of Michigan and headquartered in Grand Rapids, Michigan. SpartanNash’s principal offices are located at 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700 and our telephone number is (616) 878-2000. SpartanNash common stock is traded on Nasdaq under the ticker symbol “SPTN”. Our corporate web address is www.spartannash.com. The information provided on, or that may be accessed through, the SpartanNash website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to SpartanNash’s website provided in this proxy statement.
Additional information about SpartanNash is contained in our public filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 105.
New Mackinac HoldCo, Inc. (see page 26)
Parent is a Delaware corporation and the sole stockholder of Merger Sub, that was formed solely for the purpose of entering into the Merger Agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the transactions contemplated thereby, SpartanNash will be a wholly-owned subsidiary of Parent.
Parent is an affiliate of C&S as both Parent and C&S are subsidiaries of the Sponsor.
Mackinac Merger Sub, Inc. (see page 26)
Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the Merger, Merger Sub will merge with and into SpartanNash, and Merger Sub will cease to exist.
C&S Wholesale Grocers, LLC (see page 27)
C&S, a Delaware limited liability company, is an industry leader in supply chain solutions and wholesale grocery supply in the United States. Founded in 1918 as a supplier to independent grocery stores, C&S now services customers of all sizes, supplying more than 7,500 independent supermarkets, chain stores, military bases and institutions with over 100,000 different products. C&S also proudly operates and supports corporate grocery stores and services independent franchisees under a chain-style model throughout the Midwest, South and Northeast. C&S is an engaged corporate citizen, supporting causes that positively impact our communities. To learn more, please visit www.cswg.com. The information provided on, or that may be accessed through, the C&S website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to C&S’s website provided in this proxy statement.

The Special Meeting of SpartanNash Shareholders
Date, Time and Place (see page 28)
The special meeting of SpartanNash shareholders (the “Special Meeting”) is scheduled to be held via live webcast at www.cesonlineservices.com/sptnsm_vm on September 9, 2025 at 10:00 a.m., Eastern Time. There will not be a physical location for the special meeting, and you will not be able to physically attend the meeting in person.
Purpose of the Special Meeting (see page 28)
The Special Meeting is being held in order to consider and vote on the following proposals:
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To approve the Merger Agreement, including the plan of Merger contemplated by the Merger Agreement and the transactions contemplated thereby, all in accordance with the MBCA (the “Merger Proposal”);

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To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by SpartanNash to its named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and

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To approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Chairman of the Board.
The Board has reviewed and considered the terms and conditions of the Merger Agreement and the Merger and has unanimously (i) approved the execution, delivery and performance by SpartanNash of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders, (iii) adopted and declared advisable the Merger Agreement and the consummation of the Merger, (iv) in accordance with Section 782 of the MBCA, exempted Parent, Merger Sub, the Merger Agreement and the transactions contemplated thereby from the requirements of Section 780 of the MBCA and (v) submitted the Merger Agreement for approval by the SpartanNash shareholders and recommended that that the Merger Agreement be approved by SpartanNash shareholders at a special meeting duly called and held for such purpose. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in this proxy statement. The Board unanimously recommends that SpartanNash shareholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
The holders of at least a majority of the issued and outstanding shares of SpartanNash common stock must vote to approve the Merger Proposal as a condition for the Merger to occur. If SpartanNash shareholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.
Record Date; Shareholders Entitled to Vote (see page 29)
Only holders of record of SpartanNash common stock at the close of business on July 29, 2025, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date, 33,858,092 shares of SpartanNash common stock were issued and outstanding, held by approximately 1,064 holders of record.
Holders of record of SpartanNash common stock are entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of SpartanNash common stock they own of record on the record date. A complete list of shareholders entitled to vote at the Special Meeting will be available for inspection during regular business hours for a period of no less than 10 days before the Special Meeting and at the Special Meeting.

Quorum (see page 29)
A quorum is the minimum number of shares required to be present in person or by proxy at the Special Meeting to properly hold a meeting of shareholders and conduct business under our bylaws and Michigan law. Without a quorum, no business may be transacted at the Special Meeting. The presence virtually or by properly executed proxy of shares of SpartanNash common stock entitled to cast a majority of the votes at the Special Meeting will constitute a quorum. We will count towards a quorum any abstentions, but broker non-votes will not count toward a quorum because no routine matters will be brought before the Special Meeting.
If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of SpartanNash common stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to approve the Merger Proposal, the meeting may be adjourned or postponed to solicit additional proxies.
As of the record date, there were 33,858,092 shares of SpartanNash common stock issued and outstanding.
Required Vote (see page 29)
The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
The approval of the Compensation Proposal (on a non-binding, advisory basis) requires the affirmative vote of at least a majority of the votes cast by the holders of shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
The approval of the Adjournment Proposal requires the affirmative vote of at least a majority of votes cast by the holders of shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
As of the record date, there were 33,858,092 shares of SpartanNash common stock issued and outstanding, held by approximately 1,064 holders of record.
Voting at the Special Meeting (see page 30)
SpartanNash recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the Special Meeting virtually to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.
Shareholders of record
Online Voting.   You may vote online by visiting www.proxyvote.com. You may navigate to the online voting site by entering your 16-digit control number. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in any proxy card you may have received. Except for any votes cast during the Special Meeting, votes cast online must be received by 11:59 p.m. Eastern Time on September 8, 2025.
Phone Voting.   To vote by phone, dial 1-800-690-6903 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 11:59 p.m. Eastern Time on September 8, 2025.
Voting by Mail.   Please properly date, sign and return the enclosed proxy card in the postage-paid envelope provided in order to vote the shares represented by that proxy card at the Special Meeting. Votes cast by mail must be received no later than the start of the Special Meeting.
Voting at the Virtual Special Meeting.   The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/sptnsm_vm. You may only participate in the virtual Special Meeting by registering in advance at www.cesonlineservices.com/sptnsm_vm prior to the deadline of 10:00 a.m. Eastern Time on September 8, 2025. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.
YOUR VOTE IS IMPORTANT TO US.   Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless of whether you plan to attend the meeting. Voting your shares prior to the Special Meeting will not affect your right to attend or vote at the meeting.
Beneficial Shareholders with Shares Held in Street Name
If you hold your shares in “street name” (i.e., your shares are registered in the name of a bank, broker or other nominee, which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or online. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above. Please note that you may NOT vote shares held in street name at the Special Meeting unless you request and receive a valid “legal proxy” from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Special Meeting.
Revocation of Proxies
If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker), you may revoke your proxy at any time before it is voted at the Special Meeting by taking any of the following four actions:
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by delivering written notice of revocation to our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;

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by delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;

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by casting a subsequent vote via phone or online, as described in this proxy statement; or

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by attending the Special Meeting and voting during the Special Meeting.

Merely attending the Special Meeting will not, by itself, revoke your proxy; you must cast a vote at the Special Meeting following the instructions you receive upon registration. Your latest dated valid proxy or vote that we receive before or during the Special Meeting is the proxy or vote that will be counted.
If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote.
Abstentions and Broker Non-Votes (see page 30)
An abstention occurs when a shareholder attends a meeting, either virtually or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present virtually or by proxy for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstaining from voting will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy that is not held in “street name,” the proxy will be voted “FOR” (i) approval of the Merger Proposal, (ii) approval of the Compensation Proposal and (iii) approval of the Adjournment Proposal.
Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. At the Special Meeting, broker non-votes will not be counted as present virtually or by proxy for purposes of determining whether a quorum exists because no routine matters will be brought before the Special Meeting. The vote to approve the Merger Proposal is based on the total number of shares of SpartanNash common stock issued and outstanding as of the record date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of SpartanNash common stock that you own will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.
Solicitation of Proxies (see page 31)
SpartanNash will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies on behalf of the Board with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to shareholders of record and street name shareholders, and reimbursements paid to brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from street name shareholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. SpartanNash has retained Sodali & Co. to solicit proxies. Under our agreement with Sodali & Co., Sodali & Co. will receive a fee of $45,000 for these services, plus reimbursement of its reasonable, out-of-pocket expenses. Sodali & Co. will solicit proxies by mail, telephone and email.
Adjournment (see page 32)
In addition to the Merger Proposal and the Compensation Proposal, SpartanNash shareholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.
Whether or not a quorum is present, the meeting may be adjourned by the vote of a majority of the shares present. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal.
The Board recommends a vote “FOR” the Adjournment Proposal, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.
The Merger
The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety because it is the principal legal agreement that governs the terms and conditions of the Merger.

Structure of the Merger (see page 63)
If the Merger is completed, then at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into SpartanNash, the separate corporate existence of Merger Sub will cease and SpartanNash will survive the Merger as a wholly-owned subsidiary of Parent.
Merger Consideration (see page 64)
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of SpartanNash common stock outstanding immediately prior to the Effective Time (excluding the canceled shares) and all rights in respect thereof shall automatically be converted into the right to receive $26.90 in cash, without interest (the “Merger Consideration”), subject to any applicable withholding taxes.
Treatment of SpartanNash Equity Awards (see page 65)
Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding SpartanNash equity-based award granted prior to the date of the Merger Agreement or to a non-employee director will vest (with any awards subject to performance-based vesting conditions vesting to the extent set forth in the Merger Agreement and SpartanNash’s confidential disclosure letter) and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) for each share of SpartanNash common stock subject to such equity-based award immediately prior to the Effective Time, with the number of shares of SpartanNash common stock determined based on the greater of the target and actual performance level for any award subject to performance-based vesting conditions, as determined by the Compensation Committee of the Board, (ii) any remaining unvested portion of any SpartanNash equity-based award granted prior to the date of the Merger Agreement that is subject to performance-based vesting conditions that does not vest as described in clause (i) will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time (determined based on the greater of the target and actual performance level, as determined by the Compensation Committee of the Board), which cash-based award will vest and be payable on the last day of the applicable performance period, subject to the holder’s continued service with C&S and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination), and (iii) each SpartanNash equity-based award not covered by clause (i) or (ii) will vest as to one-sixth (if the Effective Time occurs on or before June 30, 2026) or one-third (if the Effective Time occurs after June 30, 2026) of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such award, and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such equity-based awards granted by the Company from which such cash award was converted (other than performance-based vesting conditions).
Treatment of Amazon Warrants (see page 67)
Pursuant to the Merger Agreement, if any warrants to purchase shares of SpartanNash common stock (the “Company Warrants”) pursuant to the Warrant to Purchase Common Stock issued by the Company to Amazon.com NV Investment Holdings LLC (the “Warrant Agreement”) are outstanding, at least ten business days prior to the closing date, the Company will (i) deliver to the Warrantholder (as defined in the Warrant Agreement) written notice of the transactions contemplated by the Merger Agreement (which will constitute a qualifying Business Combination (as defined in the Warrant Agreement)) and (ii) if the Warrantholder (x) does not provide notice to the Company that it is electing a Cash Exercise (as defined in the Warrant Agreement) or a Cashless Exercise (as defined in the Warrant Agreement) as prescribed in the penultimate sentence of Section 14 of the Warrant Agreement or (y) elects a Cash Exercise but does not pay the applicable Exercise Price (as defined in the Warrant Agreement) for the Warrant Shares (as defined in the Warrant Agreement) thereby purchased to the Company upon the consummation of the Merger, the Company will effect the exercise of such Company Warrants through a Cashless Exercise in accordance with the terms of the Warrant Agreement. As a result of such Cash Exercise or Cashless Exercise, as of immediately prior to the Effective Time the Company Warrants will have been converted into shares of SpartanNash common stock as follows:
•
in the case of a Cash Exercise, into the Warrant Shares represented by the Company Warrants following payment of the Exercise Price in accordance with the terms of the Warrant Agreement; and

•
in the case of a Cashless Exercise, into a number of Warrant Shares equal to the product of (1) the number of Warrant Shares represented by the Company Warrants and (2) a fraction, (A) the numerator of which is the excess of (I) the 30-Day VWAP (as defined in the Warrant Agreement) over (II) the Exercise Price, and (B) the denominator of which is the 30-Day VWAP, provided that such product will be rounded to the nearest whole Warrant Share.

Recommendation of the Board (see page 28)
The Board has reviewed and considered the terms and conditions of the Merger Agreement and the Merger and has unanimously (i) approved the execution, delivery and performance by SpartanNash of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders, (iii) adopted and declared advisable the Merger Agreement and the consummation of the Merger, (iv) in accordance with Section 782 of the MBCA, exempted Parent, Merger Sub, the Merger Agreement and the transactions contemplated thereby from the requirements of Section 780 of the MBCA and (v) submitted the Merger Agreement for approval by the SpartanNash shareholders and recommended that that the Merger Agreement be approved by SpartanNash shareholders at a special meeting duly called and held for such purpose. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in this proxy statement. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement and to recommend that shareholders approve the Merger Proposal can be found in “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger” beginning on page 40.
The Board unanimously recommends that SpartanNash shareholders vote:
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“FOR” the Merger Proposal;

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“FOR” the Compensation Proposal; and

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“FOR” the Adjournment Proposal.

Opinion of SpartanNash’s Financial Advisor (see page 43)
SpartanNash retained BofA Securities, Inc. (“BofA Securities”) to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SpartanNash selected BofA Securities to act as its financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with SpartanNash and its business.
On June 22, 2025, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated June 22, 2025, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of SpartanNash common stock was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SpartanNash or in which SpartanNash might engage or as to the underlying business decision of SpartanNash to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of SpartanNash common stock should vote or act in connection with the Merger or any other matter.
Interests of SpartanNash’s Directors and Executive Officers in the Merger (see page 54)
SpartanNash’s executive officers and directors have certain interests in the Merger that are different from, or in addition to, those of SpartanNash shareholders. These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1) — Interests of SpartanNash’s Directors and Executive Officers in the Merger” beginning on page 54.
Financing of the Merger (see page 60)
Parent has obtained equity financing and debt financing commitments (in each case, pursuant to the respective Commitment Letters (as defined below)) for the purpose of financing the transactions contemplated by the Merger Agreement, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses.
Pursuant to an equity commitment letter, dated as of June 22, 2025 (the “Equity Funding Letter”), the Sponsor has committed to capitalize Parent at closing with an aggregate equity contribution in an amount of $903,000,000, on the terms and subject to the conditions set forth in the Equity Funding Letter (the “Equity Financing”).
Pursuant to a debt commitment letter, dated as of June 22, 2025 (the “Debt Commitment Letter,” and, together with the Equity Funding Letter, the “Commitment Letters”), Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (together with any additional lead arrangers and/or joint bookrunners appointed pursuant to the terms of the Debt Commitment Letter, in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, the “Debt Commitment Parties”) have committed to provide to C&S or an affiliate of C&S, severally but not jointly, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, debt financing for a portion of the Merger Consideration in the aggregate amount of up to $1,000,000,000, consisting of (i) a commitment to provide $600,000,000 of additional capacity under C&S’s existing ABL facility to fund the Merger Consideration at the closing of the Merger and (ii) a new term loan facility in an aggregate principal amount not to exceed $400,000,000 to be funded at the closing of the Merger, in each case on the terms and subject to the conditions set forth the Debt Commitment Letter (the “Debt Financing”). The obligations of such financial institutions to provide Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions. The completion of the Merger is not subject to a financing condition under the Merger Agreement.
Antitrust Review Required for the Merger and Other Regulatory Filings (see page 61)
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we cannot complete the Merger until we have given notification and furnished information to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”), and until the applicable waiting period has expired. On July 18, 2025, SpartanNash and Guarantor each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on August 18, 2025 at 11:59 p.m. Eastern Time, unless extended if the DOJ or FTC requests additional information and documentary material.
While we have no reason to believe it will not be possible to complete the antitrust review or obtain HSR Act approval in a timely manner, there is no certainty that it will be completed within the period of time currently contemplated or that a regulatory challenge to the Merger will not be made.
Material U.S. Federal Income Tax Consequences of the Merger (see page 99)
In general, the exchange of SpartanNash common stock for cash in the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a U.S. holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to the U.S. holder’s SpartanNash common stock exchanged in the Merger and the U.S. holder’s adjusted tax basis in such stock.
Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such non-U.S. holder was an individual who was present in the United States for 183 days or more in the taxable year of the Merger.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.
No Dissenters’ or Appraisal Rights
In accordance with the MBCA, no dissenters’ or appraisal rights will be available to any holder of SpartanNash securities in connection with the transactions contemplated by the Merger Agreement, including the Merger.
Expected Timing of the Merger
We expect to complete the Merger in late 2025, subject to certain customary closing conditions, including, among other things, SpartanNash shareholder approval and the expiration or termination of any applicable waiting period under the HSR Act and the receipt of all requisite consents pursuant to the HSR Act, and it is possible that factors outside of the control of SpartanNash, Parent, Guarantor or Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.
Company Takeover Proposal; Non-Solicitation (see page 74)
From the date of the Merger Agreement until the earlier of the Effective Time or the date the Merger Agreement is terminated, SpartanNash must not, and must cause each of its subsidiaries and its and their respective officers and directors not to, and must use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the person that made it) or (iii) resolve or agree to do any of the foregoing.
Prior to the time the Company Shareholder Approval (as defined in the Merger Agreement) is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and if the Board determines in good faith, in its reasonable discretion (i) after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal (as defined below) and (ii) after consultation with its outside legal counsel, that failure to take action under clauses (x) and (y) below would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information (including non-public information) to such persons and their representatives pursuant to an acceptable confidentiality agreement and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must make available to Parent and Merger Sub any material non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.
Change in the SpartanNash Board Recommendation
The Board has unanimously recommended that SpartanNash shareholders vote “FOR” the Merger Proposal. Generally, the Board must not effect a Change of Recommendation.
Prior to the time the Company Shareholder Approval is obtained, the Merger Agreement permits the Board to effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal after the date of execution of the Merger Agreement and prior to the time the Company Shareholder Approval is obtained that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), subject to the requirements that:
•
the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such Company Superior Proposal and the material terms and conditions thereof and includes a copy of the proposed acquisition agreement with respect thereto and all related documentation;

•
during the three business-day period following the date on which notice was received (or a two business-day period, in the event of any subsequent change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•
upon the conclusion of the applicable negotiation period, the Board considers in good faith any revisions to the terms of the Merger Agreement proposed in writing by Parent and determines, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal continues to constitute a Company Superior Proposal.

In addition, prior to the time the Company Shareholder Approval is obtained, the Board may effect a Change of Recommendation in response to an Intervening Event if the Board determines in good faith in its reasonable discretion, after consultation with its independent financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to a three business-day negotiation period with Parent.

Conditions to the Closing of the Merger (see page 86)
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:
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no law, order or injunction having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

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receipt of Company Shareholder Approval; and

•
the expiration or termination of the applicable waiting period under the HSR Act and the obtainment of all requisite consents pursuant thereto.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub on or before the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 86; and

•
the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of Parent and Merger Sub as of the date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described under “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 86; and

•
the performance by each of Parent, Guarantor and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing.

Unless the Merger Agreement is terminated in accordance with its terms and unless otherwise agreed by SpartanNash and Parent in writing, the consummation of the transactions contemplated by the Merger Agreement (the “closing”) shall take place on the date that is two business days after the date on which the last of the conditions set forth above are satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time); provided, that in no event will Parent or Merger Sub be required to consummate the closing prior to the date that is sixty days following the date of the Merger Agreement (unless otherwise mutually agreed by the parties in writing).
Termination of the Merger Agreement and Termination Fees (see page 87)
The Merger Agreement may be terminated by SpartanNash or Parent and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed by June 22, 2026 (the “Termination Date”), subject to certain limitations; provided, however, that the Termination Date may be extended by Parent in Parent’s sole discretion for three months if all of the conditions to closing have been satisfied or waived other than conditions relating to approval under the HSR Act, (ii) SpartanNash’s shareholders fail to approve the Merger Proposal, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger or any law has been enacted, entered, enforced or deemed applicable to the transactions contemplated by the Merger Agreement that prohibits, makes illegal or enjoins the transactions contemplated by the Merger Agreement, subject to certain limitations or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement such that the conditions to closing cannot be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. Parent and SpartanNash may also terminate the Merger Agreement by mutual written consent. In addition, the Merger Agreement includes the following termination rights and termination fees:
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If the Merger Agreement is terminated prior to obtaining the Company Shareholder Approval either (i) by SpartanNash in order to enter into a definitive agreement with respect to a Company Superior Proposal or (ii) by Parent if a Change of Recommendation has occurred, then the Company will be required to pay Parent a termination fee equal to $35,400,000 (the “Company Termination Fee”).

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If (i) the Merger Agreement is terminated (x) by either SpartanNash or Parent as a result of the expiration of the Termination Date or failure to receive Company Shareholder Approval or (y) by Parent as a result of an uncured breach by SpartanNash of its representations, warranties or covenants in the Merger Agreement such that the conditions to closing cannot be satisfied, (ii) a Company Takeover Proposal has been publicly made, proposed or communicated (or has otherwise become publicly known after the date of the Merger Agreement) and (iii) within twelve (12) months after the termination of the Merger Agreement, SpartanNash enters into a definitive agreement with respect to such Company Takeover Proposal which is subsequently consummated, then SpartanNash will be required to pay Parent a termination fee equal to $35,400,000.

•
If the Merger Agreement is terminated by either Parent or SpartanNash in certain circumstances related to the failure to receive HSR Act approval, then Parent will be required to pay SpartanNash a termination fee equal to $55,000,000 (the “Antitrust Termination Fee”).

•
If the Merger Agreement is terminated by SpartanNash at a time when (i) all of the conditions to closing have been satisfied or waived (other than those conditions that by their nature are to be, and can be, satisfied at the closing), (ii) Parent fails to consummate the closing on the closing date, (iii) SpartanNash has irrevocably confirmed to Parent by written notice that (x) all of the mutual conditions to closing and the conditions to SpartanNash’s obligation to complete the closing have been satisfied (other than those conditions that by their nature are to be, but will be, satisfied at the closing) or will be waived and (y) SpartanNash is prepared to consummate the closing on the date of such notice and throughout the immediately subsequent three business-day period and (iv) Parent fails to consummate the closing within three business days following receipt of such written notice, then Parent will be required to pay SpartanNash a termination fee equal to $50,000,000 (the “Financing Termination Fee”).

Payment of the Company Termination Fee, the Antitrust Termination Fee or the Financing Termination Fee, as applicable, pursuant to the Merger Agreement will be deemed to constitute liquidated damages and, together with the termination expenses and interest, if applicable, will be the collecting party’s sole and exclusive monetary remedy against the other party and such other party’s (i) subsidiaries and (ii) former, current or future directors, officers, employees, incorporators, members, partners, shareholders, optionholders, warrantholders, members, affiliates, agents, attorneys or other representatives (such persons in the foregoing clause (i), “non-party affiliates”) for any loss or damage suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach of, or failure to perform under, the Merger Agreement. Notwithstanding the foregoing, the Merger Agreement gives SpartanNash the option to accept or forego receipt of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in circumstances where such fee is payable. If SpartanNash elects not to accept payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in circumstances where such fee is payable and there has been a willful breach by Parent of the Merger Agreement, SpartanNash will have the right to sue for damages in an amount in excess of the Antitrust Termination Fee or the Financing Termination Fee, as applicable.
Directors’ and Officers’ Indemnification and Insurance (see page 84)
For a period of six years after the Effective Time, Parent must cause the surviving corporation to, to the full extent permitted under applicable law as of the date of the Merger Agreement, (i) indemnify and hold harmless each present and former (or future, but prior to the Effective Time), director or officer of SpartanNash or any of its subsidiaries and any person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of SpartanNash or its subsidiaries (collectively, the “Covered

Persons”) in connection with any D&O Claim (as defined in the Merger Agreement) against any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O Claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O Claim, provided that any Covered Person to whom expenses are advanced provides an undertaking in writing to repay the advance if it is ultimately judicially determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification.
In addition, prior to the Effective Time, at the Company’s expense, the Company may at its option, or if Parent requests, SpartanNash must, obtain and prepay the premium for a six year “tail” insurance policy for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the surviving corporation must obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will SpartanNash and its subsidiaries (or Parent, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by the Company and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, SpartanNash, Parent or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.
Delisting and Deregistration of SpartanNash Common Stock (see page 85)
As promptly as practicable following the Effective Time, the SpartanNash common stock currently listed on Nasdaq will cease to be listed on Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Litigation Relating to the Merger (see page 93)
Although SpartanNash is not aware of any pending lawsuits relating to the transactions contemplated by the Merger Agreement as of the date of this proxy statement, lawsuits arising out of the transactions contemplated by the Merger Agreement could be filed in the future.
As of the date of this proxy statement, SpartanNash has received demand letters from purported shareholders of SpartanNash alleging deficiencies in the preliminary proxy statement that was filed on July 18, 2025. The demand letters seek additional disclosures to remedy these purported deficiencies. SpartanNash believes that the allegations in the demand letters are without merit.
Market Prices of SpartanNash Common Stock (see page 96)
On June 20, 2025, the last trading day prior to the announcement of the Merger Agreement, the closing price per share of SpartanNash common stock on Nasdaq was $17.64. The closing sales price of SpartanNash common stock on Nasdaq on July 30, 2025, the most recent practicable trading day prior to the date of this proxy statement, was $26.51 per share. You are encouraged to obtain current market prices of SpartanNash common stock in connection with voting your shares of SpartanNash common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you may have regarding the Merger, the Merger Agreement, the Special Meeting and the proposals being considered at the Special Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.
Why am I receiving these proxy materials?

A.
On June 22, 2025, SpartanNash entered into a Merger Agreement pursuant to which Merger Sub will merge with and into SpartanNash, with SpartanNash continuing as the surviving corporation in the Merger. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Merger, SpartanNash shareholders must vote to approve the Merger Proposal in accordance with the applicable provisions of the MBCA. The approval of the Merger Proposal by our shareholders is a condition to the consummation of the Merger. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of SpartanNash shareholders to vote their shares in favor of the Merger Proposal.

You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, certain compensation that will or may be paid by SpartanNash to its named executive officers that is based on or otherwise relates to the Merger and on a proposal to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Proposal or in the absence of a quorum.
This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement and the Special Meeting of our shareholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the Special Meeting and to ensure that your shares are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy as soon as possible.
Q.
What is the proposed transaction?

A.
If the Merger Proposal is approved by SpartanNash shareholders in accordance with the applicable provisions of the MBCA and the other conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or waived, Merger Sub will merge with and into SpartanNash, with SpartanNash continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent. Parent and C&S are both subsidiaries of the Sponsor and, as such, following the Merger SpartanNash will be an affiliate of C&S.

Q.
Will I continue to receive dividends on shares of SpartanNash common stock that I hold?

A.
The terms of the Merger Agreement prohibit SpartanNash from declaring or paying dividends without Parent’s consent, except for (i) quarterly dividends of $0.22 per share of SpartanNash common stock that were declared on May 22, 2025 and became payable on June 30, 2025 and (ii) ordinary quarterly dividends during each of the third and fourth quarters of fiscal year 2025 and during the first quarter of fiscal year 2026, in each case, consistent in all material respects with past practice with respect to timing of declaration and payment and the amount thereof.

Q.
What will I receive in the Merger if it is completed?

A.
Under the terms of the Merger Agreement, if the Merger is completed, you will be entitled to receive $26.90 in cash, without interest, for each share of SpartanNash common stock you own (subject to any applicable withholding taxes), which represents a premium of 52.5% to the Company’s closing share price on June 20, 2025, which was the last trading day prior to the announcement of the Merger Agreement. For example, if you own 100 shares of SpartanNash common stock, you will be entitled to receive $2,690 in cash, without interest, in exchange for your shares (subject to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Parent.
Q.
Where and when is the Special Meeting, and who may attend?

A.
The Special Meeting will be held virtually, on September 9, 2025 at 10:00 a.m. Eastern Time. The meeting will be conducted exclusively via live webcast at www.cesonlineservices.com/sptnsm_vm. There will not be a physical location for the Special Meeting, and you will not be able to physically attend the meeting in person. You may log into the meeting platform starting at 9:30 a.m. Eastern Time on September 9, 2025. The meeting will begin promptly at 10:00 a.m. Eastern Time on September 9, 2025. You may only participate in the virtual Special Meeting by registering in advance at www.cesonlineservices.com/sptnsm_vm prior to the deadline of 10:00 a.m. Eastern Time on September 8, 2025.

Q.
Who can vote at the Special Meeting?

A.
All SpartanNash shareholders of record as of the close of business on July 29, 2025, the record date for the Special Meeting, are entitled to receive notice of, attend virtually and vote at the Special Meeting, or any adjournment or postponement thereof. Each share of SpartanNash common stock is entitled to one vote on all matters that come before the Special Meeting. On the record date, there were 33,858,092 shares of SpartanNash common stock issued and outstanding, held by approximately 1,064 holders of record.

Q.
What matters will be voted on at the Special Meeting?

A.
At the Special Meeting, you will be asked to consider and vote on the following proposals:

•
the Merger Proposal;

•
the Compensation Proposal; and

•
the Adjournment Proposal.

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Chairman of the Board.
Q.
What is the position of the Board regarding the Merger?

A.
After consulting with its outside legal counsel and financial advisor and after consideration of various factors, the Board has unanimously (i) approved the execution, delivery and performance by SpartanNash of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders, (iii) adopted and declared advisable the Merger Agreement and the consummation of the Merger, (iv) in accordance with Section 782 of the MBCA, exempted Parent, Merger Sub, the Merger Agreement and the transactions contemplated thereby from the requirements of Section 780 of the MBCA and (v) submitted the Merger Agreement for approval by the SpartanNash shareholders and recommended that that the Merger Agreement be approved by SpartanNash shareholders at a special meeting duly called and held for such purpose.

Q.
How does the Board recommend that I vote on the proposals to be considered at the Special Meeting?

A.
The Board unanimously recommends that you vote:

•
“FOR” the Merger Proposal;

•
“FOR” the Compensation Proposal; and

•
“FOR” the Adjournment Proposal.

Q.
What vote is required to approve the Merger Proposal?

A.
The Merger Proposal will be approved if shareholders holding at least a majority of the issued and outstanding shares of SpartanNash common stock entitled to vote on the action at the Special Meeting vote “FOR” the proposal.

Q.
What vote is required to approve the Compensation Proposal and the Adjournment Proposal?

A.
Each of the Compensation Proposal and the Adjournment Proposal will be approved if at least a majority of the votes cast by holders entitled to vote on the action at the Special Meeting are “FOR” each such proposal.

Q.
Is the Merger expected to be taxable to holders of SpartanNash common stock?

A.
In general, the exchange of SpartanNash common stock for cash in the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a U.S. holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to the U.S. holder’s SpartanNash common stock exchanged in the Merger and the U.S. holder’s adjusted tax basis in such stock.

Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such non-U.S. holder was an individual who was present in the United States for 183 days or more in the taxable year of the Merger.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.
Q.
What other effects will the Merger have on SpartanNash?

A.
If the Merger is completed, SpartanNash common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and SpartanNash will no longer be required to file periodic reports with the SEC with respect to SpartanNash common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the Merger, SpartanNash common stock will no longer be publicly traded and you will no longer have any interest in SpartanNash’s future earnings or growth. In addition, from and after the date the Merger is completed, each share of SpartanNash common stock (other than the canceled shares) you hold will represent only the right to receive $26.90 in cash, without interest.

Q.
When is the Merger expected to be completed?

A.
Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger in late 2025. However, SpartanNash cannot ensure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, including the receipt of SpartanNash shareholder approval of the Merger Proposal and the expiration or termination of any applicable waiting period under the HSR Act and the receipt of all requisite consents pursuant to the HSR Act, the exact timing of the Merger cannot be determined at this time, and we cannot guarantee that the Merger will be completed.

Q.
What happens if the Merger is not completed?

A.
If the Merger Proposal is not approved by the requisite vote of SpartanNash shareholders, or if the Merger is not completed for any other reason, SpartanNash’s shareholders will not receive any payment for their shares of SpartanNash common stock in connection with the Merger. Instead, SpartanNash will remain a public company, and shares of SpartanNash common stock will continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. In the event that either SpartanNash or Parent terminates the Merger Agreement, then, in certain specified circumstances, SpartanNash may be required to pay Parent the Company Termination Fee of $35.4 million, or Parent may be required to pay SpartanNash the Antitrust Termination Fee of $55 million or the Financing Termination Fee of $50 million, as applicable. For more information on these termination fees, see the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Expenses.”

Q.
Do any of SpartanNash’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A.
Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have certain interests in the Merger that are different from, or in addition to, those of SpartanNash shareholders. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in determining to adopt the Merger Agreement, and in recommending that the Merger Proposal be approved by SpartanNash shareholders. These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1) — Interests of SpartanNash’s Directors and Executive Officers in the Merger” beginning on page 54.

Q.
Why am I being asked to consider and vote on a non-binding, advisory basis on the Compensation Proposal?

A.
SEC rules require SpartanNash to seek approval on a non-binding, advisory basis with respect to certain payments and benefits that will or may be made or provided to SpartanNash’s named executive officers in connection with the Merger. Approval of the Compensation Proposal, however, is not required to complete the Merger. If the Merger Proposal is approved by SpartanNash’s shareholders and the Merger is completed, the Merger-related compensation will be paid to SpartanNash’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders fail to approve the Compensation Proposal.

Q.
Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.
The Board is soliciting your proxy, and SpartanNash will bear the cost of soliciting proxies. Sodali & Co. has been retained to assist with the solicitation of proxies, and the fees and expenses of Sodali & Co., plus its reasonable documented out-of-pocket expenses, will be paid by SpartanNash. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Under applicable regulations of the SEC, each of our directors and director nominees, and certain of our executive officers are “participants” in this proxy solicitation on behalf of the Board. Other than the persons described in this proxy statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Q.
What do I need to do now? If I am going to attend the Special Meeting, should I still submit a proxy?

A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the Special Meeting virtually, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting.

Q.
How do I vote if my shares are registered directly in my name?

A.
•
Online Voting.   You may vote online by visiting www.proxyvote.com. You may navigate to the online voting site by entering your 16-digit control number. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in any proxy card you may have received. Except for any votes cast during the Special Meeting, votes cast online must be received by 11:59 p.m. Eastern Time on September 8, 2025.

•
Phone Voting.   To vote by phone, dial 1-800-690-6903 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 11:59 p.m. Eastern Time on September 8, 2025.

•
Voting by Mail.   Please properly date, sign and return the enclosed proxy card in the postage-paid envelope provided in order to vote the shares represented by that proxy card at the Special Meeting. Votes cast by mail must be received no later than the start of the Special Meeting.

•
Voting at the Virtual Special Meeting.   The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/sptnsm_vm. You may only participate in the virtual Special Meeting by registering in advance at www.cesonlineservices.com/sptnsm_vm prior to the deadline of 10:00 a.m. Eastern Time on September 8, 2025. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless of whether you plan to attend the meeting. Voting your shares prior to the Special Meeting will not affect your right to attend or vote at the meeting.
SpartanNash recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the Special Meeting virtually to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.
Q.
How do I vote if my shares are held in the name of my bank, brokerage firm or other nominee?

A.
If you hold your shares in “street name” (i.e., your shares are registered in the name of a bank, broker or other nominee, which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or online. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above. Please note that you may NOT vote shares held in street name at the Special Meeting unless you request and receive a valid proxy from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Special Meeting.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Jason Monaco and Ileana McAlary have been designated as the Company’s proxy holders by the Board for the Special Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the shareholder.

Q.
If a shareholder gives a proxy, how are the shares voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process for submitting a proxy, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal.
Q.
Can I change or revoke my proxy after it has been submitted?

A.
If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker), you may revoke your proxy at any time before it is voted at the Special Meeting by taking any of the following four actions:

•
by delivering written notice of revocation to our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;

•
by delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;

•
by casting a subsequent vote via phone or online, as described in this proxy statement; or

•
by attending the Special Meeting and voting during the Special Meeting.

Merely attending the Special Meeting will not, by itself, revoke your proxy; you must cast a vote at the Special Meeting following the instructions you receive upon registration. Your last valid proxy or vote that we receive before or during the Special Meeting is the proxy or vote that will be counted.
If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote.
Q.
How many shares of SpartanNash common stock must be present to constitute a quorum for the Special Meeting? What if there is no quorum?

A.
A quorum is the minimum number of shares required to be present in person or by proxy at the Special Meeting to properly hold a meeting of shareholders and conduct business under our bylaws and Michigan law. Without a quorum, no business may be transacted at the Special Meeting. The presence virtually or by properly executed proxy of the shares of SpartanNash common stock entitled to cast a majority of the votes at the Special Meeting will constitute a quorum. We will count towards a quorum any abstentions, but broker non-votes will not count toward a quorum because no routine matters will be brought before the Special Meeting. As of the close of business on the record date, there were 33,858,092 shares of SpartanNash common stock outstanding. Accordingly, 16,929,047 shares of SpartanNash common stock must be present or represented by proxy at the Special Meeting to constitute a quorum.

Q.
What if I abstain from voting on any proposal?

A.
If you attend the Special Meeting virtually or submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of SpartanNash common stock will still be counted for purposes of determining whether a quorum is present at the Special Meeting, but will not be counted for purposes of voting on the proposals. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Your abstention from voting will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.

Q.
Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or at the Special Meeting virtually?

A.
If you are a shareholder of record of SpartanNash and you do not attend the Special Meeting virtually, sign and return your proxy card by mail, or submit your proxy by telephone or over the Internet, your shares will not be voted at the Special Meeting and will not be counted as present virtually or by proxy for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the Special Meeting will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of shares of SpartanNash common stock issued and outstanding as of the close of business on the record date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

You will have the right to receive the Merger Consideration if the Merger Proposal is approved and the Merger is completed even if your shares are not voted at the Special Meeting.
Q.
What is a broker non-vote?

A.
Broker non votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. At the Special Meeting, broker non-votes will not count toward a quorum because no routine matters will be brought before the Special Meeting. The vote to approve the Merger Proposal is based on the total number of shares of SpartanNash common stock issued and outstanding entitled to vote on the action at the Special Meeting, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of SpartanNash common stock that you own will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.

Q.
Am I entitled to exercise dissenter’s or appraisal rights instead of receiving the per share Merger Consideration for my shares of SpartanNash common stock in connection with the Merger?

A.
No. Holders of SpartanNash common stock do not have dissenter’s or appraisal rights under the MBCA in connection with the Merger.

Q.
What happens if I sell my shares of SpartanNash common stock before the completion of the Merger?

A.
In order to receive the Merger Consideration, you must hold your shares of SpartanNash common stock through completion of the Merger. Consequently, if you transfer your shares of SpartanNash common stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. The record date for shareholders entitled to vote at the Special Meeting is earlier than the date of completion of the Merger. If you transfer your shares of SpartanNash common stock after the record date but before the closing of the Merger, you will have the right to vote at the Special Meeting but not the right to receive the Merger Consideration with respect to your transferred shares.

Q.
Should I send in my evidence of ownership now?

A.
No. After the Merger is completed, you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of SpartanNash common stock for the Merger Consideration to be paid to former SpartanNash shareholders in connection with the Merger. If you are the beneficial owner of shares of SpartanNash common stock held in “street name,” you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.
What does it mean if I get more than one proxy card or voting instruction card?

A.
If you own shares through more than one brokerage or other share ownership account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.
What is householding and how does it affect me?

A.
We may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Ileana McAlary, Corporate Secretary, at SpartanNash Company, 850 76th Street S.W., P.O. Box 8700, Grand Rapids, Michigan, 49518-8700.

Q.
What will the holders of outstanding SpartanNash equity awards receive in the Merger?

A.
Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding SpartanNash equity-based award granted prior to the date of the Merger Agreement or to a non-employee director will vest (with any awards subject to performance-based vesting conditions vesting to the extent set forth in the Merger Agreement and SpartanNash’s confidential disclosure letter) and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) for each share of SpartanNash common stock subject to such equity-based award immediately prior to the Effective Time, with the number of shares of SpartanNash common stock determined based on the greater of the target and actual performance level, as determined by the Compensation Committee of the Board, for any award subject to performance-based vesting conditions, (ii) any remaining unvested portion of any SpartanNash equity-based award granted prior to the date of the Merger Agreement that is subject to performance-based vesting conditions that does not vest as described in clause (i) will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time (determined based on the greater of the target and actual performance level, as determined by the Compensation Committee of the Board), which cash-based award will vest and be payable on the last day of the applicable performance period, subject to the holder’s continued service with C&S and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination), and (iii) each SpartanNash equity-based award not covered by clause (i) or (ii) will vest as to one-sixth (if the Effective Time occurs on or before June 30, 2026) or one-third (if the Effective Time occurs after June 30, 2026) of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such award, and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such equity-based awards granted by the Company from which such cash award was converted (other than performance-based vesting conditions).

Q.
What will happen to the SpartanNash Associate Stock Purchase Plan of 2022?

A.
The SpartanNash Associate Stock Purchase Plan of 2022 (the “ESPP”) will continue to operate in accordance with its terms for the current Option Period (as defined in the ESPP), although no new Option Period will commence following the date of the Merger Agreement, no individuals will commence participation in the ESPP following the date of the Merger Agreement, and participants in the Option Period in effect on the date of the Merger Agreement will not be permitted to increase their payroll deduction elections from the rate in effect on the date of the Merger Agreement. All outstanding purchase rights will be exercised in accordance with the ESPP, and the ESPP will be terminated effective as of immediately prior to the Effective Time, contingent upon the occurrence of the closing.

Q.
When will SpartanNash announce the voting results of the Special Meeting, and where can I find the voting results?

A.
SpartanNash intends to announce the preliminary voting results at the Special Meeting and will report the final voting results of the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that SpartanNash files with the SEC are publicly available when filed.

Q.
Where can I find more information about SpartanNash?

A.
You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 105 of this proxy statement.

Q.
Who can help answer my other questions?

A.
If you have questions about the Merger, the Merger Agreement or the Special Meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

430 Park Avenue
14th Floor
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200
E-mail: SPTN@investor.sodali.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The matters discussed in this proxy statement and the accompanying materials include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, about the plans, strategies, objectives, goals or expectations of SpartanNash. These forward-looking statements may be identifiable by words or phrases indicating that SpartanNash or management “expects,” “projects,” “anticipates,” “plans,” “believes,” “intends,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook,” “trend,” “guidance” or “target” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that SpartanNash is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change.
Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described in this proxy statement, and the following factors:
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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the abandonment of the transactions contemplated thereby;

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the failure of the parties to satisfy conditions to completion of the Merger, including the failure of SpartanNash shareholders to approve the Merger Proposal or the failure of the parties to obtain the required HSR Act approval;

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the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated;

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risks related to disruption of management’s attention from SpartanNash’s ongoing business operations due to the Merger;

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risks related to limitations placed on SpartanNash’s ability to operate its business under the Merger Agreement;

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the effect of the announcement or pendency of the Merger on SpartanNash’s relationships with its customers, vendors and other business partners, including the potential loss of such relationships;

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the potential difficulties in employee retention and recruitment and the potential loss of employees as a result of the Merger and its pendency;

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the amount of the costs, fees, expenses and charges related to the Merger Agreement and the risk of exceeding the expected costs;

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the risk that the Merger will not be consummated in a timely manner, creating potential uncertainty around the transaction and exceeding the expected costs of the Merger;

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the fact that receipt of the all-cash per share price will be a taxable transaction to shareholders for U.S. federal income tax purposes;

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the failure of Parent to obtain the necessary financing arrangements set forth in the Commitment Letters received in connection with the Merger;

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the risk that the Merger Agreement may be terminated in circumstances that require SpartanNash to pay the Company Termination Fee;

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the risk that shareholder litigation in connection with the Merger may affect the timing or occurrence of the Merger, or the nature, cost and outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

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risks that our stock price may fluctuate or decline significantly during the pendency of the Merger and if the Merger is not completed;

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the fact that, if the Merger is completed, our shareholders will forgo the opportunity to realize the potential long-term value of the successful execution of SpartanNash’s current strategy as an independent company;

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the possibility that SpartanNash could, following the Merger, engage in operational or other changes that could result in meaningful appreciation in its value;

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the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of SpartanNash’s assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to SpartanNash shareholders in the Merger; and

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economic, market, business or geopolitical conditions (including resulting from inflation) or competition, or changes in such conditions, negatively affecting SpartanNash’s business, operations and financial performance.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained herein or contained in SpartanNash’s other public filings with the SEC, including (1) the information contained under this caption, and (2) the information contained under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and information in our consolidated financial statements and notes thereto included in SpartanNash’s most recent Annual Report on Form 10-K filed with the SEC on February 26, 2025 and in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
Many of the factors that will determine future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, outcomes, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER
SpartanNash Company
850 76th Street, S.W.
P.O. Box 8700
Grand Rapids, Michigan
49518-8700
SpartanNash is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is approximately 20,000 strong. SpartanNash operates two complementary business segments — food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. SpartanNash distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 193 brick-and-mortar grocery stores, primarily under the banners of Family Fare®, Martin’s Super Markets and D&W® Fresh Market, in addition to dozens of pharmacies and fuel centers with convenience stores. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers.
SpartanNash is a corporation organized under the laws of the State of Michigan and headquartered in Grand Rapids, Michigan. SpartanNash’s principal offices are located at 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700 and our telephone number is (616) 878-2000. SpartanNash common stock is traded on Nasdaq under the ticker symbol “SPTN”. Our corporate web address is www.spartannash.com. The information provided on, or that may be accessed through, the SpartanNash website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to SpartanNash’s website provided in this proxy statement.
Additional information about SpartanNash is contained in our public filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 105.
New Mackinac HoldCo, Inc.
7 Corporate Drive
Keene, NH 03431
Parent is a Delaware corporation and the sole stockholder of Merger Sub, that was formed solely for the purpose of entering into the Merger Agreement and related agreements and completing the transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the transactions contemplated thereby, SpartanNash will be a wholly-owned subsidiary of Parent.
Parent is an affiliate of C&S as both Parent and C&S are subsidiaries of the Sponsor.
Mackinac Merger Sub, Inc.
7 Corporate Drive
Keene, NH 03431
Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the Merger Agreement and related agreements. Upon completion of the Merger, Merger Sub will merge with and into SpartanNash, and Merger Sub will cease to exist.

C&S Wholesale Grocers, LLC
7 Corporate Drive
Keene, NH 03431
C&S, a Delaware limited liability company, is an industry leader in supply chain solutions and wholesale grocery supply in the United States. Founded in 1918 as a supplier to independent grocery stores, C&S now services customers of all sizes, supplying more than 7,500 independent supermarkets, chain stores, military bases and institutions with over 100,000 different products. C&S also proudly operates and supports corporate grocery stores and services independent franchisees under a chain-style model throughout the Midwest, South and Northeast. C&S is an engaged corporate citizen, supporting causes that positively impact our communities. To learn more, please visit www.cswg.com. The information provided on, or that may be accessed through, the C&S website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to C&S’s website provided in this proxy statement.

THE SPECIAL MEETING
This proxy statement is being provided to holders of SpartanNash common stock as of the record date as part of a solicitation by the Board of proxies for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the Special Meeting.
Date, Time and Place
The Special Meeting is scheduled to be held virtually at www.cesonlineservices.com/sptnsm_vm on September 9, 2025 at 10:00 a.m. Eastern Time.
Purpose of the Special Meeting
At the Special Meeting, SpartanNash shareholders will be asked to consider and vote on the following proposals:
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the Merger Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 33 and 63, respectively. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference; and

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the Compensation Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1) — Interests of SpartanNash’s Directors and Executive Officers in the Merger” and “The Compensation Proposal (Proposal 2)” beginning on pages 54 and 94, respectively; and

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the Adjournment Proposal, which is further described in the section entitled “The Adjournment Proposal (Proposal 3)” beginning on page 95.

Shareholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Chairman of the Board.
The holders of at least a majority of the issued and outstanding shares of SpartanNash common stock must vote to approve the Merger Proposal at the Special Meeting as a condition to the completion of the Merger. If SpartanNash shareholders fail to approve the Merger Proposal by such vote, the Merger will not occur. The vote on the Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a shareholder may vote to approve the Merger Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on SpartanNash, Parent or the surviving corporation. Accordingly, because SpartanNash is contractually obligated to pay such Merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory vote.
Other than the matters described above, SpartanNash does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the Special Meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.
Recommendation of the Board
The Board has unanimously (i) approved the execution, delivery and performance by SpartanNash of the Merger Agreement and the consummation of the transactions contemplated thereby, (ii) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders, (iii) adopted and declared advisable the Merger Agreement and the consummation of the Merger, (iv) in accordance with Section 782 of the MBCA, exempted Parent, Merger Sub, the Merger Agreement and the transactions contemplated thereby from the requirements of Section 780 of the MBCA and (v) submitted the Merger Agreement for approval by the SpartanNash shareholders and recommended that that the Merger Agreement be approved by SpartanNash shareholders at a special meeting duly called and held for such purpose. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in this proxy statement. The Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger” beginning on page 40.
The Board recommends that SpartanNash shareholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Record Date; Shareholders Entitled to Vote
Only holders of record of SpartanNash common stock at the close of business on July 29, 2025, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date, 33,858,092 shares of SpartanNash common stock were issued and outstanding, held by approximately 1,064 holders of record.
Holders of record of SpartanNash common stock are entitled to one vote on each matter submitted to a vote at the Special Meeting for each share of SpartanNash common stock they owned by them of record on the record date. A complete list of shareholders entitled to vote at the Special Meeting will be available for inspection during regular business hours for a period of no less than 10 days before the Special Meeting and at the Special Meeting.
Quorum
A quorum is the minimum number of shares required to be present in person or by proxy at the Special Meeting to properly hold a meeting of shareholders and conduct business under our bylaws and Michigan law. Without a quorum, no business may be transacted at the Special Meeting. The presence virtually or by properly executed proxy of shares of SpartanNash common stock entitled to cast a majority of the votes at the Special Meeting will constitute a quorum. We will count towards a quorum any abstentions, but broker non-votes will not count toward a quorum because no routine matters will be brought before the Special Meeting.
If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of SpartanNash common stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to approve the Merger Proposal, the meeting may be adjourned or postponed to solicit additional proxies.
As of the record date, there were 33,858,092 shares of SpartanNash common stock issued and outstanding.
Required Vote
The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
The approval of the Compensation Proposal (on a non-binding, advisory basis) requires the affirmative vote of at least a majority of the votes cast by the holders of shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
The approval of the Adjournment Proposal requires the affirmative vote of at least a majority of votes cast by the holders of shares of SpartanNash common stock entitled to vote on the action at the Special Meeting.
As of the record date, 33,858,092 shares of SpartanNash common stock were issued and outstanding, held by approximately 1,064 holders of record.

Abstentions and Broker Non-Votes
An abstention occurs when a shareholder attends a meeting, either virtually or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present virtually or by proxy for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstaining from voting will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy that is not held in “street name,” the proxy will be voted “FOR” (i) approval of the Merger Proposal, (ii) approval of the Compensation Proposal and (iii) approval of the Adjournment Proposal.
Broker non-votes are shares held in “street name” by banks, brokerage firms or other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the bank, brokerage firm or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such bank, brokerage firm or other nominee does not have discretionary voting power on such proposal. At the Special Meeting, broker non-votes will not be counted as present virtually or by proxy for purposes of determining whether a quorum exists because no routine matters will be brought before the Special Meeting. The vote to approve the Merger Proposal is based on the total number of shares of SpartanNash common stock issued and outstanding as of the record date, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to issue voting instructions to your bank, brokerage firm or other nominee, the shares of SpartanNash common stock that you own will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.
Failure to Vote
If you are a shareholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or virtually at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present virtually or by proxy at the Special Meeting and will not be counted as present virtually or by proxy for purposes of determining whether a quorum exists.
If there are broker non-votes, i.e., if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting. At the Special Meeting, broker non-votes will not be counted as present virtually or by proxy for purposes of determining whether a quorum exists because no routine matters will be brought before the Special Meeting.
A failure to vote will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal. However, the vote to approve the Merger Proposal is based on the total number of shares of SpartanNash common stock issued and outstanding and entitled to vote on the action at the Special Meeting, not just the shares that are counted as present virtually or by proxy at the Special Meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Proposal.
Voting at the Special Meeting
Shareholders of record
Online Voting.   You may vote online by visiting www.proxyvote.com. You may navigate to the online voting site by entering your 16-digit control number. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in any proxy card you may have received. Except for any votes cast during the Special Meeting, votes cast online must be received by 11:59 p.m. Eastern Time on September 8, 2025.
Phone Voting.   To vote by phone, dial 1-800-690-6903 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 11:59 p.m. Eastern Time on September 8, 2025.

Voting by Mail.   Please properly date, sign and return the enclosed proxy card in the postage-paid envelope provided in order to vote the shares represented by that proxy card at the Special Meeting. Votes cast by mail must be received no later than the start of the Special Meeting.
Voting at the Virtual Special Meeting.   The Special Meeting will be held online via a live webcast at www.cesonlineservices.com/sptnsm_vm. You may only participate in the virtual Special Meeting by registering in advance at www.cesonlineservices.com/sptnsm_vm prior to the deadline of 10:00 a.m. Eastern Time on September 8, 2025. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.
YOUR VOTE IS IMPORTANT TO US. Please vote promptly online, by phone, or by mailing the enclosed proxy card, regardless of whether you plan to attend the meeting. Voting your shares prior to the Special Meeting will not affect your right to attend or vote at the meeting.
Beneficial Shareholders with Shares Held in Street Name
If you hold your shares in “street name” (i.e., your shares are registered in the name of a bank, broker or other nominee, which we will collectively reference as your “broker”), then you will receive voting instructions from your broker that you must follow in order to direct your broker on how to vote your shares. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by mail, phone or online. However, the availability of telephone and Internet voting will depend on the voting process of your broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for shareholders of record as described above. Please note that you may NOT vote shares held in street name at the Special Meeting unless you request and receive a valid proxy from your broker, which must be presented as a PDF or image (.gif, .jpg or .png) file format with your online ballot during the Special Meeting.
Revocation of Proxies
If you are a shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker), you may revoke your proxy at any time before it is voted at the Special Meeting by taking any of the following four actions:
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by delivering written notice of revocation to our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;

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by delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;

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by casting a subsequent vote via phone or online, as described in this proxy statement; or

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by attending the Special Meeting and voting during the Special Meeting.

Merely attending the Special Meeting will not, by itself, revoke your proxy; you must cast a vote at the Special Meeting following the instructions you receive upon registration. Your last valid proxy or vote that we receive before or during the Special Meeting is the proxy or vote that will be counted.
If you are a street name holder (i.e., your shares are registered in the name of a broker), and later want to change your vote, your broker can provide you with instructions on how to change your vote.
Solicitation of Proxies
SpartanNash will bear the expenses of calling and holding the Special Meeting and the solicitation of proxies on behalf of the Board with respect to the Special Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to shareholders of record and street name shareholders, and reimbursements paid to brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from street name shareholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. SpartanNash has retained Sodali & Co. to solicit proxies. Under our agreement with Sodali & Co., Sodali & Co. will receive a fee of $45,000 for these services, plus reimbursement of its reasonable, out-of-pocket expenses. Sodali & Co. will solicit proxies by mail, telephone and email.
Adjournment
In addition to the Merger Proposal and the Compensation Proposal, SpartanNash shareholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum. Whether or not a quorum is present, the meeting may be adjourned by the vote of a majority of the shares present. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal.
The Board recommends a vote “FOR” the Adjournment Proposal, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.
Other Information
You should not send documents representing SpartanNash common stock or your ownership thereof with the proxy card. If the Merger is completed, the paying agent for the Merger will send you transmittal materials and instructions for exchanging your shares of SpartanNash common stock for the Merger Consideration to be paid to the former SpartanNash shareholders in connection with the Merger.
Questions
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
430 Park Avenue
14th Floor
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200
E-mail: SPTN@investor.sodali.com

THE MERGER PROPOSAL (PROPOSAL 1)
The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement. We urge you to read the Merger Agreement carefully and in its entirety.
Structure of the Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with the MBCA and the DGCL, at the Effective Time, Merger Sub will merge with and into SpartanNash, the separate corporate existence of Merger Sub will cease, and SpartanNash will survive the Merger as a wholly-owned subsidiary of Parent.
What Shareholders Will Receive in the Merger
At the Effective Time, each outstanding share of SpartanNash common stock (other than the canceled shares) will be automatically converted into the right to receive $26.90 in cash, without interest. After the Merger is completed, holders of SpartanNash common stock will have only the right to receive a cash payment in respect of their shares of SpartanNash common stock, less any applicable tax withholding, and will no longer have any rights as holders of SpartanNash common stock, including voting or other rights.
Treatment of SpartanNash Equity Awards
SpartanNash Restricted Stock Awards
At the Effective Time, each restricted stock award in respect of a share of SpartanNash common stock subject to vesting, repurchase or other lapse restriction (a “SpartanNash Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash Restricted Stock Award immediately prior to the Effective Time and (y) an amount in cash equal to any accrued but unpaid dividends with respect to such SpartanNash Restricted Stock Award.
SpartanNash RSUs
At the Effective Time, (i) each restricted stock unit award in respect of a share of SpartanNash common stock (a “SpartanNash RSU”) that is held by a non-employee director or otherwise granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive an amount in cash equal to (x) the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and (y) any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, and (ii) each SpartanNash RSU not covered by the preceding clause (i) that is outstanding immediately prior to the Effective Time will vest as to one-sixth (if the Effective Time occurs on or before June 30, 2026) or one-third (if the Effective Time occurs after June 30, 2026) of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion, and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash RSU from which such cash award was converted.

SpartanNash PSUs
At the Effective Time, (i) each restricted stock unit award in respect of a share of SpartanNash common stock for which vesting is conditioned in whole or in part based on achievement of performance goals or metrics and for which the applicable performance period has not been completed as of the applicable determination date (a “SpartanNash PSU”) that is held by a member of the executive leadership team or was otherwise granted in January 2025 will fully vest, without proration, and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU based on the level of performance determined in accordance with the immediately preceding clause (x), and (ii) each SpartanNash PSU (other than the SpartanNash PSUs covered by the preceding clause (i)) granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will vest as to a pro-rata portion of such SpartanNash PSU based on the number of full weeks completed in the applicable performance period prior to the Effective Time in accordance with the terms of the applicable award agreement, and such vested pro-rata portion will be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU based on the level of performance determined in accordance with the immediately preceding clause (x).
The remaining portion of each SpartanNash PSU that is outstanding and unvested as of the Effective Time will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such remaining unvested portion of such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and any accrued but unpaid dividend equivalents with respect to such remaining unvested portion of such SpartanNash PSU, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable on the last day of the original performance period applicable to such SpartanNash PSU from which such cash award was converted, subject to the holder’s continued service with C&S and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination). Further, the portion of consideration received by a member of the executive leadership team in accordance with clause (i) above that is in excess of the consideration received with respect to a pro-rata portion of such SpartanNash PSU based on the number of full weeks completed in the applicable performance period prior to the closing will be subject to repayment in full in the event such executive leadership team member resigns without “good reason” (which, for purposes of this repayment obligation, will not include a material diminution in the executive leadership team member’s authority, duties or responsibilities) or is terminated by SpartanNash for “cause,” in each case prior to the six-month anniversary of the closing date.
At the Effective Time, each SpartanNash PSU granted after the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will vest as to one-half (if the Effective Time occurs on or before June 30, 2026) or all (if the Effective Time occurs after June 30, 2026) of the unvested portion of the award scheduled to vest on or prior to the first anniversary of the date of grant of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the

Compensation Committee of the Board), and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU (with such number of shares of SpartanNash common stock determined based on the target performance level if the Effective Time occurs during the 2026 fiscal year or the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period if the Effective Time occurs after the 2026 fiscal year, in each case, as determined by the Compensation Committee of the Board), which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash PSU from which such cash award was converted.
Treatment of the ESPP
With respect to the ESPP, SpartanNash is required to ensure that (i) no new Option Periods will commence following the date of the Merger Agreement, (ii) no individuals will commence participation in the ESPP through the closing date, and (iii) there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current Option Period from those in effect as of the date of the Merger Agreement. Prior to the Effective Time, all outstanding purchase rights under the ESPP will be exercised and used to purchase shares of SpartanNash common stock in accordance with the terms of the ESPP. SpartanNash is required to ensure that the ESPP will terminate immediately prior to the Effective Time, contingent upon the occurrence of the closing.
Treatment of Amazon Warrants
Pursuant to the Merger Agreement, if any Company Warrants are outstanding, at least ten business days prior to the closing date, the Company will (i) deliver to the Warrantholder written notice of the transactions contemplated by the Merger Agreement (which will constitute a qualifying Business Combination under the Warrant Agreement) and (ii) if the Warrantholder (x) does not provide notice to the Company that it is electing a Cash Exercise or a Cashless Exercise as prescribed in the penultimate sentence of Section 14 of the Warrant Agreement or (y) elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Company upon the consummation of the Merger, then the Company will effect the exercise of such Company Warrants through a Cashless Exercise in accordance with the terms of the Warrant Agreement. As a result of such Cash Exercise or Cashless Exercise, as of immediately prior to the Effective Time the Company Warrants will have been converted into shares of SpartanNash common stock as follows:
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in the case of a Cash Exercise, into the Warrant Shares represented by the Company Warrants following payment of the Exercise Price in accordance with the terms of the Warrant Agreement; and

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in the case of a Cashless Exercise, into a number of Warrant Shares equal to the product of (1) the number of Warrant Shares represented by the Company Warrants and (2) a fraction, (A) the numerator of which is the excess of (I) the 30-Day VWAP over (II) the Exercise Price, and (B) the denominator of which is the 30-Day VWAP, provided that such product will be rounded to the nearest whole Warrant Share.

Effects on SpartanNash if the Merger Is Not Completed
If the Merger Proposal is not approved by the requisite vote of SpartanNash shareholders or if the Merger is not completed for any other reason, SpartanNash shareholders will not receive any payment for their shares of SpartanNash common stock in connection with the Merger. Instead, SpartanNash will remain a standalone public company and shares of SpartanNash common stock will continue to be listed and traded on Nasdaq. In addition, if the Merger is not completed, SpartanNash expects that management will operate SpartanNash’s business in a manner similar to that in which it is being operated today and that SpartanNash shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to our commercial operations and relationships, laws and regulations affecting our industry, as well as the evolving regulatory environment and adverse economic conditions, and the various additional risks and uncertainties that are described in SpartanNash’s most recent Annual Report on Form 10-K filed with the SEC.
Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of SpartanNash common stock may decline. If that were to occur, it is uncertain when, if ever, the price of SpartanNash common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of SpartanNash common stock. If the Merger is not completed, the Board will continue to evaluate and review SpartanNash’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate by the Board and management, and continue to consider strategic plans and alternatives to enhance shareholder value. If the Merger Proposal is not approved by the requisite vote of SpartanNash shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to SpartanNash will be offered or that SpartanNash’s stock price, business, prospects or results of operation will not be adversely impacted.
Further, upon termination of the Merger Agreement, under certain specified circumstances, SpartanNash may be required to pay the Company Termination Fee of $35.4 million, including if the Merger Agreement is terminated by SpartanNash in connection with SpartanNash’s entry into a definitive agreement to enter into a Company Superior Proposal. Upon termination of the Merger Agreement, under certain specified circumstances, Parent may be required to pay SpartanNash the Antitrust Termination Fee of $55 million or the Financing Termination Fee of $50 million pursuant to the terms and conditions of the Merger Agreement. See the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 88 for a discussion of the circumstances under which either party will be required to pay a termination fee or reimburse any expenses.
Background of the Merger
The terms of the Merger Agreement are the result of arm’s-length negotiations between SpartanNash and C&S. The following is a summary of the principal events leading up to the entry into the Merger Agreement and the key meetings, negotiations, discussions and actions between SpartanNash and C&S and their respective advisors that preceded the public announcement of the Merger. This summary does not purport to catalogue every interaction between SpartanNash, the Board, SpartanNash’s management (“SpartanNash management”) or advisors, C&S or its affiliates or any other parties or their respective advisors or representatives, but is instead a summary of material developments over the course of such discussions and negotiations.
The Board, together with SpartanNash management, regularly reviews SpartanNash’s strategic plans and potential strategic alternatives, taking into account changes in economic, competitive and other conditions, as well as SpartanNash’s performance. To this end, from time to time the Board and SpartanNash management have engaged in discussions with various third parties, including C&S, with respect to possible strategic transactions. While such transactions generally comprised acquisitions by SpartanNash of businesses and assets of other parties, in one potential acquisition transaction discussed within the past two years, a third party other than C&S would have acquired a significant equity stake in SpartanNash. In the summer of 2024, C&S contacted SpartanNash with respect to a potential sale of SpartanNash’s distribution center in Lumberton, North Carolina (the “Lumberton facilities”). C&S sent SpartanNash an indication of interest in connection with the sale of the Lumberton facilities in August 2024. On December 27, 2024, Nash-Finch Company, a subsidiary of SpartanNash, entered into an Asset Purchase Agreement with C&S (as amended and restated from time to time) to sell its leases and certain other assets in connection with the Lumberton facilities.
In late December 2024, Eric Winn, the Chief Executive Officer of C&S, contacted Tony B. Sarsam, the Chief Executive Officer of SpartanNash, to express C&S’s interest in acquiring SpartanNash. Financial terms were not discussed at this time. Following the outreach from C&S, Mr. Sarsam notified the Board thereof via a telephone call to Douglas A. Hacker, the independent Chairman of the Board. The Board authorized Mr. Hacker to direct and manage the preliminary discussions with C&S. Additional discussions took place in

January 2025 between representatives of C&S and SpartanNash, with the knowledge and approval of Mr. Hacker. Such discussions focused primarily on information requested by C&S to inform a possible formal bid to acquire SpartanNash.
On January 28, 2025, C&S sent to SpartanNash a written non-binding proposal to acquire SpartanNash for a transaction price of $22.50 to $23.50 per share of SpartanNash common stock in cash, which represented a premium of 24% to 29% to the closing price of SpartanNash common stock of $18.18 on that date (the “January Proposal”). The January Proposal was subject to a number of conditions, including being granted a 60-day exclusivity period. Subsequent to the receipt of the January Proposal, Mr. Sarsam informed Mr. Hacker of the January Proposal.
Members of SpartanNash management discussed the January Proposal with representatives of BofA Securities, SpartanNash’s financial advisor. The BofA Securities representatives thereafter spoke with representatives of C&S’s financial advisor, Solomon Partners (“Solomon”), to clarify certain aspects of the January Proposal.
On February 11, 2025, BofA Securities delivered to SpartanNash a relationship disclosure letter providing certain information regarding BofA Securities’ relationships with SpartanNash and C&S, which letter was shared with the Board. Such relationship disclosure letter was subsequently updated on each of May 21, 2025 and June 21, 2025 and shared with the Board.
On February 14, 2025, Mr. Winn and Mr. Sarsam met telephonically. On the call, Mr. Sarsam indicated that SpartanNash was reviewing the proposal and would respond in due course. On the same day, Mr. Hacker scheduled a meeting of the Board on March 3, 2025 to review and consider the January Proposal.
On March 3, 2025, the Board met to review the January Proposal. At that meeting, representatives of Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), outside legal counsel to SpartanNash, advised the Board with respect to its fiduciary duties. Representatives of BofA Securities presented to the Board a preliminary financial analysis of SpartanNash, and discussed with the Board the financial terms of the January Proposal and other strategic considerations.
Subsequently on March 3, 2025, SpartanNash sent C&S a letter in response to the January Proposal, which stated that the Board had determined that the transaction price range proposed in the January Proposal significantly undervalued SpartanNash.
On March 4, 2025, at the direction of the Board, BofA Securities contacted Solomon to communicate that while the transaction price range proposed in the January Proposal significantly undervalued SpartanNash, the Board would consider a revised offer from C&S if the indicative price were to be increased meaningfully.
On March 6, 2025, C&S sent SpartanNash a revised written non-binding proposal for an all-cash transaction with an indicative transaction price of $24.08 to $26.32 per share of SpartanNash common stock in cash (representing approximately a 23% to 35% premium to the closing price of SpartanNash common stock of $19.53 on March 5, 2025) (the “March Proposal”).
On March 12, 2025, the Board, together with representatives of BofA Securities and representatives of Cleary Gottlieb, met to discuss the March Proposal. Representatives of BofA Securities reviewed a preliminary financial analysis in the context of the March Proposal. The Board authorized SpartanNash management to provide limited information to C&S to enable C&S to increase its transaction price above the high end of the range as set forth in the March Proposal. Such information was shared under a pre-existing confidentiality agreement between SpartanNash and C&S which did not contain a standstill provision.
On March 13, 2025, SpartanNash shared with C&S a draft confidentiality agreement (which included a standstill provision) with respect to the parties’ discussions and information sharing (the “NDA”).
On March 28, 2025, the Board authorized and approved the creation of a subcommittee of the Board that would be authorized and empowered to direct and manage the negotiation of prospective merger and acquisition transactions (the “M&A Subcommittee”), composed of the following members: Mr. Hacker, Dorlisa K. Flur and Jaymin B. Patel, each a member of the Board who has been determined to be an independent director under the Nasdaq rules. The M&A Subcommittee generally met on a weekly basis with SpartanNash management, representatives of BofA Securities and representatives of Cleary Gottlieb to discuss developments and provide guidance and direction to SpartanNash management and advisors with respect to SpartanNash’s engagement with C&S.
On March 31, 2025, SpartanNash executed an engagement letter with BofA Securities with respect to prospective merger and acquisition transactions.
From mid-March to early April 2025, SpartanNash, C&S, Cleary Gottlieb and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), counsel to C&S, negotiated the terms of the NDA.
On April 4, 2025, Mr. Hacker met telephonically with Richard B. Cohen, the Chairman and principal owner of C&S, to discuss the price range for a possible transaction between the parties and certain terms of the NDA.
On April 9, 2025, SpartanNash and C&S executed the NDA. Following the execution of the NDA, BofA Securities provided Solomon and Gibson Dunn with additional information regarding SpartanNash’s business and operations.
On April 11, 2025, SpartanNash provided C&S with certain confidential financial information, including a five-year financial model.
On April 14, 2025, the M&A Subcommittee discussed with SpartanNash management and advisors the March Proposal, together with other potential strategic initiatives then being considered by SpartanNash. None of the other potential strategic initiatives would have involved a change in control of SpartanNash, although one of them would have involved the issuance of a significant minority equity interest of SpartanNash to a single party.
On April 14, 2025 and April 15, 2025, representatives of SpartanNash management and representatives of C&S’s management also met telephonically to discuss certain financial information of SpartanNash and the March Proposal. As part of those discussions, the SpartanNash representatives advised C&S that the March Proposal was inadequate.
Between April 14, 2025 and April 24, 2025, C&S discussed with Solomon and Gibson Dunn the terms of a revised proposal, including discussions regarding the financial information shared by SpartanNash with C&S and Solomon and the five-year model.
On April 24, 2025, C&S submitted a third written non-binding proposal to SpartanNash for an all-cash transaction with an indicative transaction price of $28.00 per share of SpartanNash common stock in cash (representing approximately a 37% premium to the closing price of SpartanNash common stock of $20.44 on that date) (the “April Proposal”).
On April 26, 2025, the M&A Subcommittee met with SpartanNash management and advisors to consider the April Proposal, and determined that Mr. Hacker and Mr. Sarsam would speak with their counterparts at C&S to seek a transaction price of $29.00 per share of SpartanNash common stock in cash.
On April 28, 2025, Mr. Sarsam and Mr. Hacker met telephonically with Mr. Winn and Mr. Cohen to discuss the April Proposal and to present SpartanNash’s counteroffer. Mr. Cohen advised Messrs. Sarsam and Hacker that C&S would offer a “best and final” transaction price of $28.33 per share of SpartanNash common stock in cash (representing approximately a 43% premium to the closing price of SpartanNash common stock of $19.79 on that date) (the “Final Proposal”). Messrs. Sarsam and Hacker, on behalf of the Board, advised Mr. Cohen that SpartanNash would be willing to engage further with C&S towards a potential transaction on the basis of the Final Proposal. Later that day, representatives of Solomon sent representatives of BofA Securities an initial version of C&S’s due diligence request list.
From May 1, 2025 through June 12, 2025, C&S and its advisors engaged in due diligence, and representatives of SpartanNash, C&S, C&S’s financing providers and their respective advisors negotiated and exchanged various drafts of the Merger Agreement and related agreements and documentation and conducted various conference calls to negotiate key terms of the transactions contemplated thereby. Significant areas of discussion and negotiation included: (i) regulatory efforts standards in connection with the HSR Act; (ii) the size of the Company Termination Fee, the Antitrust Termination Fee and the

Financing Termination Fee, and the circumstances in which such fees would be payable by SpartanNash or C&S, as applicable; (iii) the treatment of outstanding SpartanNash equity awards and related matters; and (iv) the scope of representations and warranties and covenants of the parties, including the ability of SpartanNash to pay its regular quarterly dividend between the date of the Merger Agreement and the closing.
On May 12, 2025, SpartanNash and C&S entered into an exclusivity agreement with an initial exclusivity period ending on June 30, 2025 and an option to extend the exclusivity period upon mutual consent of the parties.
On May 20, 2025, the Board, together with representatives of BofA Securities and representatives of Cleary Gottlieb, met to discuss the status of the transaction, due diligence process and potential timeline to signing. During that meeting, representatives of BofA Securities also presented an updated preliminary financial analysis.
On May 21, 2025, the Board appointed Pamela S. Puryear, a member of the Board and Chair of the Compensation Committee, who has been determined to be an independent director under the Nasdaq rules, to serve as a member of the M&A Subcommittee.
On June 11, 2025, SpartanNash informed C&S that a significant customer of SpartanNash had advised SpartanNash of its intention to begin a transition to in-sourcing. On June 12, 2025, C&S informed SpartanNash that it would reconsider the transaction price in light of this development.
On June 13, 2025, C&S proposed a revised transaction price of $26.59 per share of SpartanNash common stock in cash. Later that day, Mr. Sarsam and Mr. Winn met telephonically to discuss C&S’s revised proposal.
On June 16, 2025, representatives of SpartanNash management, BofA Securities and Cleary Gottlieb, respectively, met with the Board to provide an update on the status of the transaction and the revised transaction price proposed by C&S.
On June 20, 2025, Mr. Hacker and Mr. Cohen met telephonically to discuss the revised proposal and C&S’s rationale for the revised proposal. Later on June 20, 2025, at the Board’s direction, Mr. Sarsam indicated to Mr. Winn that the revised transaction price proposed by C&S would not be acceptable to the Board, but that the Board would consider a proposal at a transaction price of $27.00 per share of SpartanNash common stock in cash, and that SpartanNash would agree to suspend its regular quarterly dividend from and after the first quarter of fiscal year 2026 (if the transaction had not closed by that time). Mr. Winn told Mr. Sarsam he would relay that proposal to Mr. Cohen later the same day.
On the evening of June 20, 2025, Mr. Winn advised Mr. Sarsam that C&S would agree to a transaction price of $26.90 per share of SpartanNash common stock in cash (representing approximately a 52.5% premium to the closing price of SpartanNash common stock of $17.64 on June 20, 2025), but would provide SpartanNash with the ability to pay its regular quarterly dividend through the first quarter of fiscal year 2026 (if the transaction had not closed by that time) and would only require SpartanNash to suspend the quarterly dividend from and after the second quarter of fiscal year 2026.
From June 12, 2025 through June 22, 2025, representatives of Cleary Gottlieb and representatives of Gibson Dunn exchanged further drafts of the Merger Agreement, the Commitment Letters, the disclosure letter and other documentation related to the Merger and held calls to negotiate further revisions.
On June 22, 2025, the Board met to consider C&S’s revised proposal of $26.90 per share of SpartanNash common stock in cash. At this meeting, representatives of Cleary Gottlieb summarized for the Board the principal terms of the Merger Agreement. Representatives of BofA Securities reviewed their financial analysis reflecting C&S’s revised proposal with the Board, and then delivered to the Board its opinion, dated as of June 22, 2025, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion letter, the $26.90 per share merger consideration to be received by holders of SpartanNash common stock was fair, from a financial point of view, to such holders. Following discussion and the opportunity to ask questions of SpartanNash’s advisors, the Board unanimously approved the Merger Agreement, determined that the transactions contemplated thereby are advisable and fair to, and in the best interests of, SpartanNash and its shareholders, and recommended that SpartanNash’s shareholders approve the Merger Agreement. SpartanNash, Parent, C&S and Merger Sub thereafter executed the Merger Agreement and other documentation related to the Merger, and C&S executed the Commitment Letters for its financing concurrently with the execution of the Merger Agreement.
On the morning of June 23, 2025, SpartanNash issued a press release announcing the entry into the definitive Merger Agreement.
Recommendation of the Board and Reasons for the Merger
The Board, with the assistance of its financial and legal advisors, evaluated the Merger Agreement and the transactions contemplated by the Merger Agreement, unanimously determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, SpartanNash and its shareholders and unanimously approved the Merger Agreement and the Merger. Accordingly, the Board unanimously recommends that the shareholders of SpartanNash vote “FOR” the Merger Proposal.
In the course of reaching its recommendation, the Board considered the following positive factors relating to the Merger Agreement and the Merger, each of which the Board believed supported its decision:
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Attractive Value.   The Board believed that the $26.90 per share price provided shareholders with attractive value for their shares of SpartanNash common stock, including when taking into account:

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the significant premium to SpartanNash’s share price at various times represented by the price of $26.90 per share, including:

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a 52.5% premium to the Company’s closing share price on June 20, 2025, which was the last trading date prior to the announcement of the Merger Agreement;

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a 42.0% premium to the 30-day volume-weighted average stock price of SpartanNash common stock as of June 20, 2025, which was the last trading day prior to the announcement of the Merger Agreement;

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a 37.8% premium to the volume-weighted average price of SpartanNash common stock for the 90 days up to and including June 20, 2025; and

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a 19.1% premium to the 52-week intraday high closing price of SpartanNash common stock on June 20, 2025;

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the current and historical market prices of SpartanNash common stock, including those set forth in the section entitled “Market Prices and Dividend Data”; and

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the market performance of the shares of SpartanNash common stock relative to that of other participants in the industry in which SpartanNash operates, general market indices and analyst expectations.

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Most Certain Alternative for Maximizing Shareholder Value.   The Board considered that the Merger Consideration was more favorable to SpartanNash’s shareholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to SpartanNash, including the continued operation of SpartanNash on a stand-alone basis or other potential strategic initiatives (as described in the section entitled “The Merger — Background of the Merger”), in light of a number of factors, including:

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the Board’s assessment of SpartanNash’s business, assets and prospects, its competitive position and historical and projected financial performance and trends in the wholesale and retail grocery industries in the United States;

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the strategic and financial alternatives reasonably available to SpartanNash, and the risks and uncertainties associated with those alternatives, none of which were deemed likely to result in value to SpartanNash’s shareholders that would exceed, on a present-value basis, the value of the Merger Consideration;

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the Board’s belief, based on input from management and SpartanNash’s advisors with respect to C&S’s statements made and positions taken during extensive negotiations (as described in the section entitled “The Merger — Background of the Merger”), that the $26.90 per share price reflected in the Merger Agreement was the maximum amount that C&S was willing to pay to acquire SpartanNash, and the risk that any delay or interruption in the negotiations with C&S could result in C&S withdrawing its proposal or lowering its price;
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the Board’s consideration of the terms of other strategic transactions available to SpartanNash, and its belief, based on input from management and SpartanNash’s advisors that a transaction with C&S provided the best value to SpartanNash shareholders, taking into account the significant risks inherent in the alternative strategic transactions; and

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the fact that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, resulted from extensive negotiations conducted at the direction of the Board, with the assistance of experienced legal and financial advisors, during a process that occurred over the course of several months.

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Certainty of Value with Cash Consideration.   The Board considered that the Merger Consideration, which is being funded through a combination of (i) the available Debt Financing in an aggregate amount of up to $1,000,000,000 and (ii) the Equity Financing in an aggregate amount in cash equal to $903,000,000, is all cash, thereby providing SpartanNash’s shareholders with certainty of value and liquidity for their shares, especially in light of risks and uncertainties inherent in the industry and in operating as a stand-alone business. The Board also considered that SpartanNash will have the right, under specified circumstances, to obtain orders of specific performance to force Parent to enforce the Equity Funding Letter, thereby providing a high degree of deal certainty and enhancing the reliability of the cash consideration to be paid to SpartanNash’s shareholders.

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BofA Securities Analysis and Fairness Opinion.   The Board considered the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated June 22, 2025, to the Board, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of SpartanNash common stock was fair, from a financial point of view, to such holders (as more fully described below in the section entitled “— Opinion of SpartanNash’s Financial Advisor”).

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Compelling Strategic Rationale.   The Board considered that the transactions contemplated by the Merger Agreement will create complementary food distribution networks to better support independent retailers, achieve greater efficiency and scale that are expected to translate to lower prices for grocery shoppers and preserve accessible, affordable nutrition and pharmacy services in local communities.

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Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement, which were reviewed by the Board, with the assistance of SpartanNash’s legal counsel, and the fact that such terms were the result of robust, arm’s-length negotiations between SpartanNash and C&S. Specifically, among other things, the Board considered:

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the commitment of Parent, Merger Sub and C&S in the Merger Agreement to use their reasonable best efforts to complete the Merger (as described in the section entitled “The Merger Agreement — Efforts to Complete the Merger”);

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the fact that Parent has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from the Sponsor for the full amount of equity financing required in connection with such committed debt financing, as well as the fact that Parent must use its reasonable best efforts to arrange the Debt Financing as set forth in the Merger Agreement and that such financing will provide for funding of an amount sufficient to consummate the transactions contemplated by the Merger Agreement on the closing date, including the payment of the aggregate per share merger consideration and other amounts required to be paid at the closing of the Merger, repayment or refinancing of certain existing indebtedness of SpartanNash and payment of all fees and expenses reasonably expected to be incurred in connection therewith (see the section entitled “The Merger Agreement — Financing and Financing Cooperation” for more information);

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SpartanNash’s right, under specified circumstances, to specifically enforce Parent’s, Guarantor’s and Merger Sub’s obligations under the Merger Agreement, including Parent’s obligation to enforce the Equity Funding Letter, in order to consummate the Merger;

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the conditions to closing contained in the Merger Agreement, which are customary in number and scope, and which, in the case of the condition related to the accuracy of SpartanNash’s representations and warranties, are generally subject to a “Company Material Adverse Effect” qualification (as described in the section entitled “The Merger Agreement — Conditions to the Closing of the Merger”);

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the Antitrust Termination Fee of $55 million or the Financing Termination Fee of $50 million (representing approximately 5.4% and 4.9% of SpartanNash’s implied equity value) payable by Parent to SpartanNash under certain specific circumstances if the Merger Agreement is terminated (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses”);

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SpartanNash’s right, subject to certain conditions, to respond to and negotiate unsolicited third party proposals made prior to the time that the Company Shareholder Approval is obtained (as described in the section entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”);

•
the provisions of the Merger Agreement allowing the Board to terminate the Merger Agreement in specified circumstances relating to Company Superior Proposal, subject, in specified cases, to payment of the Company Termination Fee of $35.4 million, which amount the Board believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals (as described in the sections entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation,” “The Merger Agreement — Termination” and “The Merger Agreement — Termination Fees and Expenses”);

•
the fact that Guarantor agreed in the Merger Agreement to absolutely and unconditionally guarantee to SpartanNash the due, prompt and punctual payment and performance when due of all of Parent’s and Merger Sub’s obligations under the Merger Agreement; and

•
the right of the Company in the Merger Agreement to elect not to accept payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in circumstances where such fee is payable and there has been a willful breach by Parent, and instead to sue for damages in an amount in excess of such fees (as described in the section entitled “The Merger Agreement — Termination”).

•
Opportunity for SpartanNash Shareholders to Vote.   The Board considered the fact that the Merger would be subject to the approval of the SpartanNash shareholders, and that the SpartanNash shareholders would be free to evaluate the Merger and vote for or against the Merger Proposal at the Special Meeting.

In the course of reaching its recommendation, the Board also considered the risks and potentially negative factors relating to the Merger Agreement and the Merger, including:
•
that SpartanNash shareholders will have no ongoing equity participation in SpartanNash following the Merger, and that such shareholders will therefore cease to participate in SpartanNash’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the SpartanNash common stock;

•
the fact that the Board had decided not to engage in a broad-based public process, but rather a more limited set of discussions with C&S for a sale of SpartanNash and with other third parties for potential strategic alternatives. This decision of the Board, however, was informed by: the Board’s view, based on prior experiences with C&S and given the feedback from C&S during our extensive negotiations, that the delay inherent in conducting such a broad-based process created a meaningful risk that SpartanNash shareholders would lose the opportunity to obtain the $26.90 per share in cash being offered by C&S, without the assurance of obtaining a comparable opportunity; the absence of any additional indications of interest; and the risks, rewards and uncertainties associated with other potential strategic alternatives (as described in the section entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”);

•
the possibility, though unlikely from SpartanNash’s perspective, that the Merger does not close (including as a result of events outside of either party’s control), as well as the risks and costs to SpartanNash if the Merger does not close or if there is uncertainty about the likelihood, timing or effects of completion of the Merger, including uncertainty about the effect of the proposed Merger on SpartanNash’s employees, potential and existing customers and suppliers and other parties, which may impair SpartanNash’s ability to attract, retain and motivate key personnel and could cause third parties to seek to change or not enter into business relationships with SpartanNash, as well as the risk of management distraction as a result of the Merger and the risk that the trading price of SpartanNash common stock could be materially adversely affected;

•
the possibility that SpartanNash will be required under the terms of the Merger Agreement to pay the Company Termination Fee of $35.4 million (as more fully described in the section entitled “The Merger Agreement — Termination Fees and Expenses”) and that the Company Termination Fee could discourage other potential buyers from making a proposal to acquire SpartanNash following entry into the Merger Agreement;

•
the Merger Agreement’s restrictions on the conduct of SpartanNash’s business before completion of the Merger, generally requiring SpartanNash to conduct its business in the ordinary course consistent with past practice and prohibiting SpartanNash from taking specified actions, which may delay or prevent SpartanNash from undertaking business opportunities that may arise pending completion of the Merger (as more fully described in the section entitled “The Merger Agreement — Covenants Relating to the Conduct of Business Pending the Merger”);

•
the possibility, though unlikely from SpartanNash’s perspective, that the Debt Financing and Equity Financing contemplated by the Commitment Letters will not be obtained, resulting in Parent not having sufficient funds to complete the transaction;

•
the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;

•
the understanding that SpartanNash’s directors and executive officers have certain interests in the Merger that are different from, or in addition to, those of SpartanNash shareholders (as more fully described in the section entitled “Interests of SpartanNash’s Directors and Executive Officers in the Merger”); and

•
that the receipt of cash by shareholders in exchange for their shares of SpartanNash common stock pursuant to the Merger will be a taxable transaction to SpartanNash shareholders for U.S. federal income tax purposes (as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”).

The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board but does not necessarily include all of the factors considered by the Board. In view of the complexity and variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors.
The Board unanimously recommends that you vote “FOR” the Merger Proposal based upon the totality of information it considered.
Opinion of SpartanNash’s Financial Advisor
SpartanNash retained BofA Securities to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SpartanNash selected BofA Securities to act as its financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with SpartanNash and its business.

On June 22, 2025, at a meeting of the Board held to evaluate the Merger, representatives of BofA Securities delivered to the Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated June 22, 2025, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of SpartanNash common stock was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SpartanNash or in which SpartanNash might engage or as to the underlying business decision of SpartanNash to proceed with or effect the Merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of SpartanNash common stock should vote or act in connection with the Merger or any other matter.
In connection with rendering its opinion, BofA Securities has, among other things:
(i)
reviewed certain publicly available business and financial information relating to SpartanNash;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of SpartanNash furnished to or discussed with BofA Securities by SpartanNash management, including certain financial forecasts relating to SpartanNash prepared by SpartanNash management (such forecasts, “SpartanNash Forecasts,” as defined and summarized in the section entitled “— Certain Unaudited Prospective Financial Information”);

(iii)
discussed the past and current business, operations, financial condition and prospects of SpartanNash with members of senior SpartanNash management;

(iv)
reviewed the trading history for SpartanNash common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(v)
compared certain financial and stock market information of SpartanNash with similar information of other companies BofA Securities deemed relevant;

(vi)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(vii)
reviewed a draft, dated June 21, 2025, of the Merger Agreement (the “Draft Merger Agreement”); and

(viii)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of SpartanNash management that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the SpartanNash Forecasts, BofA Securities was advised by SpartanNash, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of SpartanNash management as to the future financial performance of SpartanNash. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SpartanNash or any other entity, nor did BofA Securities make any physical inspection of the properties or assets of SpartanNash or any other entity. BofA Securities did not evaluate the solvency or fair value of SpartanNash, Parent, C&S or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of SpartanNash, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on SpartanNash, Parent, C&S or any other entity or the Merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of SpartanNash, that the final executed Merger Agreement would not differ in any material respect from the Draft Merger Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of SpartanNash common stock and no opinion or view was expressed with respect to any Merger Consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature, or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SpartanNash or in which SpartanNash might engage or as to the underlying business decision of SpartanNash to proceed with or effect the Merger. In addition, BofA Securities expressed no view or opinion with respect to, and BofA Securities relied, with the consent of SpartanNash, upon the assessments of SpartanNash and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to SpartanNash or any other entity or the Merger (including the contemplated benefits thereof) as to which matters BofA Securities understood that SpartanNash obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on SpartanNash, Parent, C&S or the Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, SpartanNash imposed no other instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth below in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Company Financial Analyses
Selected Publicly Traded Companies Analysis
BofA Securities reviewed publicly available financial and stock market information for SpartanNash and the following three selected publicly traded companies in the food retail distribution and grocery retail distribution industries:

Food Retail Distribution
•
United Natural Foods, Inc.

Grocery Retail Distribution
•
Albertsons Companies, Inc.

•
The Kroger Co.

BofA Securities reviewed, among other information, enterprise values for each of the selected publicly traded companies, and for SpartanNash, calculated as equity value based on closing share prices of the applicable selected company on June 20, 2025, plus debt and debt-like items, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents (each, as applicable), as a multiple of estimated adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), unburdened by stock-based compensation expense, for calendar year 2025 (“CY 2025E / Adjusted EBITDA”), for the applicable company. Financial data of the selected publicly traded companies were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of June 20, 2025. Financial data of SpartanNash was derived from SpartanNash Forecasts and equity information provided by SpartanNash management, as well as publicly available Wall Street research analysts’ estimates published by FactSet as of June 20, 2025.
The overall low to high CY 2025E / Adjusted EBITDA multiples observed for the selected publicly traded companies were 5.2x to 7.3x (with a median for the food retail distribution companies (including SpartanNash) and grocery retail companies of 5.5x and 6.2x, respectively). BofA Securities noted that the CY 2025E / Adjusted EBITDA multiple observed for SpartanNash was (i) 5.0x based on the SpartanNash Forecasts and the closing price per share of SpartanNash common stock on June 20, 2025, and (ii) 5.1x based on publicly available Wall Street research analysts’ estimates and the closing price per share of SpartanNash common stock on June 20, 2025.
Based on BofA Securities’ review of the CY 2025E / Adjusted EBITDA multiples observed for the selected publicly traded companies and on its professional judgment and experience, BofA Securities applied a multiple reference range of 5.15x to 6.25x to the estimate of calendar year 2025 Adjusted EBITDA for SpartanNash reflected in the SpartanNash Forecasts to calculate ranges of implied enterprise values for SpartanNash. BofA Securities then calculated implied equity value per share reference ranges for SpartanNash (rounded to the nearest $0.25) by adding to these ranges of implied enterprise values an estimate of SpartanNash’s net debt as of April 19, 2025, as reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025, and dividing the results by a number of fully-diluted shares of SpartanNash common stock outstanding (calculated on a treasury stock method basis, based on information provided by SpartanNash management).
This analysis indicated the following approximate implied equity value reference ranges per share, as compared to the Merger Consideration and the closing price per share of SpartanNash common stock on June 20, 2025, the last trading day before the announcement of the Merger:
Implied Equity Value Reference Range Per Share	Merger Consideration	June 20, 2025 Closing Share Price
$18.50 – $26.00	$26.90	$17.64
No selected publicly traded company used in this analysis is identical or directly comparable to SpartanNash. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which SpartanNash was compared.

Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following selected transactions involving companies in the grocery retail distribution and food retail distribution industries announced since 2012:
Food Retail Distribution
Announcement Date	Acquiror	Target
October 14, 2022	The Kroger Co.	Albertsons Companies, Inc.
April 16, 2019	Apollo Global Management, LLC	Smart & Final Stores, Inc.
June 16, 2017	Amazon.com, Inc.	Whole Foods Market, Inc.
October 17, 2016	Onex Corporation	MORAN FOODS, LLC (dba Save-A-Lot)
March 14, 2016	Apollo Global Management, LLC	The Fresh Market, Inc.
November 11, 2015	The Kroger Co.	Roundy’s, Inc.
March 6, 2014	Albertson’s Holdings LLC	Safeway Inc.
December 20, 2013	TPG Partners, LLC	Arden Group, Inc.
July 9, 2013	The Kroger Co.	Harris Teeter Supermarkets, Inc.
October 11, 2012	Ares Management LLC	Smart & Final Holdings Corp.
Grocery Retail Distribution
Announcement Date	Acquiror	Target
July 26, 2018	United Natural Foods, Inc.	SUPERVALU INC.
October 18, 2017	SUPERVALU INC.	ASSOCIATED GROCERS OF FLORIDA, INC.
April 10, 2017	SUPERVALU INC.	Unified Grocers, Inc.
July 22, 2013	Spartan Stores, Inc.	Nash-Finch Company
BofA Securities reviewed the enterprise values implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of each respective target company’s Adjusted EBITDA, unburdened by stock-based compensation expense (to the extent such information was publicly available), for the twelve-month period immediately preceding the announcement of each respective transaction (such multiples, “EV / LTM Adjusted EBITDA” multiples). Financial data relating to each of the selected transactions was based on publicly available information. The overall low to high EV / LTM Adjusted EBITDA multiples of the target companies in the selected transactions were 5.4x to 11.1x.
Based on BofA Securities’ review of the EV / LTM Adjusted EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an EV / LTM Adjusted EBITDA multiple reference range of 5.50x to 7.25x to SpartanNash’s Adjusted EBITDA, unburdened by stock-based compensation expense, for the twelve-month period ending April 19, 2025. BofA Securities then calculated an implied range of equity values per share for SpartanNash (rounded to the nearest $0.25) by adding to the range of implied enterprise values an estimate of SpartanNash’s net debt as April 19, 2025, as reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025, and dividing the results by a number of fully-diluted shares of SpartanNash common stock estimated to be outstanding as of the closing of the Merger, in each case, as provided by SpartanNash management.
This analysis indicated the following approximate implied equity value reference range per share for SpartanNash, as compared to the Merger Consideration and the closing price per share of SpartanNash common stock on June 20, 2025, the last trading day before the announcement of the Merger:
Implied Equity Value Reference Range Per Share	Merger Consideration	June 20, 2025 Closing Share Price
$18.75 – $29.75	$26.90	$17.64

No selected precedent transaction used in this analysis or the applicable target company is identical or directly comparable to the Merger or SpartanNash. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which SpartanNash and the Merger were compared.
Illustrative Discounted Cash Flow Analyses
BofA Securities performed an illustrative discounted cash flow analysis of SpartanNash, based on SpartanNash Forecasts, using two cases: one excluding hypothetical future programmatic M&A, and one including the impact of potential future hypothetical programmatic M&A reflected in such forecasts (referred in this section as the “Management Case” and “Management Case Including M&A”), to calculate ranges of implied net present values per share of SpartanNash common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows SpartanNash was expected to generate over the period from April 20, 2025 through December 31, 2029, based on the SpartanNash Forecasts under each of the Management Case and the Management Case Including M&A. BofA Securities calculated terminal values for SpartanNash, by applying an EBITDA exit multiple range of 5.15x to 6.25x, based on BofA Securities’ professional judgment and experience, to the terminal year unlevered free cash flows based on the SpartanNash Forecasts under each of the Management Case and the Management Case Including M&A. The unlevered free cash flows and the terminal values, under each of the Management Case and the Management Case Including M&A, were discounted to April 19, 2025, utilizing the mid-year discounting convention, and using discount rates ranging from 8.25% to 9.25%, which were based on an estimate of SpartanNash’s weighted average cost of capital, derived using the capital asset pricing model.
BofA Securities then calculated implied equity values per share reference ranges for SpartanNash (rounded to the nearest $0.25), under each of the Management Case and the Management Case Including M&A, by adding to these ranges of implied enterprise values an estimate of SpartanNash’s net debt as of April 19, 2025, as reflected in SpartanNash’s Quarterly Report on Form 10-Q filed on May 29, 2025, and dividing the results by a number of fully-diluted shares of SpartanNash common stock outstanding (calculated on a treasury stock method basis, based on information provided by SpartanNash management).
This analysis indicated the following approximate implied equity value reference ranges per share for SpartanNash, as compared to the Merger Consideration and the closing price per share of SpartanNash common stock on June 20, 2025, the last trading day before the announcement of the Merger:
Implied Equity Value Reference Range Per Share (Management Case)	Implied Equity Value Reference Range Per Share (Management Case Including M&A)	Merger Consideration	June 20, 2025 Closing Share Price
$17.25 – $24.25	$17.25 – $25.75	$26.90	$17.64
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion, but were referenced solely for informational purposes, including, among other things, the following:
52-Week Trading Range.   BofA Securities reviewed the trading range of SpartanNash common stock for the 52-week period ended on June 20, 2025, which was $17.43 to $22.59.
Wall Street Analysts Price Targets.   BofA Securities reviewed certain publicly available equity research analyst price targets for shares of SpartanNash common stock, which indicated a present value of $17.93 to $18.83 when discounted by one year at SpartanNash’s estimated mid-point cost of equity of 11.5%, derived using the capital asset pricing model.
Miscellaneous
As noted above, the discussion set forth above in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA

Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of SpartanNash. The estimates of the future performance of SpartanNash in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of SpartanNash common stock of the Merger Consideration to be received by such holders in the Merger and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of SpartanNash or SpartanNash common stock.
The type and amount of consideration payable in the Merger was determined through negotiations between SpartanNash and C&S, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger was that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board, SpartanNash’s management or any other party with respect to the Merger or the Merger Consideration.
SpartanNash has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee estimated to be approximately $23.0 million, $2.5 million of which was payable upon delivery of BofA Securities’ opinion and the principal portion of which is payable contingent upon consummation of the Merger. In addition, SpartanNash has agreed to reimburse certain of BofA Securities’ expenses arising, and to indemnify BofA Securities against certain liabilities that may arise, out of BofA Securities’ engagement.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its business, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of SpartanNash, C&S and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to SpartanNash and its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as joint bookrunner, co-lead arranger, syndication agent and lender in connection with a $1.13 billion credit facility due 2027, (ii) having acted or acting as lender in connection with commercial and operating leases and asset backed loans, and providing standby letters of credit and other commercial credit services, (iii) providing checking and other liquidity and treasury services and (iv) providing share repurchase, derivative and other markets products. From June 2023 through May 2025, BofA Securities and its affiliates derived aggregate revenues from SpartanNash and its affiliates of approximately $7.0 million for corporate and/or investment banking services.
As of June 19, 2025, BofA Securities and its affiliates directly owned, in a non-fiduciary capacity, shares of SpartanNash common stock, which, as of the close of trading on such date, had a market value of approximately $2.0 million (which constituted less than 0.5% of the SpartanNash common stock as of such date).
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to C&S and its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) providing checking, deposit and other liquidity and treasury services, (ii) serving as lead left, joint lead arranger, joint book runner, administrative agent, collateral agent, syndication agent, letter of credit issuer, lender, and swing line lender in connection with C&S’s existing $1.50 billion revolving credit facility (the “C&S Revolving Credit Facility”), (iii) providing asset backed loans, letters of credit, finance and operating leases and short term credit facilities and other financing and (iv) providing short term fixed income products and other markets services. From June 2023 through May 2025, BofA Securities and its affiliates derived aggregate revenues from C&S and its affiliates of approximately $11.9 million for corporate and/or investment banking services.
C&S informed Bank of America, N.A., an affiliate of BofA Securities, and/or certain of its affiliates (Bank of America, N.A. and/or its affiliates, “BANA”) that it is contemplating amending the C&S Revolving Credit Facility to, among other things, increase aggregate amount of lending commitments under such facility (the “Amended C&S Revolving Credit Facility”). BANA intends to agree to such amendment in its capacity as agent in connection with such facility and will continue to participate as a lender only with respect to its existing commitments under the C&S Revolving Credit Facility prior to such amendment, without any increase thereto. Furthermore, C&S has indicated to BofA Securities that it could utilize either the C&S Revolving Credit Facility or the Amended C&S Revolving Credit Facility to fund the acquisition of SpartanNash. In such case, BANA would fulfill its obligations as a lender under either such facility. BofA Securities believes, based on the information available to it as of the date of its opinion, that the aggregate revenues BofA Securities and its affiliates will derive from C&S and its affiliates for concurrent investment and corporate banking services will be less than the fee payable to BofA Securities by SpartanNash for its services in connection with the Merger.
Certain Unaudited Prospective Financial Information
Other than in connection with SpartanNash’s regular earnings press releases and related investor materials, SpartanNash does not, as a matter of course, publicly disclose other financial forecasts or internal projections as to future performance, results of operations, earnings or other results, due to, among other reasons, the uncertainty, unpredictability and subjectivity of these forecasts and the associated underlying assumptions and estimates.
In connection with SpartanNash’s strategic planning process and evaluation of strategic alternatives available to SpartanNash (including continuing as an independent company), SpartanNash management prepared certain unaudited internal financial and operating information with respect to the business, operations and prospects of SpartanNash (such financials, the “SpartanNash Forecasts”). As part of its review, the Board assessed and considered certain other estimates prepared by SpartanNash management as to our long-term prospects, which estimates reflected different assumptions with respect to market share sensitivities, cost efficiencies and growth. The Board used these sensitivities to inform its assessment of the SpartanNash Forecasts. The SpartanNash Forecasts were prepared for internal use only and not for public disclosure and were provided to the Board for the purposes of considering, analyzing and evaluating the Merger and strategic alternatives thereto. At the direction of the Board, the SpartanNash Forecasts were provided to, and approved for use and reliance by, BofA Securities for purposes of performing its financial analysis in connection with rendering its opinion to the Board, as described in the section entitled “— Opinion of SpartanNash’s Financial Advisor,” and were the only financial forecasts with respect to SpartanNash used by BofA Securities in performing such financial analysis. Prospective financial information for

SpartanNash’s fiscal years 2025 through 2029 included in the SpartanNash Forecasts was also provided to, and discussed with, C&S as part of its due diligence review of SpartanNash.
The SpartanNash Forecasts were developed by SpartanNash management as then-current estimates of our future financial performance as an independent company, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already and will be incurred in connection with completing the Merger, or any changes to SpartanNash’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The SpartanNash Forecasts may differ from published analyst estimates and the SpartanNash Forecasts do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger (nor, relatedly, any failure of the Merger to be consummated); they should not be viewed as accurate or continuing in that context.
Certain of the information included in the SpartanNash Forecasts constitute forward-looking statements. The SpartanNash Forecasts are not included in this proxy statement to influence any shareholder’s decision on whether to vote in favor of the adoption of the Merger Agreement or any other proposal presented at the Special Meeting, but rather are included in this proxy statement to give shareholders access to certain non-public information that was provided to the Board, BofA Securities and C&S as described above. By including the SpartanNash Forecasts in this proxy statement, none of SpartanNash, the Board, C&S or any of our or their respective officers, directors, advisors or other representatives, including BofA Securities, or any other person has made or makes any representation to any person regarding SpartanNash’s ultimate performance as compared to the information contained in the SpartanNash Forecasts. The inclusion of the SpartanNash Forecasts should not be regarded as an indication that SpartanNash, the Board or any other person, including BofA Securities, considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the SpartanNash Forecasts in this proxy statement does not constitute an admission or representation by SpartanNash that the information presented is material.
The SpartanNash Forecasts were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the SpartanNash Forecasts were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Neither SpartanNash’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the SpartanNash Forecasts, nor have they expressed any opinion or any other form of assurance on the SpartanNash Forecasts or the achievability of the results reflected in the SpartanNash Forecasts, and, accordingly, they do not express an opinion or any other form of assurance with respect thereto.
Although the SpartanNash Forecasts are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by SpartanNash management that SpartanNash management believed in good faith were reasonable at the time that the SpartanNash Forecasts were prepared, including as described throughout this section. SpartanNash’s ability to achieve the financial results contemplated by the SpartanNash Forecasts will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to industry, operational and execution risks. The SpartanNash Forecasts include forward-looking statements and are subject to many risks and uncertainties and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the SpartanNash Forecasts not to be achieved include, among others, (1) general economic conditions; (2) our ability to achieve operating objectives with respect to expenses and operating margins, as well the risks to our ability to retain and grow users and revenues resulting from the execution of those objectives; (3) our ability to achieve the various monetization, market share and other assumptions underlying the SpartanNash Forecasts; (4) changes in laws, regulations and taxes relevant to SpartanNash’s business; (5) competitive pressures in the food wholesale and grocery retail businesses, including new products and market entrants and changes in the competitive environment; (6) customer demand for our products and services; (7) our ability to attract, integrate and retain qualified personnel; and (8) uncertainty in the timing of relevant transactions and resulting cash inflows and outflows. Additional factors that may impact us or our business can be found in the risk factors included in

SpartanNash’s periodic filings with the SEC. These factors are difficult to predict and may be outside of SpartanNash’s control. As a result, there can be no assurance that the SpartanNash Forecasts will be realized, and our actual results may be materially better or worse than those implied by the SpartanNash Forecasts. For information on factors that may cause our future results to materially vary, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
The SpartanNash Forecasts may differ from publicized estimates, guidance and forecasts with respect to SpartanNash’s future financial performance. Shareholders should evaluate the SpartanNash Forecasts, if at all, in conjunction with our historical financial statements and other information regarding SpartanNash contained in our public filings with the SEC. The SpartanNash Forecasts may not be comparable with our historical operating data as a result of the assumptions utilized in preparing such information. The SpartanNash Forecasts do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the SpartanNash Forecasts to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We may have reported, and may continue to report, results of operations for periods included in the SpartanNash Forecasts that were or will be completed following the preparation of the SpartanNash Forecasts. Shareholders and investors are urged to refer to our periodic filings with the SEC for information on our actual historical results.
Because the SpartanNash Forecasts reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. In addition, given that the SpartanNash Forecasts pertain to multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. The estimates and assumptions in early periods have a compounding effect on the projections shown for later periods. Thus, any failure of an estimate or assumption to be reflective of actual results in an early period would have a greater effect on projected results failing to be reflective of actual events in later periods. Accordingly, there can be no, and SpartanNash cannot provide, any assurance that the SpartanNash Forecasts will be realized, and actual results will differ, and may differ materially, from those shown.
Certain of the financial measures included in the SpartanNash Forecasts are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the SpartanNash Forecasts, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not presented to or relied upon by the Board, BofA Securities in connection with its financial analysis and opinion to the Board, or any other person, and were not presented to C&S or any other prospective acquirer. Accordingly, no reconciliation of the financial measures included in the SpartanNash Forecasts is provided in this proxy statement.
SpartanNash management made various estimates and assumptions when preparing the SpartanNash Forecasts, including, among others, (i) approximately 1% grocery inflation in each year and overall sales growth of approximately 2% to 3%; (ii) expected increase of selling, general and administrative expenses by approximately 2% to 3%, depending on the nature of the expense item; and (iii) contributions from strategic initiatives related to cost efficiencies and labor productivity, partially offset by environmental headwinds within the broader industry (these contributions, net of headwinds, represent approximately 3% to 4% growth annually). For the reasons described above and in light of the foregoing factors and the uncertainties inherent in the SpartanNash Forecasts, readers of this proxy statement are cautioned not to place undue, if any, reliance on the SpartanNash Forecasts.

The following table summarizes the SpartanNash Forecasts excluding M&A.
	2025E Q2 – Q4(1)	2026E	2027E	2028E	2029E
Net Sales	$6,969	$10,072	$10,392	$10,638	$10,884
Adjusted EBITDA(2)	$195	$287	$296	$305	$314
Adjusted EBIT(3)	$93	$129	$136	$144	$152
Unlevered Free Cash Flow(4)	$39	$84	$82	$84	$90

Note: Dollars in millions.
(1)
2025E calendarized from April 20, 2025 to January 3, 2026.

(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net earnings plus interest, taxes, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of SpartanNash.

(3)
Adjusted EBIT is a non-GAAP financial measure calculated as net earnings plus interest, taxes, discontinued operations, as well as adjustments for the LIFO provision and items that do not reflect the ongoing operating activities of SpartanNash. Adjusted EBIT is burdened by share-based compensation expense.

(4)
Unlevered Free Cash Flow is a non-GAAP financial measure calculated as Adjusted EBIT, less taxes, plus depreciation and amortization, less change in net working capital, less capital expenditures.

The following table summarizes the SpartanNash Forecasts including M&A.
	2025E Q2 – Q4(1)	2026E	2027E	2028E	2029E
Net Sales	$6,969	$10,264	$10,742	$11,151	$11,665
Adjusted EBITDA(2)	$195	$302	$324	$346	$376
Adjusted EBIT(3)	$93	$139	$155	$170	$192
Unlevered Free Cash Flow(4)	$39	$(21)	$42	$(3)	$12

Note: Dollars in millions.
(1)
2025E calendarized from April 20, 2025 to January 3, 2026.

(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net earnings plus interest, taxes, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of SpartanNash.

(3)
Adjusted EBIT is a non-GAAP financial measure calculated as net earnings plus interest, taxes, discontinued operations, as well as adjustments for the LIFO provision and items that do not reflect the ongoing operating activities of SpartanNash. Adjusted EBIT is burdened by share-based compensation expense.

(4)
Unlevered Free Cash Flow is a non-GAAP financial measure calculated as Adjusted EBIT, less taxes, plus depreciation and amortization, less change in net working capital, less M&A, less capital expenditures.

SPARTANNASH DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTS ARE NOT REALIZED.

Interests of SpartanNash’s Directors and Executive Officers in the Merger
In considering the recommendation of the Board with respect to the proposals, SpartanNash shareholders should be aware that the directors and executive officers of SpartanNash have interests in the Merger that may be different from, or in addition to, the interests of SpartanNash shareholders generally. The Board was aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and in determining to recommend that SpartanNash shareholders approve the Merger Proposal. For more information, see the sections entitled “The Merger Proposal (Proposal 1) — Background of the Merger” and “The Merger Proposal (Proposal 1) — Recommendation of the Board and Reasons for the Merger.” Such interests are described in more detail below.
The SpartanNash named executive officers included in the summary below are Tony Sarsam, President and Chief Executive Officer; Jason Monaco, Executive Vice President and Chief Financial Officer; and Thomas Swanson, Former Executive Vice President, Corporate Retail. In addition, the four SpartanNash executive officers who are covered by this summary who are not named executive officers are Mamadou Djouma Barry, Senior Vice President, Chief Retail Officer; Ileana McAlary, Executive Vice President, Chief Legal Officer and Corporate Secretary; Amy McClellan, Executive Vice President, Chief Customer Officer; and David Petko, Executive Vice President and Chief Supply Chain Officer. Masiar Tayebi and Bennett Morgan are also deemed to be named executive officers, but because they separated from employment with SpartanNash on April 11, 2025 and April 25, 2025, respectively, they will not receive any benefit that is payable or that may become payable that is based on, or otherwise relates to, the Merger other than the Merger Consideration in respect of any shares of SpartanNash common stock that they own, and they are not included in the disclosure below.
Treatment of SpartanNash Equity Awards
As further described in the section entitled “The Merger Proposal (Proposal 1) — The Merger Agreement — Treatment of SpartanNash Equity Awards,” outstanding SpartanNash equity awards held by SpartanNash’s directors and executive officers will be subject to the following treatment at the Effective Time:
•
SpartanNash Restricted Stock Awards.   Each SpartanNash Restricted Stock Award that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash Restricted Stock Award immediately prior to the Effective Time and (y) an amount in cash equal to any accrued but unpaid dividends with respect to such SpartanNash Restricted Stock Award.

•
SpartanNash RSUs.   (i) Each SpartanNash RSU that is held by a non-employee director or otherwise granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, and (ii) each SpartanNash RSU (other than the SpartanNash RSUs covered by the preceding clause (i)) that is outstanding immediately prior to the Effective Time will vest as to one-sixth (if the Effective Time occurs on or before June 30, 2026) or one-third (if the Effective Time occurs after June 30, 2026) of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion, and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash RSU from which such cash award was converted. Each cash-based award will accelerate and vest in full upon a termination by SpartanNash without “cause” or by the holder for “good reason” (each, a “qualifying termination”) on or after the closing date.

•
SpartanNash PSUs.   (i) Each SpartanNash PSU granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will fully vest (without proration) and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level, as determined by the Compensation Committee of the Board) and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU based on the level of performance determined in accordance with the immediately preceding clause (x); provided, that the portion of consideration received by an executive officer in accordance with the foregoing that is in excess of the consideration received with respect to a pro-rata portion of such SpartanNash PSU based on the number of full weeks completed in the applicable performance period prior to the closing will be subject to repayment in full in the event such executive officer resigns without “good reason” (which, for purposes of this repayment obligation, will not include a material diminution in the executive officer’s authority, duties or responsibilities) or is terminated by SpartanNash for “cause,” in each case prior to the six-month anniversary of the closing date, and (ii) each SpartanNash PSU (other than the SpartanNash PSUs covered by the preceding clause (i)) that is outstanding immediately prior to the Effective Time will vest as to one-half (if the Effective Time occurs on or before June 30, 2026) or all (if the Effective Time occurs after June 30, 2026) of the unvested portion of the award scheduled to vest on or prior to the first anniversary of the date of grant of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board), and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU (with such number of shares of SpartanNash common stock determined based on the target performance level if the Effective Time occurs during the 2026 fiscal year or the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period if the Effective Time occurs after the 2026 fiscal year, in each case, as determined by the Compensation Committee of the Board), which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash PSU from which such cash award was converted. Each cash-based award will accelerate and vest in full upon a termination by SpartanNash without “cause” or by the holder for “good reason” (each, a “qualifying termination”) on or after the closing date.

The SpartanNash equity awards held by Mr. Swanson will be treated in accordance with the foregoing, except that each SpartanNash PSU will vest as to a pro-rata portion of such SpartanNash PSU based on the number of full weeks he was employed in the applicable performance period in accordance with the terms of the applicable award agreement, and such vested pro-rata portion will be canceled in exchange for a payment equal to the Merger Consideration (based on the greater of the target performance level and the actual performance level, as determined by the Compensation Committee of the Board), and the remaining unvested portion will be forfeited for no consideration. Mr. Swanson’s SpartanNash PSUs will also not be subject to the repayment obligation described above.
For an estimate of the amounts that would be realized by each of SpartanNash’s named executive officers at the Effective Time in respect of their unvested SpartanNash equity awards that are outstanding on July 18, 2025, see the section entitled “— Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger” beginning on page 58. The estimated aggregate amount that would be realized by the eight non-employee directors in respect of their unvested SpartanNash equity awards if the Merger was to be completed on July 18, 2025 is $1,850,128, and the estimated aggregate amount that would be realized by the four SpartanNash executive officers who are not named executive officers in respect of their unvested SpartanNash equity awards if the Merger was to be completed on July 18, 2025 is $6,128,072. The amounts in this paragraph were determined using equity awards outstanding as of July 18, 2025 and a price per share of SpartanNash common stock of $26.90 and, for purposes of the SpartanNash PSUs, assume achievement of the target level of performance. These amounts do not attempt to forecast any additional equity award grants, vestings or forfeitures that may occur prior to the Effective Time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be realized by SpartanNash’s directors and executive officers who are not named executive officers may materially differ from the amounts set forth above.
Employment Agreements
SpartanNash is party to employment agreements with each of its active executive officers (the “Employment Agreements”) that provide for payments in connection with a qualifying termination of employment in connection with a change in control. The completion of the Merger will constitute a change in control under each employment agreement.
The Employment Agreements provide that if the executive officer’s employment with SpartanNash is terminated by SpartanNash without “cause” or by the named executive officer for “good reason,” in each case within 24 months following a change in control, the executive officer will be entitled to receive the following severance benefits, subject to the execution and non-revocation of a general release of claims:
•
a lump sum payment equal to two and one-half times (for Mr. Sarsam) or two times (for each other executive officer) the sum calculated by adding (x) the executive officer’s annual base salary then in effect and (y) the executive officer’s target annual bonus for the year of termination;

•
an amount representing the annual cash incentive payment payable to the executive officer for the fiscal year in which his or her termination date occurs, based on the target level of performance, multiplied by a fraction, the numerator of which is the number of days the executive officer was employed during the applicable performance period and the denominator of which is 365;

•
vesting of any outstanding equity or cash long-term incentive awards in accordance with the applicable grant agreement;

•
reimbursement of any COBRA premiums (less the amount paid by the executive officer during employment) for the same coverage period corresponding to the executive officer’s severance multiple (two and one-half years for Mr. Sarsam and two years for each other executive officer);

•
continued tax and financial planning benefits, including reimbursement of any costs incurred by the executive officer to obtain such benefits, for the shorter of 12 months post-termination or until the executive officer receives a substantially equal benefit from a new employer; and

•
continued life insurance coverage or, if the Company’s life insurance does not permit continued coverage, payment of the cost of replacement life insurance coverage at the same level or coverage until the earlier of 24 months post-termination and the date on which the executive officer receives a substantially equal benefit from a new employer.

The Employment Agreements contain a Section 280G “net-better” cutback provision, which provides that if the total payments to the executive officer would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.
For an estimate of the value of the severance payments and benefits that would be payable to Messrs. Sarsam and Monaco upon a qualifying termination in connection with a change in control under their respective Employment Agreements, see the section entitled “— Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger” below. The estimated aggregate amount that would be realized by the four SpartanNash executive officers who are not named executive officers upon a qualifying termination in connection with a change in control under their Employment

Agreements is $12,808,798. This amount was determined using the assumptions set forth in the section entitled “— Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger.” As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by SpartanNash executive officers who are not named executive officers may materially differ from the amounts set forth above.
Swanson Separation Agreement
On December 28, 2024, due to circumstances unrelated to the Merger, the Company and Mr. Thomas Swanson, then the Company’s Executive Vice President, Corporate Retail, entered into a separation agreement in connection with the termination of Mr. Swanson’s employment without cause. Pursuant to the separation agreement, Mr. Swanson served through December 28, 2024 and received severance benefits consistent with those payable under his employment agreement upon a termination without cause. In addition, Mr. Swanson was entitled to continued vesting of his outstanding equity awards in accordance with their terms following his separation due to his retirement eligibility at the time of his separation; therefore, Mr. Swanson’s outstanding equity awards will receive the same treatment as other SpartanNash equity awards as described above in the section of this proxy statement entitled “— Treatment of SpartanNash Equity Awards” at the Effective Time. For an estimate of the amounts that would be realized by Mr. Swanson at the Effective Time in respect of his unvested SpartanNash equity awards that are outstanding on July 18, 2025, see the section entitled “— Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger” beginning on page 58.
Prorated Annual Bonuses
Under the SpartanNash Annual Incentive Plan (the “AIP”), each participating SpartanNash employee (including each of the executive officers) will be entitled to an annual bonus in respect of the fiscal year in which the Effective Time occurs equal to the greater of the target or projected actual level of performance (based on the actual level of performance for the applicable fiscal year through the latest practicable date prior to the Effective Time, as determined by the Compensation Committee of the Board), prorated for the portion of the fiscal year in which the Effective Time occurs. Such prorated bonuses will be paid by C&S, SpartanNash or its subsidiaries no later than the 15th day of the third month following the Effective Time. For purposes of this proxy statement, we have assumed that each executive officer will receive a prorated annual bonus based on the target level of performance under his or her employment agreement rather than the prorated annual bonus under the AIP described in this paragraph, and such amounts are included in the quantifications above and below under the sections entitled “— Employment Agreements” and “— Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger.”
Supplemental Executive Savings Plan
SpartanNash maintains a non-qualified deferred compensation plan, the Supplemental Executive Savings Plan (the “SESP”), for SpartanNash’s executive officers and certain other employees, pursuant to which participants may defer up to 50% of base salary and up to 100% of any bonuses. Participants are 100% vested with respect to participant and employer matching contributions. In connection with the Merger, SpartanNash is permitted to terminate the SESP in accordance with Section 409A of the Code, and if so terminated, all participant contributions would become immediately payable to the participant within 30 days prior to or 12 months following the Effective Time. As of the date of this proxy statement, no final decisions have been made as to whether the SESP will be terminated.
Section 280G and 4999 of the Code
Under the Merger Agreement, if the Effective Time is not reasonably expected to occur in 2025, SpartanNash (in consultation with C&S) may implement tax planning strategies for the purpose of mitigating the impact of Sections 280G and 4999 of the Code and thereby preserve certain compensation-related tax deductions that might otherwise be disallowed. Any such tax planning strategies may include accelerating the vesting or payment of compensation that is scheduled to vest or be paid in the 2026 calendar year into 2025 and accelerating the vesting or payment of compensation that would vest or become payable at or in connection with the Effective Time into 2025, in each case subject to repayment requirements under certain circumstances. As of the date of this proxy statement, no such tax planning strategies have yet been finalized or implemented.
“Good Reason” Acknowledgement and Transition or New Arrangements with C&S
Under the Merger Agreement, SpartanNash is permitted to enter into letter agreements with Messrs. Sarsam and Monaco and two executive officers who are not named executive officers that acknowledge that such executive officers will have the right to terminate their employment for “good reason” upon or following the Effective Time under the terms of the SpartanNash benefit plans applicable to such executive officer (including their Employment Agreements). The executive officers who will have “good reason” at the Effective Time are expected to enter into arrangements with C&S that will provide that a portion of their lump sum cash severance entitlement and all of their SpartanNash equity awards will be fully vested at the Effective Time (subject to the repayment obligation applicable to their SpartanNash PSUs as described above under the section entitled “— Treatment of SpartanNash Equity Awards”), while the remaining cash severance and other termination benefits, along with an additional retention award, will be payable or provided upon the executive officer’s termination of full-time employment following a six-month integration period after the closing. Any other executive officers who are retained to provide services to C&S or the surviving entity following the closing of the Merger may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by C&S or its affiliates. As of the date of this proxy statement, no such letter agreements or new compensation arrangements have been entered into with SpartanNash or C&S.
Further Actions
SpartanNash and C&S have agreed that, if the closing date of the Merger occurs in 2026 prior to the ordinary course date on which annual equity award grants are made, SpartanNash may grant one-time special cash bonus awards to SpartanNash employees, including the executive officers, in recognition of their service and efforts to consummate the Merger. As of the date of this proxy statement, no determinations have been made as to any executive officer who will receive awards or the amounts of such awards. In addition, SpartanNash and C&S have agreed that if the closing date of the Merger occurs in 2025, SpartanNash may reimburse certain individuals for excise taxes incurred under Section 4999 of the Code. Any such reimbursement may apply to one executive officer who is not a named executive officer in an amount not expected to exceed $900,000. As of the date of this proxy statement, no determinations have been made as to what, if any, actions will be taken in this regard.
Indemnification and Insurance
Under the Merger Agreement, SpartanNash’s directors and executive officers will be entitled to certain ongoing indemnification and insurance coverage for a period of six years after the Effective Time under directors’ and officers’ liability insurance policies. This indemnification and insurance coverage is further described in the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance.”
Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of SpartanNash’s named executive officers that is based on or that otherwise relates to the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of SpartanNash’s shareholders, as described below in “The Compensation Proposal (Proposal 2).” The table below sets forth, for the purposes of this Merger-related compensation disclosure, the amount of payments and benefits that each SpartanNash named executive officer would receive, using the following assumptions:
•
the price per share of SpartanNash common stock is $26.90, the Merger Consideration;

•
the closing date of the Merger is July 18, 2025, which is the assumed date of the closing of the Merger solely for purposes of this golden parachute compensation disclosure;

•
each of Messrs. Sarsam and Monaco experiences a qualifying termination under his applicable Employment Agreement, in either case upon or immediately following the assumed closing of the Merger on July 18, 2025;

•
Messrs. Sarsam and Monaco’s base salary and target annual bonus opportunity are those in effect as of July 18, 2025;

•
Messrs. Sarsam and Monaco receive a prorated annual bonus based on the target level of performance under his applicable Employment Agreement rather than a prorated annual bonus based on the greater of the target or projected actual level of performance under the AIP;

•
SpartanNash equity awards that are outstanding as of July 18, 2025; and

•
for purposes of the SpartanNash PSUs, achievement at the target level of performance.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.
The calculations in the table do not include amounts that the named executive officers were already vested in as of the date of this proxy statement. These amounts also do not reflect compensation actions that may occur after the date of this proxy statement but before the Effective Time (including any payments that may be provided to the named executive officers by C&S and any additional equity award grants, vestings or forfeitures that may occur after the date of this proxy statement but before the Effective Time).
The following table, footnotes and discussion describe single and double-trigger benefits for the named executive officers. For purposes of this discussion, “single-trigger” refers to benefits that arise solely from the closing of the Merger and “double-trigger” refers to benefits that require two conditions, namely, the closing of the Merger and a qualifying termination within two years following such closing.
Named Executive Officer(4)	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Tony Sarsam	6,962,236	15,664,457	114,275	22,740,967
Jason Monaco	2,519,918	4,690,225	93,420	7,303,563
Thomas Swanson	—	363,693	—	363,693

(1)
Cash.   The cash amounts equal the sum of the following: (i)(x) for Mr. Sarsam, the cash severance payable to Mr. Sarsam pursuant to his Employment Agreement, which is two and one-half (2.5) times the sum of his annual base salary and target annual bonus for the year of termination, and (y) for Mr. Monaco, the cash severance payable to Mr. Monaco pursuant to his Employment Agreement, which is two (2) times the sum of his annual base salary and target annual bonus for the year of termination, and (ii) a prorated target annual bonus entitlement under the applicable Employment Agreement (which is included in lieu of the prorated annual bonus based on the greater of the target or projected actual level of performance under the AIP). The prorated AIP award is “single trigger,” while all other cash amounts are “double trigger.”

Named Executive Officer(4)	Cash Severance ($)	Prorated AIP Award ($)
Tony Sarsam	6,180,000	782,236
Jason Monaco	2,257,500	262,418
Thomas Swanson	—	—

(2)
Equity.   As described above in the section of this proxy statement entitled “— Treatment of SpartanNash Equity Awards,” at the Effective Time, the SpartanNash equity awards held by Messrs. Sarsam and Monaco will be treated as follows: (i) each SpartanNash Restricted Stock Award will vest and be canceled in exchange for a payment equal to the Merger Consideration, (ii) each SpartanNash RSU granted prior to the date of the Merger Agreement will vest and be canceled in exchange for a payment equal to the Merger Consideration, and (iii) each SpartanNash PSU will vest and be canceled in exchange for a payment equal to the Merger Consideration based on the greater of the target performance level and the actual performance level, as determined by the Compensation Committee of the Board. The SpartanNash equity awards held by Mr. Swanson will be treated in accordance with the foregoing, except that each SpartanNash PSU will vest as to a pro-rata portion based on the number of full weeks he was employed in the applicable performance period in accordance with the terms of the applicable award agreement, and such vested pro-rata portion will be canceled in exchange for a payment equal to the Merger Consideration, and the remaining unvested portion will be forfeited for no consideration. Further, the named executive officers will be entitled to receive an amount in cash equal to the amount of any accrued but unpaid dividends or dividend equivalents with respect to their vested awards. The amounts shown in this column represent SpartanNash Restricted Stock Awards, SpartanNash RSUs, SpartanNash PSUs, and the accrued but unpaid dividend and dividend equivalents with respect to each such award, all of which are “single trigger” (as no SpartanNash RSUs or SpartanNash PSUs have been granted to the named executive officers following the execution of the Merger Agreement).
Named Executive Officer(4)	SpartanNash Restricted Stock Awards ($)	SpartanNash RSUs ($)	SpartanNash PSUs ($)	Dividends and Dividend Equivalents ($)
Tony Sarsam	453,373	3,477,551	11,142,088	591,445
Jason Monaco	150,801	1,457,227	2,920,829	161,368
Thomas Swanson	40,216	104,211	197,498	21,769

(3)
Perquisites/Benefits.   The amounts represent (i) reimbursement of the monthly COBRA cost of continued health, dental and prescription coverage (x) for Mr. Sarsam, 30 months, and (y) for Mr. Monaco, 24 months, in each case, less the amount Messrs. Sarsam and Monaco would have been required to pay as their employee contribution, (ii) continued Ayco (tax and financial planning) benefits for a period of 12 months following termination, and (iii) continuation of life insurance coverage under SpartanNash’s life insurance plans for a period of 24 months following termination. These benefits are “double trigger.”

Named Executive Officer(4)	COBRA Reimbursement ($)	Ayco Benefits ($)	Life Insurance ($)
Tony Sarsam	53,025	51,250	10,000
Jason Monaco	42,420	41,000	10,000
Thomas Swanson	—	—	—

(4)
Named Executive Officers.   Masiar Tayebi served as Executive Vice President, Chief Strategy and Information Officer through April 11, 2025, and Bennett Morgan served as Executive Vice President and Chief Merchandising Officer through April 25, 2025. Neither Mr. Tayebi nor Mr. Morgan is entitled to receive any compensation in connection with, or as a result of, the Merger. Mr. Swanson served as Executive Vice President, Corporate Retail through December 28, 2024. Mr. Swanson was entitled to continued vesting of his outstanding equity awards in accordance with their terms following his separation due to his retirement eligibility at the time of his separation; therefore, Mr. Swanson’s outstanding equity awards will receive the same treatment as other SpartanNash equity awards as described above in the section of this proxy statement entitled “— Treatment of SpartanNash Equity Awards” at the Effective Time.

Financing of the Merger
The Sponsor has committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $903,000,000, subject to the terms and conditions set forth in the Equity Funding Letter.
In addition, in connection with the Merger Agreement, C&S entered into the Debt Commitment Letter with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, C&S or an affiliate of C&S with Debt

Financing in an aggregate principal amount of up to $1,000,000,000, consisting of (i) a commitment to provide $600,000,000 of additional capacity under C&S’s existing ABL facility (the “ABL Credit Facility”) to fund the Merger Consideration at the closing of the Merger and (ii) a new term loan facility (the “Term Loan Facility”) in an aggregate principal amount not to exceed $400,000,000 to be funded at the closing of the Merger.
The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent, Guarantor and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing contemplated by the Debt Commitment Letter, subject to the terms set forth in the Merger Agreement. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”
Antitrust Review Required for the Merger and Other Regulatory Filings
U.S. Antitrust
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the Merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The Merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period (which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On July 18, 2025, SpartanNash and Guarantor each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on August 18, 2025 at 11:59 p.m. Eastern Time, unless extended if the DOJ or FTC requests additional information and documentary material.
SpartanNash, Parent, and Guarantor have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement as promptly as practicable (and in any event within 20 business days after the date of the Merger Agreement) and to (ii) make or file, as promptly as practicable, with the appropriate governmental authority, all other filings, registrations and notifications required to be filed to consummate the Merger under any applicable competition law. SpartanNash, Parent, and Guarantor have also agreed to respond as promptly as practicable to any inquiries or request for supplemental information and material from a governmental authority in connection with filings made with such governmental authority. So as to permit closing to occur as promptly as practicable and in any event prior to the Termination Date, SpartanNash, Parent, Guarantor, and Merger Sub shall (x) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on, but solely on, the Non-Burdensome Condition Assets, defined as business of Guarantor representing up to $60 million in revenue generated in fiscal year 2024, including any assets exclusively related to such business. SpartanNash, however, will not propose, negotiate, effect or agree to any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). In addition, at Parent’s sole option, SpartanNash, Guarantor, and Parent agree to use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement. In the event that either SpartanNash or Parent terminates the Merger Agreement, then, in certain specified circumstances, Parent may be required to pay SpartanNash the Antitrust Termination Fee of $55 million. For more information on these termination fees, see the section of this proxy statement entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 88.
While we have no reason to believe it will not be possible to complete the antitrust review or obtain HSR Act approval in a timely manner, there is no certainty that it will be completed within the period of time currently contemplated or that the completion of any of the review or receipt of HSR Act approval will not be conditioned upon actions that will be burdensome to SpartanNash, Parent, Guarantor, or Merger Sub or that a challenge to the Merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the Merger, the FTC or DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of certain assets. Private parties or State Attorneys General may also bring actions under antitrust and other laws under certain circumstances.
The expiration of the HSR waiting period merely implies the satisfaction of certain regulatory criteria, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by SpartanNash shareholders. Further, antitrust review does not constitute an endorsement or recommendation of the Merger.
Material U.S. Federal Income Tax Consequences of the Merger
In general, the exchange of SpartanNash common stock for cash in the Merger will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a U.S. holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to the U.S. holder’s SpartanNash common stock exchanged in the Merger and the U.S. holder’s adjusted tax basis in such stock.
Subject to the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99, a non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such non-U.S. holder was an individual who was present in the United States for 183 days or more in the taxable year of the Merger.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 99. The tax consequences of the Merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the Merger to you in your particular circumstances, as well as the tax consequences arising under other U.S. federal tax laws and the laws of any state, local or foreign taxing jurisdiction.
No Dissenters’ or Appraisal Rights
In accordance with the MBCA, no dissenters’ or appraisal rights shall be available to any holder of Company Securities in connection with the transactions contemplated by the Merger Agreement, including the Merger.
Delisting and Deregistration of SpartanNash Common Stock
As promptly as practicable following the Effective Time, the SpartanNash common stock currently listed on Nasdaq will cease to be listed on Nasdaq and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following discussion sets forth the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Guarantor, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and documents filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Guarantor and Merger Sub and the transactions contemplated by the Merger Agreement that is contained in or attached as an annex to this proxy statement, as well as in the other filings that the Company will make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 105.
Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the MBCA and DGCL, at the Effective Time, Merger Sub will merge with and into SpartanNash, and the separate corporate existence of Merger Sub will cease. SpartanNash will be the surviving corporation in the Merger and will continue its corporate existence as a Michigan corporation and a wholly-owned subsidiary of Parent. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the MBCA and the DGCL. At the Effective Time, the articles of incorporation and bylaws of the surviving corporation will be amended and restated, each in a form acceptable to Parent, in accordance with applicable law and consistent with the obligations set forth in the Merger Agreement.
The directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the surviving corporation as of the Effective Time. The officers of SpartanNash immediately prior to the Effective Time will become the initial officers of the surviving corporation as of the Effective Time.
Closing and Effectiveness of the Merger
The closing of the Merger will take place (i) by means of a virtual closing through electronic exchange of signatures on the second business day following the day on which the last of the conditions to closing (described below under “The Merger Agreement — Conditions to the Closing of the Merger”) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time) or (ii) at another date and time mutually agreed upon in writing between SpartanNash and Parent; provided that in no event will Parent or Merger Sub be required to consummate the Merger prior to the date that is sixty days following the date of the Merger Agreement.

For purposes of the Merger Agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which banking institutions in the state of New York or the State of Michigan are required or authorized by law to close.
On the closing date, Parent, Merger Sub and SpartanNash will file a certificate of merger (the “MBCA Certificate of Merger”) with the Michigan Department of Licensing and Regulatory Affairs (the “Michigan Department”) and a certificate of merger (the “DGCL Certificate of Merger”) with the Secretary of State of the State of Delaware, each in such form as required by, and executed in accordance with, the applicable provisions of the MBCA and the DGCL, respectively (collectively, the “Certificates of Merger”). The Merger will become effective as of the later of the time the MBCA Certificate of Merger is filed and accepted by the Michigan Department and the time the DGCL Certificate of Merger is accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Parent and SpartanNash in writing and specified in the Certificates of Merger.
Merger Consideration
At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, no par value, of the surviving corporation, and each issued and outstanding share of SpartanNash common stock immediately prior to the Effective Time (other than canceled shares) will cease to be outstanding and automatically be canceled and converted into the right to receive the Merger Consideration, upon surrender of certificates or book-entry shares. The Merger Consideration will be paid without interest and is subject to any applicable withholding taxes. At the Effective Time, each of the canceled shares will automatically be canceled and retired without payment of any consideration and will cease to exist.
Exchange and Payment Procedures
At or prior to the Effective Time, Parent will designate a bank or trust company of national recognition and reasonably acceptable to SpartanNash to make payments of the per share Merger Consideration to SpartanNash shareholders (such institution, the “paying agent”).
At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent, in trust for the benefit of holders of shares of SpartanNash common stock, cash sufficient to pay the aggregate Merger Consideration (the “Payment Fund”).
As soon as reasonably practicable (and no later than two business days) after the Effective Time, the surviving corporation shall cause the paying agent to mail to each holder of record of (i) a certificate that immediately prior to the Effective Time represented shares of SpartanNash common stock (other than holders of canceled shares), a letter of transmittal and instructions for effecting the surrender of such certificates to the paying agent and (ii) book-entry shares that immediately prior to the Effective Time represented shares of SpartanNash common stock (other than holders of canceled shares), instructions for effecting the surrender of such book-entry shares to the paying agent, in each case, in exchange for payment of the Merger Consideration.
Upon surrender to the paying agent of book-entry shares or certificates, together with the letters of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such book-entry shares or certificates will be entitled to receive payment of the Merger Consideration to which the holder is entitled pursuant to the Merger Agreement in respect of each share formerly represented by such book-entry share or certificate (without interest and after giving effect to any required tax withholding).
No Transfers Following the Effective Time
At the close of business on the day on which the Effective Time occurs, the share transfer books of SpartanNash will be closed and there will be no further transfers on the share transfer books of SpartanNash of the shares of SpartanNash common stock that were outstanding immediately prior to the Effective Time.

Termination of Payment Fund
If any cash deposited with the paying agent is not claimed or otherwise remains undistributed to any holders of the certificates or book-entry shares of SpartanNash common stock for twelve months after the Effective Time, such cash will be delivered to the surviving corporation, upon demand, and any holders of the certificates of SpartanNash common stock who have not complied with the exchange procedures in the Merger Agreement (subject to abandoned property, escheat or similar laws) must thereafter look only to the surviving corporation for payment of the Merger Consideration (after giving effect to any required tax withholdings) upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. None of Parent, Merger Sub, SpartanNash, the surviving corporation or the paying agent will be liable to any person for any amount delivered to a public official pursuant to any abandoned property, escheat or similar law.
Lost, Stolen or Destroyed Certificates
If a SpartanNash certificate has been lost, stolen or destroyed, then, before a SpartanNash shareholder will be entitled to receive the Merger Consideration, subject to any applicable withholding taxes, such shareholder will need to deliver an affidavit of that fact, in form and substance reasonably acceptable to Parent, to the paying agent (or, if subsequent to the termination of the Payment Fund, Parent), and, if required by Parent or the paying agent, post a bond in such amount as Parent or the paying agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate.
Withholding Taxes
Each of SpartanNash, Parent, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any applicable provision of state, local or foreign law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.
Treatment of SpartanNash Equity Awards
SpartanNash Restricted Stock Awards
At the Effective Time, each SpartanNash Restricted Stock Award that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash Restricted Stock Award immediately prior to the Effective Time and (y) an amount in cash equal to any accrued but unpaid dividends with respect to such SpartanNash Restricted Stock Award.
SpartanNash RSUs
At the Effective Time, (i) each SpartanNash RSU that is held by a non-employee director or was otherwise granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will fully vest and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, and (ii) each SpartanNash RSU not covered by the preceding clause (i) that is outstanding immediately prior to the Effective Time will vest as to one-sixth (if the Effective Time occurs on or before June 30, 2026) or one-third (if the Effective Time occurs after June 30, 2026) of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion, and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash RSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash RSU, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash RSU from which such cash award was converted.
SpartanNash PSUs
At the Effective Time, (i) each SpartanNash PSU that is held by a member of the executive leadership team or was otherwise granted in January 2025 will fully vest, without proration and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU based on the level of performance determined in accordance with the immediately preceding clause (x), and (ii) each SpartanNash PSU (other than the SpartanNash PSUs covered by the preceding clause (i)) granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will vest as to a pro-rata portion of such SpartanNash PSU based on the number of full weeks completed in the applicable performance period prior to the Effective Time in accordance with the terms of the applicable award agreement, and such vested pro-rata portion will be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU based on the level of performance determined in accordance with the immediately preceding clause (x).
The remaining portion of each SpartanNash PSU that is outstanding and unvested as of the Effective Time will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such remaining unvested portion of such SpartanNash PSU immediately prior to the Effective Time (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board) and any accrued but unpaid dividend equivalents with respect to such remaining unvested portion of such SpartanNash PSU, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable on the last day of the original performance period applicable to such SpartanNash PSU from which such cash award was converted, subject to the holder’s continued service with C&S and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination). Further, the portion of consideration received by a member of the executive leadership team in accordance with clause (i) above that is in excess of the consideration received with respect to a pro-rata portion of such SpartanNash PSU based on the number of full weeks completed in the applicable performance period prior to the closing will be subject to repayment in full in the event such executive leadership team member resigns without “good reason” (which, for purposes of this repayment obligation, will not include a material diminution in the executive leadership team member’s authority, duties or responsibilities) or is terminated by SpartanNash for “cause,” in each case prior to the six-month anniversary of the closing date.
At the Effective Time, each SpartanNash PSU granted after the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will vest as to one-half (if the Effective Time occurs on or before June 30, 2026) or all (if the Effective Time occurs after June 30, 2026) of the unvested portion of the award scheduled to vest on or prior to the first anniversary of the date of grant of the award and be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such award and any accrued but unpaid dividend equivalents with respect to such vested portion (with such number of shares of SpartanNash common stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Board), and the remaining unvested portion will be canceled and converted into the right to receive a cash-based award equal to the Merger Consideration in respect of each share of SpartanNash common stock subject to such SpartanNash PSU immediately prior to the Effective Time and any accrued but unpaid dividend equivalents with respect to such SpartanNash PSU (with such number of shares of SpartanNash common stock determined based on the target performance level if the Effective Time occurs during the 2026 fiscal year or the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period if the Effective Time occurs after the 2026 fiscal year, in each case, as determined by the Compensation Committee of the Board), which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such SpartanNash PSU from which such cash award was converted.
Treatment of the ESPP
With respect to the ESPP, SpartanNash is required to ensure that (i) no new Option Periods will commence following the date of the Merger Agreement, (ii) no individuals will commence participation in the ESPP through the closing date, and (iii) there will be no increase in the amount of payroll deductions permitted to be made by the participants under the ESPP during the current Option Period from those in effect as of the date of the Merger Agreement. Prior to the Effective Time, all outstanding purchase rights under the ESPP will be exercised and used to purchase shares of SpartanNash common stock in accordance with the terms of the ESPP. SpartanNash is required to ensure that the ESPP will terminate immediately prior to the Effective Time, contingent upon the occurrence of the closing.
Treatment of Amazon Warrants
Pursuant to the Merger Agreement, if any Company Warrants are outstanding, at least ten business days prior to the closing date, the Company will (i) deliver to the Warrantholder written notice of the transactions contemplated by the Merger Agreement (which will constitute a qualifying Business Combination under the Warrant Agreement) and (ii) if the Warrantholder (x) does not provide notice to the Company that it is electing a Cash Exercise or a Cashless Exercise as prescribed in the penultimate sentence of Section 14 of the Warrant Agreement or (y) elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Company upon the consummation of the Merger, then the Company will effect the exercise of such Company Warrants through a Cashless Exercise in accordance with the terms of the Warrant Agreement. As a result of such Cash Exercise or Cashless Exercise, as of immediately prior to the Effective Time the Company Warrants will have been converted into shares of SpartanNash common stock as follows:
•
in the case of a Cash Exercise, into the Warrant Shares represented by the Company Warrants following payment of the Exercise Price in accordance with the terms of the Warrant Agreement; and

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in the case of a Cashless Exercise, into a number of Warrant Shares equal to the product of (1) the number of Warrant Shares represented by the Company Warrants and (2) a fraction, (A) the numerator of which is the excess of (I) the 30-Day VWAP over (II) the Exercise Price, and (B) the denominator of which is the 30-Day VWAP, provided that such product will be rounded to the nearest whole Warrant Share.

Representations and Warranties
In the Merger Agreement, SpartanNash made representations and warranties subject to certain exceptions in the Merger Agreement, in SpartanNash’s confidential disclosure letter delivered to the Parent in connection with the Merger Agreement and in SpartanNash’s public filings, regarding, among other things:
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due incorporation, capitalization and indebtedness;

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corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

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consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

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the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material complaints, allegations, assertions or claims regarding the Company’s accounting or auditing practices and compliance in all material respects with applicable listing and corporate governance rules and regulations of Nasdaq;

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the accuracy of the information supplied for the purposes of this proxy statement;

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the absence of undisclosed liabilities;

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the governmental consents and approvals required in connection with the transactions contemplated by the Merger Agreement;

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intellectual property, data privacy and cybersecurity;

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certain material contracts;

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government contracts;

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insurance policies;

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employee benefit plans and labor matters;

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tax matters;

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the absence of certain actions, proceedings or orders;

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compliance with applicable laws;

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certain regulatory matters;

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the absence of certain liabilities relating to, and violations of, environmental laws;

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the absence of certain changes or events;

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real property matters;

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broker’s fees payable in connection with the Merger;

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the opinion of the Company’s financial advisor; and

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affiliate transactions.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties, subject to certain exceptions in the Merger Agreement and Parent’s confidential disclosure letter delivered in connection with the Merger Agreement, regarding, among other things:
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due incorporation;

•
corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•
consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

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the operations of Merger Sub;

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the absence of certain actions, proceedings or orders;

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compliance with applicable laws;

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the accuracy of the information supplied for purposes of this proxy statement;

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the absence of takeover statutes applicable to the Merger Agreement or the transactions contemplated thereby;

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available funds and financing;

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the enforceability of the executed Equity Funding Letter and Debt Commitment Letter providing for a commitment to provide Equity Financing and Debt Financing to Parent and Guarantor, respectively, and the sufficiency of the proceeds to be disbursed under the Commitment Letters, together with other sources of financing available to Parent, to pay the aggregate Merger Consideration and the other amounts payable under the Merger Agreement;

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the absence of arrangements or agreements with Parent, Merger Sub, or any of their affiliates with any member of the Board or SpartanNash’s management;

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the absence of beneficial ownership of shares of SpartanNash capital stock by Parent, Merger Sub or their respective affiliates; and

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broker’s fees payable in connection with the Merger.

In the Merger Agreement, Guarantor has made representations and warranties, subject to certain exceptions in the Merger Agreement, regarding:
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due incorporation;

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corporate power and authority relating to the execution, delivery and performance of the Merger Agreement; and

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consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” qualification, as discussed below.
For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (i) the business, operations or condition of SpartanNash and its subsidiaries, taken as a whole or (ii) the Company’s ability to consummate the transactions contemplated by the Merger Agreement by the Termination Date (as it may be extended in accordance with the terms of the Merger Agreement), except that no change, effect, development, circumstance, condition, fact, state of facts, event or occurrence to the extent resulting or arising from the following will constitute or be taken into account in determining whether there has been, is or would reasonably be expected to be a Company Material Adverse Effect:
•
any changes or developments in or affecting domestic, foreign or global markets in which SpartanNash or any of its subsidiaries operates or domestic, foreign or global economic conditions generally;

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changes in GAAP or interpretation thereof after the date of the Merger Agreement;

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changes in laws or any official interpretation thereof after the date of the Merger Agreement;

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changes in domestic, foreign or global political conditions;

•
any changes or developments in the business or regulatory conditions generally affecting the industries in which SpartanNash or its subsidiaries operate;

•
the negotiation, execution, delivery, announcement or pendency of the Merger Agreement or the anticipated consummation of the transactions contemplated thereby, including the identity of (or actions taken by) Parent and changes in relationship with or loss of customers, suppliers or other business partners or employees resulting from the foregoing (except with respect to SpartanNash’s representations and warranties concerning execution, delivery, and consummation of the Merger Agreement);

•
acts of God, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wildfires or other natural disasters or weather conditions, epidemics, pandemics or disease outbreaks, cyberattacks,

data breaches or other force majeure events, including any worsening of such conditions threatened or existing on the date of the Merger Agreement;
•
a decline in the trading price or trading volume of SpartanNash common stock or any change in the credit rating or ratings outlook for the Company or any of its subsidiaries, or the availability or cost of equity, debt or other financing to Parent or Merger Sub;

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the failure to meet any internal or analysts’ projections, guidance, budgets, expectations, forecasts or estimates;

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actions required to be taken or omitted by the Company or any of its subsidiaries at the written request of Parent, or actions taken or omitted to be taken by the Company or any of its subsidiaries in accordance with the express terms of the Merger Agreement; and

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any actions or claims made or brought by any shareholders of SpartanNash (on their behalf or on behalf of SpartanNash), in each case relating to the evaluation, negotiation or entry into or terms of the Merger Agreement, recommendation of the transactions contemplated by the Merger Agreement to the Company’s shareholders or consummation of such transactions.

However, with respect to the matters described in the first through fifth and seventh bullet points above, such effects may be taken into account to the extent that they have a disproportionately adverse effect on SpartanNash and its subsidiaries, taken as a whole, relative to other companies in the same industry as SpartanNash and its subsidiaries, but only to the extent of the incremental disproportionate impact on SpartanNash and its subsidiaries. In addition, with respect to the effects described in the eighth and ninth bullet points above, the underlying cause of any such effects may be taken into account unless the underlying clause is otherwise excluded by the Merger Agreement.
For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that, individually or in the aggregate with all other changes, effects, developments, circumstances, conditions, facts, states of facts, events or occurrences, would or would reasonably be expected to materially delay, hinder or otherwise materially adversely affect Parent’s or Merger Sub’s ability to timely consummate the Merger and transactions contemplated by the Merger Agreement, including the payment of the Merger Consideration.
The representations and warranties of each of the Company, Parent and Merger Sub will expire upon the completion of the Merger or the termination of the Merger Agreement.
Covenants Relating to the Conduct of Business Pending the Merger
The Merger Agreement provides that, from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, other than (i) as required by the Merger Agreement or applicable law, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned; provided that, Parent will be deemed to have consented if it provides no response within ten business days after written request by SpartanNash for such approval) or (iii) as set forth in SpartanNash’s confidential disclosure letter, SpartanNash will, and will cause its subsidiaries to, use commercially reasonable efforts to: (x) conduct their business in all material respects in the ordinary course consistent with past practice and (y) maintain and preserve intact, in all material respects, its business organization and their relationships with lenders, customers, vendors and employees and other material business relations.
In addition, from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, SpartanNash will not, and will cause its subsidiaries not to, other than (i) as required by the Merger Agreement or applicable law, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned; provided that, Parent will be deemed to have consented if it provides no response within ten business days after written request by SpartanNash for such approval) or (iii) as set forth in SpartanNash’s confidential disclosure letter, take any of the following actions:
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amend their respective organizational documents, other than immaterial amendments to the organizational documents of the Company’s subsidiaries;

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split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;

•
make, declare or pay any dividend or distribution, or redeem or purchase any of its capital stock or other securities convertible into or exchangeable for any shares of its capital stock other than: (i) in connection with intercompany transactions with or among its wholly-owned subsidiaries, (ii) for the acceptance of SpartanNash common stock, or withholding of SpartanNash common stock otherwise deliverable, to satisfy withholding taxes incurred in connection with the vesting or settlement of Company Equity Awards (as defined in the Merger Agreement), (iii) (x) quarterly dividends of $0.22 per share of SpartanNash common stock that were declared on May 22, 2025 and became payable on June 30, 2025 and (y) ordinary quarterly dividends during each of the third and fourth quarters of fiscal year 2025 and during the first quarter of fiscal year 2026, in each case, consistent in all material respects with past practice with respect to timing of declaration and payment and the amount thereof or (iv) pursuant to the terms and conditions of the Company Warrants (as defined in the Merger Agreement) in accordance with their terms as in effect on the date of the Merger Agreement;

•
grant any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

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(i) issue, purchase, sell or otherwise permit to become outstanding any additional shares of the Company’s capital stock or securities convertible, exchangeable into or exercisable for any shares of the Company’s capital stock or any options, warrants or other rights to acquire shares of the Company’s capital stock, other than: (w) due to the vesting or settlement of Company Equity Awards granted prior to the date of the Merger Agreement and in accordance with their terms, (x) due to issuances under the Company ESPP (as defined in the Merger Agreement) in accordance with the terms thereof, (y) in connection with intercompany transactions and (z) the issuance, delivery or sale of SpartanNash’s common stock to the extent required pursuant to the Company Warrants in accordance with their terms as in effect as of the date of the Merger Agreement or (ii) enter into any agreement, understanding or arrangement concerning the sale or voting of the Company’s capital stock or equity interests, except for the issuance, delivery or sale of SpartanNash’s common stock to the extent required pursuant to the Company Warrants in accordance with their terms as in effect as of the date of the Merger Agreement;

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other than the transactions contemplated by the Merger Agreement and in connection with intercompany transactions involving the Company’s wholly-owned subsidiaries, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization or enter into any new line of business unrelated to the Company’s current business;

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incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities other than: (i) intercompany indebtedness for borrowed money or guarantees of intercompany indebtedness for borrowed money involving the Company’s wholly-owned subsidiaries, (ii) indebtedness incurred in the ordinary course of business pursuant to the Existing Credit Facility (as defined in the Merger Agreement) in effect as of the date of the Merger Agreement and (iii) indebtedness incurred to replace, renew, extend, refinance or refund such indebtedness of, or to replace existing equipment of, the Company or its wholly-owned subsidiaries, which has matured or is scheduled to mature after the date of the Merger Agreement, on then-prevailing market terms or on terms substantially consistent with or more beneficial to the Company and its subsidiaries, taken as a whole, than the indebtedness being replaced, in the case of this item (iii), in the ordinary course of business and up to an amount equal to the indebtedness being replaced, renewed, extended, refinanced or refunded, plus any related fees, expenses, premiums and accrued interest;

•
other than in accordance with certain material contracts in effect as of the date of the Merger Agreement, sell, transfer, mortgage, subject to a lien (subject to certain exceptions) or otherwise dispose of any assets having a value in excess of $2,500,000 individually or $10,000,000 in the aggregate except in connection with: (i) intercompany transactions, (ii) sales of inventory in the ordinary course of business and (iii) sales of rental equipment in the ordinary course or obsolete or worthless equipment;

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other than in connection with intercompany transactions involving the Company’s wholly-owned subsidiaries, (i) acquire any assets (other than acquisitions of assets in the ordinary course of business) or any person or the business of any person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or (ii) make investments in any person or entity, in each case whether by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly-owned subsidiary of the Company;

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except as required by any Company Benefit Plan or Collective Bargaining Agreement (in each case, as defined in the Merger Agreement) in effect as of the date of the Merger Agreement: (i) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of the Merger Agreement, other than any annual renewals of existing Company Benefit Plans in the ordinary course of business that do not materially increase the annual cost of maintaining such Company Benefit Plans, (ii) increase the compensation (including severance, change-in-control, retention and equity and equity-based compensation) or benefits of any current or former employee, other than increases in the ordinary course of business to the base salary or wage rate (and proportionate increases in target incentive opportunities arising as a result of such base salary or wage rate increases) of employees whose annual base compensation is less than $150,000 that do not exceed five percent (5%) individually or three and a half percent (3.5%) in the aggregate, (iii) pay or award, or commit to pay or award, any bonus or incentive compensation, (iv) accelerate the time of vesting or payment of any award under any Company Benefit Plan or (v) hire or terminate (other than a termination for cause) the employment of any employee with annual base compensation in excess of $150,000, except for individuals hired to fill positions that become open subsequent to the date of the Merger Agreement as a result of an employee’s departure or termination;

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implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would implicate the WARN Act;

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other than the expiration of intellectual property of the Company and its subsidiaries that is registered intellectual property at the end of its statutory term, sell, assign, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any material intellectual property owned or purported to be owned by the Company or any of its subsidiaries;

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implement, adopt or materially change any financial accounting principles or methods except as required by changes to GAAP or other applicable law;

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(i) terminate or amend in a manner materially adverse to the Company or its subsidiaries any material contract or material lease, other than any renewal or expiration or exercise of any extension option in the ordinary course of business according to such material contract or material lease in accordance with its terms on substantially the same terms, (ii) other than in the ordinary course of business, enter into any contract or lease that would have been a material contract or material lease had it been entered into prior to the date of the Merger Agreement or (iii) waive any material right under or release, settle or compromise any material claim under any material contract or material lease;

•
make any loan, advance or capital contribution to or investment in any person, other than (i) expense advancements in the ordinary course of business to SpartanNash’s directors, officers and employees or (ii) loans or advances between subsidiaries of the Company or between the Company and its subsidiaries and capital contributions in wholly-owned subsidiaries of the Company;

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pay, discharge, settle or satisfy any pending or threatened litigation (other than litigation in connection with the Merger Agreement described in the section of this proxy statement entitled “The Merger Agreement — Coordination on Transaction Litigation”) that requires payment in excess of $2,000,000 individually or $5,000,000 in the aggregate or imposes any non-monetary relief;

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(i) modify, extend or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor union, labor organization, works council or group of employees of the Company or its subsidiaries as the bargaining representative for any employees of the Company or its subsidiaries;

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(i) make, change or revoke any material tax election, (ii) change any annual tax accounting period, (iii) adopt or change any material method of tax accounting, (iv) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign law) with respect to a material amount of taxes, (v) settle any claim, audit, assessment or dispute with respect to a material amount of taxes, (vi) file any material amended tax return, (vii) consent to or request any extension or waiver of the limitations period applicable to any claim or assessment with respect to a material amount of taxes (other than in the ordinary course of business) or (viii) surrender any right to claim a material tax refund;

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terminate, cancel or make any material adverse changes to the structure, limits or terms and conditions of any of insurance policies that are material to the Company and its subsidiaries, taken as a whole;

•
incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, other than any such capital expenditures or authorizations or commitments that are both (i) in the ordinary course of business and (ii) in the aggregate not in excess of (x) $60,000,000 for any fiscal quarter or (y) $160,000,000 for any fiscal year;

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enter into any affiliate agreement that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act in the Company’s Form 10-K, other than compensation or other employment arrangements entered into in the ordinary course of business;

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enter into any agreement, understanding or arrangement with respect to the voting of any capital stock or other equity interests of the Company (including any voting trust); or

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authorize any of, or agree or commit to do any of, the foregoing actions.

Access
Subject to certain exceptions and limitations, from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, upon reasonable notice (i) SpartanNash must, and must cause its subsidiaries to, give to Parent and its representatives reasonable access, during normal business hours, to SpartanNash’s and its subsidiaries’ books and records (including personnel records), real property, offices and facilities and (ii) SpartanNash must make available, and shall cause its subsidiaries to make available, during normal business hours, the Company’s officers and employees to Parent and its representatives and to furnish Parent with all financial, operating and other data and information, in each case, (x) as Parent reasonably requests from time to time in connection with Parent’s strategic and integration planning with respect to the transactions contemplated by the Merger Agreement, (y) to the extent such access and disclosure would not obligate the Company or any of its subsidiaries to take any actions that would unreasonably interfere with the normal course of their businesses and (z) in connection with Third-Party Reports (as defined in the Merger Agreement) that may be obtained by Parent with respect to the Company’s real properties. The foregoing does not authorize any invasive environmental testing or sampling of any real property. In no event will Parent have access to the Company’s officers or employees regarding new employment or compensation arrangements without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and subject to such parties providing the Company with the opportunity to review any such proposed arrangements a reasonable period of time prior to their proposed execution.
The foregoing will not require SpartanNash to permit access or disclose any information if such access or disclosure would, in the reasonable judgment of the Company’s legal counsel, be in violation of applicable laws or binding agreements entered into by the Company or its subsidiaries prior to the date of the Merger Agreement or would reasonably be expected to result in a loss or impairment of attorney-client or work product privilege, provided that in such instances SpartanNash must inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information in a permitted manner.
All information provided by the Company must be held in confidence in accordance with the confidentiality agreement between Guarantor and the Company, except that Parent is permitted to disclose non-public or other confidential information provided on behalf of the Company or its subsidiaries or their respective affiliates or representatives that is customarily provided in financings similar to the Debt

Financing to rating agencies and prospective lenders and investors during syndication of the Debt Financing, subject to customary confidentiality undertakings, which will, in any event, require “click through” or other affirmative action by the recipient acknowledging and agreeing to maintain the confidentiality of such information.
Company Takeover Proposal; Non-Solicitation
From the date of the Merger Agreement until the earlier of the Effective Time or the date the Merger Agreement is terminated, SpartanNash must not, and must cause each of its subsidiaries and its and their respective officers and directors not to, and must use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage or facilitate any proposal or offer or inquiries regarding the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Company Takeover Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than in response to an unsolicited inquiry that did not arise from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), solely to ascertain facts from the person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the person that made it); or

•
resolve or agree to do any of the foregoing.

Within three business days following the date of the Merger Agreement, the Company requested in writing that each person that had executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal destroy or return any of the Company’s nonpublic information and terminate access to any physical or electronic data rooms.
Prior to the time the Company Shareholder Approval is obtained, if the Company receives a bona fide written Company Takeover Proposal from a third party that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional) and if the Board determines in good faith, in its reasonable discretion (i) after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and (ii) after consultation with its outside legal counsel, that failure to take action under clauses (x) and (y) below would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Company and its representatives may (x) furnish information (including non-public information) to such persons and their representatives pursuant to an acceptable confidentiality agreement and (y) engage in or otherwise participate in discussions or negotiations with such person and its representatives, in each case, subject to the requirement that the Company must make available to Parent and Merger Sub any material non-public information or data concerning the Company or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.
A “Company Takeover Proposal” means any offer, proposal or indication of interest that is not withdrawn from a person or group of persons (other than Parent or its subsidiaries), made after the date of the Merger Agreement relating to, in a single transaction or series of related transactions:
•
any acquisition or purchase, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of SpartanNash (whether by voting power or number of shares);

•
any tender or exchange offer which, if consummated, would result in any person or group of persons beneficially owning more than 20% of any class of outstanding voting or equity securities of SpartanNash (whether by voting power or number of shares);

•
any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving SpartanNash as a result of which the shareholders of SpartanNash immediately prior to the transaction would hold less than 80% of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares); or
•
any sale, lease, exchange, transfer, license or other disposition to a person or group of persons of more than 20% of the consolidated assets of the Company and its subsidiaries (measured by the fair market value).

A “Company Superior Proposal” means a bona fide, written Company Takeover Proposal (with references to “20%” being deemed to be replaced with references to “80%” and references to “80%” being deemed to be replaced with references to “20%”) by a third party, which the Board (or a committee thereof) determines in good faith after consultation with the Company’s outside legal counsel and financial advisors to be more favorable from a financial point of view to the Company and its shareholders than the transactions contemplated by the Merger Agreement and is reasonably capable of being consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing or regulatory approvals and likelihood of consummation) and the Merger Agreement (and any changes to the Merger Agreement proposed by Parent)).
Change of the SpartanNash Board Recommendation
The Board has unanimously recommended that SpartanNash shareholders vote “FOR” the Merger Proposal. Generally, the Board may not:
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change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the recommendation of the Board that the Company’s shareholders approve the Merger Proposal;

•
adopt, approve, endorse or recommend to SpartanNash shareholders, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to SpartanNash shareholders, a Company Takeover Proposal;

•
fail to make or reaffirm the Board’s recommendation following the date on which any Company Takeover Proposal or any material modification thereto is first published or sent or given to SpartanNash shareholders within five business days of Parent’s written request; provided that Parent may not make a request on more than one occasion for each Company Takeover Proposal;

•
fail to recommend on Schedule 14D-9 against any Company Takeover Proposal that is a tender offer or exchange offer subject to Regulation 14D within ten business days after the commencement of such tender offer or exchange;

•
publicly propose or agree to any of the foregoing prohibited actions; or

•
cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement, commitment or agreement in principle with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal or publicly propose or agree to do any of the foregoing.

The actions described in the first five bullet points above are a “Change of Recommendation.”
Prior to the time the Company Shareholder Approval is obtained, the Board may effect a Change of Recommendation and/or, in response to a Company Superior Proposal, terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Company Superior Proposal, if the Company has received a Company Superior Proposal after the date of execution of the Merger Agreement and prior to the time the Company Shareholder Approval is obtained that did not result from a breach of the Company’s non-solicitation obligations (other than a breach that is both immaterial and unintentional), subject to the requirements that:
•
the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Company Superior Proposal, which notice specifies the identity of the person making such Company Superior Proposal and the material terms and conditions thereof and includes a copy of the proposed acquisition agreement with respect thereto and all related documentation;
•
during the three business-day period following the date on which notice was received (or a two business-day period, in the event of any change to the financial terms or other material terms of such Company Superior Proposal), the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

•
upon the conclusion of the applicable negotiation period, the Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Parent and determines, after consultation with the Company’s independent financial advisors and outside legal counsel, that the Company Takeover Proposal continues to constitute a Company Superior Proposal.

The Board, prior to the time the Company Shareholder Approval is obtained, may also effect a Change of Recommendation in response to an Intervening Event if the Board determines in good faith in its reasonable discretion, after consultation with its independent financial advisors and outside legal counsel that the failure to effect a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law, subject to the requirements that:
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the Company provides prior written notice to Parent, at least three business days in advance, that it intends to effect a Change of Recommendation specifying the reasons therefore and including a description of the Intervening Event;

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during the three business-day period following the date on which notice was received, the Company and its representatives negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement as Parent may propose; and

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upon the conclusion of the applicable negotiation period, the Board after taking into account any revisions to the terms of the Merger Agreement proposed by Parent, determines in good faith in its reasonable discretion, after consultation with the Company’s independent financial advisors and outside legal counsel, that the failure of the Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable law.

An “Intervening Event” means an event, fact, circumstance, development or occurrence that is material to the Company and its subsidiaries, taken as a whole, that (i) is not known or reasonably foreseeable by the Board as of the date of the Merger Agreement, (ii) becomes known to or by the Board prior to obtaining Company Shareholder Approval and (iii) does not relate to (v) a Company Takeover Proposal, or any matter relating thereto or consequence thereof, (w) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their affiliates, (x) any event, fact, circumstance, development or occurrence that directly results from the announcement, pendency and consummation of the Merger Agreement or the Merger, (y) changes in the market price or trading volume of the shares of SpartanNash common stock in and of themselves or (z) the fact that, in and of itself, SpartanNash meets, exceeds, or fails to meet any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period.
Special Meeting
SpartanNash has agreed to take all action required under applicable law (including the MBCA) and the Company’s articles of incorporation and bylaws to duly call, give notice of and convene a Special Meeting of SpartanNash shareholders promptly following mailing of this proxy statement to consider and vote upon the approval of the Merger Agreement, such date to be selected after reasonable consultation with Parent. SpartanNash may postpone or adjourn the Special Meeting with Parent’s consent and in accordance with the applicable provisions of the MBCA.
The Board is required to recommend in this proxy statement and at the Special Meeting that SpartanNash shareholders vote in favor of the approval of the Merger Proposal, and to use its reasonable efforts to solicit such approval, subject to the fiduciary termination right in the Merger Agreement and provided that the Board may change its recommendation in the manner described above in the section entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change of the SpartanNash Board Recommendation.”
Notwithstanding the foregoing:
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if the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Special Meeting, including due to an absence of quorum, the Company may adjourn, recess or postpone the Special Meeting to solicit additional proxies in favor of the Merger Proposal; provided, however, that the Company may not postpone or adjourn the Special Meeting more than a total of two times, and for no greater than ten business days in the aggregate, for this purpose;

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the Company may adjourn, recess or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to SpartanNash’s shareholders within a reasonable amount of time in advance of the Special Meeting; and

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at Parent’s request, to the extent permitted by law, the Company must adjourn the Special Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of SpartanNash common stock to obtain the Company Shareholder Approval; provided that the Company will not be required to adjourn the Special Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence will be required to be for a period exceeding ten business days.

Subject to the Board’s right to make a Change of Recommendation, as described in the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation — Change of the SpartanNash Board Recommendation,” the Board must include its recommendation regarding the Merger Proposal in this proxy statement. Notwithstanding any Change of Recommendation, the Company must submit the Merger Agreement to the SpartanNash shareholders for approval at the Special Meeting unless the Merger Agreement is terminated in accordance with Article VIII of the Merger Agreement prior to the Special Meeting.
Financing and Financing Cooperation
Parent and Merger Sub have obtained committed financing consisting of (i) Equity Financing to be provided by the Sponsor and (ii) Debt Financing to be provided by the Debt Commitment Parties. In connection with the Merger Agreement, Parent and Merger Sub have delivered to the Company copies of the Commitment Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the financing contemplated by the Commitment Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.
Equity Financing
The Equity Funding Letter provides that the Sponsor will provide, upon the terms and subject to the conditions set forth in the Equity Funding Letter, an aggregate amount in cash equal to $903,000,000 in equity financing solely for the purpose of enabling Parent to fund the payments due under the Merger Agreement. The obligations of the Sponsor to provide the equity financing under the Equity Funding Letter are subject to a number of conditions, including, but not limited to: (i) the satisfaction or valid waiver of the conditions to Parent’s and Merger Sub’s obligations to effect the closing (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), (ii) the prior or concurrent funding of the Debt Financing or alternative financing, as applicable, in accordance with the terms thereof and (iii) the substantially concurrent consummation of the closing in accordance with the terms of the Merger Agreement. We refer to the financing described above as the “Equity Financing.”
The obligation of the Sponsor to fund the equity commitment will automatically terminate upon the earliest to occur of: (i) the funding of the Equity Financing and the subsequent consummation of the closing, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the date that the

Company or any of its affiliates or representatives asserts any claim in writing or institutes certain suits, actions or other legal proceedings.
The Company is an express third-party beneficiary of the rights granted to Parent under the Equity Funding Letter for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded to Parent under the Equity Funding Letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof and of the Merger Agreement).
Debt Financing
The Debt Commitment Letter provides that the Debt Commitment Parties will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $1,000,000,000 in debt financing, consisting of (i) a commitment to provide $600,000,000 of additional capacity under C&S’s existing ABL facility to fund the Merger Consideration at the closing of the Merger and (ii) a new term loan facility in an aggregate amount not to exceed $400,000,000 to be funded at the closing of the Merger.
We refer to the financing described above as the “Debt Financing.” The proceeds of the Debt Financing will be used to finance, in part, the payment of the amounts payable under the Merger Agreement, the repayment or refinancing of certain of the Company’s existing indebtedness outstanding as of the closing of the Merger, the payment of fees and expenses relating to the transactions and general corporate practices.
The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):
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the consummation of the Merger substantially simultaneously or substantially concurrent with the closing under the debt financing facilities in accordance with the Merger Agreement as in effect on June 22, 2025 (without giving effect to any amendments, waivers, modifications or consents thereof that are materially adverse to the administrative agent under the ABL Credit Facility or any lenders in their capacities as such without the consent of the Debt Commitment Parties) (such approval not to be unreasonably withheld, delayed or conditioned);

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with respect to (a) the ABL Credit Facility, the substantially simultaneous or substantially concurrent effectiveness of the Term Loan Facility and (b) the Term Loan Facility, the substantially simultaneous or substantially concurrent effectiveness of the amendment to the ABL Credit Facility;

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the substantially simultaneous or substantially concurrent consummation of the Equity Financing;

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the receipt of customary payoff letters with respect to the Existing Credit Facility;

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the delivery of certain audited financial statements of SpartanNash and financial statements and projections with respect to Guarantor, in each case pursuant to the Debt Commitment Letter;

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the absence of a Company Material Adverse Effect since June 22, 2025;

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the execution and delivery of an intercreditor agreement between the administrative agents with respect to each of the ABL Credit Facility and the Term Loan Facility;

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the receipt of customary evidence of insurance required to be maintained pursuant to the terms of the ABL Credit Facility and the Term Loan Facility;

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subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement (but only to the extent that Parent has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement) and certain specified representations and warranties in the loan documents under which the Debt Financing will be provided;

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payment of all applicable fees and reasonable and expenses, to the extent invoiced at least three business days prior to the closing date;

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the receipt of all documentation and other information about the borrower and guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act); and

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delivery of a customary solvency certificate, borrowing base certificate, perfection certificate and certain other customary closing documents.

As of the date hereof, the documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.
Financing Cooperation
Pursuant to the Merger Agreement, each of Parent, Guarantor and Merger Sub will use, and will cause their respective affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, reasonably proper or advisable to arrange and obtain the Debt Financing and Equity Financing on or prior to the closing date. If Parent, Guarantor or any of their respective affiliates becomes aware that any portion of the Debt Financing has become unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent will promptly notify the Company in writing and Parent, Guarantor and Merger Sub will use their reasonable best efforts to arrange to obtain alternative debt financing from the same or alternative sources as promptly as practicable following on terms and conditions not less favorable in any material respect, in the aggregate, to Parent, Guarantor, Merger Sub and their respective affiliates than those contained in the Debt Commitment Letter and in an amount, together with the aggregate proceeds of the equity financing and all other sources of cash available to Parent on the closing date, sufficient for Parent, Guarantor, Merger Sub and their respective affiliates to pay the Financing Uses (as defined in the Merger Agreement) on the terms and conditions contemplated by the Merger Agreement.
In connection with the efforts of Parent, Guarantor and Merger Sub to arrange the financing, prior to the closing date, the Company will use reasonable best efforts to provide, and will cause its subsidiaries and their respective officers, employees and representatives to use reasonable best efforts to provide, to Parent, Guarantor and Merger Sub, at Guarantor’s sole cost and expense, all cooperation on a timely basis as may be reasonably requested by Parent or its representatives in connection with obtaining the Debt Financing and the arrangement, syndication and consummation thereof, including:
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participating, and causing appropriate advisors of the Company and appropriate members of management of the Company and its subsidiaries with appropriate seniority and expertise to participate, in a reasonable number of calls, meetings, presentations, due diligence sessions, road shows, and drafting sessions with representatives of Guarantor, any debt financing sources (or, in connection with syndication efforts for the Debt Financing, persons who may become debt financing sources), investors and rating agencies (as the case may be), at reasonable times and with reasonable advance notice, and in each case which may be virtual;

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assisting in the preparation of (i) materials for any rating agency presentations and (ii) any syndication documents and materials, including lender and investor presentations, rating and bank books, information memoranda (confidential and public) (collectively, the “Syndication Documentation”), including by providing all documentation and information within the Company’s possession or control for due diligence purposes reasonably requested by Parent, Guarantor or their respective representatives in connection with such Debt Financing;

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(i) cooperating with advisors, consultants and accountants of Parent, Guarantor and the debt financing sources or potential sources of such Debt Financing (or their designees) with respect to the conduct of any audit, examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its subsidiaries and policies and procedures relating thereto (and providing all relevant information or documentation reasonably requested in connection therewith), including for the purpose of establishing collateral eligibility and values; (ii) assisting Parent and Guarantor to establish or maintain cash management procedures and/or bank accounts in connection with any Debt Financing; and (iii) cooperating with any back stop, “roll over” or termination of any existing letters of credit in connection with any Debt Financing Documents (as defined in the Merger Agreement);
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to the extent customary and not prohibited by applicable law, assisting and facilitating the granting of guaranty, security interest or pledging of collateral related to such Debt Financing (and any perfection of such security interests or collateral pledges);

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as promptly as reasonably practicable furnishing Parent, Guarantor and their respective representatives promptly with all documentation and other information required in connection with such Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

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as promptly as reasonably practicable furnishing Parent, Guarantor and their respective representatives with the Financing Information (as defined in the Merger Agreement);

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assisting in the preparation and facilitating the execution and delivery (in the case of execution and delivery, solely to the extent any such execution would only be effective on or after the closing date) of any definitive financing documentation required in connection with the Debt Financing and the schedules and exhibits thereto, in each case, required to be delivered under such definitive financing documentation, including credit agreements (or joinders thereto), pledge and security documents, mortgages, schedules, and other definitive financing documents and deliverables, including providing factual information in connection with any of the foregoing;

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providing customary authorization letters authorizing the distribution of information relating to the Company and its subsidiaries to any debt financing source and containing a customary representation to the debt financing sources as to the presence or absence of material non-public information relating to the Company and its subsidiaries;

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authorizing Wells Fargo Capital Finance, LLC, as administrative and collateral agent under the Existing Credit Facility, to share with the debt financing sources the field exams, appraisals and other information relating to the Company’s assets and operations delivered from time to time pursuant to the Existing Credit Facility and coordinating the actual delivery of such field exams, appraisals and other information to the debt financing sources;

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assisting Guarantor in procuring public ratings (but no specific ratings) for the component of the Debt Financing consisting of a term loan facility from each of Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the borrower under such Debt Financing and after giving effect to the transactions contemplated by the Merger Agreement from each of S&P and Moody’s, respectively; and

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ensuring that any syndication efforts for the Debt Financing benefit materially from the Company’s and its subsidiaries’ existing lending and investment banking relationships.

Notwithstanding the foregoing, the Company and its subsidiaries will not be required to:
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waive or amend any terms of the Merger Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the closing date, for which it has not received prior reimbursement or is not otherwise indemnified or entitled to reimbursement by or on behalf of Guarantor;

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take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company in any material respect;

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execute any contract, adopt any resolutions, execute any consents or otherwise take any corporate or similar action to be effective prior to the closing (other than customary authorization and representation letters contemplated in connection with any Syndication Documentation) (and, in each case, only by their respective directors, officers, managers or other persons holding similar positions at the Company or any of its subsidiaries who are expected to continue to hold such positions following the closing);

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take any action that would result in any employee, officer or director of the Company or any of its subsidiaries incurring any personal liability with respect to any matters relating to the Debt Financing;

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provide any legal opinion on or prior to the closing that is not contingent upon the closing or that must be effective prior to the Effective Time (other than customary representation letters, financial officer certificates and bank authorization letters);

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take any action that would conflict with or violate its organizational documents or any applicable law in any material respect or would result in a material violation or breach of, or default under, any material contract to which the Company or any of its subsidiaries is a party; or

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disclose or provide any information the disclosure to the extent it could result in (i) a loss or waiver of any privilege or (ii) in the disclosure of any trade secrets not otherwise required to be provided under the Merger Agreement or the violation of any confidentiality obligation.

Promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company in connection with the cooperation of the Company contemplated by the financing cooperation covenant in the Merger Agreement; provided that the Company (and not Parent) will be responsible for any amounts that would otherwise have been incurred in the absence of the transactions contemplated by the Merger Agreement.
SpartanNash Indebtedness
SpartanNash is currently party to the Existing Credit Facility. SpartanNash has agreed to deliver to Parent on the closing date (with a draft to be delivered at least three business days prior to the closing date) a customary payoff letter with respect to the Existing Credit Facility, which shall provide for the release of guarantees and liens related thereto.
Real Property-Related Cooperation
Pursuant to the Merger Agreement, the Company will provide certain cooperation to Parent on real property related matters, including:
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using commercially reasonable efforts to provide Parent copies of (i) modifications and (ii) certain notices issued or received by the Company or its affiliates in respect of any Material Lease (as defined in the Merger Agreement);

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upon Parent’s request, cooperating as reasonably requested by Parent with Parent’s efforts, at Parent’s sole cost and expense, in obtaining certain real property-related due diligence reports produced by third parties;

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upon Parent’s request, using commercially reasonable efforts to take certain actions to help secure estoppels in respect of the Company’s real property leases;

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making available the Company’s and its subsidiaries’ real property lead personnel for a bi-weekly call to discuss matters for which the Company has cooperation obligations under the Merger Agreement;

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using commercially reasonable efforts to deliver any notice to or obtain any consent, authorization or waiver required under any Material Lease from the respective landlord or tenant, as applicable, in each case only upon Parent’s request and subject to certain limitations, with Parent and Merger Sub being obligated to cooperate in connection therewith;

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notifying Parent after becoming aware of (i) any casualty affecting a single real property with an estimated cost to restore greater than $1,250,000 individually that is not insured or covered by insurance or (ii) any pending or threatened in writing condemnation action of the Company’s or its subsidiaries’ real property that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect

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using commercially reasonable efforts to provide Parent an updated list of the assessor’s parcel number for each parcel of the Company’s and its subsidiaries’ owned real property;

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if Parent notifies the Company of any (i) any mortgages, deeds of trust, collateral assignments of leases and rents, Uniform Commercial Code financing statements and other liens and encumbrances to secure debt, (ii) monetary liens encumbering the Company’s or its subsidiaries’ real property in favor of any affiliate of the Company and (iii) in the case of any distribution center, a violation of governing body requirements that would prohibit, or be reasonably likely to prohibit the current use of the applicable real property within 12 months of the date of the Merger Agreement (“Mandatory Cure Items”), the Company will use commercially reasonable efforts to pay or discharge and cause to be removed from the record, and in any event, not interfere with Parent’s effort to remove, such Mandatory Cure Item with respect to such real property at or prior to closing. Additionally, the Company will request draft forms of releases of Mandatory Cure Items regarding the Existing Credit Facility to be delivered at least two weeks prior to closing; and
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using commercially reasonable efforts to provide information reasonably requested by Parent about capital work to the Company’s or its subsidiaries’ real property costing in excess of $250,000 in the aggregate during the two years prior to the date of the Merger Agreement or that occurs thereafter.

Employee Matters
During the period commencing at the Effective Time and ending on the first anniversary thereof (the “Continuation Period”), C&S will provide each employee of SpartanNash and its subsidiaries who remains employed after closing (each, a “Continuing Employee”) with:
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an annual base salary or base wage rate, as applicable, and target short-term (annual or more frequent) cash bonus or commission opportunities that are, in the aggregate, no less favorable than the annual base salary or base wage rate, as applicable, and target short-term (annual or more frequent) cash bonus or commission opportunities provided to each such Continuing Employee immediately prior to the closing; provided, that the annual base salary or base wage rate, as applicable, will not be decreased for any Continuing Employee during the Continuation Period;

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target long-term incentive compensation opportunities that are substantially similar to the target long-term incentive compensation opportunities provided to similarly situated employees of C&S and its subsidiaries;

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health, welfare, retirement, fringe benefits and other compensation and employee benefits (other than equity or equity-based compensation, non-qualified deferred compensation, change in control, transaction, retention, and post-employment welfare benefits) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of June 22, 2025; and

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severance benefits on the terms and conditions and at the levels set forth in SpartanNash’s confidential disclosure letter, determined (x) without taking into account any reduction in compensation paid to such Continuing Employee occurring at or after the Effective Time and (y) by taking into account each Continuing Employee’s service with SpartanNash and its subsidiaries (and any predecessor entities) and, after the closing, C&S and its subsidiaries.

Additionally, C&S will provide each Continuing Employee who participates in the SESP as of June 22, 2025 and who remains employed through the end of the Continuation Period with compensation having an equivalent value in the aggregate to the benefits provided by SpartanNash under the SESP based on such Continuing Employee’s elections in effect on June 22, 2025.
C&S will, or will cause its subsidiaries to, honor all SpartanNash benefit plans (excluding SpartanNash equity plans and the ESPP) in accordance with their terms as in effect prior to the Effective Time, including SpartanNash’s retention program providing for retention payments to certain individuals as set forth in SpartanNash’s confidential disclosure letter to the Merger Agreement. Following the Effective Time, C&S, SpartanNash or one of their respective subsidiaries will pay or cause to be paid such retention payments pursuant to the terms of the retention program. Further, C&S, SpartanNash or one of their respective subsidiaries will pay or cause to be paid the portions of the cash-based awards with respect to SpartanNash PSUs described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1) —  Treatment of SpartanNash Equity Awards” as such awards vest pursuant to their terms following the Effective Time.
C&S will (a) credit each Continuing Employee’s years of service with SpartanNash and its subsidiaries and their respective predecessors prior to the Effective Time for all purposes under the C&S employee benefit plans to the same extent such service was recognized under any similar or comparable SpartanNash employee benefit plan, subject to certain customary exclusions, (b) waive or cause to be waived any pre-existing condition limitations under all applicable group health care plans of C&S and its subsidiaries to the extent such condition was satisfied or waived under the comparable SpartanNash benefit plan, and (c) use commercially reasonable efforts to cause such Continuing Employee to be given credit for all amounts paid under any similar or comparable SpartanNash benefit plan for the plan year that includes the Effective Time for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by C&S or any of its subsidiaries, as applicable, for the plan year in which the Effective Time occurs.
Unless C&S elects otherwise, SpartanNash will terminate its qualified 401(k) plans effective as of immediately prior to the closing (the “401(k) Termination Date”). As soon as reasonably practicable following the closing but in no event more than 30 days following the closing, C&S will permit all Continuing Employees who were eligible to participate in any of SpartanNash’s 401(k) plan(s) immediately prior to the 401(k) Termination Date to participate in C&S’s 401(k) plan and will permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated SpartanNash 401(k) plan(s), including any outstanding participant loans, to C&S’s 401(k) plan.
Efforts to Complete the Merger
SpartanNash, Parent, Guarantor and Merger Sub are each required to, and shall each cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, including the following (i) preparing and filing all forms, registrations and notifications to or with any governmental authority required to be filed to consummate the transactions contemplated by the Merger Agreement, (ii) using reasonable best efforts to satisfy the conditions to consummating the transactions contemplated by the Merger Agreement, (iii) using reasonable best efforts to obtain (and cooperating with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental authority (including furnishing all information and documentary material required under the HSR Act) required to be obtained or made by (a) Parent, Guarantor, Merger Sub or their respective affiliates or (b) the Company or any of its subsidiaries in connection with the transactions or the taking of any action contemplated by the Merger Agreement and (iv) at Parent’s sole option, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.
The Company, Parent and Guarantor shall (i) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and work cooperatively in connection with obtaining all required consents, authorizations, orders or approvals of, or any exemptions by, any governmental authority reviewing the transactions contemplated by the Merger Agreement, (ii) promptly consult with the other parties to the Merger Agreement with respect to and provide any necessary information and assistance as the other may reasonably request with respect to (and, in the case of correspondence, provide the other (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party with any governmental authority or any other information supplied by or on behalf of such party to, or correspondence with, any person in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement, (iii) promptly inform the other parties, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any governmental authority regarding the transactions contemplated by the Merger Agreement, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such governmental authority and (iv) not participate in any meeting or teleconference with any governmental authority with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement unless it consults with the other parties in advance and, to the extent not prohibited by such governmental authority, gives the other parties the opportunity to attend and participate thereat. Materials required to be provided pursuant to the foregoing may be redacted to remove references concerning the valuation of the Company and the transactions contemplated by the Merger Agreement, as necessary to comply with contractual arrangements, and as necessary to address reasonable privilege concerns.

In addition, outside counsel for any party may, as it deems advisable and necessary, reasonably designate such materials as provided to the other as “ antitrust counsel only material.”
The Company, Parent and Guarantor have agreed to (i) make (or cause to be made) their filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement as promptly as practicable (and in any event within 20 business days after the date of the Merger Agreement) (which filing was made on July 18, 2025) and to (ii) make or file, as promptly as practicable, with the appropriate governmental authority, all other filings, registrations and notifications required to be filed to consummate the Merger under any applicable Competition Law. The Company, Parent and Guarantor have also agreed to respond (and cause their respective affiliates to respond) as promptly as practicable to any inquiries or requests for supplemental information and material from a governmental authority in connection with filings made with such governmental authority. Parent, Guarantor, Merger Sub and the Company may not (x) commit to or agree with any governmental authorities to voluntarily stay, toll or extend any applicable HSR Act waiting period or review period, (y) enter into any timing agreement with any governmental authorities or (z) pull and refile any filing under the HSR Act without the other parties’ prior written consent. Parent will control the ultimate strategy and timing for securing approvals and expiration of relevant waiting periods under applicable Competition Laws, taking into account in good faith any comments of the Company relating to such strategy. So as to permit closing to occur as promptly as practicable and in any event prior to the Termination Date, Parent, Guarantor, Merger Sub and the Company shall, and shall cause their respective affiliates to (subject to it being conditioned on the consummation of the transactions contemplated by the Merger Agreement), propose, negotiate, commit to, effect and agree to the sale, divestiture, license, holding separate or other disposition of or restriction on, but solely on, the business of Guarantor representing up to $60 million in revenue generated in fiscal year 2024, including any assets exclusively related to such business. The Company, however, will not propose, negotiate, effect or agree to (and will not permit any of its affiliates to propose, negotiate, effect or agree to) any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). In addition, at Parent’s sole option, the Company, Guarantor and Parent agree to use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.
Indemnification and Insurance
For a period of six years after the Effective Time, Parent must cause the surviving corporation to, to the full extent permitted under applicable law, (i) indemnify and hold harmless the Covered Persons in connection with any D&O Claim (as defined in the Merger Agreement) against any losses, claims, damages, liabilities, claim expenses, judgments, fines, penalties and amounts paid in settlement relating to or resulting from such D&O Claim and (ii) promptly advance claim expenses as incurred by the Covered Persons in connection with any D&O Claim, provided that any Covered Person to whom expenses are advanced provides an undertaking in writing to repay the advance if it is ultimately judicially determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification.
In addition, prior to the Effective Time, at the Company’s expense, the Company may at its option, or if Parent requests, the Company must, obtain and prepay in full the premium for a six year “tail” insurance policy for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the surviving corporation must obtain such a tail policy. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will SpartanNash and its subsidiaries (or Parent, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by the Company and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, SpartanNash, Parent or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.
For a period of six years after the Effective Time, the organizational documents of the surviving corporation may not contain provisions less favorable with respect to exculpation, limitations on liability of

Covered Persons, and indemnification of and advancement of expenses to Covered Persons than were in effect as of the date of the Merger Agreement, and all rights to indemnification in favor of the current or former directors and officers of the Company as provided in the Company’s organizational documents as in effect on the date of the Merger Agreement for acts or omissions occurring prior to the Effective Time will be assumed and performed by the surviving corporation and will continue in full force and effect until the expiration of the applicable statute of limitations. Following the Effective Time, the Company shall cause (and Parent shall cause the Company to cause) the indemnification contracts in existence on the date of the Merger Agreement set forth in the confidential company disclosure letter with any of the Covered Persons to continue in full force and effect in accordance with their terms. All rights to indemnification and advancement conferred shall continue as to a person who has ceased to be a director, officer or employee of the Company or any of its subsidiaries after the date of the Merger Agreement and shall inure to the benefit of such person’s heirs, successors, executors and personal and legal representatives for a period of six years from the Effective Time.
The indemnification and insurance provisions of the Merger Agreement are intended to benefit, and are enforceable by, the Covered Persons (and their respective successors and assigns) and such provisions may not be terminated or modified in any manner that would adversely affect their rights thereunder.
Coordination on Transaction Litigation
SpartanNash has agreed to provide Parent with prompt notice of and keep Parent informed on a prompt basis of the status of any transaction litigation brought by any shareholder or purported shareholder of the Company against the Company, its subsidiaries or any of their respective directors or officers. SpartanNash has agreed to give Parent the opportunity to participate in the defense or settlement of any transaction litigation at Parent’s expense; provided, that no settlement or disclosure with respect to such litigation may be agreed without Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed).
Conduct of Parent, Merger Sub, Guarantor and the Company Pending the Merger
Except as required by Merger Agreement or applicable law, Parent, Merger Sub, Guarantor and the Company have agreed that they will not, and that they will not permit any of their respective officers, directors, affiliates (provided that for this purpose portfolio companies of the Sponsor will not be deemed to be affiliates of Parent, Merger Sub and Guarantor) to, until the Effective Time (or such earlier date on which the Merger Agreement may be terminated):
•
acquire or agree to acquire, whether by merging, consolidating with, purchasing a substantial portion of the assets of or equity in a person or entity or portion thereof, or enter into any new line of business, if doing so would be reasonably expected to (i) prevent, materially delay or impede the obtaining of or otherwise adversely affect in any material respect Parent’s, Guarantor’s or their respective affiliates’ ability to procure the required authorizations, consents, orders from a governmental authority or the expiration of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement or (ii) materially increase the risk of a government order prohibiting the consummation of the transactions contemplated by the Merger Agreement; or

•
take any action that is intended to or would materially delay the ability of Parent, Merger Sub or Guarantor, on the one hand, or the Company, on the other hand, to perform their respective obligations under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement.

In addition, Parent and Guarantor have agreed to take all necessary action to cause their respective affiliates (including Merger Sub) and the surviving corporation to perform their respective obligations under the Merger Agreement and to consummate the Merger on the terms and conditions set forth in the Merger Agreement.
Delisting and Deregistration of SpartanNash Common Stock
Prior to the closing date, SpartanNash must cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable law and the rules and policies of Nasdaq to enable the delisting by the surviving corporation of its shares from Nasdaq and the deregistration of its shares under the Exchange Act as promptly as practicable after the Effective Time.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants relating to:
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cooperation between the parties in connection with public announcements with respect to the transactions contemplated by the Merger Agreement;

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filing of this proxy statement;

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resignation of existing directors;

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actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act;

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the exercise of the Company Warrants in accordance with the terms of the Warrant (in each case, as such terms are defined in the Merger Agreement); and

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the obligation, subject to certain exceptions, of each party to pay the fees and expenses incurred by such party in connection with the Merger.

Conditions to the Closing of the Merger
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:
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no law, order or injunction having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger;

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receipt of Company Shareholder Approval; and

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the expiration or termination of the applicable waiting period under the HSR Act and the obtainment of all requisite consents pursuant thereto.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following additional conditions:
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the accuracy, except for any de minimis inaccuracies, of certain representations and warranties of the Company with respect to capitalization, in each case as of the date of the Merger Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•
the accuracy in all material respects of certain representations and warranties of the Company with respect to due incorporation, due authorization and broker fees, in each case as of the date of the Merger Agreement and the closing date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

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the accuracy in all respects of the representations and warranties of the Company with respect to the absence of any Company Material Adverse Effect since December 28, 2024 to the date of the Merger Agreement, in each case as of the date of the Merger Agreement and the closing date;

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the accuracy of the other representations and warranties of the Company as of the date of the Merger Agreement and the closing date (without giving effect to any materiality or Company Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Company Material Adverse Effect;
•
the performance by the Company in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; and

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the receipt by Parent and Merger Sub of a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, confirming that the conditions set forth in the preceding bullet points have been satisfied.

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of the following additional conditions:
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the accuracy of the representations and warranties of Parent and Merger Sub as of the date of the Merger Agreement and the closing date (without giving effect to any materiality or Parent Material Adverse Effect qualifications and except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct would not, individually or in the aggregate have or reasonably be expected to have a Parent Material Adverse Effect;

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the performance by each of Parent, Guarantor and Merger Sub in all material respects of the covenants, obligations and agreements required to be performed or complied with under the Merger Agreement at or prior to the closing; and

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the receipt by the Company of a certificate signed by an officer of Parent, confirming that the conditions set forth in the two preceding bullet points have been satisfied.

Unless the Merger Agreement is terminated in accordance with its terms and unless otherwise agreed by SpartanNash and Parent in writing, the closing shall take place on the date that is two business days after the date on which the last of the conditions set forth above are satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time); provided, that in no event will Parent or Merger Sub be required to consummate the closing prior to the date that is sixty days following the date of the Merger Agreement (unless otherwise mutually agreed by the parties in writing).
Termination
The Merger Agreement may be terminated and the Merger may be abandoned in the following circumstances:
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at any time prior to the Effective Time by the mutual written consent of SpartanNash and Parent;

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at any time prior to the Effective Time by written notice of either SpartanNash or Parent:

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if the Merger has not been consummated on or before the Termination Date, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the failure of the consummation of the Merger to occur on or before the Termination Date; provided, however that the Termination Date may be extended by Parent in Parent’s sole discretion for three months if all of the conditions to closing have been satisfied or waived other than conditions relating to approvals under Competition Laws;

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if (i) any permanent injunction, judgment or order issued by a court or other governmental authority of competent jurisdiction prohibiting, making illegal or enjoining the completion of the transactions contemplated by the Merger Agreement becomes final and non-appealable or (ii) any law is enacted, entered, enforced or deemed applicable that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the Merger Agreement, provided that the foregoing termination right will not be available to a party if such party has breached in any material respect any provision of the Merger Agreement in any manner that was the primary cause of the issuance of such order;

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if the SpartanNash shareholders’ meeting has been held and completed and the Company Shareholder Approval has not been obtained at the SpartanNash shareholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Proposal is taken;

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by written notice of SpartanNash:

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at any time prior to the closing, if Parent, Guarantor or Merger Sub breaches or fails to perform any representation, warranty, covenant or other agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the obligation of SpartanNash to complete the Merger relating to Parent’s or Merger Sub’s representations and warranties, or Parent’s, Guarantor’s or Merger Sub’s covenants and agreements in the Merger Agreement, and (ii) is either incapable of being cured by Parent, Guarantor or Merger Sub, or if capable of being cured, has not been cured by the earlier of the second to last business day immediately preceding the Termination Date and the 20th business day following receipt of written notice from the Company of such breach, provided that the Company does not have the foregoing termination right if the Company is at such time in breach of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement;

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at any time prior to the time that the Company Shareholder Approval is obtained, in order to enter into an acquisition agreement providing for a Company Superior Proposal in accordance with the Merger Agreement, provided that concurrently with such termination, the Company pays the Company Termination Fee, as described below;

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if (i) all of the conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be, and can be, satisfied by actions taken at the closing), (ii) Parent fails to consummate the Merger on the date on which the closing should have occurred, (iii) the Company has provided irrevocable written notice to Parent that (x) all of the conditions to the obligation of the Company to complete the Merger have been satisfied (other than those conditions that by their nature are to be, but will be at such time, satisfied by actions taken at the closing) or will be waived by the Company and (y) it is prepared to consummate the Merger on the date of such notice and throughout the immediately subsequent three business-day period and (iv) Parent fails to consummate the Merger within three business days following receipt of such notice;

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by written notice of Parent:

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at any time prior to the Effective Time, if the Company breaches or fails to perform any representation, warranty, covenant or other agreement, which breach (i) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of the second to last business day immediately preceding the Termination Date and the 20th business day following receipt of written notice from Parent of such breach, provided that Parent does not have the foregoing termination right if Parent, Guarantor or Merger Sub is at such time in breach of any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement which breach would give rise to the failure of a condition to the obligation of the Company to complete the Merger relating to Parent or Merger Sub’s representations and warranties, or Parent’s, Guarantor’s or Merger Sub’s covenants and agreements in the Merger Agreement; or

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at any time prior to the time the Company Shareholder Approval is obtained if the Company has effected a Change of Recommendation.

Termination Fees and Expenses
Company Termination Fee
SpartanNash will pay Parent the Company Termination Fee in an amount equal to $35,400,000:

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if the Company terminates the Merger Agreement prior to the time that the Company Shareholder Approval is obtained in order to enter into an acquisition agreement providing for a Company Superior Proposal;

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if Parent terminates the Merger Agreement prior to the time that the Company Shareholder Approval is obtained because the Board has made a Change of Recommendation;

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if all three of the following conditions are satisfied:

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(i) Parent or the Company terminates the Merger Agreement because the Merger has not been consummated on or before the Termination Date (provided that at the time of termination the Company was not entitled to terminate the Merger Agreement based on (x) Parent’s, Guarantor’s or Merger Sub’s uncured breach of its representations, warranties or covenants in the Merger Agreement such that the conditions to closing cannot be satisfied or (y) Parent’s failure to consummate the Merger, as described under the section of this proxy statement entitled “The Merger Agreement — Termination”), (ii) Parent terminates the Merger Agreement because of the Company’s breach or failure to perform any representation, warranty, covenant or other agreement, which breach or failure to perform (x) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger related to the Company’s representations, warranties, covenants and agreements in the Merger Agreement and (y) is either incapable of being cured by the Company, or if capable of being cured, has not been cured by the earlier of (1) the second to last business day immediately preceding the Termination Date and (2) the 20th business day following receipt of written notice from Parent of such breach (provided that Parent, Guarantor or Merger Sub has not breached or failed to perform in any material respect any representation, warranty, covenant or other agreement that would give rise to the failure of a condition to the obligation of the Company to complete the Merger) or (iii) either party terminates the Merger Agreement because SpartanNash’s shareholders’ meeting has been held and completed and Company Shareholder Approval has not been obtained at SpartanNash’s shareholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Proposal is taken;

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a Company Takeover Proposal has been publicly made, proposed or communicated (or has otherwise become publicly known) after the date of the Merger Agreement (or, if earlier, prior to the termination of the Merger Agreement); and

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within 12 months of termination of the Merger Agreement, SpartanNash or any of its subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal (provided that the references in the definition of Company Takeover Proposal to “20%” will be replaced with references to “80%” and the references to “80%” will be replaced with references to “20%”).

In no event will the Company be required to pay the Company Termination Fee on more than one occasion.
Parent Termination Fee
Parent will pay SpartanNash a termination fee in the following circumstances:
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Parent will pay SpartanNash the Antitrust Termination Fee in an amount equal to $55,000,000 if (i) Parent or the Company terminates the Merger Agreement (x) because the Merger has not been consummated on or before the Termination Date or (y) because of a Legal Restraint (as defined in the Merger Agreement) arising in connection with the HSR Act and at the time of such termination either the condition relating to the expiration or termination of the applicable waiting period under the HSR Act and the obtainment of all requisite consents pursuant thereto or the condition relating to the absence of a law, order or injunction having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or prohibits the consummation of the Merger (solely as it relates to the HSR Act) and any of the conditions to the parties’ mutual obligation to complete the Merger relating to the HSR Act has not been satisfied or waived, (ii) at the time of termination, Parent was not entitled to terminate the

Merger Agreement based on the Company’s uncured breach of its representations, warranties or covenants in the Merger Agreement such that the conditions to closing cannot be satisfied and (iii) all other conditions to the obligation of Parent and Merger Sub to complete the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, which conditions are reasonably capable at the time of termination of being satisfied if the closing were to occur at such time) or waived.
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Parent will pay SpartanNash the Financing Termination Fee in an amount equal to $50,000,000 if the Company terminates the Merger Agreement at a time when (i) all of the conditions to Parent’s and Merger Sub’s obligation to complete the Merger have been satisfied or waived (other than those conditions that by their nature are to be, and can be, satisfied by actions taken at the closing), (ii) Parent fails to consummate the Merger on the date that the closing should have occurred pursuant to the Merger Agreement, (iii) the Company has irrevocably confirmed to Parent by written notice that (x) all of the conditions to the obligation of (1) both parties and (2) the Company to complete the Merger have been satisfied (other than those conditions that by their nature are to be, but will be at such time, satisfied by actions taken at the closing) or will be waived by the Company and (y) the Company is prepared to consummate the Merger on the date of such notice and throughout the immediately subsequent three business-day period and (iv) Parent fails to consummate the Merger within three business days following receipt of such written notice.

In no event will Parent be required to pay the Antitrust Termination Fee on more than one occasion and in no event will Parent be required to pay (i) the Antitrust Termination Fee if the Financing Termination Fee has been paid or (ii) the Financing Termination Fee if the Antitrust Termination Fee has been paid.
Notwithstanding the foregoing, and as more fully described in the section below entitled “Limitation on Remedies,” the Merger Agreement gives SpartanNash the option to accept or forego receipt of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in circumstances where such fee is payable. If SpartanNash elects not to accept payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in circumstances where such fee is payable and there has been a willful breach by Parent of the Merger Agreement, SpartanNash will have the right to sue for damages in an amount in excess of the Antitrust Termination Fee or the Financing Termination Fee, as applicable.
Limitation on Remedies
In the event the Merger Agreement is terminated in accordance with the provisions described in the section of this proxy statement entitled “The Merger Agreement — Termination,” the Merger Agreement will become void and have no further force or effect, with no liability to any person on the part of Parent, Merger Sub or the Company or their respective subsidiaries, except that no such termination will relieve (i) SpartanNash of any liability to pay the Company Termination Fee or Parent to pay the Antitrust Termination Fee or the Financing Termination Fee, as applicable, as required pursuant to the Merger Agreement (unless, in the case of the Antitrust Termination Fee or the Financing Termination Fee, SpartanNash elects not to accept such Antitrust Termination Fee or Financing Termination Fee, as applicable, in accordance with the terms of the Merger Agreement) or (ii) Parent, Guarantor, Merger Sub or the Company of any liability for damages arising out of fraud or willful breach; provided that, (x) except in the event that there has been a willful breach by Parent of the Merger Agreement and the Company elects to sue for monetary damages in lieu of accepting payment of the Antitrust Termination Fee or Financing Termination Fee, as applicable, in accordance with the Merger Agreement, the payment of Parent’s Antitrust Termination Fee or Financing Termination Fee, as applicable, and if applicable, the termination expenses and interest (as described in the section above entitled “The Merger Agreement — Termination Fees and Expenses”), will be the Company’s sole and exclusive remedy against Parent, Guarantor, Merger Sub or any of their respective subsidiaries or non-party affiliates for any breach (including a willful breach) loss, damage or failure to perform under the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise) and (y) if Parent accepts payment of the Company Termination Fee in accordance with the Merger Agreement, the payment of the Company Termination Fee, and if applicable, the termination expenses and interest (as described in the section above entitled “The Merger Agreement — Termination Fees and Expenses”), will be Parent’s sole and exclusive remedy against the Company or any of its subsidiaries or non-party affiliates for any breach (including a willful breach) loss, damage or failure to perform under the

Merger Agreement (whether willfully, intentionally, unintentionally or otherwise). In addition, certain sections of the Merger Agreement, including, among others, sections relating to the confidentiality obligations of SpartanNash, Parent and Merger Sub, and Parent’s obligation to pay and/or reimburse the Company in respect of certain costs incurred by the Company, will survive termination.
Amendment and Waiver of the Merger Agreement
Any provision of the Merger Agreement may be amended or waived by the parties at any time prior to the Effective Time if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, except certain provisions of the Merger Agreement may not be amended or waived in a manner that is materially adverse to the rights of non-party affiliates without the prior written consent of those non-party affiliates adversely affected. Notwithstanding the foregoing, the Merger Agreement may not be amended or supplemented in any material respect after the date the Company Shareholder Approval is obtained without the approval by the requisite vote of the Company’s shareholders if applicable law, including the MBCA, would require that the Company’s shareholders further approve such amendment or supplement.
Expenses
Subject to certain exceptions provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense, except that all filing fees payable to any governmental authority in connection with any filings made to obtain any required HSR Act approval will be borne by Parent. Except as otherwise provided in the Merger Agreement, all transfer, documentary, sales, use, stamp, registration and other taxes imposed with respect to the transfer of shares of SpartanNash common stock pursuant to the Merger will be borne by Parent, the Company, Merger Sub or the surviving corporation and not by holders of the SpartanNash common stock.
If SpartanNash or Parent, as the case may be, fails to promptly pay any of the fees or expenses pursuant to the termination provisions in the Merger Agreement, and, in order to obtain such payment, SpartanNash or Parent, as the case may be, commences a suit that results in a final and non-appealable judgment against the other party for the payment of such fees or expenses, such paying party must pay to the other party all fees, costs and expenses of enforcement (including reasonable and documented attorneys’ fees and expenses) in connection with such suit, together with interest on such amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in the Wall Street Journal on the date of such payment.
Specific Performance
The parties have agreed in the Merger Agreement that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with its specified terms or otherwise breach such provisions, including failing to take such actions as are required of them in order to consummate the Merger and effect the closing. The parties have agreed that in the event of any breach or threatened breach by any other party to the Merger Agreement of any covenant or obligation contained in the Merger Agreement, (i) they will be entitled, in addition to any other remedy to which they are entitled at law or in equity (including monetary damages), to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, (ii) neither the Company Termination Fee, on the one hand, nor the Antitrust Termination Fee or the Financing Termination Fee, on the other hand, will be construed to diminish or impair any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of transactions contemplated under the Merger Agreement and without that right neither SpartanNash nor Parent would have entered into the Merger Agreement. Any party seeking an injunction to prevent and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.
Notwithstanding anything to the contrary in the Merger Agreement, the parties to the Merger Agreement have acknowledged and agreed that the Company (and no other person) will be entitled to specific performance to cause Parent to obtain the Equity Financing on the terms and subject to the conditions set forth in the Equity Funding Letter and to consummate the Merger, and that such right of the Company (but not the right of the Company to seek injunctions, specific performance or other equitable remedies against any other party to the Merger Agreement for any other reason pursuant to the Merger Agreement) will be subject to the requirements that:
•
all of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) at the time the closing is required to be consummated pursuant to the Merger Agreement;

•
the Debt Financing has been funded or will be funded at the closing on the terms set forth in the Debt Commitment Letter if the Equity Financing is funded at the closing;

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the Company has irrevocably confirmed in a written notice to Parent that all of its obligations to complete the Merger have been satisfied or have been waived in writing by Parent (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) and if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company stands ready, willing and able to consummate the Merger pursuant to the terms of the Merger Agreement; and

•
Parent and Merger Sub fail to complete the Merger within two business days after the later of (i) the date on which Parent and Merger Sub are required to consummate the Merger pursuant to the Merger Agreement and (ii) the date of the delivery by the Company of the notice referred to in the preceding bullet.

SpartanNash may concurrently seek both (i) specific performance or other equitable relief subject to the terms of the Merger Agreement and (ii) payment of the Antitrust Termination Fee or the Financing Termination Fee, if, as and when required pursuant to the Merger Agreement, but in no event shall the Company or any of its affiliates be entitled to receive both payment of all or any portion of Antitrust Termination Fee or the Financing Termination Fee, as applicable, and a grant of specific performance of the Merger Agreement.
Governing Law
Under the Merger Agreement, each of the parties has agreed that any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement will be governed by the laws of the State of Michigan. In addition, each of the parties has agreed that any litigation involving any debt financing source, arising out of or relating to the Merger Agreement or any of the agreements entered into connection with the Debt Financing or any of the transactions contemplated by the Merger Agreement will be governed by the laws of the State of New York.
Jurisdiction
The parties will not bring or support any litigation, involving any debt financing source, arising out of or relating to the Merger Agreement or any of the agreements entered into connection with the Debt Financing or any of the transactions contemplated by the Merger Agreement in any forum other than any federal or state court in the Borough of Manhattan, New York, New York and any appellate court thereof and irrevocably submit themselves and their property with respect to any such action to the exclusive jurisdiction of such courts.
Subject to the foregoing, each of the parties has agreed that it will bring any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement in any state or federal court within the State of Michigan.
Guaranty
Under the Merger Agreement, Guarantor irrevocably, absolutely and unconditionally agreed to guarantee to SpartanNash the due, prompt and punctual payment and performance when due of all obligations of Parent and Merger Sub under the Merger Agreement in accordance with the terms of the

Merger Agreement (the “Guaranty”), and a separate action or actions may be brought and prosecuted against Guarantor to enforce the Guaranty, irrespective of whether any action is brought against Parent, Merger Sub or any other person or whether Parent, Merger Sub or any other person is joined in any such action or actions, in each case subject to the terms and conditions of the Merger Agreement. The Guaranty is an unconditional guaranty of payment and performance and not of collection.
Required Vote; Recommendation of the Board
The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of SpartanNash common stock entitled to vote on the action at the Special Meeting. If you fail to submit a proxy or to vote virtually at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the Merger Proposal.
Litigation Relating to the Merger
Securities class action lawsuits and fiduciary lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the Merger Agreement. Although SpartanNash is not aware of any pending lawsuits relating to the transactions contemplated by the Merger Agreement as of the date of this proxy statement, lawsuits arising out of the transactions contemplated by the Merger Agreement could be filed in the future. Among other remedies, claimants could seek damages and/or to enjoin the Merger and the other transactions contemplated by the Merger Agreement. The outcome of any litigation is uncertain and any such lawsuits could prevent or delay the completion of the Merger and result in significant costs. Any such actions may create uncertainty relating to the Merger and may be costly and distracting to management. As of the date of this proxy statement, SpartanNash has received demand letters from purported shareholders of SpartanNash alleging deficiencies in the preliminary proxy statement that was filed on July 18, 2025. The demand letters seek additional disclosures to remedy these purported deficiencies. SpartanNash believes that the allegations in the demand letters are without merit.
The Board recommends that SpartanNash shareholders vote “FOR” the Merger Proposal.

THE COMPENSATION PROPOSAL (PROPOSAL 2)
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, SpartanNash is required to submit a proposal to its shareholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to SpartanNash’s named executive officers that is based on or otherwise relates to the Merger and the transactions contemplated by the Merger Agreement. Such compensation is summarized and quantified in the section entitled “The Merger Proposal (Proposal 1) — Interests of SpartanNash’s Directors and Executive Officers in the Merger.” The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, SpartanNash is asking you to approve the following resolution:
RESOLVED, that the shareholders of SpartanNash approve, on an advisory (non-binding) basis, the compensation that will or may become payable to SpartanNash’s named executive officers that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger Proposal (Proposal 1) — Interests of SpartanNash’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to SpartanNash’s Named Executive Officers in Connection with the Merger.”
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote to approve the Compensation Proposal is only advisory in nature, it will not be binding on SpartanNash, C&S, Parent or any of their subsidiaries or affiliates. Approval of the Compensation Proposal is not required to complete the Merger. Accordingly, because SpartanNash is contractually obligated to pay such Merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory vote.
Approval of the Compensation Proposal (on a non-binding, advisory basis) requires the affirmative vote of at least a majority of the votes cast by the holders of shares of SpartanNash common stock entitled to vote at the Special Meeting. Abstentions will have no effect on the outcome of the Compensation Proposal. The failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the Compensation Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Compensation Proposal, your shares will be voted in favor of the proposal.
The Board recommends that SpartanNash shareholders vote “FOR” the Compensation Proposal.

THE ADJOURNMENT PROPOSAL (PROPOSAL 3)
SpartanNash shareholders are being asked to approve a proposal that will give us authority from the shareholders to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum, subject to the terms of the Merger Agreement. SpartanNash may not postpone or adjourn the Special Meeting without Parent’s prior written consent. Notwithstanding the foregoing, (i) if SpartanNash reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Special Meeting, including due to an absence of quorum, then prior to the vote contemplated having been taken, SpartanNash shall have the right to require an adjournment, delay or postponement of the Special Meeting for the purpose of soliciting additional votes in favor of the Merger Proposal, and (ii) SpartanNash may adjourn, recess, or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the shareholders of SpartanNash within a reasonable amount of time in advance of the Special Meeting; provided, that SpartanNash may not postpone or adjourn the Special Meeting more than a total of two times, and for no greater than ten business days in the aggregate, pursuant to the foregoing clause (i). SpartanNash shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of this proxy statement to SpartanNash’s shareholders. Notwithstanding the foregoing, SpartanNash will, at the request of Parent, to the extent permitted by law, adjourn the Special Meeting to a date specified by Parent for the absence of a quorum or if SpartanNash has not received proxies representing a sufficient number of shares of SpartanNash common stock to obtain the Company Shareholder Approval; provided that SpartanNash will not be required to adjourn the Special Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence will be required to be for a period exceeding ten business days.
Whether or not a quorum is present, the meeting may be adjourned by the vote of a majority of the shares present.
In addition, the Board could postpone the Special Meeting before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each shareholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting.
Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by holders of shares of SpartanNash common stock entitled to vote on the action at the Special Meeting. Abstentions will have no effect on the outcome of the Adjournment Proposal. The failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares will be voted in favor of the Adjournment Proposal. SpartanNash does not intend to call a vote on this proposal if the Merger Proposal has been approved at the Special Meeting.
The Board recommends that SpartanNash shareholders vote “FOR” the Adjournment Proposal.

MARKET PRICES AND DIVIDEND DATA
Market Information
SpartanNash common stock trades on Nasdaq under the symbol “SPTN”. As of July 29, 2025, there were 33,858,092 shares of SpartanNash common stock outstanding.
The following table shows the high and low sales price of SpartanNash common stock for our first, second and third quarters of fiscal year 2025 and each of our preceding quarters in fiscal years 2024 and 2023.
Fiscal Year	High	Low
2025
Third Quarter (through July 30, 2025)	$26.59	$26.51
Second Quarter	$26.60	$17.62
First Quarter	$20.97	$17.43
2024
Fourth Quarter	$22.59	$18.02
Third Quarter	$22.58	$18.67
Second Quarter	$21.02	$17.99
First Quarter	$24.05	$18.73
2023
Fourth Quarter	$23.55	$21.01
Third Quarter	$23.48	$20.73
Second Quarter	$24.88	$21.27
First Quarter	$32.08	$23.85
The closing sales price of SpartanNash common stock on Nasdaq on July 30, 2025, the most recent practicable trading date prior to the date of this proxy statement, was $26.51 per share. The closing sales price of SpartanNash common stock on Nasdaq on June 20, 2025, the last trading day prior to the announcement of the Merger Agreement, was $17.64. You are urged to obtain current market quotations for SpartanNash common stock when considering whether to approve the Merger Proposal.
Holders
At the close of business on July 29, 2025, 33,858,092 shares of SpartanNash common stock were issued and outstanding, held by approximately 1,064 holders of record. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.
Dividends
Under the terms of the Merger Agreement, SpartanNash will continue to pay the previously announced quarterly dividends of $0.22 per share of common stock that were declared on May 22, 2025 and became payable on June 30, 2025.
SpartanNash is prohibited from declaring or paying dividends without Parent’s consent, except for (i) quarterly dividends of $0.22 per share of SpartanNash common stock that were declared on May 22, 2025 and became payable on June 30, 2025 and (ii) ordinary quarterly dividends during each of the third and fourth quarters of fiscal year 2025 and during the first quarter of fiscal year 2026, in each case, consistent in all material respects with past practice with respect to timing of declaration and payment and the amount thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below shows how much of SpartanNash common stock was known to us to be beneficially owned as of July 24, 2025 (unless another date is indicated) by (i) each person or group known by SpartanNash to beneficially own 5% or more of SpartanNash’s outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all current directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
We have based our calculation of the percentage of beneficial ownership on 33,858,092 shares of SpartanNash common stock outstanding as of July 24, 2025.
Name and Address	Shares(2)	Percent
Named Executive Officers and Directors:(1)
M. Shân Atkins	61,504	*
Fred Bentley, Jr.	9,587	*
Dorlisa K. Flur	4,775	*
Douglas A. Hacker	71,582	*
Kerrie D. MacPherson	12,484	*
Julien R. Mininberg	18,345	*
Jason Monaco	39,914	*
Bennett Morgan(3)	0	*
Jaymin B. Patel	18,345	*
Pamela S. Puryear, Ph.D.	18,345	*
Tony B. Sarsam	147,090	*
Thomas Swanson(4)	29,967	*
Masiar Tayebi(5)	14,651	*
All directors and executive officers as a group (17 persons)	482,439	1.4%
Significant Shareholders:
BlackRock, Inc.(6)	5,255,997	15.5%
The Vanguard Group(7)	2,679,742	7.9%
Dimensional Fund Advisors, LP(8)	2,316,754	6.8%

*
Represents less than 1% of outstanding SpartanNash common stock.

(1)
The address for these beneficial owners is 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

(2)
The percentages set forth in this column were calculated on the basis of 33,858,092 shares of SpartanNash common stock outstanding as of July 24, 2025. For SpartanNash directors and officers, the number of shares stated is based on information provided by each person listed and includes shares the listed person has a right to acquire within 60 days of July 24, 2025. These numbers include shares solely owned by the listed person, shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.
(3)
Bennett Morgan is no longer a SpartanNash employee. This number represents Mr. Morgan’s beneficial ownership of SpartanNash common stock as known to SpartanNash on July 24, 2025.

(4)
Thomas Swanson is no longer a SpartanNash employee. This number represents Mr. Swanson’s beneficial ownership of SpartanNash common stock as known to SpartanNash on July 24, 2025.

(5)
Masiar Tayebi is no longer a SpartanNash employee. This number represents Mr. Tayebi’s beneficial ownership of SpartanNash common stock as known to SpartanNash on July 24, 2025.

(6)
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, filed a Schedule 13G/A with the SEC on April 29, 2025. This Schedule 13G/A shows that BlackRock, Inc.: (i) beneficially owned 5,255,997 shares; (ii) had sole voting power over 5,186,829 shares; and (iii) had shared voting power over no shares. All of the information in this note (6) is based on the Schedule 13G/A.

(7)
Vanguard Group Inc., 100 Vanguard Boulevard, Malvern, PA, 19355, filed a Schedule 13G/A with the SEC on July 29, 2025. This Schedule 13G/A shows that Vanguard Group Inc.: (i) beneficially owned 2,679,742 shares; (ii) had sole voting power over no shares; and (iii) had shared voting power over 20,863 shares. All of the information in this note (7) is based on the Schedule 13G/A.

(8)
Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746, filed a Schedule 13G/A with the SEC on April 15, 2025. This Schedule 13G/A shows that Dimensional Fund Advisors LP: (i) beneficially owned 2,316,754 shares; (ii) had sole voting power over 2,257,501 shares; and (iii) had shared voting power over no shares. All of the information in this note (8) is based on the Schedule 13G/A.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to holders whose shares of SpartanNash common stock are exchanged for cash in the Merger. This discussion is based on provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in force as of the date hereof. Those authorities are subject to change or differing interpretation at any time, perhaps retroactively, and any such change or interpretation could result in U.S. federal income tax consequences different from those summarized below. This summary is not binding on the U.S. Internal Revenue Service (“IRS”) or the courts and, therefore, the tax consequences of the Merger could be subject to challenge, which could be sustained and may result in tax consequences different from those described below. We will not seek any ruling from the IRS with respect to the Merger. This summary does not address the tax consequences of any transaction other than the Merger.
This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor whose shares of SpartanNash common stock are exchanged for cash in the Merger. In particular, this summary is directed only to holders that hold shares of SpartanNash common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this summary does not address state, local or foreign taxes, U.S. federal non-income taxes (e.g., estate and gift taxes), any alternative minimum tax consequences, branch profits tax, special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax on net investment income of certain non-corporate U.S. holders, or the base erosion and anti-abuse tax under Section 59A of the Code.
Moreover, this summary does not address tax consequences to holders who may be subject to special tax rules, such as:
•
banks, insurance companies, and certain other financial institutions;

•
dealers or traders in securities who use a mark-to-market method of tax accounting;

•
brokers, dealers or traders in securities, commodities or currencies;

•
persons holding shares of SpartanNash common stock as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to shares of SpartanNash common stock;

•
tax-exempt entities or government organizations;

•
a tax qualified retirement plan or other tax deferred account (or holders who acquired their SpartanNash common stock through such a plan or account);

•
mutual funds;

•
holders whose functional currency is not the U.S. dollar;

•
holders of Company Warrants;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, S corporations, real estate investment trusts, regulated investment companies or other flow- through entities (and their respective investors);

•
persons who acquired shares of SpartanNash common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
certain former citizens or long-term residents of the United States; or

•
persons who own or at any time during the five-year period ending on the date of the Merger owned (directly, indirectly, constructively or through attribution) 5 percent or more (by vote or value) of SpartanNash’s common stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds SpartanNash common stock, the U.S. federal income tax considerations relating to the Merger will generally depend upon the status and activities of such partnership and the particular partner. Any such partnership should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the Merger.
For purposes of this summary, a “U.S. holder” is a beneficial owner of shares of SpartanNash common stock that is an individual who is a citizen or resident of the United States, a domestic corporation, or a person otherwise subject to U.S. federal income taxation on a net income basis in respect of such shares. A “non-U.S. holder” is a beneficial owner of shares of SpartanNash common stock that is an individual, corporation, foreign estate, or foreign trust that is not a U.S. holder.
You should consult your own tax advisors about the consequences of the Merger, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.
Consequences to U.S. Holders of the Merger.   The exchange of SpartanNash common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of SpartanNash common stock are exchanged for cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held such shares of SpartanNash common stock for more than one year as of the date the Merger is effective. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. U.S. holders who acquired different blocks of shares of SpartanNash common stock at different times or different prices must determine their adjusted tax basis and holding period separately with respect to each such block.
Consequences to Non-U.S. Holders of the Merger.   A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger. A non-U.S. holder, however, may be subject to U.S. federal income tax on any gain realized on the exchange of shares of SpartanNash common stock for cash in the Merger if the non-U.S. holder was an individual who was present in the United States for 183 days or more in the taxable year of the Merger, and certain other conditions are met. Such a non-U.S. holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of shares, which gain may be offset by applicable U.S. losses from the sale or exchange of other capital assets recognized during the year. Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding.   Information reporting will generally apply, and backup withholding may apply, to payments made to a U.S. person or non-U.S. person in exchange for shares of SpartanNash common stock in the Merger. Backup withholding will not apply, however, to a U.S. person who holds SpartanNash common stock who (1) timely provides an IRS Form W-9 (or appropriate successor form) that furnishes a correct taxpayer identification number (“TIN”) and certifies that such person is a U.S. person and is not subject to backup withholding, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) is otherwise exempt from backup withholding (and, if required, provides proof of exemption).
A non-U.S. person will generally not be subject to backup withholding if the non-U.S. person certifies to the applicable withholding agents its exemption from backup withholding by providing a properly completed and executed IRS Form W-8BEN-E or W-8BEN, as applicable (or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. persons should consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (SUCH AS THE ESTATE OR GIFT TAX RULES) OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE SPARTANNASH SHAREHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, SpartanNash will have no public shareholders and there will be no public participation in any future meetings of shareholders of SpartanNash. However, if the Merger is not completed, SpartanNash shareholders will continue to be entitled to attend and participate in SpartanNash’s shareholder meetings.
If the Merger is completed on the expected timetable, SpartanNash does not intend to hold a 2026 annual meeting of its shareholders (the “2026 Annual Meeting”). If, however, the Merger is not completed or SpartanNash otherwise holds its 2026 Annual Meeting, shareholders that want to present a proposal for possible inclusion in the Company’s 2026 Proxy Statement pursuant to the rules of the SEC should send the proposal to:
Ileana McAlary, Executive Vice President, Chief Legal Officer and Corporate Secretary
SpartanNash Company
850 76th Street, S.W., P.O. Box 8700
Grand Rapids, Michigan 49518-8700
Shareholder Proposals for Inclusion in the Proxy Materials for the 2026 Annual Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for the 2026 Annual Meeting must be received by the Company no later than December 2, 2025, assuming the meeting is held within 30 days of the calendar date of the 2025 annual meeting of its shareholders (the “2025 Annual Meeting”). The proposal must comply fully with the requirements of Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
Shareholder Proposals for Consideration at the 2026 Annual Meeting, but not for Inclusion in the Proxy Materials
In accordance with our bylaws, any shareholder proposal to be considered at the 2026 Annual Meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than December 2, 2025, assuming the meeting is held within 60 days of the calendar date of the 2025 Annual Meeting. The notice must comply fully with the requirements of the bylaws.
Shareholder Nominations of Director Candidates for the 2026 Annual Meeting
Under our restated articles of incorporation, shareholders of record who want to nominate a person for election as a director at the 2026 Annual Meeting must timely notify Corporate Secretary in writing setting forth:
•
the name, age, business address and residence address of each proposed nominee;

•
the principal occupation or employment of each nominee;

•
the number of shares of SpartanNash common stock that each nominee beneficially owns;

•
a statement that each nominee is willing to be nominated; and

•
any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than December 2, 2025. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our restated articles of incorporation will be void.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Nominating and Corporate Governance Committee by directing them in care of our Corporate Secretary.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
We may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Ileana McAlary, Corporate Secretary, at SpartanNash Company, 850 76th Street S.W., P.O. Box 8700, Grand Rapids, Michigan, 49518-8700.

WHERE YOU CAN FIND MORE INFORMATION
SpartanNash files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:
Public Reference Room
100 F Street NE
Room 1024
Washington, D.C. 20549
For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. These filings made with the SEC are also available free to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. In addition, you may obtain free copies of the documents SpartanNash files with the SEC by going to SpartanNash’s website at www.spartannash.com via the “SEC Filings” page, by clicking on the link for “Investors”, and then clicking on the link for “SEC Filings”. The Internet website address of SpartanNash is provided as inactive textual references only The information provided on, or that may be accessed through, the SpartanNash website is not part of this proxy statement and, therefore, is not incorporated by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following SpartanNash filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed on February 26, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2025 incorporated by reference therein);

•
Quarterly Report on Form 10-Q for the quarterly period ended April 19, 2025, filed on May 29, 2025; and

•
Current Reports on Form 8-K filed on March 11, 2025, March 19, 2025, April 1, 2025, May 22, 2025, May 23, 2025, May 29, 2025, June 23, 2025 (Accession No. 0001104659-25-061407) and June 23, 2025 (Accession No. 0001104659-25-061697).

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document.
You can obtain a copy of SpartanNash’s reports and other documents filed with the SEC from the SEC or through the SEC’s website referred to above. You may also request a copy of SpartanNash’s reports and other documents filed with the SEC at no cost by requesting them in writing or by telephone from SpartanNash at the following address and telephone number:
SpartanNash Company
850 76th Street, S.W., P.O. Box 8700
Grand Rapids, Michigan 49518-8700
(616) 878-2000

If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any of these documents from SpartanNash, SpartanNash will mail them to you by first-class mail, or similar means.
SpartanNash has supplied all information contained in or incorporated by reference into this proxy statement relating to SpartanNash and its affiliates and Parent has supplied, and SpartanNash has not independently verified, all of the information relating to Parent, Merger Sub and their affiliates contained in this proxy statement.
You should rely only on the information contained in, or incorporated by reference into, this proxy statement in voting your shares at the Special Meeting, as applicable. SpartanNash has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 31, 2025. You should not assume that the information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to SpartanNash shareholders nor the consummation of the Merger will create any implication to the contrary.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF SPARTANNASH COMMON STOCK AT THE SPECIAL MEETING. SPARTANNASH HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 31, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER
among
SPARTANNASH COMPANY,
NEW MACKINAC HOLDCO, INC.,
MACKINAC MERGER SUB, INC.
and
C&S WHOLESALE GROCERS, LLC
Dated as of June 22, 2025

A-i

A-ii

*
Certain exhibits and schedules to this Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER is made as of June 22, 2025, by and among SpartanNash Company, a Michigan corporation (the “Company”), New Mackinac HoldCo, Inc. a Delaware corporation (“Parent”), Mackinac Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and C&S Wholesale Grocers, LLC, a Delaware limited liability company (“Guarantor”). Certain capitalized terms used herein are defined in Article I.
WITNESSETH:
WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby (the “Transactions”) are advisable and fair to, and in the best interests of, the Company and its shareholders; (b) declared it advisable to enter into this Agreement; (c) adopted this Agreement and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger; and (d) resolved to recommend that the shareholders of the Company approve this Agreement, in each case, on the terms and subject to the conditions of this Agreement;
WHEREAS, in furtherance of the foregoing, Merger Sub will, in accordance with the MBCA and the DGCL (each as defined below) and on the terms and subject to the conditions set forth in this Agreement, merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”); and
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement the Equity Funding Letter.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   The following terms shall have the following meanings for purposes of this Agreement:
“401(k) Termination Date” shall have the meaning set forth in Section 4.7(e).
“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement on terms that, (x) with respect to confidentiality and use, taken as a whole, are materially no less restrictive to the Company’s counterparty thereto than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of a Company Takeover Proposal to the Company Board), and except for such changes necessary in order for the Company to comply with its obligations under this Agreement, (y) does not prohibit the Company from sharing any information contemplated by Section 6.4 with Parent, Merger Sub or their respective Representatives and (z) does not contain any expense reimbursement or any other similar reimbursement obligations.
“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this Agreement, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, management control, or otherwise. “Controlled” and “Controlling” shall be construed accordingly.
“Agreement” shall mean this Agreement, including the Company Disclosure Letter, the Parent Disclosure Letter and the annexes and exhibits hereto, as it and they may be amended from time to time.

“Alternative Financing” shall have the meaning set forth in Section 6.15(b).
“Alternative Financing Documents” shall have the meaning set forth in Section 6.15(b).
“Anticorruption Laws” shall have the meaning set forth in Section 4.15(c).
“Antitrust Termination Fee” shall mean an amount equal to $55,000,000.
“Antitrust Termination Fee Notice” shall have the meaning set forth in Section 8.3(d).
“Articles of Incorporation” shall mean the amended and restated articles of incorporation of the Company, as amended from time to time.
“Book-Entry Shares” shall mean shares of Common Stock which, immediately prior to the Effective Time, are not represented by Certificates but are represented in book-entry form.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or the State of Michigan are authorized or required by Law or other action of a Governmental Authority to close.
“Bylaws” shall mean the amended and restated bylaws of the Company, as amended from time to time.
“Canceled Shares” shall have the meaning set forth in Section 3.1(b)(ii).
“Capitalization Date” shall have the meaning set forth in Section 4.1(c)(ii).
“Certificate” shall mean a stock certificate which, immediately prior to the Effective Time, represents shares of Common Stock.
“Certificates of Merger” shall have the meaning set forth in Section 2.3.
“Change of Recommendation” shall have the meaning set forth in Section 6.4(d).
“Claim Expenses” shall mean reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to Section 6.9, including any action relating to a claim for indemnification or advancement brought by a Covered Person.
“Closing” shall mean the consummation of the Transactions.
“Closing Date” shall have the meaning set forth in Section 2.2.
“Code” shall mean the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” shall have the meaning set forth in Section 4.12(h).
“Common Stock” shall have the meaning set forth in Section 4.1(c)(i).
“Company” shall have the meaning set forth in the Preamble.
“Company 401(k) Plan” shall have the meaning set forth in Section 6.7(e).
“Company Acquisition Agreement” shall have the meaning set forth in Section 6.4(d).
“Company Antitrust Fee Notice” shall have the meaning set forth in Section 8.3(d).
“Company Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other equity or equity-based incentive, employee stock ownership or stock purchase, compensation, severance, termination, employment, individual consulting arrangement with a natural person, change in control, retention, vacation, paid time off, fringe benefit, bonus, incentive, savings, supplemental retirement, deferred compensation, retiree medical or other retiree health or welfare, or other compensatory or benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, (a) entered into, contributed to (or required to be contributed to), sponsored by or maintained by the Company or any of its Subsidiaries, (b) for the benefit of Company Employees or directors of the Company or their dependents, or (c) for which the Company or any of its Subsidiaries has any Liability (contingent or otherwise), but in each case excluding any Multiemployer Plan and any plan, policy, program, agreement or arrangement maintained by a Governmental Authority to which the Company or any of its Subsidiaries contributed pursuant to applicable Law.
“Company Board” shall have the meaning set forth in the Recitals.
“Company Disclosure Documents” shall have the meaning set forth in Section 4.5(a).
“Company Disclosure Letter” shall have the meaning set forth in the introductory language to Article IV.
“Company Employee” shall mean each individual who is employed by the Company or any of its Subsidiaries, including in all cases each such employee who is on leave of absence of any nature (paid or unpaid, authorized or unauthorized) or disability.
“Company Equity Awards” shall mean, collectively, the Company Restricted Stock Awards, the Company RSU Awards and the Company PSU Awards.
“Company Equity Plans” shall mean the Company’s 2024 Stock Incentive Plan and 2020 Stock Incentive Plan, including the annual Long-Term Incentive Plans administered thereunder, as each may be amended and restated from time to time.
“Company ESPP” shall mean the Company’s Associate Stock Purchase Plan of 2022, as may be amended and restated from time to time.
“Company Financing Fee Notice” shall have the meaning set forth in Section 8.3(e).
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by Company or any of its Subsidiaries.
“Company Material Adverse Effect” shall mean any Effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the business, operations or condition of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to consummate the Merger by the Termination Date (as it may be extended in accordance with the terms hereof); provided, however, that with respect to the preceding clause (a) only, no Effects to the extent resulting or arising from the following shall be deemed to constitute or be taken into account in determining whether there has been, is, or would reasonably be expected to be, a Company Material Adverse Effect: (i) any changes or developments in domestic, foreign or global markets in which the Company or any of its Subsidiaries operates or domestic, foreign or global economic conditions generally, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (ii) changes in GAAP or any official interpretation thereof after the date hereof, (iii) changes in Law or any changes or developments in the official interpretation thereof by Governmental Authorities after the date hereof, (iv) changes in domestic, foreign or global political conditions (including the outbreak or escalation or worsening of war, hostilities, sabotage, military actions, acts of terrorism (including cyberterrorism), tariffs or trade wars, national emergency or similar events), including any worsening of such conditions threatened or existing on the date of this Agreement, (v) changes or developments in the business or regulatory conditions generally affecting the industries in which the Company or any of its Subsidiaries operate, (vi) the negotiation, execution, delivery, announcement or pendency of this Agreement or the anticipated consummation of the Transactions, including the identity of (or any actions taken by) Parent and changes in relationship with or loss of customers, suppliers or other business partners or employees resulting from the foregoing (provided that the exceptions in this clause (vi) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement and the

Transactions), (vii) acts of God, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wildfires or other natural disasters or weather conditions, epidemics, pandemics or disease outbreaks, cyberattacks, data breaches or other force majeure events, including any worsening of such conditions threatened or existing on the date of this Agreement, (viii) a decline in the trading price or trading volume of the shares of Common Stock or any change in the credit ratings or ratings outlook for the Company or any of its Subsidiaries, or the availability or cost of equity, debt or other financing to Parent or Merger Sub (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (b) the failure to meet any internal or analysts’ projections, guidance, budgets, expectations, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise excluded hereunder), (x) any action required to be taken or omitted by the Company or any of its Subsidiaries at the written request of Parent, any action taken or omitted to be taken by the Company or any of its Subsidiaries in accordance with the express terms of this Agreement, and (xi) any actions or claims made or brought by any shareholders of the Company (on their behalf or on behalf of the Company), in each case relating to the evaluation, negotiation or entry into or terms of this Agreement, recommendation of the Transactions to the Company’s shareholders or consummation of the Transactions including, for the avoidance of doubt, any claim challenging the validity of, or seeking to enjoin the operation of, any provision of the Agreement; except, with respect to clauses (i), (ii), (iii), (iv), (v) and (vii), to the extent that such Effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.
“Company Material Contract” shall have the meaning set forth in Section 4.9(a).
“Company PSU Award” shall mean each restricted stock unit award relating to Common Stock granted under a Company Equity Plan for which vesting is conditioned in whole or in part based on achievement of performance goals or metrics.
“Company Registered Intellectual Property” shall mean Company Intellectual Property that is Registered Intellectual Property.
“Company Related Parties” shall have the meaning set forth in Section 8.3(h).
“Company Restricted Stock Award” shall mean each award in respect of a share of Common Stock subject to vesting, repurchase or other lapse restriction granted under a Company Equity Plan.
“Company RSU Award” shall mean each restricted stock unit award relating to Common Stock granted under a Company Equity Plan for which vesting is conditioned solely on the satisfaction of service-based vesting requirements.
“Company SEC Documents” shall have the meaning set forth in Section 4.4(a).
“Company Securities” shall have the meaning set forth in Section 4.1(c)(iii).
“Company Shareholder Approval” shall have the meaning set forth in Section 4.3.
“Company Shareholders Meeting” shall have the meaning set forth in Section 6.5(c).
“Company Superior Proposal” shall mean a bona fide, written Company Takeover Proposal (with references to twenty percent (20%) being deemed to be replaced with references to eighty percent (80%) and references to eighty percent (80%) being deemed to be replaced with references to twenty percent (20%)) by a third party, which the Company Board (or a committee thereof) determines in good faith after consultation with the Company’s outside legal counsel and financial advisors to be more favorable from a financial point of view to the Company and its shareholders than the Transactions and is reasonably capable of being consummated in accordance with its terms, in each case, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing or regulatory approvals and likelihood of consummation) and this Agreement (and any changes to the terms of this Agreement proposed by Parent pursuant to Section 6.4)).

“Company Takeover Proposal” shall mean any offer, proposal or indication of interest that is not withdrawn from a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons (other than a proposal or offer by Parent or any Subsidiary of Parent) made after the date hereof relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person or “group” of Persons, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” of Persons beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of Persons pursuant to which the shareholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction (whether by voting power or number of shares) or (c) any sale, lease, exchange, transfer, license or other disposition to a Person or “group” of Persons of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof).
“Company Termination Fee” shall mean an amount equal to $35,400,000.
“Company Warrants” shall mean the warrants to purchase Company Common Stock issued pursuant to the Warrant.
“Competition Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.
“Confidentiality Agreement” shall mean that certain non-disclosure agreement between C&S Wholesale Grocers, LLC and the Company, dated as of April 9, 2025.
“Continuation Period” shall have the meaning set forth in Section 6.7(a).
“Continuing Employee” shall have the meaning set forth in Section 6.7(a).
“Contract” shall mean any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding; provided that Contracts shall exclude Company Benefit Plans, statements of work, sales orders and purchase orders entered into in the ordinary course of business that do not contain any material terms other than pricing.
“Copyrights” shall have the meaning set forth in the definition of Intellectual Property.
“Covered Persons” shall have the meaning set forth in Section 6.9(a).
“D&O Claim” shall mean any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, that any Covered Person in good faith believes is reasonably likely to lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service as a director or officer of the Company or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto).
“Data Security Requirements” shall mean all of the following, in each case to the extent relating to data privacy, protection, or security and applicable to the Company or any of its Subsidiaries: (a) all applicable Privacy Laws; (b) the Company’s and its Subsidiaries’ own respective policies and procedures, (c) binding industry standards, including the Payment Card Industry Data Security Standard, and (d) material Contracts to which the Company or any of its Subsidiaries is bound.

“Debt Commitment Letter” shall have the meaning set forth in Section 5.9(f).
“Debt Fee Letters” shall have the meaning set forth in Section 5.9(f).
“Debt Financing” shall have the meaning set forth in Section 5.9(f).
“Debt Financing Documents” means any credit agreements, amendments to credit agreements, guarantees, pledge and security documents, definitive financing documents, agreements, schedules, fee letters or other certificates or documents contemplated by the Debt Financing.
“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide, syndicate or arrange all or any part of the Debt Financing, including the agent and lender parties to any commitment letter, joinder agreements, credit agreements, indentures, purchase agreements or similar documents entered into in connection therewith, together with their respective former, current and future Affiliates and their and their respective former, current and future Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.
“DGCL” shall mean the Delaware General Corporation Law.
“DGCL Certificate of Merger” shall have the meaning set forth in Section 2.3.
“DTC” shall have the meaning set forth in Section 3.3(c).
“DTC Payment” shall have the meaning set forth in Section 3.3(c).
“EDGAR” shall have the meaning set forth in Section 4.9(b).
“Effect” shall mean any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.
“Effective Time” shall have the meaning set forth in Section 2.3.
“Enforceability Exceptions” shall have the meaning set forth in Section 4.2(c).
“Environmental Law” shall mean any applicable Law relating to pollution, the protection of the environment, health and safety (as relates to exposure to Hazardous Materials) or the release, use, storage, recycling, treatment, generation, transportation, production or disposal of any Hazardous Materials.
“Environmental Permits” shall mean any Permit required under any applicable Environmental Law.
“Equity Financing” shall have the meaning set forth in Section 5.9(b).
“Equity Financing Source” shall mean RJJRP Holdings, Inc.
“Equity Funding Letter” shall have the meaning set forth in Section 5.9(b).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliates” shall mean, with respect to any Person or any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer under Section 414 of the Code.
“Exchange Act” shall mean the Securities Exchange Act of 1934.
“Existing Credit Facility” shall mean that certain Amended and Restated Loan and Security Agreement, dated as of November 19, 2013 by and among the Borrowers party thereto, the Guarantors (as defined in the Existing Credit Facility) party thereto, the Lenders party thereto, Wells Fargo Capital Finance, LLC, as administrative and collateral agent, Wells Fargo Bank, National Association, Bank of America, N.A. and Fifth Third Bank, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A. and Fifth Third Bank, as Syndication Agents and BMO Harris Bank, N.A. and U.S. Bank, National Association, as Documentation Agents (as amended, amended and restated, supplemented or otherwise modified from time to time).

“Export-Import Control Laws” shall mean any applicable export, re-export, transfer or import control Law of the United States, the United Kingdom and the European Union, including the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and the Export Administration Regulations (15 C.F.R. 730 et seq.).
“Extension Date” shall have the meaning set forth in Section 8.1(b).
“Financing” shall have the meaning set forth in Section 5.9(f).
“Financing Conditions” means, with respect to the Debt Financing, the conditions precedent expressly set forth or referred to in the Debt Commitment Letter as in effect on the date hereof.
“Financing Information” means all information with respect to the business, operations, financial condition, projections and prospects of the Company and each Subsidiary of the Company (including their respective assets and property) as may be reasonably required by Parent or the Debt Financing Sources, including (a) written store level profits and losses prepared in good faith using substantially the same accounting methods, practices, principles, policies, and procedures used in the preparation of such sales figures for prior periods in the ordinary course of business, (b) “borrowing base” projections, and (c) such other information as is reasonably necessary for the preparation of a quality of earnings with respect to the Company and its Subsidiaries, in each case, to the extent that such information is reasonably required in connection with any financing or of the type customarily reasonably required for financings contemplated by Section 6.16 (and including, in any event, the information reasonably required by Guarantor to prepare the Marketing Materials (as defined in the Debt Commitment Letter as in effect on the date hereof) and the historical and pro forma financial information and the projections required to be provided in accordance with paragraph 6 of Exhibit D to the Debt Commitment Letter as in effect on the date hereof).
“Financing Letters” shall have the meaning set forth in Section 5.9(f).
“Financing Termination Fee” shall mean an amount equal to $50,000,000.
“Financing Termination Fee Notice” shall have the meaning set forth in Section 8.3(e).
“Financing Uses” shall have the meaning set forth in Section 5.9(g).
“Fraud” shall mean knowing and intentional fraud or misrepresentation by a party in the making of any written representation or warranty specified in this Agreement made with the intent to deceive or mislead and upon which the party receiving such written representation or warranty justifiably relies.
“Government Contract” means any contract, task order, delivery order, purchase order, grant, or other binding commitment or contractual agreement of any kind currently active in performance between the Company, or any of its Subsidiaries, and any Governmental Authority. Unless otherwise indicated, a task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract under which it was issued.
“Government Contract Bid” means any outstanding or pending quotation, bid, and/or proposal by the Company or any of its Subsidiaries for a Government Contract for which no award has been announced, that, if accepted or awarded, would lead to a Government Contract.
“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.
“Governmental Authority” shall mean any U.S., state, local or foreign government, any governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal (public or private), whether national, federal, state, provincial or local or otherwise, including any stock exchange, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.
“Guaranteed Obligations” shall have the meaning set forth in Section 10.1.
“Guarantor” shall have the meaning set forth in the Preamble.

“Guarantor Credit Facility” shall mean the Fourth Amended and Restated Credit Agreement of Guarantor dated as of August 2, 2022 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time).
“Guaranty” shall have the meaning set forth in Section 10.1.
“Hazardous Materials” shall mean any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic”, “radioactive,” or words of similar meaning, including asbestos, asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, petroleum and petroleum products.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property” shall mean any and all common law or statutory intellectual property and similar proprietary rights anywhere in the world, whether registered or unregistered, arising under or associated with: (a) patents and patent applications and invention disclosures, including counterparts, continuations, divisionals, continuations-in-part, reissues, provisionals, extensions, or reexaminations and patents issuing thereon (“Patents”); (b) trademarks, service marks, trade dress, trade names, logos, slogans, brand names, and other designations of origin, and all applications and registrations therefor and including all goodwill associated with all of the foregoing (“Marks”); (c) copyrights (and any rights in works of authorship (including rights in Software)) and all registrations and applications for all of the foregoing (“Copyrights”); (d) trade secrets and industrial secrets, and rights in know-how and other confidential or proprietary business or technical information, including patterns, plans, compilations, program devices, formulas, drawings, designs, prototypes, methods, techniques, processes, procedures, codes, schematics, databases, models, methodologies and customer lists, whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (“Trade Secrets”); (e) rights in domain names, uniform resource locators, social media identifiers and other names and locators associated with Internet addresses and sites, and (f) other similar or equivalent intellectual property rights anywhere in the world.
“Interim Period” shall have the meaning set forth in Section 6.1(a).
“Intervening Event” shall mean an event, fact, circumstance, development or occurrence that is material to the Company and its Subsidiaries, taken as a whole, that (a) is not known to or reasonably foreseeable by the Company Board as of the date of this Agreement; (b) becomes known to or by the Company Board prior to obtaining the Company Shareholder Approval; and (c) does not relate to (i) a Company Takeover Proposal, or any matter relating thereto or consequence thereof, (ii) any event, fact, circumstance, development or occurrence relating to Parent, Merger Sub or any of their respective Affiliates, (iii) any event, fact, circumstance, development or occurrence that directly results from the announcement, pendency and consummation of this Agreement or the Merger, (iv) changes in the market price or trading volume of the shares of Common Stock in and of themselves, or (v) the fact, in and of itself, that the Company meets, exceeds, or fails to meet in any quantifiable respect, any internal or analyst’s projections, guidance, budgets, expectations, forecasts or estimates for any period.
“IRS” shall have the meaning set forth in Section 4.12(a).
“IT Assets” shall mean the computers, Software, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment, including any outsourced systems and processes.
“Knowledge of Parent” shall mean the knowledge of the individuals set forth in Section 1.11.1(a) of the Parent Disclosure Letter, in each case after reasonable inquiry of their direct reports.
“Knowledge of the Company” shall mean the knowledge of the individuals set forth in Section 1.1(a) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports.
“Laws” shall have the meaning set forth in Section 4.15(a).
“Lease Consents” shall have the meaning set forth in Section 6.20(b)(vii).

“Leased Real Property” shall mean real property which the Company or any of its Subsidiaries leases, subleases or occupies as tenant, subtenant or occupant pursuant to any Lease.
“Leases” shall mean leases, subleases or other occupancy agreements in connection with the Leased Real Properties (together with any and all amendments and modifications thereto and any guarantees thereof) under which Company or its Affiliate is the lessee or sublessee.
“Legal Restraint” shall have the meaning set forth in Section 8.1(c).
“Lessor Leases” shall have the meaning set forth in Section 4.19(c).
“Liabilities” shall mean any and all debts, liabilities, duties, deficiencies, penalties, demands, losses and obligations, whether direct or indirect, due or to become due, asserted or unasserted, fixed or variable, contingent or absolute, matured or unmatured, accrued or not accrued, known or unknown, determined or determinable, choate or inchoate, perfect or imperfected, liquidated or unliquidated, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.
“Liens” shall mean liens, encumbrances, mortgages, leases, levies, rights of first refusal, purchase options, assessments, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, licenses, encroachments or other adverse claims of any kind with respect to the Real Property or any other asset or any agreement or arrangement to give or refrain from giving any of the foregoing.
“Litigation” shall mean any claim, action, suit, litigation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), binding arbitration, hearing or audit commenced, brought, conducted or heard by or before any Governmental Authority or any arbitrator or mediator with binding authority over the relevant parties.
“Mandatory Cure Items” means, (a) mortgages, deeds of trust, collateral assignments of leases and rents, Uniform Commercial Code financing statements and other liens and encumbrances to secure debt, including those in connection with the Existing Credit Facility; (b) monetary liens encumbering the Real Property or any portion thereof which are in favor of or for the benefit of any Affiliate of the Company; and (c) with respect to any distribution center, any violation of the requirements (including any zoning, building, health, safety, fire or other code or regulation) of any state, county, municipality or other governing body that would prohibit, or would be reasonably likely to prohibit within twelve (12) months after the date of this Agreement the operation of all or substantially all of the applicable Real Property for its current use.
“Material Lease” shall mean any Lease or Lessor Lease (a) pursuant to which the annual base rent is greater than $300,000; or (b) pertaining to any distribution center.
“Material Leased Real Property” shall mean any Leased Real Property relating to any Material Lease.
“Marks” shall have the meaning set forth in the definition of Intellectual Property.
“Maximum Premium” shall have the meaning set forth in Section 6.9(c).
“MBCA” shall mean the Michigan Business Corporation Act.
“MBCA Certificate of Merger” shall have the meaning set forth in Section 2.3.
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 3.1(b)(i).
“Merger Sub” shall have the meaning set forth in the Preamble.
“Michigan Department” shall have the meaning set forth in Section 2.3.
“Moody’s” shall have the meaning set forth in Section 6.16(a).
“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) of ERISA or 5001(a)(3) of ERISA or Section 414(f) of the Code.

“Nasdaq” shall have the meaning set forth in Section 4.3.
“Non-Burdensome Condition Assets” shall mean business of Guarantor representing up to $60 million in revenue generated in fiscal year 2024, including any assets exclusively related to such business.
“Non-Party Affiliates” shall have the meaning set forth in Section 9.13.
“Order” shall mean any award, judgment, injunction, determination, ordinance, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Authority of competent jurisdiction.
“Organizational Documents” shall mean the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments, restatements and supplements thereto.
“Owned Real Property” shall mean all real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, improvements and fixtures presently or hereafter located thereon or attached thereto and all easements, benefits, privileges, rights and appurtenances thereto.
“Parent” shall have the meaning set forth in the Preamble.
“Parent Disclosure Letter” shall have the meaning set forth in the introductory language to Article V.
“Parent Material Adverse Effect” shall mean, with respect to Parent and Merger Sub, any Effect that, individually or in the aggregate with all other Effects, would or would reasonably be expected to materially delay, hinder, or otherwise materially adversely affect Parent’s or Merger Sub’s ability to timely consummate the Transactions (including the payment of the Merger Consideration).
“Parent Related Parties” shall have the meaning set forth in Section 8.3(h).
“Patents” shall have the meaning set forth in the definition of Intellectual Property.
“Paying Agent” shall have the meaning set forth in Section 3.3(a).
“Payment Fund” shall have the meaning set forth in Section 3.3(a).
“Permit” shall mean any permit, certificate, registration, notice, approval, identification number, license, variance, exemption, order, registration, consents, clearances or other authorization required under any applicable Law.
“Permitted Liens” shall mean: (a) Liens for Taxes, assessments and governmental charges or levies (i) not yet delinquent or (ii) that are being contested in good faith through appropriate proceedings and, in the case of this clause (ii), for which adequate reserves are maintained in accordance with GAAP; (b) materialmen’s, warehouseman’s, mechanics’, carriers’, workmen’s and repairmen’s liens, any statutory Liens arising in the ordinary course of business by operation of applicable Law with respect to a liability that is not yet due or delinquent or being contested in good faith, and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens reflected in public records or in a current title report that, individually or in the aggregate, do not interfere in any material respect with the use or insurability of title of the Owned Real Property subject thereto; (f) Liens on the Real Property to the extent disclosed on the surveys which have been delivered to Parent or that would be disclosed by a current guaranteed survey provided that such facts do not render title uninsurable; (g) the Leases and Lessor Leases; (h) Liens (other than Liens securing indebtedness for borrowed money), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, rights of any applicable landlord or tenant and other similar encumbrances or matters that would not, individually or in the aggregate, reasonably be expected to materially impair the insurability or continued use and operation of the Leased Real Property, Owned Real Property or other asset (other than Intellectual Property) to which they relate; (i) all applicable zoning, entitlement, conservation restrictions, building and similar codes and regulations and other land use regulations, none of which materially and adversely interferes with the present insurability of title or use of the Leased Real Property or Owned Real Property to which they relate; (j) Liens that are paid or released at or prior to Closing by any party other than Parent and its Affiliates (unless otherwise obligated to be paid by Parent or its Affiliates pursuant to the terms hereof); (k) Liens securing obligations under or secured pursuant to the Existing Credit Facility prior to the pay off thereof on the Closing Date (it being agreed and understood that the Existing Credit Facility is being paid off on or before the Closing Date, and Liens securing such obligation will be released from record on or before the Closing Date); (l) Liens relating to intercompany borrowings among a Person and its wholly owned Subsidiaries; (m) Liens securing indebtedness or Liabilities that are reflected in the Company SEC Documents other than the Existing Credit Facility, which will be paid off on or before the Closing Date, and Liens therefor will be released from record on or before the Closing Date; (n) Liens set forth in Section 1.1(b) of the Company Disclosure Letter; (o) Liens arising under any of the Transaction Documents; and (p) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business.
“Person” shall mean an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization or entity of any kind.
“Personal Information” means any data or information that (i) alone or in combination with other information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household or (ii) that constitutes personal data, personally identifiable information, personal information or a similar term under any applicable Privacy Law.
“Preferred Stock” shall have the meaning set forth in Section 4.1(c)(i).
“Privacy Laws” means, with respect to Personal Information, all applicable Laws relating to data privacy, data protection, data security, or the Processing of Personal Information, including, to the extent applicable, Section 5 of the Federal Trade Commission Act, the Fair Credit Reporting Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Telephone Consumer Protection Act, the Health Insurance Portability and Accountability Act, the Health Information Technology for Economic Clinical Health Act, the California Online Privacy Protection Act of 2003 (CalOPPA), the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Nebraska Data Privacy Act, the New York SHIELD Act, the Illinois Biometric Information Privacy Act, Texas’s Capture or Use of Biometric Identifier Act, the Washington Biometric Privacy Protection Act, Washington’s My Health My Data Act, and U.S. state consumer protection and data breach notification.
“Process” together with its cognates, shall mean any operation or set of operations which is performed upon Personal Information, by any means, such as collection, recording, acquisition, organization, storage, retention, adaptation, alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, deletion, disposal or destruction.
“Prohibited Condition” shall have the meaning set forth in Section 5.9(f).
“Proxy Statement” shall have the meaning set forth in Section 4.3.
“Real Property” shall mean the Owned Real Property and the Leased Real Property.
“Real Property Backed Financing” shall mean financing for which the Real Property is collateral including, without limitation, mortgages and sale leaseback transactions.
“Recommendation” shall have the meaning set forth in Section 4.2(b).
“Registered Intellectual Property” shall mean all United States or international (a) issued Patents and Patent applications; (b) registered Marks and applications to register Marks; (c) registered Copyrights and applications for Copyright registration; and (d) domain names and social media accounts.
“Representatives” shall mean the directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives of a Person; provided, however, that solely as concerns the provisions of this Agreement pertaining to access and information of the Company, its Affiliates and the Real Property, in Sections 6.1, 6.14 and 6.20, Representatives shall be deemed to include Parent’s lenders and their representatives.
“S&P” shall have the meaning set forth in Section 6.16(a).
“Sanctioned Country” shall mean any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (currently, Cuba; Iran; North Korea; Syria; the Donetsk, Luhansk and Crimea regions of Ukraine; and the non-Ukrainian government controlled areas of Kherson and Zaporizhzhia of Ukraine).
“Sanctioned Person” shall mean any Person with whom any transactions or dealings are restricted, prohibited, or sanctionable under any Sanctions, including as a result of: (a) being named on any list of Persons subject to Sanctions, (b) being located, organized, or resident in any Sanctioned Country, or (c) being directly or indirectly owned 50% or more or controlled, individually or in the aggregate, by one or more Persons described in (a) or (b).
“Sanctions” shall mean all national and supranational Laws or other acts with the force of law of the United States, the United Kingdom, the European Union or any of its members states, or the United Nations Security Council concerning economic or financial sanctions and trade embargoes.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933.
“Senior Notes Indenture” means that certain Senior Notes Indenture dated as of December 4, 2020, among the C&S Group Enterprises LLC, the Guarantor, the other guarantors party thereto and U.S. Bank, National Association, as trustee, as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time.
“Software” shall mean computer software programs in both source code and object code format, including databases, data files, application programming interfaces, user interfaces, and documentation relating thereto, as the context requires.
“Specified Acquisition” shall have the meaning set forth in Section 6.2(d).
“Subsidiary” shall mean, with respect to any Person, another Person, (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing Person or body or (b) more than fifty percent (50%) of the equity interests of which is owned directly or indirectly by such first Person.
“Subsidiary Securities” shall have the meaning set forth in Section 4.1(d).
“Surviving Corporation” shall have the meaning set forth in the Recitals.
“Syndication Documentation” shall have the meaning set forth in Section 6.16(a).
“Takeover Law” shall mean any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws of any jurisdiction or other applicable Laws that purport to limit or restrict business combinations or the ability to limit or restrict business combinations or the ability to acquire or to vote shares.
“Tax” shall mean all U.S. federal, state, local or foreign taxes, imposts, levies, duties, charges, fees or other similar assessments, including any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental, alternative or add-on, value added, registration, capital stock, unincorporated business, unemployment, or other taxes or similar charges or assessments, imposed by any Governmental Authority, together with all interest, penalties or additions to tax imposed with respect thereto, in each case, whether disputed or not.
“Tax Proceedings” shall mean any audit, examination, investigation, claim, contest, dispute, litigation or other proceeding with respect to Taxes or by or against any Taxing Authority.

“Tax Returns” shall mean any report, return (including any information return), declaration, statement, claim for refund or other document filed or required to be filed with any Taxing Authority or Governmental Authority with respect to Taxes, including any attachment thereto and any amendment thereof.
“Taxing Authority” shall mean any Governmental Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.
“Termination Date” shall have the meaning set forth in Section 8.1(b).
“Termination Expenses and Interest” shall have the meaning set forth in Section 8.3(g).
“Third Party Reports” shall have the meaning set forth in Section 6.20(b)(i).
“Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property.
“Transaction Approvals” shall have the meaning set forth in Section 4.3.
“Transaction Documents” shall have the meaning set forth in Section 9.10.
“Transactions” shall have the meaning set forth in the Recitals.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988 and any comparable state or local Law.
“Warrant” shall mean that certain Warrant to Purchase Common Stock, dated as of October 7, 2020, issued to Amazon.com NV Holdings LLC representing a warrant to purchase 5,437,272 shares of Common Stock of the Company.
“Willful Breach” shall mean, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an intentional act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a breach of this Agreement.
ARTICLE II
MERGER
2.1   Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MBCA and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the Surviving Corporation and the separate corporate existence of Merger Sub shall cease.
2.2   Closing.   Unless this Agreement shall have been terminated pursuant to Section 8.1, the Closing shall take (A) place by means of a virtual closing through electronic exchange of signatures at 9:00 a.m., Eastern time on the date that is two (2) Business Days after the date on which the last of the conditions precedent set forth in Article VII is satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or (B) such other place, time and date as the Company and Parent may agree in writing; provided, that in no event shall Parent or Merger Sub be required to consummate the Closing prior to the date that is sixty (60) days following the date hereof (unless otherwise mutually agreed by the parties in writing). The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”
2.3   Effective Time.   As promptly as practicable on the Closing Date, the parties hereto shall cause (i) a certificate of merger meeting the applicable requirements of the MBCA (the “MBCA Certificate of Merger”) relating to the Merger to be properly executed and filed with the Michigan Department of Licensing and Regulatory Affairs (the “Michigan Department”) in accordance with the terms and conditions of the MBCA and (ii) a certificate of merger meeting the applicable requirements of the DGCL (the “DGCL Certificate of Merger” and, together with the MBCA Certificate of Merger, the “Certificates of Merger”) relating to the Merger to be properly executed and filed with the Secretary of State of the State of Delaware, in each case, in such form as is reasonably satisfactory to both Parent and the Company. The Merger shall become effective as of the later of: (A) the time the MBCA Certificate of Merger is filed and accepted by the Michigan Department, (B) the time the DGCL Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware, and (C) such later time as may be agreed by the Company and Parent in writing and designated in the Certificates of Merger (the effective time of the Merger is referred to as the “Effective Time”).
2.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the MBCA and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation in the Merger, and all debts, Liabilities, obligations and duties of the Company and Merger Sub shall become the debts, Liabilities, obligations and duties of the Company as the Surviving Corporation in the Merger.
2.5   Articles of Incorporation and Bylaws.   The articles of incorporation and bylaws of the Surviving Corporation in the Merger will be amended and restated as of the Effective Time, each in a form acceptable to Parent, in accordance with applicable Law and consistent with the obligations set forth in Section 6.9.
2.6   Directors and Officers.   Until duly removed or until successors are duly elected or appointed and qualified, the directors of Merger Sub immediately prior to the Effective Time of the Merger shall be the initial directors of the Surviving Corporation as of the Effective Time, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time.
ARTICLE III
MERGER
3.1   Treatment of Common Stock and Company Equity Awards.   At the Effective Time, by virtue of the Merger and without any action on the part of any party or holder of any shares of Common Stock or Company Equity Awards or any other securities of the Company:
(a)   Merger Sub Common Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation, and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)   Treatment of Common Stock.
(i)   Each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding Canceled Shares) and all rights in respect thereof, shall, by virtue of the Merger, be converted into the right to receive $26.90 in cash, without interest (the “Merger Consideration”), and such shares shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of Certificate or Book-Entry Shares that immediately prior to the Effective Time represented any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
(ii)   Each share of Common Stock held by Parent or Merger Sub, in each case, immediately prior to the Effective Time (the “Canceled Shares”) shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.
(c)   Treatment of Company Equity Awards.
(i)   Each Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, fully vest, without proration, and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such Company Restricted Stock Award immediately prior to the Effective Time and (y) an amount in cash equal to the amount of any accrued but unpaid dividends with respect to such Company Restricted Stock Award.
(ii)   Each Company RSU Award that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, fully vest, without proration, and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (y) an amount in cash equal to the amount of any accrued but unpaid dividend equivalents with respect to such Company RSU Award.
(iii)   Each Company PSU Award that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest to the extent set forth in Section 3.1(c)(iii) of the Company Disclosure Letter, and be canceled and converted into the right to receive (x) an amount in cash equal to the Merger Consideration in respect of each share of Common Stock subject to such Company PSU Award immediately prior to the Effective Time (with such number of shares of Common Stock determined based on the greater of the target performance level and the actual performance level through the latest completed fiscal year in the applicable performance period, as determined by the Compensation Committee of the Company Board) and (y) an amount in cash equal to the amount of any accrued but unpaid dividend equivalents with respect to such Company PSU Award based on the level of performance as determined in accordance with the immediately preceding clause (x).
(iv)   As promptly as reasonably practicable following the Effective Time, but in no event later than two (2) Business Days following the Closing Date, Parent or one of its Subsidiaries shall cause the Company or the Surviving Corporation to pay the amounts described in Sections 3.1(c)(i) through (iii) to holders of Company Equity Awards through the payroll system or payroll provider of the Surviving Corporation (without interest and after giving effect to any required Tax withholding); provided, that the Merger Consideration with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be paid at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code. If any payment of such amounts cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as promptly as reasonably practicable, but no later than five (5) Business Days, following the Closing Date.
(v)   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Equity Plan) shall take all such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.1(c).
(d)   Treatment of Company ESPP.   The Company ESPP shall continue to be operated in accordance with its terms and past practice for the current Option Period (as defined in the Company ESPP); provided, that prior to the Effective Time, the Company shall take all actions necessary pursuant to the terms of the Company ESPP and applicable Law to, contingent on the Effective Time, (i) provide that (A) no new Option Period will be commenced following the date of this Agreement under the Company ESPP, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Option Period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (D) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled Stock Purchase Date (as defined in the Company ESPP) for such Option Period and (y) a date determined by the Committee (as defined in the Company ESPP) that is prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Common Stock returned to the participant), and (ii) terminate the Company ESPP effective as of immediately prior to the Effective Time. Shares of Common Stock purchased pursuant to the foregoing shall be treated the same as all other shares of Common Stock in accordance with Section 3.1(b) of this Agreement.
(e)   Treatment of Company Warrants.   The Company Warrants shall be treated as contemplated by Section 6.19 of this Agreement and Sections 12 and 14 of the Warrant.
(g)   Adjustments.   If, between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately and equitably adjusted, without duplication, provided, however, that nothing in this Section 3.1(g) shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
3.2   No Dissenters’ or Appraisal Rights.   In accordance with the MBCA, no dissenters’ or appraisal rights shall be available to any holder of Company Securities in connection with the Transactions, including the Merger.
3.3   Exchange of Common Stock and Paying Fund
(a)   Paying Agent; Paying Fund.   At or prior to the Effective Time, Parent shall designate a bank or trust company of national recognition and reasonably acceptable to the Company (the “Paying Agent”) to act as agent for the holders of shares of Common Stock to receive the funds to which such holders shall become entitled pursuant to Section 3.1(b) and shall enter into a paying agent agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities under this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Common Stock cash sufficient to make payment of the cash consideration to which such holders of Common Stock shall become entitled pursuant to Section 3.1(b) (excluding payments with respect to Canceled Shares) (such aggregate cash, the “Payment Fund”). The Payment Fund shall not be used for any other purpose, subject to Section 3.3(i).
(b)   Exchange Procedures.   As soon as reasonably practicable after the Effective Time, and in no event later than two (2) Business Days thereafter, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Paying Agent to mail to each holder of record of (i) a Certificate whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (ii) Book-Entry Shares whose shares of Common Stock were converted into the right to receive the consideration payable pursuant to Section 3.1(b) instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of record of one or more Certificates, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly completed and executed, and such other documents as may reasonably be required by Parent or the Paying Agent, and each holder of record of Book-Entry Shares, upon surrender to the Paying Agent of such Book-Entry Shares (which shall be deemed surrendered upon receipt by the Paying Agent of an “agent’s message” in customary form or such other evidence as the Paying Agent may reasonably request), shall be entitled to receive in exchange therefor the amount of Merger Consideration to which such holder is entitled pursuant to Section 3.1(b), and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered if such Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent and the Paying Agent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, subject to the terms and conditions set forth herein. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article III.
(c)   DTC Payment.   Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Common Stock (other than Canceled Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Merger Consideration (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Paying Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(d)   No Further Ownership Rights in Common Stock.   The Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificates or Book-Entry Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on the shares of Common Stock in accordance with the terms of this Agreement prior to the Effective Time. At the Effective Time, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of and exchanged as provided in this Article III.
(e)   Termination of Payment Fund.   Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by, or otherwise undistributed to, the holders of the Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration for satisfaction of its claim for Merger Consideration which such holder has the right to receive pursuant to the terms of this Article III.
(f)   No Liability.   None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any distributions from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(g)   Lost Certificates.   In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.3(e), Parent) will issue, or will cause to be issued, in exchange for such lost, stolen or destroyed Certificate the payments with respect to such Certificate to which such Person is entitled pursuant to this Article III.
(h)   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, the Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any applicable provision of state, local or foreign law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(i)   Investment of Payment Fund.   Until disbursed in accordance with the terms and conditions of this Agreement, the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available); provided, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and to the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by this Article III; or (C) all or any portion of the Payment Fund is unavailable for the Paying Agent (on behalf of Parent) to promptly pay the cash amounts contemplated by this Article III for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Paying Agent to make the payments contemplated by this Article III. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the Company SEC Documents filed with, or furnished to, the SEC prior to the date of this Agreement (excluding disclosures set forth in any “risk factors” or “forward looking statements” sections of such Company SEC Documents and any other disclosures included or referenced in any such Company SEC Documents to the extent they are cautionary, predictive or forward looking in nature) (it being understood nothing disclosed in any such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.20 and 4.21) or in the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (each section or subsection of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:
4.1   Due Incorporation; Capitalization; Indebtedness.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (where such concept is recognized), in good standing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, in each case, where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company has made available to Parent prior to the date of this Agreement (i) a true and complete copy of the Articles of Incorporation and Bylaws and (ii) true and complete copies of the articles of incorporation and bylaws (or comparable organizational documents) of each of the Subsidiaries of the Company, in each case, as amended through and as in effect on the date hereof. The Articles of Incorporation and Bylaws are in full force and effect, and the Company is not in material violation of any of their provisions. Section 4.1(b) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company.
(c)   Capitalization.
(i)   The entire authorized capital stock of the Company is (A) one hundred million (100,000,000) shares of common stock, no par value (the “Common Stock”) and (B) ten million (10,000,000) shares of preferred stock, no par value (the “Preferred Stock”).
(ii)   As of June 14, 2025 (the “Capitalization Date”), (A) 33,849,257 shares of Common Stock were issued and outstanding, which number includes 102,886 Company Restricted Stock Awards but excludes any shares of Common Stock held by the Company in treasury, (B) no shares of Preferred Stock were issued and outstanding, (C) 860,477 shares of Common Stock were subject to Company RSU Awards, (D) 1,048,012 shares of Common Stock were subject to Company PSU Awards, assuming the achievement of applicable performance conditions at the target level, (E) 1,225,050 shares of Common Stock reserved for issuance and available for grants of future awards under the Company Equity Plans; (F) 140,583 shares of Common Stock reserved and available for issuance under the Company ESPP; (G) no shares of Common Stock reserved for issuance upon exercise of the Company Warrants and (H) no other shares of capital stock or other voting securities were issued, reserved for issuance or outstanding, and from the Capitalization Date through the date of this Agreement, the Company has not issued any shares of Common Stock, Company Restricted Stock Awards, Company RSU Awards, Company PSU Awards or any other shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock. All of the outstanding shares of Common Stock are, and all shares of Common Stock that may be issued prior to the Effective Time will be, duly authorized, validly issued, fully paid and nonassessable. No shares of Common Stock are subject to or were issued in violation of applicable Law or the preemptive rights of any shareholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the MBCA, other applicable Laws, the Articles of Incorporation or Bylaws or any agreement to which the Company is a party or otherwise bound.
(iii)   Except as set forth in Section 4.1(c)(ii), there are no (A) issued and outstanding shares of capital stock of or other voting or equity interests in the Company, (B) securities of the Company or its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (C) options, warrants, calls or other rights or agreements to acquire from the Company or its Subsidiaries, or other obligation of the Company or its Subsidiaries to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, any shares of capital stock of or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (D) voting trusts, proxies or other similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries, or (E) obligations requiring the registration for sale of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C) being referred to collectively as the “Company Securities”).

(iv)   There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than issuances in connection with the purchase, vesting or settlement of Company Equity Awards outstanding as of the Capitalization Date in accordance with their terms, or as set forth in the Articles of Incorporation).
(d)   All of the outstanding shares of capital stock of and other voting or equity interests in each of the Company’s Subsidiaries have been and are duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record wholly by the Company or one of the Company’s wholly owned Subsidiaries, free and clear of any Liens other than Permitted Liens and Liens that are not material to the Company and its Subsidiaries, taken as a whole. No shares of capital stock of any of the Company’s Subsidiaries are subject to or were issued in violation of the preemptive rights of any shareholder or any purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the MBCA, applicable Laws, the Organizational Documents of any of the Company’s applicable Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party or otherwise bound, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no outstanding (i) shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (other than those held by the Company or any of its Subsidiaries), (ii) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or (iii) options, warrants or other rights or agreements to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any of the Company’s Subsidiaries (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities. There are no restrictions of any kind which prevent the payment of dividends or distributions by any of the Company’s Subsidiaries (other than restrictions under the Existing Credit Facility).
(e)   Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, or, other than as referred to in Section 4.1(e) of the Company Disclosure Letter, other securities, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
4.2   Due Authorization.
(a)   The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the filings under Section 2.3, to consummate the Transactions, and except for obtaining the Company Shareholder Approval, no other corporate actions or proceedings on the part of the Company or its shareholders shall be necessary to authorize this Agreement and the Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming the representations and warranties set forth in Section 5.10 are true and correct, the consummation by it of the Merger, have been duly authorized by the Company Board and, assuming that the Merger is consummated in accordance with the MBCA, except for filing the MBCA Certificate of Merger with the Michigan Department pursuant to the MBCA and subject to obtaining the Company Shareholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transactions.
(b)   The Company Board has adopted resolutions unanimously (i) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (ii) determining that this Agreement and the Transactions are fair to and in the best interests of the Company and the Company’s shareholders, (iii) adopting and declaring advisable this Agreement and the consummation of the Merger and (iv) in accordance with Section 782 of the MBCA, exempting Parent, Merger Sub, this Agreement and the Transactions from the requirements of Section 780 of the MBCA, and (v) recommending that the shareholders of the Company approve this

Agreement (the “Recommendation”), which resolutions have not, except after the date of this Agreement as permitted by Section 6.4, been subsequently rescinded, modified or withdrawn. The Company Shareholder Approval is the only vote of holders of securities of the Company which is required to approve this Agreement and consummation of the Merger and the other Transactions.
(c)   The Company has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by Parent, Merger Sub and Guarantor, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance moratorium, reorganization or similar Laws now or hereafter in effect which affect the enforcement of creditors’ rights generally and by rules of Law governing specific performance, injunctive relief and equitable principles (the “Enforceability Exceptions”).
4.3   Consents and Approvals; No Violations.   Except for in connection with or in compliance with (a) filing with the SEC of a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, including the letter to shareholders, notice of meeting and form of proxy, the “Proxy Statement”) and the Certificates of Merger as contemplated under Section 2.3, (b) the HSR Act, (c) the applicable requirements of the Securities Act and the Exchange Act, as may be required in connection with the Transactions, (d) state securities takeover and “blue sky” laws, as may be required in connection with the Merger, (e) the rules and regulations of, and any filings with and approvals of, the Nasdaq Global Select Market (“Nasdaq”) (f) the approval of the Company Board set forth in Section 4.2(a), (g) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock to approve this Agreement and approve the Transactions (the “Company Shareholder Approval”), and (h) the Lease Consents (collectively, the “Transaction Approvals”), the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions will not, subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 5.10 and Guarantor’s representations and warranties set forth in Section 10.3, (i) violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by the Company or any of its Subsidiaries with, or consent or approval with respect to the Company or any of its Subsidiaries of, or other action by, any Governmental Authority; (iii) violate or conflict with any provision of the Articles of Incorporation or Bylaws, (iv) require any consent of, notice to or other action by any Person under, constitute a default or breach or an event that, with or without notice or lapse of time or both, would constitute a default or breach under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Company Material Contract; or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on the properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (i), (ii), (iv) and (v) as has not had, and would not be reasonably expected to have, a Company Material Adverse Effect.
4.4   Financial Statements; Internal Controls and Procedures.
(a)   The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2023 (all such forms, documents and reports filed or furnished by the Company since such date, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of her or him under Section 302 or 906 of the Sarbanes-Oxley Act. None of the Company’s Subsidiaries is, or at any time since January 1, 2023 has been, required to file any forms, reports or other documents with the SEC or subject to the reporting requirements under the Exchange Act. As of the date hereof, there are no unresolved comments received from the SEC staff with respect to the Company SEC Documents, and the Company has not received written notice from the SEC since January 1, 2023 that any of the Company SEC Documents is the subject of ongoing

SEC review. The Company is and has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material and to any other adjustments described therein, including the notes thereto), (ii) were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply as to form in all material respects with the applicable accounting requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC.
(c)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal years ended December 28, 2024, December 28, 2023 and December 28, 2022, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has not identified (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(d)   Since January 1, 2023, none of the Company or any of its Subsidiaries or any of their directors, officers, employees, nor, to the Knowledge of the Company, their respective auditors, accountants or representatives has received any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
4.5   Company Information.
(a)   Each document required to be filed by the Company with the SEC (including the Proxy Statement) in connection with the Merger (the “Company Disclosure Documents”), and any amendments or supplements thereto, when filed, distributed or otherwise disseminated to the Company’s shareholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s shareholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b)   None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement, at the time it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c)   For the avoidance of doubt, no representation or warranty is made by the Company with respect to (and nothing in this Section 4.5 shall apply to) statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent, Merger Sub or Guarantor specifically for inclusion or incorporation by reference in the Company Disclosure Documents.
4.6   No Undisclosed Liabilities.   There are no Liabilities of the Company or any of its Subsidiaries, whether or not required to be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (including any notes thereto), (b) Liabilities arising in connection with the Transactions, (c) Liabilities incurred in the ordinary course of business since December 28, 2024 (none of which is a Liability for any breach of contract or violation of law) and (d) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.7   Intellectual Property.
(a)   Section 4.7(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of the Company Registered Intellectual Property. No material registrations or applications for Company Registered Intellectual Property have expired or been canceled or abandoned except in accordance with the expiration of the term of such rights or in the ordinary course of business. All material Company Registered Intellectual Property is subsisting, and to the Knowledge of the Company, valid and enforceable.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries exclusively own all Company Intellectual Property, in each case, free and clear of all Liens (except for Permitted Liens) and the consummation of the Transactions will not adversely affect such ownership and (ii) the Company and its Subsidiaries own or otherwise hold valid rights to use all Intellectual Property used in the operation of their businesses (provided that the foregoing will not be read as a representation of non-infringement, which is solely covered in Section 4.7(f)). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the completion of the Transactions will not, subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 5.10, result in a loss or alteration of the Company’s or its Subsidiaries’ rights in any Intellectual Property.
(c)   The Company has taken commercially reasonable measures to maintain the confidentiality of the Company’s material Trade Secrets. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Persons who have participated in the creation or development of any Intellectual Property for the Company or any of its Subsidiaries have executed and delivered to the Company a valid and enforceable written Contract providing for (i) the non-disclosure by such Person or entity of Trade Secrets of the Company or its Subsidiaries and (ii) the assignment by such Person to the Company or one of its Subsidiaries of all right, title and interest in and to such Intellectual Property (to the extent that such rights do not vest in the Company or its Subsidiaries by operation of law). To the Knowledge of the Company, no Person or entity is in breach of any such Contract. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries have disclosed or authorized to be disclosed any Trade Secrets of the Company or its Subsidiaries to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the businesses thereof or pursuant to a confidentiality or non-disclosure agreement reasonably protecting the interests of the Company and its Subsidiaries.

(d)   None of the Company or any of its Subsidiaries distribute proprietary software to third parties.
(e)   All material domain names and all material social media accounts used by the Company and its Subsidiaries are registered in the name of the applicable Company or Subsidiary and held in hosting accounts associated with a Company email address, and all login credentials (e.g., usernames and passwords) for such accounts are under the control of the employees of the applicable Company.
(f)   Solely as it relates to Intellectual Property other than Marks, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and as it relates to the Marks, without qualification: (i) the conduct of the business of the Company and its Subsidiaries does not infringe, violate or constitute misappropriation of, and since January 1, 2023, has not infringed, violated or constituted misappropriation of, any Intellectual Property of any third Person; provided that no representation or warranty is made with respect to any third Person’s products (including any third Person’s products that are distributed, supported or resold by the Company or any of its Subsidiaries) (ii) to the Knowledge of the Company, no third Person is infringing, violating, or misappropriating any material Company Intellectual Property and (iii) as of the date hereof, there is no pending claim or asserted claim in writing (including any “cease and desist” letters and invitations to license), and since January 1, 2023, the Company and its Subsidiaries have received no claim or asserted claim in writing (A) asserting that the Company or any of its Subsidiaries have infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property rights of any third Person or (B) challenging the validity, ownership of enforceability of any Company Intellectual Property.
(g)   The Company and its Subsidiaries own or have rights to access and use all material IT Assets used in connection with or otherwise necessary for the conduct of the businesses of the Company and its Subsidiaries (provided that the foregoing will not be read as a representation of non-infringement, which is solely covered in Section 4.7(f)). The IT Assets used by the Company and its Subsidiaries are adequate in all material respects for their intended use and for the operation of the businesses of the Company and its Subsidiaries as currently operated, and are in all material respects in good working condition (normal wear and tear excepted). To the Knowledge of the Company, the IT Assets used by the Company and its Subsidiaries are free of all viruses, worms, Trojan horses and other known contaminants and do not contain any bugs, errors or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the IT Assets.
4.8   Data Privacy; Cybersecurity.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries use commercially reasonable measures to protect the confidentiality, integrity and security of the IT Assets and all information, including Personal Information and Trade Secrets, stored or contained therein or transmitted thereby against any unauthorized use, access, interruption, modification, or corruption and (ii) the Company and its Subsidiaries have implemented commercially reasonable disaster recovery procedures for their respective business. Since January 1, 2023 there have been no failures or breakdowns of any IT Assets owned or, to the Knowledge of the Company, licensed by the Company or its Subsidiaries, that have caused material disruption or interruption in or to the use of such IT Assets.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2023 have been, in compliance with all Data Security Requirements. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have experienced any incident, including any breach of security, in which any Personal Information or Trade Secrets Processed by or on behalf of the Company or any of its Subsidiaries was accessed, used, disclosed, acquired, exfiltrated, stolen, lost, altered, corrupted, destroyed or rendered unavailable unlawfully, accidentally or without authorization (“Security Incident”). There has been no written charge, challenge, complaint, claim or demand from any Person (including any Governmental Authority) with respect to any actual or alleged Security Incidents.

(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the performance of this Agreement will not violate, or require any notices to (or consents from) any Person under, any Data Security Requirements and (ii) immediately following the Closing, the Company and its Subsidiaries will have the right to Process, on substantially similar terms and conditions, all Personal Information Processed by or on behalf of the Company or its Subsidiaries immediately prior to the Closing.
4.9   Contracts.
(a)   Section 4.9(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of all Contracts (other than any Contract solely between the Company and any of its Subsidiaries or solely between any of the Company’s Subsidiaries) in effect as of the date hereof (other than any Company Material Contracts contemplated by Section 4.9(a)(i), which have been made publicly available pursuant to the Company SEC Documents), of the following types to which the Company or any of its Subsidiaries is a party or bound (the “Company Material Contracts”):
(i)   any Contract that is filed by the Company as a material Contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)   any Contract that imposes any material restriction on the right or ability of the Company and its Subsidiaries, collectively, to compete with any other Person (or in any line of business, market or geographical area), in each case of the foregoing, other than any such Contract that (A) may be cancelled without material liability to the Company or any of its Subsidiaries upon notice of thirty (30) days or less or (B) is not material to the Company and its Subsidiaries, taken as a whole;
(iii)   any Contract which grants “most favored nation”, “most favored customer”, “most favored supplier” or similar covenants to the counterparty to such Contract, except for such restrictions, requirements and provisions that are not material to the Company and its Subsidiaries, taken as a whole;
(iv)   any Contract with a material customer that expressly obligates the Company and its Subsidiaries (or following the Closing, Parent and its Subsidiaries), in each case, taken as a whole, to conduct business with any third party on an exclusive basis;
(v)   any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;
(vi)   any Contract for which a Governmental Authority or prime contractor or subcontractor to a Governmental Authority has obtained ownership or exclusive rights in any Company Intellectual Property, except for minimum rights or licenses required under applicable Laws to be granted to a U.S. Governmental Authority;
(vii)   any Contract relating to indebtedness for borrowed money of (or guarantees thereof by) the Company or any of its Subsidiaries having an outstanding or committed principal amount (or a guarantee thereof) in excess of $10,000,000 (other than any such indebtedness owed by the Company or any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company, and guarantees thereof);
(viii)   any Contract (A) granting to Company or any of its Subsidiaries rights to any material Intellectual Property owned by a third party, excluding (x) Contracts for commercially available Software licensed on a non-exclusive basis, and (y) “shrink wrap,” “click through” or other standard term licenses to commercially available Software licensed on a non-exclusive basis; and (z) non-exclusive licenses entered into in the ordinary course of business for de minimis uses or ancillary to the primary subject matter of the agreement; (B) granting to a third party rights to any material Company Intellectual Property, excluding any non-exclusive licenses entered into in the ordinary course of business; or (C) materially restricting the Company’s or any of its Subsidiaries’ rights to use, practice, or enforce any Company Intellectual Property;

(ix)   any Contract entered into after January 1, 2022 that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory or other assets held for sale in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person or any Contract relating to the acquisition or disposition of assets or businesses, in each case of the foregoing, (i) with any outstanding obligations as of the date of this Agreement and (ii) with a value in excess of $10,000,000;
(x)   any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or Control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(xi)   any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to make an investment in or loan to any other Person (other than in or to any wholly owned Subsidiary of the Company), in each case with an aggregate value in excess of $10,000,000;
(xii)   any Contract that is a material settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement, other than with a Governmental Authority in its capacity as a customer of the Company or any of its Subsidiaries; and
(xiii)   any Contract that is a material settlement that restricts in any material respect the operations or conduct of the Company or any of its Subsidiaries.
(b)   Neither the Company nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any Company Material Contract and, to the Knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in material breach of or default in any respect under the terms of any Company Material Contract, and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Knowledge of the Company, prior to the date hereof through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a material breach of or default or result in the termination of or a right of termination or cancelation thereunder, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract (i) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Material Contract (including all modifications, amendments and waivers thereto) or a copy has been made available in the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) database of the SEC. As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, and (y) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise, or not to renew, any Company Material Contract.
4.10   Government Contracts.
(a)   Section 4.10(a)(i) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of all Government Contracts. Section 4.10(a)(ii) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each Government Contract Bid. Section 4.10(a)(iii) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each outstanding Contractor Team Arrangement (as defined in FAR 9.601) related to a Government Contract or Government Contract

Bid. The Company has made available accurate and complete copies of all of the Government Contracts, all Government Contract Bids, and all Contractor Team Arrangements listed on Sections 4.10(a)(i), Sections 4.10(a)(ii) and Sections 4.10(a)(iii) of the Company Disclosure Letter. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) all of such Government Contracts listed on Sections 4.10(a)(i), Sections 4.10(a)(ii) and Sections 4.10(a)(iii) of the Company Disclosure Letter constitute valid and binding obligations of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, and are enforceable in accordance with their terms and (y) all such Government Contract Bids and Contractor Team Arrangements were made in the ordinary course of business.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   Since January 1, 2023, the Company and its Subsidiaries have materially complied with: (A) all terms and conditions of each Government Contract; and (B) all Laws applicable to each such Government Contract, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments.
(ii)   Since January 1, 2023, to the Knowledge of the Company, all statements made or submitted by or on behalf of Company or its Subsidiaries in connection with each of the Government Contracts were accurate and complete in all material respects at the time they were made.
(iii)   Since January 1, 2023, no Governmental Authority has notified the Company or any of its Subsidiaries in writing of any actual or alleged material violation or breach of any material term or condition of such Government Contract, or of any actual or alleged material violation of any Laws applicable to such Government Contract.
(iv)   Since January 1, 2023, none of the Company’s or its Subsidiaries’ Government Contracts has been terminated for default or cause, has the Company or any of its Subsidiaries received any notice terminating any Government Contract listed on Section 4.10(a)(i) of the Company Disclosure Letter for convenience or indicating an intention to terminate such Government Contract for convenience.
(v)   No stop work orders, show cause notices, or cure notices have been issued and remain unresolved with respect to the Company or any of its Subsidiaries in connection with any Government Contract, nor is any Governmental Authority threatening in writing or, to the Knowledge of the Company, otherwise contemplating, to issue any of the foregoing.
(vi)   There exist (A) no outstanding material claims against to the Company or any of its Subsidiaries by a Governmental Authority, and (B) no notice of a formal dispute between the Company or any of its Subsidiaries and a Governmental Authority arising under any Government Contract.
(vii)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any adverse or negative past performance evaluations or ratings regarding any of its Government Contracts.
(viii)   Neither the Company nor any of its Subsidiaries or any of their respective owners, officers, directors, or employees is currently or, since January 1, 2023, has been debarred or suspended, or proposed for debarment or suspension, from doing business with any Governmental Authority, nor is there any debarment, suspension or exclusion proceeding pending, threatened in writing or, to the Knowledge of the Company, threatened orally, Company or any of its Subsidiaries or any of their respective predecessors, shareholders, directors, officers, or employees.
(ix)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has been or is a party to any administrative, civil or criminal investigation involving alleged false statements, false claims, fraud or other improprieties relating to any Government Contracts or Government Contract Bid.

(x)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has made any voluntary or mandatory disclosure to a Governmental Authority, prime contractor, or higher-tier subcontractor with respect to any alleged false statements, false claims, fraud, defective pricing or similar misconduct under or relating to any Government Contract or Government Contract Bid.
(xi)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has conducted any internal investigation with respect to any alleged irregularity, misstatement, omission, fraud or price mischarging, or other violation of applicable Law, arising under or relating to a Government Contract or Government Contract Bid.
(xii)   To the Knowledge of the Company, no such investigation of either the Company or any of its Subsidiaries with respect to any alleged false statements, false claims, fraud, defective pricing or similar misconduct under or relating to any Government Contract or Government Contract Bid is being conducted by any Governmental Authority.
(xiii)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has undergone and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to any Government Contracts, and there is no pending, threatened in writing or, to the Knowledge of the Company, threatened orally, audit, review, inspection, investigation, survey or examination of records, other than any of the foregoing in the ordinary course of business.
(xiv)   None of the Company’s or its Subsidiaries’ current Government Contracts awarded following January 1, 2023, were awarded, nor were any of the Company’s or its Subsidiaries’ Government Contract Bids submitted, based in part on the Company’s status as a “Small Business,” a Small Business Administration (“SBA”) Section 8(a) program participant, or any other socioeconomic set-aside status.
4.11   Insurance.   Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company maintains insurance with insurers in such amounts and against such risks as the management of the Company has in good faith determined to be prudent and appropriate and as required by any Government Contract, (b) all material insurance policies maintained by or for the benefit of the Company or any of its Subsidiaries or otherwise covering the business of the Company and its Subsidiaries are in full force and effect in accordance with their terms and (c) to the Knowledge of the Company, no written notice of cancelation or non-renewal of such policies has been received, and there is no existing breach, default or event which, with or without notice or the lapse of time or both, would constitute a breach or default or permit termination or modification of any such policies.
4.12   Employees and Employee Benefit Plans.
(a)   Section 4.12(a) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, a copy of each of the following documents has been made available to Guarantor, as applicable: (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description of the material terms thereof, and all amendments, modifications or material supplements to such Company Benefit Plan; (ii) the most recent summary plan description and any summary of material modifications thereto; (iii) the annual report (Form 5500), if any, filed with the U.S. Internal Revenue Service (“IRS”) for the last plan year; (iv) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan; (v) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan; (vi) any related trust agreements, annuity contracts, insurance contracts or documents of any other funding arrangements: and (vii) any material, non-routine correspondence with any Governmental Authority dated within the past three (3) years.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) all Company Benefit Plans comply and have been established, maintained, and administered in accordance with their terms and the requirements of all Laws applicable thereto; (ii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, involving any Company Benefit Plan; and (iii) there have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA.

(c)   Except as would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, (i) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of, or is entitled to rely upon, a current favorable determination letter or opinion letter from the IRS, and there are no existing circumstances or events that would reasonably be expected to adversely affect the qualified status of each such Company Benefit Plan; (ii) no Company Benefit Plan is under audit or is the subject of an audit, investigation or other administrative proceeding by the IRS, the Department of Labor, or any other Governmental Authority, nor is any such audit, investigation or other administrative proceeding, to the Knowledge of the Company, threatened; and (iii) all material contributions and other material payments required to have been made under or with respect to each Company Benefit Plan and to each Multiemployer Plan as of or prior to the date hereof have been made or accrued (as applicable) on a timely basis in accordance with applicable Law and the terms of such Company Benefit Plan.
(d)   Section 4.12(d) of the Company Disclosure Letter sets forth a list of all Multiemployer Plans to which the Company is required to contribute as of the date hereof, or to which the Company could have any Liability (contingent or otherwise). In the past six (6) years prior to the date hereof there has been no “complete withdrawal” or “partial withdrawal” by the Company within the meaning of Section 4203 and 4205 of ERISA, respectively, with respect to a Multiemployer Plan that is a defined benefit pension plan for which the associated withdrawal liability has not been satisfied in full.
(e)   No Company Benefit Plan is, and none of the Company, its Subsidiaries, or any of its ERISA Affiliates, during the six (6) years prior to the date hereof, has maintained, contributed to, been required to contribute to or otherwise had any Liability with respect to: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code; (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iii) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA); or (iv) a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company, its Subsidiaries or any such ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA.
(f)   Neither the Company nor any of its Subsidiaries has any material Liability under any Company Benefit Plan or otherwise for providing post-termination or retiree health, medical, life or other welfare benefits to any Person, other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or applicable Law at the sole expense of such employee.
(g)   Except as expressly provided under this Agreement, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (alone or in combination with any other event): (i) entitle any current or former Company Employee or director of the Company or any of its Subsidiaries to severance pay, change in control payment or any other payment; (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits or increase the amount of or result in the forfeiture of any compensation, equity or equity-based award, or benefits due to any such Company Employee or director; (iii) result in any forgiveness of indebtedness of any such Company Employee or director or trigger any funding obligation under any Company Benefit Plan; or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code). The Company maintains no obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by any individual under Sections 409A or 4999 of the Code.
(h)   Section 4.12(h) of the Company Disclosure Letter sets forth a true and complete list of each collective bargaining agreement, works council agreement or other similar Contract with a labor union to which any Company or one of its Subsidiaries is a party or that relates to the Company Employees (each, a “Collective Bargaining Agreement”). Except as would not reasonably be expected to result in a material liability to the Company or its Subsidiaries, since January 1, 2023, there has not occurred and, to the Knowledge of the Company, there is not threatened: (i) any strike, slowdown, picketing, material labor-related arbitration, material grievance, or work stoppage by, or lockout of, or to the Knowledge of the Company, union organizing activities with respect to, any Company Employees;

(ii) any Litigation against the Company or any of its Subsidiaries relating to the alleged violation of any Laws pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority; or (iii) any application for representation or certification of a labor union, works council, or other labor organization seeking to represent any Company Employees. The execution of this Agreement and the consummation of the Transactions will not result in any breach or violation of any Collective Bargaining Agreement.
(i)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, background checking, immigration, workers’ compensation, occupational safety and health requirements, plant closings and layoffs (including the WARN Act), wages and hours, worker classification, employment discrimination, harassment or retaliation, employee whistle-blowing, employee privacy and right to know statutes, disability rights or benefits, equal opportunity, labor relations, employee leave issues, affirmative action and unemployment insurance and related matters.
(j)   Except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries, (i) none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former executive officer or member of the Company Board of the Company or any of its Subsidiaries resolving allegations of sexual harassment, discrimination or other misconduct in the workplace by an executive officer or member of the Company Board; and (ii) there are no, and since January 1, 2023 there have not been any, Litigations pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries involving allegations of sexual harassment, discrimination or other misconduct in the workplace by an executive officer or member of the Company Board.
4.13   Taxes.   Except as would not reasonably be expected to have a Company Material Adverse Effect:
(a)   all Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any valid extensions of time within which to file) and all such Tax Returns are true, complete and correct;
(b)   all Taxes due and payable by or with respect to the Company or any of its Subsidiaries have been timely paid (regardless of whether shown as due on any Tax Return), and the financial statements of the Company and its Subsidiaries reflect adequate reserves in accordance with GAAP for Taxes of the Company or any of its Subsidiaries as of the date thereof;
(c)   there are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Liens;
(d)   each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), with respect to amounts or benefits paid to, awarded to, or owing to any employee, independent contractor, creditor, shareholder or other third party;
(e)   there are no Tax Proceedings with respect to Taxes of the Company or any of its Subsidiaries ongoing, pending or threatened in writing, and no Taxing Authority has asserted in writing any claim, deficiency, assessment or adjustment with respect to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open and that has not been finally resolved;
(f)   neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was the Company or any Subsidiary of the Company), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company or any of its Subsidiaries, or (y) pursuant to customary commercial agreements or arrangements entered into in the ordinary course of business, the primary purpose of which is not related to Taxes), or (iii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor;
(g)   neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law);
(h)   in the last two (2) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;
(i)   neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return that is automatically granted and obtained in the ordinary course of business;
(j)   neither the Company nor any of its Subsidiaries (nor Parent by reason of its ownership of the Company) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any action, event, election, or transaction occurring in any taxable period (or portion thereof) ending on or before the Closing Date, including as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; or (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed prior to the Closing;
(k)   no claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return or pay a particular Tax claiming that any such entity is or may be subject to taxation by that jurisdiction, required to file such Tax Return, or required to pay such Tax, and neither the Company nor any of its Subsidiaries has had a permanent establishment or other taxable presence in any jurisdiction other than the jurisdictions for which it files Tax Returns;
(l)   neither the Company nor any of its Subsidiaries has entered into any “closing agreement” under Section 7121 of the Code, or other similar agreement with a Governmental Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax Returns of the Company or any of its Subsidiaries is currently pending with any Governmental Authority; and
(m)   no Subsidiary of the Company is or has ever been (i) a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or (ii) a controlled foreign corporation within the meaning of Section 957 of the Code.
4.14   Litigation.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) none of the Company or any of its Subsidiaries is subject to any outstanding Order, and (b) there is no Litigation pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.
4.15   Compliance with Laws; Permits.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2023 have been, in compliance in all material respects with all applicable federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules, regulations, judgments, Orders, injunctions or decrees of Governmental Authorities (collectively, “Laws”). Except as would not be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the

Company, other communication from any Governmental Authority regarding any actual or alleged failure to comply with any Law in any material respect.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all Permits of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted.
(c)   None of the Company or its Subsidiaries, or to the Knowledge of the Company, any director, officer or employee of the Company or any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the past three (3) years, directly or indirectly, in material violation of the law, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity or (ii) violated or is in violation of applicable anti-corruption, anti-bribery, anti-money laundering or campaign finance or political donations Laws, including the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act of 2010 (collectively, the “Anticorruption Laws”). The Company and its Subsidiaries adhere to a system of commercially reasonable policies, procedures and internal controls designed to promote compliance with applicable Anticorruption Laws, in each case as required by applicable Anticorruption Laws.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2023, the Company and its Subsidiaries have conducted their businesses in compliance with Sanctions. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any of their respective officers and managers is currently or since January 1, 2023 has been: (i) a Sanctioned Person; (ii) in violation of Sanctions, operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) in violation of any Export-Import Control Laws or U.S. anti-boycott requirements.
4.16   Regulatory Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Since January 1, 2023, the Company and all of its Subsidiaries are and have been in compliance with applicable requirements under: (i) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and all regulations promulgated by the U.S. Food and Drug Administration (“FDA”) thereunder (collectively, the “FDCA”); (ii) the Federal Trade Commission Act, 15 U.S.C. § 41 et seq., and all regulations promulgated by the U.S. Federal Trade Commission (“FTC”) thereunder (collectively, the “FTC Act”); (iii) the Controlled Substances Act, 21 U.S.C. § 801 et seq., and all regulations promulgated by the Drug Enforcement Administration (“DEA”) thereunder (collectively, the “CSA”); (iv) all Laws, statutes and regulations administered by the United States Department of Agriculture (“USDA”) applicable to activities of the Company; and, (v) all federal, national, state, and local Laws applicable to the activities of the Company and its Subsidiaries with respect to foods, dietary supplements, cosmetics, drugs, medical devices, controlled substances, and other products or practices regulated by FDA, DEA, FTC, and USDA (subsections (i)-(v), collectively, the “Regulatory Laws”).
(b)   The Company and all of its Subsidiaries hold all Permits necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted in material compliance with applicable requirements under Regulatory Laws (collectively, the “Regulatory Permits”).
(c)   All Regulatory Permits are valid, in full force and effect, and unencumbered.
(d)   Neither the Company nor any of its Subsidiaries have written notice of, and to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in, the actual or threatened withdrawal, revocation, suspension, encumbrance, or failure to renew any Regulatory Permit.
(e)   To the Knowledge of the Company, all applications, notifications, submissions, information, claims, reports, and data submitted to FDA, DEA, USDA, or other Governmental Authorities, were true, complete and correct in all material respects as of the date of submission, except as revised by any necessary or required material updates, changes, corrections or modifications.
(f)   Since January 1, 2023, (i) neither the Company nor any of its Subsidiaries have voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, field correction, product correction, product removal, public notification, market withdrawal, suspension, or replacement, safety alert, or other notice or action for an alleged lack of safety, regulatory compliance, or any other reason (collectively, “Recall”) relating to any product manufactured or labeled by or on behalf of the Company or any of its Subsidiaries; and, (ii) no products manufactured or labeled by or on behalf of the Company or any of its Subsidiaries have been adulterated or misbranded or subject to any Recall, detention, import alert or detention, seizure, injunction, or similar action.
(g)   Since January 1, 2023, neither the Company nor any of its Subsidiaries have received written notice of, and to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in, any (i) FDA Form 483, (ii) warning letter, (iii) untitled letter, (iv) it has come to our attention (IHCTOA) letter, (v) civil or criminal penalties, (vi) injunction, (vii) seizure, (viii) requests or requirements from FDA, FTC, DEA, USDA, or any other federal, national, state, or local Governmental Authority to modify any products, manufacturing processes, or procedures pursuant to any Regulatory Laws, (ix) letter of admonition, (x) notice of inspection findings, including a notice of noncompliance, (xi) order to show cause, (xii) immediate suspension order, (xiii) suspension, revocation, withdrawal, modification, or limitation of Permits or inspections, or (xiv) other similar written correspondence or written notice from FDA, FTC, DEA, USDA, or any other Governmental Authority alleging or asserting noncompliance with any applicable Regulatory Laws or with the terms or requirements of any Regulatory Permits.
(h)   There is no civil, criminal or administrative legal proceeding or request for information that is pending or threatened in writing (or, to the Knowledge of the Company, orally) against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any person engaged by the Company or its Subsidiaries to manufacture, supply materials for, label, or distribute its products (with respect to its business or its products), under any applicable Regulatory Laws.
(i)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective officers, directors, employees, or agents have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” 56 Fed. Reg. 46191 (Sept. 10, 1991), or other similar Laws.
(j)   Neither the Company nor, to the Knowledge of the Company, any of its officers, directors, employees, or agents, have been subject to a consent decree, individual integrity agreement, deferred prosecution agreement, or other similar form of agreement with any Governmental Authority or convicted of any crime that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. § 335a or any other similar Laws and there are no claims, actions, proceedings or investigations that would reasonably be expected to result in such debarment are pending or, to the Knowledge of the Company, threatened against the Company, its Subsidiaries, or any of their respective officers, directors, employees, or agents.
4.17   Environmental Matters.   Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries are, and since January 1, 2023 have been, in compliance with applicable Environmental Laws, and each has obtained, or has applied for, maintained, and is and since January 1, 2023 has been in compliance with, all Environmental Permits necessary for the conduct and operation of their respective businesses as presently conducted, (b) since January 1, 2023, none of the Company or any of its Subsidiaries has received any written notice, demand, letter or claim alleging that the Company or such Subsidiary is in violation of, or liable under, any Environmental Law, except as has been resolved, (c) none of the Company or any of its Subsidiaries is subject to any Litigation or judicial Order relating to compliance with, or Liability under, Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, (d) there has been no release or disposal of and no contamination by any

Hazardous Materials at any Owned Real Property or any Leased Real Property so as to give rise to any Liability under Environmental Laws for the Company or any of its Subsidiaries, and (e) the Company has made available to Parent copies of all material environmental reports, audits and studies (including Phase I environmental site assessment reports) that have been created or generated for the Company since January 1, 2023, in their possession, custody, or control, relating to any Owned Real Property or any Leased Real Property.
4.18   Absence of Changes.   Except with respect to the Transactions or as required or permitted by this Agreement, since December 28, 2024, (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, (b) the Company and its Subsidiaries have not taken any action that would have required Parent’s consent under Sections 6.2(b)(i), 6.2(b)(ii), 6.2(b)(iii), 6.2(b)(v), 6.2(b)(vi), 6.2(b)(viii), 6.2(b)(ix), 6.2(b)(xii) or 6.2(b)(xvi) if such action or event occurred after the date of this Agreement. From December 28, 2024 to the date of this Agreement, there has not been any change, event, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.19   Real Property.
(a)   Leased Real Property. Section 4.19(a) of the Company Disclosure Letter sets forth a correct and complete list, as of the date of this Agreement, of the Leased Real Properties. Except as set forth in Section 4.19(a) of the Company Disclosure Letter, with respect to each of the Leases, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect: (i) such Lease is a valid and binding agreement of the Company or one or more of its Subsidiaries, on the one hand, and to the Knowledge of the Company, each other party thereto, on the other hand, and is in full force and effect and enforceable in accordance with its terms; (ii) the Company or the applicable Subsidiary of the Company party to the respective Lease pertaining to the Company’s Material Leased Real Property has a good and valid leasehold interest under such Leases, free and clear of any Liens other than Permitted Liens and Liens; (iii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, the counterparty thereto, is in breach or default in any material respect under any such Lease and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute such breach or default, or permit the termination, modification or acceleration of rent under such Lease, (iv) all required security deposits have been paid to and, to the Knowledge of the Company, are being held by the applicable landlord in compliance with the applicable Lease and applicable Law; (v) as of the date of this Agreement, no material construction, alteration that would be anticipated to shut down operations of the Leased Real Properties for more than 2 days or other work due to be performed by any landlord pursuant to such Lease to ready the applicable premises for use by the tenant remains to be performed thereunder and all construction allowances or other sums to be paid to such tenant and all amounts owed by such tenant to outside contractors or other third parties for work performed by or at the request of such tenant have been paid in full to the extent currently due and payable; and (vi) neither the Company nor any Affiliate has subleased any Leased Real Property, except for the Lessor Leases as of the date of this Agreement. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened in writing appropriation, condemnation, eminent domain or similar Litigation, or sale or other disposition in lieu of condemnation, affecting the Leased Real Property that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. In the twelve (12) months prior to the date of this Agreement, there have been no casualty events affecting the Leased Real Property that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Owned Real Property. Section 4.19(b) of the Company Disclosure Letter sets forth a correct and complete list of the Owned Real Property. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good fee simple title to all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”) free and clear of any Liens other than Permitted Liens. Section 4.19(b) of the Company Disclosure Letter sets forth a list of the street address and to the Knowledge of the Company, assessor’s parcel number as of the date hereof of each parcel of Owned Real Property to the extent in the possession of the Company. There is no pending or, to the Knowledge of the Company, threatened appropriation, condemnation, eminent domain or similar Litigation, or sale or other disposition in lieu of condemnation, affecting the Owned Real Property that is reasonably likely to have a Company Material Adverse Effect. There have been no casualty events materially affecting the Owned Real Property in the twenty-four (24) months prior to the date of this Agreement that have not been restored in all material respects and that would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(c)   Lessor Leases. Section 4.19(c) of the Company Disclosure Letter sets forth a correct and complete list, as of the date of this Agreement, of the properties affected by Leases under which the Company or one of its Subsidiaries is the lessor under a lease, sublease or other occupancy agreement pertaining to the Real Property (“Lessor Leases”). Except as set forth in Section 4.19(c) of the Company Disclosure Letter and except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, with respect to each of the Lessor Leases: (i) such Lessor Lease is a valid and binding agreement of the Company or one or more of its Subsidiaries, on the one hand, and to the Knowledge of the Company, each other party thereto, on the other hand, and is in full force and effect and enforceable in accordance with its terms; (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, the counterparty thereto, is in breach or default in any material respect under any such lease and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute such breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iii) all required security deposits have been paid to and are being held by the applicable landlord in compliance with the applicable lease and applicable Law; (iv) as of the date of this Agreement, no material construction, alteration or other work due to be performed by any landlord pursuant to such lease to ready the applicable premises for use by the tenant remains to be performed thereunder and all construction allowances or other sums to be paid to such tenant and all amounts owed by such tenant to outside contractors or other third parties for work performed by or at the request of such tenant have been paid in full to the extent currently due and payable; and (v) the relevant tenant or subtenant, as applicable, has not subleased any property leased by the tenant under such Lessor Lease, as of the date of this Agreement.
(d)   To the Knowledge of the Company, as of the date of this Agreement, no Company or Affiliate has received written notice of a violation of any covenant, condition, restriction or easement affecting the Real Property or the use and occupation thereof in the twelve (12) months prior to the date of this Agreement, which has not been materially complied with or remedied and which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(e)   To the Knowledge of the Company, no zoning, building, flood control, fire, safety, or similar applicable Law is materially violated by the current operation or use of the Real Property in such a way as would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(f)   To the Knowledge of the Company, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the buildings and improvements located on the Owned Real Property which require government approval have been approved by all applicable Governmental Authorities having jurisdiction over the applicable Owned Real Property, and (ii) all material Permits required by all applicable Governmental Authorities having jurisdiction over the applicable Owned Real Property have been issued for the Owned Real Property and any improvements thereon.
4.20   Brokers and Finders.   Except for BofA Securities, Inc., neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
4.21   Opinions of Financial Advisor.   The Company Board has received an oral opinion from BofA Securities, Inc., to be confirmed by delivery of a written opinion, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be received in the Merger by holders of Common Stock is fair, from a financial point of view, to such holders. A copy of such opinion shall be provided to Parent for informational purposes only promptly following receipt by the Company.

4.22   Affiliate Transactions.   Except for compensation or other employment arrangements entered into in the ordinary course of business, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof (but not including any wholly-owned Subsidiary of the Company), on the other hand (“Affiliate Agreements”), that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders and which has not been so disclosed.
4.23   No Additional Representations.   The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Letter) or in any certificate delivered by Parent pursuant to this Agreement (a) neither Parent nor Merger Sub makes, or has made, and the Company has not relied on, any express or implied representations or warranties relating to Parent, Merger Sub or their respective businesses or otherwise, (b) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to such Person or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not, and shall not be deemed to be or to include, representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article V or in any certificate delivered by Parent pursuant to this Agreement. Without limiting the foregoing, the Company acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Letter), neither Parent, Merger Sub, nor any other Person will have or be subject to any liability or other obligation to the Company or any of its Representatives or Affiliates or any other Person resulting from the Company’s or its Representatives’ or their respective Affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or their respective Affiliates in connection with the Transactions.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the corresponding section or subsection of the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (each section or subsection of which qualifies the correspondingly numbered representation or warranty specified therein and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company that:
5.1   Due Incorporation; Capitalization.
(a)   Each of Parent and Merger Sub is duly organized, validly existing and, where such concept is applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization.
(b)   Each of Parent and Merger Sub has all requisite power and authority to (i) conduct its businesses in the manner in which its businesses are currently being conducted and (ii) own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where any failure to be so qualified would not reasonably be expected to have a Parent Material Adverse Effect. Parent is not in violation of any provision of its Organizational Documents in any material respect. All of the issued and outstanding equity interests of Merger Sub are owned by a wholly-owned subsidiary of Parent free and clear of Liens of any kind, other than Permitted Liens.
5.2   Due Authorization.
(a)   Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions.

(b)   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the applicable Transactions, including the Merger, have been duly and validly approved by the unanimous vote of the boards of directors or other governing body of Parent and Merger Sub and, immediately following execution and delivery of this Agreement, will be adopted by the sole shareholder of Merger Sub, and, assuming that the Merger is consummated in accordance with the DGCL, except for filing the DGCL Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no other corporate actions or proceedings on the part of Parent or Merger Sub or their respective shareholders shall be necessary to authorize this Agreement and the Transactions.
(c)   Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.
5.3   Consents and Approvals; No Violations.   The execution, delivery and performance by Parent and the Merger Sub of this Agreement and the consummation of the Transactions will not (i) violate any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by Parent or any of its Subsidiaries with, or consent or approval with respect to Parent or any of its Subsidiaries of, or other action by, any Governmental Authority or (iii) require any consent of, notice to or other action by any Person under, constitute a default or breach or an event that, with or without notice or lapse of time or both, would constitute a default or breach under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract to which Parent or a Merger Sub is a party or by which Parent or a Merger Sub or any of their assets or properties is bound, except, in the case of clauses (ii) and (iii) (A) for in connection with or in compliance with the Transaction Approvals, shareholder or board approvals of Parent and Merger Sub and the filing with the SEC of the Proxy Statement and (B) as would not reasonably be expected to have a Parent Material Adverse Effect.
5.4   Merger Sub.   Merger Sub was formed specifically for the Transactions. Since its date of incorporation, Merger Sub has not, and prior to the Effective Time will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions. The authorized equity capital of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which one (1) share is validly issued and outstanding. All of the issued and outstanding equity capital of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.
5.5   Litigation.   Except as would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, (a) neither Parent nor Merger Sub is subject to any outstanding Order and (b) there is no Litigation pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub.
5.6   Compliance with Laws.   Except as would not reasonably be expected to have a Parent Material Adverse Effect, since the date of their respective incorporation, each of Parent and Merger Sub has been and is in compliance with all applicable Laws.
5.7   Parent and Merger Sub Information.   None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement, at the time it (and any amendment or supplement thereto) is first filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent or Merger Sub with respect to (and nothing in this Section 5.7 shall apply to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or any of its Subsidiaries).

5.8   Certain Arrangements.   Other than the Confidentiality Agreement, as of the date of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board or any beneficial owner of five percent (5%) or more of the shares of Common Stock, on the other hand, that relate to the Company or any of its businesses (including the business of the Surviving Corporation following the Closing) or the Transactions.
5.9   Available Funds and Financing.
(a)   As of the Closing, Parent will have available to it, or will cause its applicable Affiliates (including Merger Sub) to have available to it, funds sufficient to consummate the Transactions.
(b)   Parent has delivered to the Company a true, complete and correct copy of a fully executed equity commitment letter dated the date of this Agreement (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement, the “Equity Funding Letter”) from the Equity Financing Source pursuant to which the Equity Financing Source has agreed to make an equity investment in Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the “Equity Financing”). The Equity Funding Letter provides that the Company is an express third-party beneficiary of, and is entitled to require Parent to specifically enforce performance of the Equity Financing Source’s obligation to fund the Equity Financing in accordance with and subject to the terms of, the Equity Funding Letter.
(c)   As of the date hereof, the Equity Funding Letter is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms (subject to the Enforceability Exceptions). There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing contemplated by the Equity Funding Letter, other than the conditions precedent set forth therein.
(d)   As of the date hereof, the Equity Funding Letter has not been amended or modified in any manner, and the commitments contained therein have not been terminated reduced, withdrawn or rescinded in any respect by Parent or, to the Knowledge of Parent, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Parent or the Equity Financing Source.
(e)   As of the date hereof, Parent, Guarantor or their respective Affiliates on their behalf have fully paid any and all commitment or other fees and amounts required by the Equity Funding Letter to be paid on or prior to the date of this Agreement.
(f)   As of the date hereof, Parent has delivered to the Company a true, complete and correct copy of a fully executed (a) debt commitment letter dated the date of this Agreement (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement, the “Debt Commitment Letter” and, together with the Equity Funding Letter, the “Financing Letters”), pursuant to which the Debt Financing Sources party thereto have agreed, subject solely to the conditions expressly set forth therein and the terms thereof, to provide to Guarantor (or one or more of its Affiliates) debt financing in the amounts set forth therein (the “Debt Financing”, and together with the Equity Financing, the “Financing”) for purposes of funding the Transactions on the date on which the Closing is set to occur pursuant to Section 2.2 and (b) fee letters dated the date of this Agreement relating to the Debt Financing (as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement, collectively the “Debt Fee Letters”), which may be redacted as to fee amounts, pricing caps, “market flex” terms, and other economic terms that would not contain a Prohibited Condition (as defined below). As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the valid, binding and enforceable obligation of Guarantor and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms (subject to the

Enforceability Exceptions) and has not been amended or modified in any manner, and the commitments contained therein have not been terminated, withdrawn or rescinded in any respect by Guarantor or, to the Knowledge of Parent, any other party thereto, and no such termination, withdrawal or rescission is contemplated by Guarantor or the Debt Financing Sources. As of the date of this Agreement, there are no conditions precedent or other contingencies directly or indirectly related to the funding of the full amount (or any portion) of the Debt Financing at or prior to the Closing, other than as expressly set forth in the Debt Commitment Letter as in effect on the date hereof. The funding of the full amount of the Debt Financing on the Closing Date would not violate or result in a default under any provisions of the Guarantor Credit Facility (after giving effect to the amendment thereto or refinancing thereof provided for in the Debt Commitment Letter), the Senior Notes Indenture or any other indebtedness for borrowed money of Parent or Guarantor. Assuming performance by the Company and its Affiliates of their respective obligations hereunder, as of the date of this Agreement, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, constitutes, or could constitute, a breach, default or failure to satisfy a condition under the Financing Letters by or on the part of Parent or Guarantor, as applicable or, to Knowledge of Parent, any other party to the Financing Letters under the Financing Letters. As of the date of this Agreement, neither Parent, Guarantor nor any of their respective Affiliates have entered into or are aware of any side letters or other agreements, Contracts, arrangements or understandings of any kind (written or oral) directly or indirectly related to the Financing or the Financing Letters that contain a Prohibited Condition. Parent, Guarantor or an Affiliate thereof on its behalf has fully paid all commitment fees and other fees required to be paid on or prior to the date of this Agreement in connection with the Debt Financing. As of the date of this Agreement, no Person that is a party to the Debt Commitment Letter or the Equity Funding Letter has notified Parent or Guarantor (or any of its Affiliates or Representatives) of its intention to terminate any of its obligations under the Debt Commitment Letter or the Equity Funding Letter, as applicable, or not to provide the Financing. Notwithstanding anything contained in this Agreement to the contrary, Parent, Guarantor and Merger Sub acknowledge and agree that their respective obligations hereunder are not conditioned in any manner whatsoever upon obtaining the Financing in the amount required to satisfy the Financing Uses. “Prohibited Condition” shall mean any term of the Debt Commitment Letter or the Equity Funding Letter, as applicable, that would (i) reasonably be expected to adversely affect the availability of the Financing or to reduce the amount thereof if the portion of the Financing that remains available, together with all other sources of cash available to Parent, Guarantor and/or Merger Sub, on the Closing Date would be insufficient to cover the Financing Uses (as defined below), (ii) impose any new condition or otherwise adversely amend, modify or expand any conditions precedent to the funding of the Financing or (iii) delay or prevent the Closing Date.
(g)   Assuming the Financing is funded in accordance with the Financing Letters, as of the date of this Agreement, the aggregate proceeds from the Financing, when funded in accordance with the Financing Letters, together with all other sources of cash available to Parent, Guarantor and/or Merger Sub on the Closing Date, will be sufficient for the payment of all of its obligations under this Agreement, including the payment of the Merger Consideration and all costs and expenses of the Transactions payable by Parent, Guarantor, Merger Sub, any of their respective Affiliates or the Surviving Corporation in connection with the Merger, and any repayment or refinancing of indebtedness contemplated by the Financing Letters (collectively, the “Financing Uses”).
5.10   Ownership of Common Stock.   None of Parent, Merger Sub or any of their respective “affiliates” is the “beneficial owner” (each as defined in Section 450.1776 of the MBCA) of any shares of Common Stock or other securities of the Company or any options, warrants or other rights to acquire Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company. None of Parent, Merger Sub nor any of their respective “affiliates” or “associates” (each as defined in Section 450.1776 of the MBCA) is, or has been at any time with the last three (3) years, an “interested shareholder” as defined in Section 450.1778 of the MBCA. Neither Parent nor any of its subsidiaries has taken, or authorized or permitted any its Representatives to take, any action that would cause Parent or any of its “affiliates” or “associates” (each as defined in Section 450.1776 of the MBCA) thereof to be deemed an “interested shareholder” as defined in Section 450.1778 of the MBCA or otherwise render Section 1780 of the MBCA inapplicable to the Merger.

5.11   Brokers and Finders.   Except for Solomon Partners, neither Parent nor any of Parent’s Affiliates has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
5.12   Investigation; No Other Representations.   Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, Liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of Parent and Merger Sub acknowledges that it and its Representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter) or any certificate delivered by the Company pursuant to this Agreement (a) the Company does not make, and has not made, and neither Parent nor Merger Sub has relied upon, any express or implied representations or warranties relating to the Company, its Subsidiaries or their respective businesses or otherwise, (b) no Person has been authorized by the Company to make any representation or warranty relating to such Person or its business or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or Merger Sub or any of their respective Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article IV or any certificate delivered by the Company pursuant to this Agreement. Without limiting the foregoing, each of Parent and Merger Sub acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.
ARTICLE VI
COVENANTS AND AGREEMENTS
6.1   Access to Information, Employees and Facilities.
(a)   For purposes of furthering the Transactions, from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Interim Period”), subject to Section 6.1(b) and Section 6.1(c), the Company shall, and shall cause its Subsidiaries to, give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the books and records (including personnel records), real property, offices and facilities of the Company and its Subsidiaries, and, during such normal business hours in the Interim Period, the Company shall, and shall cause its Subsidiaries to, make the officers and employees of the Company and its Subsidiaries available to Parent and its Representatives and to furnish to Parent all financial, operating and other data and information, in each case, (i) as Parent shall from time to time reasonably request in connection with Parent’s strategic and integration planning with respect to the Transaction, (ii) to the extent that such access and disclosure would not obligate the Company or any of its Subsidiaries to take any actions that would unreasonably interfere with the normal course of their businesses; and (iii) in connection with the Third Party Reports; provided that this Section 6.1 does not authorize invasive environmental testing or sampling of the Leased Real Property or Owned Real Property; and provided, further, that in no event shall access to the officers or employees of the Company and its Subsidiaries be made available to Parent or any of its Representatives for the purpose of negotiating or entering into any new employment or compensation arrangements without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and subject to such parties providing the Company and its Representatives the opportunity to review any such proposed arrangements a reasonable period of time prior to the proposed execution of any such arrangements.
(b)   Nothing in Section 6.1(a) shall require the Company to provide access or to disclose any information to the other party or its Representatives if such access or disclosure, in the reasonable judgment of the Company’s legal counsel, would be in violation of applicable Laws or binding agreements entered into by the Company or its Subsidiaries prior to the date of this Agreement or would reasonably be expected to result in a loss or impairment of the protection of any attorney-client or work product privilege; provided, that in such instances the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, exercise commercially reasonable efforts to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in this sentence. If any of the information or material furnished pursuant to Section 6.1(a) includes material or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Litigation or governmental investigations, each party hereto understands and agrees that the parties hereto have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the parties hereto that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and the joint defense doctrine.
(c)   All such information provided by the Company shall be held in confidence in accordance with the Confidentiality Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, Parent shall be permitted to disclose any non-public or other confidential information provided by or on behalf of the Company, the Company’s Subsidiaries or their respective Affiliates or Representatives that is information that is customarily provided in financings similar to the Debt Financing to rating agencies and prospective lenders and investors during syndication of the Debt Financing, subject to customary confidentiality undertakings, which shall, in any event, require “click through” or other affirmative action by the recipient acknowledging and agreeing to maintain the confidentiality of such information.
6.2   Conduct of Business.
(a)   During the Interim Period, other than (i) as required by this Agreement, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned; provided that, without limiting the generality of the foregoing, Parent shall be deemed to have consented in writing if it provides no response (which response may be via e-mail and may consist solely of an acknowledgement of receipt and shall not be required to include providing consent or denying consent) within ten (10) Business Days after written request by the Company for such approval, provided that such request is sent in accordance with Section 9.3 of this Agreement and shall be considered valid upon delivery or electronic receipt in accordance with the terms thereof), (iii) as required by applicable Law or (iv) as set forth in Section 6.2 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts, subject to the restrictions and exceptions set forth in Section 6.2(b) of this Agreement, to conduct its business in all material respects in the ordinary course and to maintain and preserve intact, in all material respects, its business organization and their relationships with lenders, customers, vendors and employees and other material business relations; provided that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2(b) (subject to the exceptions set forth therein) shall be deemed a breach of this sentence, unless such action would constitute a breach of such other provision.
(b)   During the Interim Period, the Company shall not, and shall cause its Subsidiaries not to, other than (w) as otherwise required by this Agreement, (x) with the prior written consent of Parent

(not to be unreasonably withheld, delayed or conditioned; provided that, without limiting the generality of the foregoing, Parent shall be deemed to have consented in writing if it provides no response (which response may be via e-mail and may consist solely of an acknowledgement of receipt and shall not be required to include providing consent or denying consent) within ten (10) Business Days after request by the Company for such approval, provided that such request is sent in accordance with Section 9.3 of this Agreement and shall be considered valid upon delivery or electronic receipt in accordance with the terms thereof), (y) as required by applicable Law or (z) as set forth in Section 6.2 of the Company Disclosure Letter:
(i)   amend their respective Organizational Documents, other than immaterial amendments to the Organizational Documents of the Company’s Subsidiaries;
(ii)   split, combine or reclassify any capital stock, voting securities or other equity interests of the Company;
(iii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except for (A) any such transactions solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) the acceptance of shares of Common Stock, or withholding of shares of Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the vesting or settlement of Company Equity Awards, (C) (1) quarterly dividends of $0.22 per share of Common Stock that were declared on May 22, 2025 and became payable on June 30, 2025 and (2) ordinary quarterly dividends during each of the third and fourth quarters of fiscal year 2025 and during the first quarter of fiscal year 2026, in each case, consistent in all material respects with past practice with respect to timing of declaration and payment and the amount thereof or (D) pursuant to the terms and conditions of the Company Warrants in accordance with their terms as in effect on the date hereof;
(iv)   grant any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;
(v)   (A) issue, purchase, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (i) due to the vesting or settlement of Company Equity Awards granted prior to the date hereof in accordance with their terms, (ii) due to issuances under the Company ESPP in accordance with the terms thereof, (iii) in transactions solely among the Company and its Subsidiaries or among the Company’s wholly owned Subsidiaries or (iv) for the issuance, delivery or sale of Common Stock to the extent required pursuant to the Company Warrants in accordance with their terms as in effect as of the date hereof, or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests, except for the issuance, delivery or sale of Common Stock to the extent required pursuant to the Company Warrants in accordance with their terms as in effect as of the date hereof;
(vi)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization, other than the Transactions and other than any mergers, consolidations or reorganizations solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries or enter into any new line of business unrelated to its current business;
(vii)   incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities, except for (A) any indebtedness for borrowed money among the Company or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (B) guarantees by the Company of indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of indebtedness for borrowed money of the

Company or any of its wholly owned Subsidiaries, which indebtedness is incurred in compliance with this clause (vii) or is outstanding on the date hereof, (C) indebtedness incurred in the ordinary course of business pursuant to the Existing Credit Facility in effect as of the date hereof, and (D) indebtedness incurred to replace, renew, extend, refinance or refund any such indebtedness of, or to replace existing equipment of, the Company or its wholly owned Subsidiaries which has matured or is scheduled to mature after the date of this Agreement, on then prevailing market terms or on terms substantially consistent with or more beneficial to the Company and its Subsidiaries, taken as a whole, than the indebtedness being replaced, in the case of this clause (D), in the ordinary course of business, and up to an amount equal to the indebtedness being replaced, renewed, extended, refinances or refunded (plus any related fees, expenses, premiums and accrued interest);
(viii)   other than in accordance with contracts or agreements in effect on the date hereof and set forth in Section 6.2(b) of the Company Disclosure Letter, sell, transfer, mortgage, subject to a Lien (other than a Permitted Lien) or otherwise dispose of any of its assets having a value in excess of $2,500,000 individually or $10,000,000 in the aggregate to any Person (other than to the Company or a wholly owned Subsidiary of the Company and other than (A) sales of inventory in the ordinary course of business and (B) sales of rental equipment in the ordinary course or obsolete or worthless equipment);
(ix)   acquire any assets (other than acquisitions of assets in the ordinary course of business) or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a wholly owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person other than a wholly owned Subsidiary of the Company;
(x)   except as required by any Company Benefit Plan or Collective Bargaining Agreement in effect as of the date hereof, (A) establish, adopt, amend or terminate any Company Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than any annual renewals of existing Company Benefit Plans in the ordinary course of business that do not materially increase the annual cost to the Company of maintaining such Company Benefit Plan; (B) increase the compensation (including severance, change-in-control, retention and equity and equity-based compensation) or benefits of any current or former Company Employees, other than increases in the ordinary course of business to the base salary or wage rate (and proportionate increases in target incentive opportunities arising as a result of such base salary or wage rate increases) of Company Employees (other than the Executive Leadership Team members (as defined in the Company Disclosure Letter)) that do not exceed five percent (5%) individually or three and a half percent (3.5%) in the aggregate; (C) pay or award, or commit to pay or award, any bonuses or incentive compensation (whether cash, equity, or equity-based); (D) accelerate the time of vesting or payment of any award under any Company Benefit Plan; or (E) hire or terminate (other than a termination for cause) the employment of any Company Employee with annual base compensation in excess of $150,000, except for individuals hired to fill positions that become open subsequent to the date of this Agreement as a result of a Company Employee’s departure or termination;
(xi)   implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would implicate the WARN Act;
(xii)   sell, assign, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any material Company Intellectual Property, other than the expiration of Company Intellectual Property that is Registered Intellectual Property at the end of its statutory term;
(xiii)   implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law;
(xiv)   (A) terminate or amend in a manner materially adverse to the Company or any of its Subsidiaries, any Company Material Contract or Material Lease other than, for the avoidance of doubt, any renewal or expiration or exercise of any extension option, in the ordinary course of business of such Company Material Contract or Material Lease according to such Company Material Contract’s or Material Lease’s terms on substantially the same terms, (B) other than in the ordinary course of business, enter into any Contract that, if entered into prior to the date hereof, would be a Company Material Contract or Material Lease or (C) waive any material right under or release, settle or compromise any material claim under any Company Material Contract or Material Lease;
(xv)   make any loan, advance or capital contribution to or investment in any Person, other than (x) expense advancements in the ordinary course of business to directors, officers and employees of the Company and (y) loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries and capital contributions in wholly owned Subsidiaries of the Company;
(xvi)   without prejudice to Section 6.11, pay, discharge, settle or satisfy any pending or threatened Litigation, other than settlements that are solely for monetary damages of less than $2,000,000 individually and $5,000,000 in the aggregate;
(xvii)   (i) modify, extend, or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any Company Employees;
(xviii)   make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law) with respect to a material amount of Taxes, settle any claim, audit, assessment or dispute with respect to a material amount of Taxes, file any material amended Tax Return, consent to or request any extension or waiver of the limitations period applicable to any claim or assessment with respect to a material amount of Taxes (other than in the ordinary course of business), or surrender any right to claim a refund of a material amount of Taxes;
(xix)   terminate, cancel or make any material adverse changes to the structure, limits or terms and conditions of any of insurance policies that are material to the Company and its Subsidiaries, taken as a whole (provided that for the avoidance of doubt the Company may issue and renew insurance policies in the ordinary course of business);
(xx)   incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, other than any such capital expenditures or authorizations or commitments that are both (A) in the ordinary course of business and (B) in the aggregate not in excess of (1) $60,000,000 for any fiscal quarter or (2) $160,000,000 for any fiscal year;
(xxi)   enter into any Affiliate Agreement that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act in the Company’s Form 10-K, other than compensation or other employment arrangements entered into in the ordinary course of business, subject to the restrictions set forth in this Section 6.2;
(xxii)   enter into any agreement, understanding or arrangement with respect to the voting of any capital stock or other equity interests of the Company (including any voting trust); or
(xxiii)   authorize any of, or agree or commit to do any of, the foregoing actions.
Nothing contained in this Agreement shall give Parent or Guarantor, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Company and its Subsidiaries.
(c)   During the Interim Period, the Company shall use commercially reasonable efforts to promptly (and in no event later than ten (10) Business Days prior thereto) notify Parent in writing in the event that the Company or any of its Subsidiaries ceases to operate or in any way discontinues the operation of any of its corporate-owned or leased retail stores.

(d)   Except as required by this Agreement or as required by applicable Law, during the Interim Period, Parent, Merger Sub, Guarantor and the Company shall not, and shall not permit any of their respective officers, directors, Affiliates (provided that, solely for purposes of this Section 6.2(d), portfolio companies of the Equity Financing Source shall not be deemed to be Affiliates of Parent, Merger Sub or Guarantor) or other Persons on their behalf to (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in any Person or portion thereof (a “Specified Acquisition”), or enter into any new line of business, if doing so would reasonably be expected to (1) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent, Guarantor or their respective Affiliates to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions or (2) materially increase the risk of any Governmental Authority entering into an Order prohibiting the consummation of the Transactions or (ii) take any action that is intended to or would materially delay the ability of Parent, Merger Sub, Guarantor, on the one hand, or the Company, on the other hand, to otherwise perform their respective covenants and agreements under this Agreement or to consummate the Transactions. Notwithstanding anything to the contrary herein, this Section 6.2(d) shall not apply to the Company to the extent any such Specified Acquisition would require Parent’s consent pursuant to Section 6.2(b).
6.3   Obligations of Merger Sub.   Each of Parent and Guarantor shall take all necessary action to cause their respective Affiliates (including Merger Sub) and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by Parent, Guarantor or Merger Sub to perform and discharge any of their respective covenants, obligations and agreements pursuant to this Agreement.
6.4   No Solicitation.
(a)   No Solicitation or Negotiation.   Except as expressly permitted by this Section 6.4, during the Interim Period, the Company shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its shareholders, that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (other than, in response to an unsolicited inquiry that did not arise from a breach of Section 6.4(a) (other than any breach that is both immaterial and unintentional), solely to ascertain facts from the Person making such Company Takeover Proposal consistent with its fiduciary duties about such Company Takeover Proposal and the Person that made it) or (iii) resolve or agree to do any of the foregoing. The Company shall, and the Company shall cause its Subsidiaries, and its and their respective officers and directors to, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately after the date hereof, cease any and all existing solicitation, discussions or negotiations with any Persons (or provision of any nonpublic information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, except as set forth in the last sentence of this Section 6.4(a). Within three (3) Business Days following the date hereof, the Company shall (A) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Company Takeover Proposal or potential Company Takeover Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal by such Person and its Representatives. The Company shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, terminate, waive, amend, release or modify any confidentiality or standstill provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Company Takeover Proposal or potential Company Takeover Proposal, and shall enforce the provisions of any such agreement; provided that, prior to obtaining the Company Shareholder Approval, the Company may take any such action with respect to any provision of any confidentiality or standstill agreement that prohibits or purports to prohibit a proposal being made to the Company Board if the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(b)   Superior Proposals.   Notwithstanding anything to the contrary contained in this Agreement, if at any time from and after the date hereof and prior to obtaining the Company Shareholder Approval, the Company receives a bona fide written Company Takeover Proposal from any Person that did not result from a breach of Section 6.4(a) (other than any breach that is both immaterial and unintentional) and if the Company Board determines in good faith, in its reasonable discretion (x) after consultation with its independent financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, and (y) after consultation with its outside legal counsel, that the failure to take the actions set forth in clauses (A) and (B) below would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law, then the Company and its Representatives may, in response to such Company Takeover Proposal, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person that has made such written Company Takeover Proposal and its Representatives; provided that competitively sensitive information or data provided to any such Person who is a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, which procedures shall be consistent in all material respects with the Company’s practices in dealing with the disclosures of such information to Parent or its Representatives (provided, that (I) the Company shall, prior to or substantially concurrently with the delivery to such Person, provide to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided to Parent and (II) the Company shall provide Parent a non-redacted copy of each confidentiality agreement the Company has executed in accordance with this Section 6.4) and (B) engage in or otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 6.4(b) and conducted in accordance with the terms of this Section 6.4 shall not, in and of itself, constitute a Change of Recommendation or constitute a basis for Parent to terminate this Agreement pursuant to Section 8.1(d)(ii).
(c)   Notice.   During the Interim Period, the Company shall (i) promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Company Takeover Proposal or any offer, proposal, inquiry or request for information or discussions relating to the Company or its Subsidiaries that is or would be reasonably likely to lead to a Company Takeover Proposal or in each case, any amendment or modification to the material terms of any Company Takeover Proposal, including the identity of the Person making the Company Takeover Proposal or offer, proposal, inquiry or request and the material terms and conditions thereof (along with unredacted copies of all proposed transaction documents received by the Company or any of its Representatives), and (ii) keep Parent reasonably informed, on a reasonably current basis (but in no event more often than once every forty-eight (48) hours), as to the status of (including any material developments with respect to) such Company Takeover Proposal, offer, proposal, inquiry or request. Without limiting any of the foregoing, the Company shall promptly (and in any event within 48 hours) notify Parent if it determines to begin providing information or to engage in discussions or negotiations concerning a Company Takeover Proposal pursuant to Section 6.4(a) or Section 6.4(b).
(d)   Change of Recommendation or Termination in Response to Company Superior Proposal.   Notwithstanding anything in this Agreement to the contrary, from the date hereof, except as expressly permitted by this Section 6.4(d), neither the Company Board nor any committee thereof shall (i) (A) change, qualify, withhold, withdraw or modify, or authorize or resolve to or publicly propose or announce its intention to change, qualify, withhold, withdraw or modify, in each case in any manner adverse to Parent, the Recommendation, or fail to include the Recommendation in the Proxy Statement in accordance with Section 6.5, (B) adopt, approve, endorse or recommend to the shareholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve, endorse or recommend to the shareholders of the Company, a Company Takeover Proposal, (C) within five (5) Business Days of Parent’s written request, fail to make or reaffirm the Recommendation following the date any Company Takeover Proposal or any material modification thereto is first published or sent or given to the shareholders of the Company; provided, that Parent may not make any such request on more than one occasion in respect of any Company Takeover Proposal or more than one occasion in respect of any material modification of a Company Takeover Proposal, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Company Takeover Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, or (E) publicly propose or agree to any of the foregoing (any action described in this clause (i) being referred to as a “Change of Recommendation”), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, option agreement, expense reimbursement agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to, or that would reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(b)) (a “Company Acquisition Agreement”) or (iii) publicly propose or agree to do any of the foregoing. Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Shareholder Approval, the Company Board may, in response to a Company Superior Proposal received by the Company after the date of this Agreement that did not result from a breach of Section 6.4(a) (other than any breach that is both immaterial and unintentional) (x) make a Change of Recommendation, (y) in connection with a Company Superior Proposal or a Company Takeover Proposal in compliance with this Section 6.4, take any action to exempt any Person from the restrictions of any Takeover Laws or (z) cause the Company to validly terminate this Agreement in accordance with Section 8.1(d)(ii); provided that prior to making such Change of Recommendation or terminating this Agreement in accordance with Section 8.1(d)(ii), (A) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to take such action, including the material terms and conditions of, and the identity of the Person making any such Company Superior Proposal and contemporaneously provided to Parent a copy of any proposed Company Acquisition Agreement and all related documentation, (B) during such three (3) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement as Parent may propose, (C) upon the end of such three (3) Business Day period (or such subsequent notice period as contemplated by clause (D) below), the Company Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, after consultation with its independent financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new two (2) Business Day notice period under clause (A) of this proviso shall commence during which time the Company shall be required to comply with the requirements of this Section 6.4(d) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso.
(e)   Change of Recommendation in Response to Intervening Event.   Notwithstanding anything herein to the contrary, prior to obtaining the Company Shareholder Approval, the Company Board may, solely in response to an Intervening Event, make a Change of Recommendation, if the Company Board determines in good faith in its reasonable discretion, after consultation with the Company’s independent financial advisors and outside legal counsel, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board shall not be entitled to effect such a Change of Recommendation until (i) the Company shall have given Parent at least three (3) Business Days’ prior written notice of its intention to effect such a Change of Recommendation and specifying the reasons therefor, which notice shall include a description the applicable Intervening Event, (ii) during the three (3) Business Day period following the date on which such notice is received, the Company shall and shall cause its Representatives to negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make adjustments to the terms and conditions of this Agreement and (iii) following the end of such three (3) Business Day period, the Company Board, after consultation with the Company’s independent financial advisors and outside legal counsel and taking into account any revisions to the terms and conditions of this Agreement proposed by Parent, shall have determined in good faith in its reasonable discretion that the failure of the Company Board to make such a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law.
(f)   Nothing contained in this Section 6.4 shall prohibit the Company or the Company Board from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the shareholders of the Company that is required by Law or (iii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 6.4(f) shall not be deemed to permit the Company Board to make a Change of Recommendation other than in accordance with Section 6.4(d) or Section 6.4(e). Nothing contained in this Section 6.4 shall be deemed to limit the proviso set forth in Section 6.8. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate required public statement by the Company or the Company Board (or a committee thereof) that solely describes the Company’s receipt of a Company Takeover Proposal, the identity of the Person making such Company Takeover Proposal, the material terms of such Company Takeover Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment or modification of, or a proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Recommendation; (B) an adoption, approval or recommendation with respect to such Company Takeover Proposal; or (C) a Change of Recommendation, in each case to the extent that the Company Board expressly reaffirms the Recommendation in such statement or disclosure and expressly rejects any applicable Company Takeover Proposal. A “stop, look and listen” disclosure pursuant to Section 14d-9(f) under the Exchange Act in connection with a tender or exchange offer shall not constitute a Change of Recommendation.
6.5   Proxy Statement; Company Shareholders Meeting.
(a)   The Company shall use reasonable best efforts to prepare and file no later than twenty (20) Business Days after the date of this Agreement with the SEC the Proxy Statement in preliminary form, which shall, subject to Section 6.4, include the Recommendation. The Company shall use all reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the date of this Agreement. Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff or as the Company may reasonably request. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall provide Parent a reasonable opportunity to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Parent for inclusion therein. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Company Shareholders Meeting as promptly as practicable, and in no event more than ten (10) Business Days, after (i) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has informed the Company that it does not intend to review the Proxy Statement or (ii) if the SEC has, by the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement.
(b)   If at any time prior to the Company Shareholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, the party that discovers such information shall promptly notify the other party and the Company shall use reasonable best efforts to prepare (with the assistance of Parent) and mail to its shareholders such an amendment or supplement, in each case, to the extent required by applicable Law. The Company further agrees to use reasonable best efforts to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its shareholders, in each case as and to the extent required by applicable Law.
(c)   Subject to the other provisions of this Agreement, the Company shall (i) take all actions required under applicable Law (including the MBCA), the Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”), with the record date and meeting date of the Company Shareholders Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation pursuant to, and in accordance with, Section 6.4, use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and approval of the Transactions. Except as Parent shall have otherwise consented to in writing in advance (which consent shall not be unreasonably withheld), the approval of this Agreement shall be the only matter (other than procedural matters and matters that are required by the Exchange Act or other applicable Law to be voted on by the Company’s shareholders in connection therewith) which the Company shall propose to be acted on by the Company’s shareholders at the Company Shareholders Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Shareholders Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company’s shareholders.
(d)   Notwithstanding anything to the contrary in this Agreement but subject to the MBCA, unless and until this Agreement is terminated in accordance with its terms, the Company’s obligation to call, give notice of, convene and hold the Company Shareholders Meeting under this Agreement shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission to the Company of any Company Takeover Proposal or the occurrence of any Change of Recommendation, and once established, the Company shall not change the record date for the Company Shareholders Meeting or postpone or adjourn the Company Shareholders Meeting without the prior written consent of Parent. Notwithstanding any Change of Recommendation, the Company shall nonetheless submit this Agreement to its shareholders for approval at the Company Shareholders Meeting unless this Agreement is terminated in accordance with Article VIII prior to the Company Shareholders Meeting. Notwithstanding the foregoing, (i) if the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Company Shareholders Meeting, including due to an absence of quorum, then prior to the vote contemplated having been taken, the Company shall have the right to require an adjournment, delay or postponement of the Company Shareholders Meeting for the purpose of soliciting additional votes in favor of the approval of this Agreement and (ii) the Company may adjourn, recess, or postpone the Company Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders Meeting; provided, that the Company may not postpone or adjourn the Company Shareholders Meeting more than a total of two times, and for no greater than ten (10) Business Days in the aggregate, pursuant to the foregoing clause (i). The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the Company’s shareholders. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the

Company Shareholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of Common Stock to obtain the Company Shareholder Approval; provided that the Company shall not be required to adjourn the Company Shareholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 Business Days.
6.6   Efforts
(a)   Parent, Guarantor, Merger Sub and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications to or with any Governmental Authority required to be filed to consummate the Transactions, (ii) using reasonable best efforts to satisfy the conditions to consummating the Transactions, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Authority (including furnishing all information and documentary material required under the HSR Act) required to be obtained or made by (x) Parent, Guarantor, Merger Sub, or their respective Affiliates or (y) the Company or any of its Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, and (iv) at Parent’s sole option, defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions.
(b)   Parent, Guarantor and the Company shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Authority undertaken pursuant to the provisions of this Section 6.6. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel) with copies of) all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Authority or any other information supplied by or on behalf of such party or any of its Affiliates to, or correspondence with, any Person in connection with this Agreement, the Lease Consents and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Authority regarding the Transactions, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Authority. No party or any of its Affiliates shall participate in any meeting or teleconference with any Governmental Authority in connection with this Agreement and the Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.6(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 6.6, materials provided pursuant to this Section 6.6 may be redacted (i) to remove references concerning the valuation of the Company and the Transactions, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.
(c)   The Company, Parent and Guarantor shall make or file (or cause to be made or filed), as promptly as practicable, with the appropriate Governmental Authority all filings, forms, registrations and notifications required to be filed to consummate the Merger under any applicable Competition Law, and subsequent to such filings, the Company, Parent and Guarantor shall, and shall cause their respective Affiliates to, as promptly as practicable, respond to inquiries from Governmental Authorities, or provide any supplemental information that may be requested by Governmental Authorities, in connection with filings made with such Governmental Authorities. The Company, Parent and Guarantor shall file (or cause to be filed) their notification and report forms under the HSR Act no later than twenty (20) Business Days after the date of this Agreement. Parent, Guarantor Merger Sub and the Company may not (i) commit to or agree with any Governmental Authorities to voluntarily stay, toll or extend any applicable HSR Act waiting period or review period, (ii) enter into any timing agreement with any Governmental Authorities, or (iii) pull and refile any filing under the HSR Act without the other parties’ prior written consent. Notwithstanding anything in this Agreement to the contrary, Parent will control the ultimate strategy and timing for securing approvals and expiration of relevant waiting periods under the Competition Laws, taking into account in good faith any comments of the Company or its Representatives relating to such strategy.
(d)   In connection with the efforts referenced in Section 6.6(a) and (c) so as to permit the Closing to occur as promptly as practicable and in any event before the Termination Date, Parent, Guarantor, Merger Sub and the Company shall, and shall cause their respective Affiliates to (subject to it being conditioned on the consummation of the Transactions), propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate or other disposition of or restriction on, but solely on, the Non-Burdensome Condition Assets. If requested by Parent, the Company will agree to any action contemplated by this Section 6.6; provided, that any such agreement or action is conditioned on the consummation of the Transactions. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Affiliates to) propose, negotiate, effect or agree to any such actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).
(e)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Transactions or any other transaction contemplated by this Agreement as in violation of any Competition Law, at Parent’s sole option, each of the Company, Guarantor and Parent shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.
(f)   Notwithstanding anything herein to the contrary, Parent shall bear the cost of any filing fee payable to a Governmental Authority in connection with any filings made under this Section 6.6.
6.7   Employee Matters.
(a)   During the period commencing at the Effective Time and ending on the first anniversary thereof (the “Continuation Period”), Guarantor shall provide, or cause its Subsidiaries to provide, each Company Employee as of the Closing (any such employee, a “Continuing Employee”), for so long as such employee remains employed with Guarantor or any of its Subsidiaries (including the Surviving Corporation), with: (i) an annual base salary or base wage rate, as applicable, and target short-term (annual or more frequent) cash bonus or commission opportunities that are, in the aggregate, no less favorable than the annual base salary or base wage rate, as applicable, and target short-term (annual or more frequent) cash bonus or commission opportunities provided to each such Continuing Employee immediately prior to the Closing; provided, that the annual base salary or base wage rate, as applicable, is not decreased for any Continuing Employee during the Continuation Period, (ii) target long-term incentive compensation opportunities that are substantially similar to the target long-term incentive compensation opportunities provided to similarly situated employees of Guarantor and its Subsidiaries, (iii) health, welfare, retirement, fringe benefits and other compensation and employee benefits (other than equity or equity-based compensation, non-qualified deferred compensation, change of control, transaction, retention, and post-employment welfare benefits) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of the date hereof, and (iv) the benefits set forth in Section 6.7(a)(1) of the Company Disclosure Letter. Without limiting the immediately preceding sentence, during the Continuation Period, Guarantor shall provide, or shall cause its Subsidiaries to provide, each Continuing Employee with severance benefits on the terms and conditions and at the levels set forth in Section 6.7(a)(2) of the Company Disclosure Letter, determined (x) without taking into account any reduction in compensation paid to such Continuing Employee occurring at or after the Effective Time and (y) by taking into account each Continuing Employee’s service with the Company and its Subsidiaries (and any predecessor entities) and, after the Closing, Guarantor and its Subsidiaries.
(b)   Following the Closing Date, Guarantor shall, or shall cause one of its Subsidiaries to, adopt and maintain or otherwise have in place all employee benefit or compensation plans, programs and arrangements necessary or appropriate to provide compensation and benefits in accordance with this Section 6.7(b) on and after the Closing. Following the Closing Date, Guarantor shall, or shall cause one of its Subsidiaries to, cause any employee benefit plans sponsored or maintained by Guarantor or the Company or their Subsidiaries in which the Continuing Employees are eligible to participate following the Closing Date to recognize the service of each Continuing Employee with the Company or any of its current or former Subsidiaries and Affiliates, to the same extent and for the same purposes as recognized under any comparable Company Benefit Plan of the Company and its Affiliates, including their predecessor entities, for all purposes, including (i) eligibility for participation, (ii) vesting and benefit accrual, and (iii) determining level of benefits of the corresponding employee benefit offered by Guarantor or a Subsidiary of Guarantor to the Continuing Employees during the calendar year in which the Closing Date occurs; provided, however, that Guarantor and its Affiliates shall not be required to recognize such service (x) with respect to accruals under any defined benefit pension plan or any cash- or equity-based incentive compensation plans or programs (but excluding for purposes of any retirement treatment thereunder), or (y) to the extent such credit would result in duplication of benefits for the same period of service. Additionally, during the applicable plan year in which the Closing Date occurs, Guarantor shall, or cause one of its Subsidiaries to (A) waive any pre-existing condition limitations under all applicable group health care plans of Guarantor or a Subsidiary of Guarantor to the extent such condition was satisfied or waived under the comparable Company Benefit Plan and (B) use commercially reasonable efforts to credit all Continuing Employees and their eligible dependents for all amounts paid by such Continuing Employee under any similar or comparable Company Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Guarantor or a Subsidiary of Guarantor, as applicable, for the plan year in which the Effective Time occurs.
(c)   Guarantor shall, or shall cause its Subsidiaries to, honor all Company Benefit Plans, including all severance, change of control and similar plans and agreements (other than the Company Equity Plans and the Company ESPP) for Continuing Employees in accordance with their terms as in effect immediately prior to the Effective Time, but subject to the applicable amendment, modification or termination provisions thereunder. Guarantor agrees and acknowledges that the Effective Time shall constitute a “change in control” or “change of control” (or term of similar import) under each Company Benefit Plan made available to Guarantor pursuant to Section 4.12(a) hereof.
(d)   Notwithstanding anything in this Agreement to the contrary, with respect to any Continuing Employees who are covered by a Collective Bargaining Agreement, Guarantor’s obligation under this Section 6.7 shall be performed in a manner consistent with, and shall not require any action in contravention of, any obligations under the applicable Collective Bargaining Agreement or applicable Law.
(e)   Unless Guarantor notifies the Company otherwise in writing at least fifteen (15) Business Days prior to the Effective Time, the Company shall take all actions necessary and appropriate to (i) terminate any and all Company Benefit Plans intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plans”) effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”) in accordance with its terms and applicable Law, (ii) make all employee and employer contributions to all Company 401(k) Plans on behalf of Continuing Employees for all periods of service prior to the 401(k) Termination Date, including such contributions that would have been made on behalf of the Continuing Employees had the Transactions not occurred (regardless of any service or end-of-year employment requirements), and (iii) 100% vest all participants under any Company 401(k) Plans, such contributions and vesting to be effective no later than the 401(k) Termination Date. The Company shall provide Guarantor with evidence that such

Company 401(k) Plan(s) have been terminated pursuant to resolution of the Company Board (or a committee thereof) at least two (2) Business Days prior to the day on which the Effective Time occurs; provided that, prior to terminating the Company’s 401(k) plan, the Company shall provide Guarantor with the form and substance of any applicable resolutions or amendments for review and comment and the Company shall consider in good faith any comments received from Guarantor within five (5) Business Days of the Company’s provision of such resolutions or amendments (and in any event no later than five (5) Business Days prior to the Closing Date). Following the termination of any Company 401(k) Plan pursuant to this Section 6.7(e), as soon as reasonably practicable following the Closing Date but in no event more than thirty (30) days following the Closing Date, Guarantor shall permit all Continuing Employees who were eligible to participate in any of the Company 401(k) Plan(s) immediately prior to the 401(k) Termination Date to participate in Guarantor’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) Plan(s), including any outstanding participant loans, to Guarantor’s 401(k) plan.
(f)   Guarantor shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, provide for and pay the cash retention bonus awards set forth in, and in accordance with the terms of, Section 6.7(f) of the Company Disclosure Letter.
(g)   Nothing in this Section 6.7 shall (i) be treated as the establishment of, an amendment of, or undertaking to establish or amend, any Company Benefit Plan or any other compensation benefit plan, program, policy, agreement or arrangement or (ii) prohibit the Company, Guarantor or any of their Affiliates from establishing, amending, modifying or terminating any Company Benefit Plan or any other compensation or benefit plan, program, policy, agreement or arrangement or from terminating or modifying the employment or engagement of any Company Employee, Continuing Employee or other service provider. The provisions of this Section 6.7 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.7, express or implied, shall confer upon any Company Employee or Continuing Employee, or legal representative or beneficiary thereof or other Person, any rights or remedies, including third-party beneficiary rights or any right to or a guarantee of employment or continued employment (or any particular term or condition of employment) for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right of any employee or beneficiary of such employee or other Person under any other compensation or employee benefit plan, program, policy, agreement or arrangement that such employee or beneficiary or other Person would not otherwise have under the terms of any such benefit plan without regard to this Agreement.
6.8   Public Announcements.   The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be joint and in a form agreed to by the Company and Parent, and the Company and Parent shall consult with each other before issuing any subsequent press release or making any other public announcement with respect to this Agreement and the Transactions and no party shall issue any such press release or make any such public announcement without the prior consent of, as applicable, the Company or Parent (which shall not be unreasonably withheld, delayed or conditioned); provided that (a) a party may, without the prior consent of any other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public announcement to the extent required by applicable Law or the applicable rules of any stock exchange or by any regulatory authority, (b) each of the Company and Parent may make press releases or public communications concerning this Agreement and the Transactions that consist solely of information previously disclosed in previous press releases or announcements made by Parent or the Company in compliance with this Section 6.8 and (c) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.8; provided, further, the Company shall be permitted to issue press releases or make public announcements after a Change of Recommendation without being required to consult with any other party but after providing a copy of such press release or public announcement to Parent prior to issuance thereof.

6.9   Indemnification and Insurance.
(a)   From and after the Effective Time for a period of six (6) years, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Laws, as in effect as of the date hereof: (i) indemnify and hold harmless each Person who is at the date hereof, was previously, or during the period from the date hereof through the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries of the Company or any of its Subsidiaries (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim (without prejudice to Section 6.11), and (ii) promptly advance to such Covered Person any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the Covered Person of any Claim Expenses incurred by such Covered Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case subject to the Covered Person to whom Claim Expenses are advanced providing, an undertaking in writing to repay such advances if it is finally judicially determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification. In the event of any such D&O Claim, the Covered Person shall cooperate with the Surviving Corporation in the defense of any such D&O Claim. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives for a period of six (6) years from the Effective Time.
(b)   For not less than six (6) years from and after the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the date hereof in the Articles of Incorporation and the Bylaws, and Parent and Merger Sub agree that all rights to indemnification existing in favor of the current or former directors and officers of the Company as provided in the Articles of Incorporation or the Bylaws as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation and shall continue in full force and effect until the expiration of the applicable statute of limitations. Notwithstanding anything herein to the contrary, if any D&O Claim (whether arising before, at or after the Effective Time) is made against such Persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 6.9(a) shall continue in effect until the final disposition of such D&O Claim. Following the Effective Time, the Company shall cause (and Parent shall cause the Company to cause) the Contracts in existence on the date of this Agreement set forth in Section 6.9(a) of the Company Disclosure Letter with any of the Covered Persons to continue in full force and effect in accordance with their terms. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date hereof and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives for a period of six (6) years from the Effective Time.
(c)   At the Company’s expense, the Company may at its option, or if Parent requests, the Company shall, prior to the Effective Time, purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that the premium for such tail policy shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company and its Subsidiaries for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent shall cause the Surviving Corporation to cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.
(d)   In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.9.
(e)   Parent or the Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Covered Person in enforcing the indemnity and other obligations of Parent or the Surviving Corporation, as applicable, provided in this Section 6.9, subject to the Covered Person to whom such expenses are paid providing an undertaking in writing to repay such amounts if it is finally judicially determined by a court of competent jurisdiction that such Covered Person is not entitled to such amounts.
(f)   The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third party beneficiary of this Section 6.9.
6.10   Exchange Delisting; Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Common Stock from Nasdaq and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
6.11   Transaction Litigation.   The Company shall provide Parent prompt notice of any Litigation brought by any shareholder of the Company or purported shareholder of the Company against the Company, any of its Subsidiaries or any of their respective directors or officers relating to the Transactions, and shall keep Parent informed on a prompt basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such Litigation and reasonably cooperate with Parent in conducting the defense or settlement of such Litigation, and no such settlement or any disclosure in connection therewith shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.11 and Section 6.2 or Section 6.6, the provisions of this Section 6.11 shall control.
6.12   Rule 16b-3.   Prior to the Effective Time, the Company shall take all such reasonable steps as may be necessary to cause any dispositions of Company equity securities pursuant to the Transactions by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with applicable SEC rules and regulations and interpretations of the SEC staff.
6.13   Takeover Law.   Neither Parent nor the Company or any of its Subsidiaries shall take any action (including without limitation amending, revoking or otherwise modifying the Company Board resolutions in a way that would cause Parent, Merger Sub, this Agreement or the Transactions to become subject to the requirements of Section 780 of the MBCA) that would cause any Takeover Law to become applicable to this Agreement or the Transactions, and each of Parent and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement and the Transactions from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to this Agreement or the Transactions, each of Parent and the Company shall promptly take such reasonable actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and to otherwise act to eliminate or minimize the effects of any Takeover Law on this Agreement or any of the Transactions.
6.14   Payoff.   The Company shall obtain and deliver to Parent (including drafts thereof at least three (3) Business Days prior to the Closing Date), a customary payoff letter, with respect to the Existing Credit Facility, which shall provide for the release of all guarantees and Liens related thereto (collectively, the “Payoff Deliverables”).
6.15   Financing.
(a)   Prior to the earlier of the Closing Date and the termination of this Agreement in accordance with Section 8.1, each of Parent, Guarantor and Merger Sub shall use, and shall cause their respective Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, reasonably proper or advisable to arrange and obtain the Debt Financing and Equity Financing on or prior to the Closing Date and as provided in this Agreement, including (i) negotiating definitive agreements with respect to the Debt Financing on the terms and conditions described in the Financing Letters and the Debt Fee Letters (or on such other terms acceptable to Guarantor, so long as such terms do not constitute a Prohibited Condition), (ii) maintaining in effect each of the Debt Financing Documents until the Transactions are consummated, (iii) satisfying, or causing to be satisfied on or prior to the Closing Date, all conditions to the closing of, and funding under, the Debt Financing Documents applicable to Parent, Guarantor, Merger Sub or any of their respective Affiliates that are within its control, (iv) in the event the conditions set forth in Section 7.1 and 7.2 are satisfied or waived, drawing upon and consummating the Debt Financing and Equity Financing at or prior to the Closing, and (v) enforcing its rights under the Debt Financing Documents. Guarantor shall (x) cause there to be sufficient availability under the Guarantor Credit Facility (after giving effect to the amendment thereto or refinancing thereof provided for in the Debt Commitment Letter) on the Closing Date to fund the amount of the Debt Financing required to be funded under the Guarantor Credit Facility (after giving effect to the amendment thereto or refinancing thereof provided for in the Debt Commitment Letter) on the Closing Date in order for the representation in Section 5.9(a) to be true on the Closing Date, and (y) refrain from borrowing or other utilization of the Guarantor Credit Facility or the incurrence of any other indebtedness, if the funding of the amount of the Debt Financing required to be funded on the Closing Date in order for the representation in Section 5.9(a) to be true on the Closing Date would cause Guarantor to exceed the maximum dollar amount allowed under the Senior Notes Indenture.
(b)   If Parent, Guarantor or any of their respective Affiliates becomes aware that any portion of the Debt Financing has become unavailable on the terms and conditions contemplated in the Debt Commitment Letter, then, (i) Parent shall promptly so notify the Company in writing, and (ii) each of Parent, Guarantor and Merger Sub shall use, and shall cause their respective Affiliates to use, reasonable best efforts to arrange to obtain alternative debt financing from the same or alternative sources as promptly as practicable following the occurrence of such event on terms and conditions not less favorable in any material respect, in the aggregate, to Parent, Guarantor, Merger Sub and their respective Affiliates than those contained in the Debt Commitment Letter and in an amount, together with the aggregate proceeds of the Equity Financing and all other sources of cash available to Parent on the Closing Date, sufficient for Parent, Guarantor, Merger Sub and their respective Affiliates to pay the Financing Uses on the terms and conditions contemplated hereby (the “Alternative Financing”); provided, that in no event shall the terms of any Alternative Financing prevent, delay or materially impede or impair the ability of Parent, Guarantor, Merger Sub or any of their respective Affiliates to consummate the Transactions in accordance with the terms of this Agreement; provided, further, that, notwithstanding anything herein to the contrary, in no event shall reasonable best efforts be construed to require that Parent, Guarantor, Merger Sub or their respective Affiliates to (A) pay any fees or original issue discount in excess of those contemplated by the Debt Commitment Letter and/or the Debt Fee

Letters, in each case, as in effect of the date hereof or (B) agree to pricing or other economic terms that are less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter and/or the Debt Fee Letters, in each case, as in effect of the date hereof (in each case of clauses (A) and (B), assuming the full exercise of any “market flex” provisions in the Debt Fee Letters). Parent and Guarantor shall deliver to the Company true and complete copies of all Contracts or other arrangements pursuant to which any alternative sources have committed to provide the Alternative Financing (the “Alternative Financing Documents”) as soon as reasonably practicable after execution thereof; provided that any provisions set forth in such new financing commitment relating to fees, pricing terms and pricing caps, “market flex” provisions and other terms that are customarily redacted (including any dates related thereto) may be redacted, so long as such redaction does not extend to any terms that would reasonably be expected to reduce the aggregate principal amount of such alternative financing to be funded on the Closing Date or impose a Prohibited Condition. In the event Alternative Financing is obtained, any reference in this Agreement to (x) the “Debt Financing” shall be deemed to include the Alternative Financing, (y) the “Debt Financing Documents” shall be deemed to include the Alternative Financing Documents and (z) “Debt Financing Sources” shall be deemed to include the financing sources providing the Alternative Financing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Documents and to the extent such portion is not replaced by the Alternative Financing to the extent required by the foregoing clause (ii), Parent shall promptly notify the Company.
(c)   Prior to the earlier of the Closing Date and the termination of this Agreement in accordance with Section 8.1, neither Parent, Guarantor, Merger Sub nor any of their respective Affiliates shall (i) agree to or permit any amendments or modifications to any Debt Financing Document without the prior written consent of the Company if such amendments or modifications would be a Prohibited Condition or (ii) so long as this Agreement remains in effect, terminate the Debt Commitment Letter. Without limiting the generality of the foregoing, neither Parent, Guarantor, Merger Sub nor any of their respective Affiliates shall release or consent to the termination of the obligations of the other parties to any Debt Financing Document.
(d)   Parent shall, prior to the earlier of the Closing and the termination of this Agreement in accordance with Section 8.1, (i) give the Company prompt written notice (A) upon becoming aware of any material breach of any provision of, or termination by any party to any Debt Financing Document or any other definitive agreement with respect to the Debt Financing, (B) upon the receipt of any written notice or other written communication from any Debt Financing Source with respect to any threatened breach or threatened termination in writing by any Debt Financing Source with respect to the Debt Financing, and (C) if Parent at any time believes that Guarantor will not be able to obtain all or any portion of the Debt Financing or Equity Financing on the terms, in the manner, or from the sources contemplated by the Debt Financing Documents; and (ii) otherwise keep the Company informed on a reasonably current basis of the status of Parent’s, Guarantor’s, Merger Sub’s and their respective Affiliates’ efforts to arrange the Debt Financing or Alternative Financing (as applicable) and the Equity Financing, including regarding the appointment of additional arrangers for the Debt Financing.
6.16   Financing Cooperation.
(a)   Prior to the Closing, the Company shall use reasonable best efforts to provide, and shall cause each of its Subsidiaries and each of their respective officers, employees and Representatives to use reasonable best efforts to provide, to Parent, Guarantor and Merger Sub, at Guarantor’s sole cost and expense, all cooperation on a timely basis as may be reasonably requested by Parent or its Representatives in connection with obtaining the Debt Financing and the arrangement, syndication and consummation thereof, including (i) participating, and causing appropriate advisors of the Company and appropriate members of management of the Company and its Subsidiaries with appropriate seniority and expertise to participate, in a reasonable number of calls, meetings, presentations, due diligence sessions, road shows, and drafting sessions with Representatives of Guarantor, any Debt Financing Sources (or, in connection with syndication efforts for the Debt Financing, Persons who may become Debt Financing Sources), investors and rating agencies (as the case may be), at reasonable times and with reasonable advance notice, and in each case which may be virtual; (ii) assisting in the preparation of (A) materials for any rating agency presentations and (B) any syndication documents and materials, including lender and investor presentations, rating and bank books, information memoranda (confidential and public) (collectively, the “Syndication Documentation”), including by providing all documentation and information within the Company’s possession or control for due diligence purposes reasonably requested by Parent, Guarantor or their respective Representatives in connection with such Debt Financing; (iii) (A) cooperating with advisors, consultants and accountants of Parent, Guarantor and the Debt Financing Sources or potential sources of such Debt Financing (or their designees) with respect to the conduct of any audit, examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any of its Subsidiaries and policies and procedures relating thereto (and providing all relevant information or documentation reasonably requested in connection therewith), including for the purpose of establishing collateral eligibility and values; (B) assisting Parent and Guarantor to establish or maintain cash management procedures and/or bank accounts in connection with any Debt Financing; and (C) cooperating with any back stop, “roll over” or termination of any existing letters of credit in connection with any Debt Financing Documents (it being understood and agreed that any prepayment and/or redemption are (and shall be) contingent upon the occurrence of the Closing and no actions shall be required which would obligate the Company or its Subsidiaries to complete such prepayment or redemption prior to the occurrence of the Closing); (iv) to the extent customary and not prohibited by applicable Law, assisting and facilitating the granting of guaranty, security interest or pledging of collateral related to such Debt Financing (and any perfection of such security interests or collateral pledges); provided, that any collateral to be pledged or security interest to be granted by Parent, Guarantor or Merger Sub in connection with such Debt Financing that in any manner involves the Company, any of its Subsidiaries or any of their respective assets shall not be effective prior to the Effective Time; (v) as promptly as reasonably practicable furnishing Parent, Guarantor and their respective Representatives promptly with all documentation and other information required in connection with such Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (vi) as promptly as reasonably practicable furnishing Parent, Guarantor and their respective Representatives with the Financing Information; (vii) assisting in the preparation and facilitating the execution and delivery (in the case of execution and delivery, solely to the extent any such execution would only be effective on or after the Closing Date) of any definitive financing documentation required in connection with the Debt Financing and the schedules and exhibits thereto, in each case, required to be delivered under such definitive financing documentation, including credit agreements (or joinders thereto), pledge and security documents, mortgages, schedules, and other definitive financing documents and deliverables, including providing factual information in connection with any of the foregoing; (viii) providing customary authorization letters authorizing the distribution of information relating to the Company and its Subsidiaries to any Debt Financing Source and containing a customary representation to the Debt Financing Sources as to the presence or absence of material non-public information relating to the Company and its Subsidiaries; (ix) authorizing Wells Fargo Capital Finance, LLC, as administrative and collateral agent under its Existing Credit Facility, to share with the Debt Financing Sources the field exams, appraisals and other information relating to the Company’s assets and operations delivered from time to time pursuant to the Existing Credit Facility and coordinating the actual delivery of such field exams, appraisals and other information to the Debt Financing Sources; (x) assisting Guarantor in procuring public ratings (but no specific ratings) for the component of the Debt Financing consisting of a term loan facility from each of Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the borrower under such Debt Financing and after giving effect to the Transactions from each of S&P and Moody’s, respectively and (xi) ensuring that any syndication efforts for the Debt Financing benefit materially from the Company’s and its Subsidiaries’ existing lending and investment banking relationships.
(b)   Nothing in this Section 6.16 will require the Company or its Subsidiaries to (i) waive or amend any terms of this Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Closing Date, for which it has not received prior reimbursement or is not otherwise indemnified or entitled to reimbursement by or on behalf of Guarantor; (ii) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company in any material respect; (iii) execute any Contract, adopt any resolutions, execute any consents or otherwise take any corporate or similar action to be effective prior to the Closing (other than customary authorization and representation letters contemplated in connection with any Syndication Documentation) (and, in each case, only by their respective directors, officers, managers or other Persons holding similar positions at the Company or any of its Subsidiaries who are expected to continue to hold such positions following the Closing); (iv) take any action that would result in any employee, officer or director of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Debt Financing; (v) provide any legal opinion on or prior to the Closing that is not contingent upon the Closing or that must be effective prior to the Effective Time (other than customary representation letters, financial officer certificates and bank authorization letters); (vi) take any action that would conflict with or violate its Organizational Documents or any applicable Law in any material respect or would result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party; or (vii) disclose or provide any information the disclosure to the extent it could result in (x) a loss or waiver of any privilege or (y) in the disclosure of any Trade Secrets not otherwise required to be provided under this Agreement or the violation of any confidentiality obligation; provided, however, that the Company, the Company’s Subsidiaries and their respective Representatives shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, the Company or such Subsidiary shall, to the extent permitted by such confidentiality obligations, notify Guarantor if any such information that Guarantor has specifically identified and requested is being withheld as a result of any such obligation of confidentiality.
(c)   Promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company in connection with the cooperation of the Company contemplated by this Section 6.16; provided that the Company (and not Parent) shall be responsible for any amounts that would otherwise have been incurred in the absence of the transactions contemplated by this Agreement.
(d)   The Company will be indemnified and held harmless by Parent and Guarantor from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, in each case, other than as a result of (i) information relating to the Company and its Subsidiaries provided by or on behalf of the Company and its Subsidiaries in connection with the Debt Financing that is determined to be materially false or misleading or omit to state any material fact necessary to make the required information not materially false or misleading or (ii) fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person.
(e)   The Company hereby grants to Guarantor a non-exclusive, non-sublicensable, non-transferable, royalty free, limited license to use the Marks included in the Company Intellectual Property prior to the Closing Date solely in connection with the Debt Financing; provided, that such Marks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Company or any of its Subsidiaries or their reputation. All uses of such Marks by Guarantor shall be in connection with business operations, products, services and materials of quality equivalent to or higher than those in connection with which the Marks were used prior to the date hereof, and Guarantor shall use the Marks in a manner consistent with the Company’s standards, quality, style and image, including in connection with the Company’s guidelines as may be provided from time to time in writing to Guarantor.
(f)   Notwithstanding anything in this Agreement to the contrary, each of Parent, Guarantor and Merger Sub acknowledges and agrees that obtaining the Debt Financing is not a condition to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.
6.17   Resignations.   The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time, effective upon the Effective Time.

6.18   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole shareholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the MBCA.
6.19   Company Warrants.   If any Company Warrants are then outstanding, at least ten (10) Business Days prior to the Closing Date, the Company shall (a) deliver to the Warrantholder written notice of the qualifying Business Combination as contemplated by Section 14 of the Warrant and (b) if the Warrantholder (i) does not provide notice to the Company that it is electing a Cash Exercise or a Cashless Exercise as prescribed in the penultimate sentence of Section 14 of the Warrant or (ii) elects a Cash Exercise but does not pay the applicable Exercise Price for the Warrant Shares thereby purchased to the Company upon the consummation of such qualifying Business Combination then, in either such case, the Company shall effect the exercise of such Company Warrants through a Cashless Exercise. Capitalized terms used in this Section 6.19 and not defined herein shall have the meanings set forth in the Warrant.
6.20   Real Property Matters.
(a)   Notices of Lease-Related Documents.   The Company shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to provide Parent copies of (i) any amendments, modifications and/or supplements to any Material Lease, (ii) written notice of any option notices or renewals to be exercised or delivered in connection with any Material Lease and (iii) any written notices of default issued or received by Company or any Affiliate in respect of any Material Lease.
(b)   Cooperation.
(i)   Further and subject to Section 6.1, upon Parent’s request, the Company and its respective Affiliates shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to cooperate as reasonably requested by Parent with Parent’s efforts, at Parent’s sole cost and expense, in obtaining the following with respect to each Real Property (collectively, the “Third Party Reports” and each, a “Third Party Report”): (A) ALTA surveys (B) fee title insurance policies, including the delivery by the Company and its Affiliates, as applicable, of owner’s affidavits substantially in the form set forth in Section 6.20(b)(i) of the Company Disclosure Letter and non-imputation affidavits substantially in the form set forth in Section 6.20(b)(i) of the Company Disclosure Letter, in each case, which would not be effective except upon the Closing and shall be non-recourse to any Non-Party Affiliate, (C) zoning reports, (D) Phase I and, subject to the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed and understood that it shall not be deemed unreasonable for the Company to deny any request for Phase II environmental reports that were not recommended in the 2023 Phase I environmental reports provided to Parent by the Company), Phase II environmental reports, (E) property condition reports for all improvements located at the Real Property, (F) FIREEA appraisals, (G) useful life studies and (H) such other information or Third Party Reports as are specified by Parent and/or any counterparty for Real Property Backed Financing acting commercially reasonably; provided that, for the avoidance of doubt, Parent shall bear the expenses of the vendors contracted by Parent to prepare such Third Party Reports. Any access to be provided for any Third Party Report shall be upon reasonable prior notice and during normal business hours and only as is reasonably required and to the extent that it does not unreasonably disrupt normal business operations to permit such access. Parent agrees to promptly repair any damage or alteration to the Owned Real Property which results from Parent conducting the aforementioned activities to a condition reasonably equivalent to the condition it was in immediately prior to such activities. Parent shall promptly provide the Company with a copy of title commitments, surveys, and zoning reports generated in connection with Parent’s inspection of the Owned Real Property (“Shared Third Party Reports”). The Company does not assume any risk, liability, responsibility, or duty of care as to Parent or its employees, agents, surveyors, or contractors, and Parent acknowledges and agrees that Parent and its employees, agents, surveyors, and contractors enter the Owned Real Property and conduct any due diligence thereon at their own risk. Parent’s obligations regarding restoration shall survive the Closing or any earlier termination of this Agreement.

(ii)   Upon Parent’s request, the Company and its respective Affiliates shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to promptly (A) send out lease estoppels (the cover letter and form estoppel being provided by Parent) to the counterparty to Lease or Lessor Lease, (B) forward to Parent any correspondence received in connection with such request and (C) with respect to any Material Lease send responses to the counterparty as reasonably requested and prepared by Parent to secure an executed estoppel.
(iii)   Nothing in this Section 6.20 will require the Company or its Subsidiaries to (A) waive or amend any terms of this Agreement, pay any fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Closing Date, for which it has not received prior reimbursement or is not otherwise indemnified or entitled to reimbursement by or on behalf of Parent; (B) execute any Contract, adopt any resolutions, execute any consents or otherwise take any corporate or similar action to be effective prior to the Closing; (C) take any action that would result in any employee, officer or director of (1) the Company or (2) any of its Subsidiaries incurring any personal liability with respect to any matters relating to Third Party Reports or Real Property Backed Financing; (D) provide any legal opinion on or prior to the Closing that is not contingent upon the Closing or that must be effective prior to the Effective Time (other than customary representation letters, financial officer certificates and bank authorization letters); (E) take any action that would conflict with or violate its Organizational Documents or any applicable Law in any material respect or would result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party; or (F) disclose or provide any information the disclosure to the extent it could result in (x) a loss or waiver of any privilege or (y) in the disclosure of any Trade Secrets not otherwise required to be provided under this Agreement or the violation of any confidentiality obligation; provided, however, that the Company, the Company’s Subsidiaries and their respective Representatives shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, the Company or such Subsidiary shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent has specifically identified and requested is being withheld as a result of any such obligation of confidentiality.
(iv)   Promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company in connection with the cooperation of the Company contemplated by this Section 6.20; provided that the Company (and not Parent) shall be responsible for any amounts that would otherwise have been incurred in the absence of the transactions contemplated by this Agreement and no amounts in excess of $100,000 in the aggregate shall be payable without prior written approval from Parent, not to be unreasonably withheld, conditioned or delayed.
(v)   The Company will be indemnified and held harmless by Parent from and against any and all out-of-pocket liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in respect of any amounts to be paid to or in respect of any claims by or against or for any damages caused by (but excluding, for the avoidance of doubt, any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties and amounts payable in settlement, in each case resulting from any facts, events, conditions, circumstances or other findings set forth in any Third Party Reports and not caused by such vendors) the vendors conducting or providing the Third Party Reports in connection with the Company’s cooperation in obtaining the Third Party Reports or Real Property Backed Financing pursuant to this Agreement (including access provided to any Real Property for any Third Party Report pursuant to the terms hereof) or the provision of information utilized in connection therewith, in each case, other than as a result of (i) information relating to the Company and its Subsidiaries provided by or on behalf of the Company and its Subsidiaries in connection with the Third Party Reports or Real Property Backed Financing that is determined to be materially false or misleading or (ii) fraud, bad faith, gross negligence or willful misconduct by or on behalf of the Company, its Subsidiaries or any of their respective Representatives.

(vi)   Between the Effective Time and the Closing Date, the Company and its Subsidiaries shall make reasonably available their real property lead personnel for a conference call approximately every other week to be held at a recurring mutually agreeable time to be held during normal business hours wherein the parties shall discuss the status of and work collaboratively towards producing all Third Party Reports, Lease Consents, and other matters for which Company and its Subsidiaries have cooperation obligations hereunder.
(vii)   Prior to the Closing, the Company or its respective Subsidiaries shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to deliver any notice to or obtain any consent, authorization or waiver that may be required under any Material Lease from the respective landlord, or Lessor Lease from the respective tenant, thereunder in connection with the Transactions (collectively, the “Lease Consents”). Notwithstanding the foregoing, the Company shall only be obligated to obtain Lease Consents for Material Leases upon request by Parent and to the extent that Parent provides a form of notice requesting such Lease Consent including any information in the possession of Parent as may be required for the transferee in the applicable Material Lease in connection with the applicable Lease Consent (and, for the avoidance of doubt, the Company or its respective Subsidiaries will provide information in the possession of the Company or its respective Subsidiaries as may be required in the applicable Material Lease in connection with the applicable Lease Consent). Parent and Merger Sub shall, and shall cause their respective Affiliates to, cooperate with the Company or its applicable Subsidiary to the extent necessary in connection with obtaining such Lease Consent. In connection with the Lease Consents, the Company or its Subsidiaries shall not be required to (A) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value that Parent does not agree to reimburse, (B) amend, supplement or otherwise modify any such Material Lease or Lessor Lease or (C) agree or commit to do any of the foregoing, in each case, for the purposes of obtaining any Lease Consents. For the avoidance of doubt each of Parent, Guarantor and Merger Sub acknowledges and agrees that obtaining the Lease Consents is not a condition to the obligation of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.
(viii)   The Company or its respective Affiliate shall notify Parent promptly after knowledge of (A) any casualty affecting the Real Property having an estimated cost to restore greater than $1,250,000 individually, not in the aggregate, for a single Real Property and that is not insured or covered by insurance; and (B) any pending or threatened in writing condemnation of the Real Property and that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(ix)   Prior to the Closing, on a rolling basis, the Company or its respective Subsidiaries shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to provide Parent an updated list of the assessor’s parcel number of each parcel of Owned Real Property and may update Section 4.19(b) of the Company Disclosure Letter with such parcel numbers.
(x)   In the event that Parent notifies the Company of any Mandatory Cure Items: (A) within sixty (60) days after the date hereof for those Mandatory Cure Items existing as of the date hereof, (B) after the date hereof for those Mandatory Cure Items first existing after the date hereof that are not a result of the acts of Parent or its Representatives, and (C) as to all items pertaining to an assessor’s parcel number that was not contained in Section 4.19(b) of the Company Disclosure Letter on the date hereof (and are not a result of the acts of Parent or its Representatives), then the Company shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to pay or discharge and, if applicable, cause to be removed from the record any such Mandatory Cure Items with respect to the Real Property on or prior to the Closing, and in any event shall not interfere with Parent’s efforts to remove Mandatory Cure Items or any other adverse items from the record. Without limitation of the foregoing, the Company agrees to make a written request within thirty (30) days after the date hereof to the Existing Credit Facility lender to provide draft forms of releases of Mandatory Cure Items in connection with the Existing Credit Facility with a requested delivery date at least two (2) weeks prior to Closing.
(xi)   The Company shall use commercially reasonable efforts (taking into account the resources available to the Company and other obligations of the Company arising under this Agreement) to cooperate with Parent to provide information reasonably requested by Parent about work costing in excess of $250,000 in the aggregate to the Owned Real Property or the Leased Real Property of a capital nature that has been completed or undertaken within the two (2) years prior to the date of this Agreement or that occurs after the date of this Agreement. For any such information regarding work that occurs after the date of this Agreement, the Company shall deliver the information to Parent after the work is approved by the Company’s committee handling such approvals on a monthly basis.
(c)   Notwithstanding anything to the contrary in this Agreement, any breach by Company or its Affiliates of any of the covenants required to be performed by them under this Section 6.20 shall not be considered in determining the satisfaction of any condition to Closing set forth in this Agreement, including the condition to Closing set forth in Section 7.2(b), or in determining the entitlement of any party to terminate this Agreement, including any entitlement to termination arising from Section 8.1, in each case except to the extent of any Willful Breach by the Company or any of its Affiliates.
6.21   Letters of Credit.   The Company shall use commercially reasonable efforts to cooperate with Parent, with respect to the cash collateralization, termination, provision of backstop letters of credit or such other arrangements satisfactory to the issuer(s) of any existing letters of credit in connection with the Existing Credit Facility, provided that the effectiveness thereof is conditioned on the consummation of the Transactions. In connection therewith, the Company and its Subsidiaries shall not be required to pay or incur any out-of-pocket costs with respect to entering into such arrangements (and excluding, for the avoidance of doubt, costs and expenses of counsel or other advisors to the Company and its Subsidiaries incurred in connection with such arrangements) that Parent does not agree to reimburse.
ARTICLE VII
CONDITIONS PRECEDENT TO THE MERGER
7.1   Conditions to Each Party’s Obligations.   The obligations of the Company, Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Effective Time:
(a)   No Prohibition.   No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect or (ii) issued or granted any Order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or prohibiting the consummation of the Merger.
(b)   Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
(c)   Antitrust.   Any applicable waiting period under the HSR Act shall have expired or been terminated and all requisite consents pursuant thereto shall have been obtained.
7.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to complete the Closing and effect the Merger under Article III of this Agreement are further subject to the satisfaction (or waiver in writing by Parent and Merger Sub) of the following conditions precedent on or before the Effective Time:
(a)   (i) The representations and warranties of the Company set forth in Sections 4.1(c)(i)-(iii), shall be true and correct (except for any de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in Sections 4.1(a), Section 4.2 and Section 4.20 shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) in all material respects; (iii) the representations and warranties of the Company set forth in the second sentence of Section 4.18 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date; and (iv) other than the representations and warranties listed in the immediately preceding clauses (i), (ii) and (iii), each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Company Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.
(b)   The Company shall have duly performed and complied with, in all material respects, the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it at or prior to the Closing.
(c)   Parent and Merger Sub shall have received a certificate executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer confirming that the conditions set forth in clauses (a) and (b) of this Section 7.2 have been duly satisfied.
7.3   Conditions to Obligations of the Company.   The obligation of Company to complete the Closing and effect the Merger are further subject to the satisfaction (or waiver in writing by the Company) of the following conditions precedent on or before the Effective Time:
(a)   The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (without giving effect to any materiality, Parent Material Adverse Effect or like qualifications therein) as though made on and as of such date and time (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in each case, for such failures to be true and correct as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.
(b)   Parent, Guarantor and Merger Sub shall have duly performed and complied with, in all material respects, the respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by Parent, Guarantor and Merger Sub at or prior to the Closing.
(c)   The Company shall have received a certificate executed on behalf of Parent by an officer of Parent confirming that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been duly satisfied.
ARTICLE VIII
TERMINATION
8.1   Termination.   This Agreement may be terminated at any time on or prior to the Closing Date:
(a)   With the mutual written consent of each of the Company and Parent at any time prior to the Effective Time;
(b)   By written notice of either the Company or Parent, if the Closing shall not have occurred on or before 11:59 p.m. Eastern Time on June 22, 2026 (such date, the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Termination Date; provided further, that if as of the Termination Date, all of the conditions precedent to Closing other than the condition set forth in Section 7.1(a) (but only to the extent the applicable legal restraint relates to Competition Laws) or Section 7.1(c) (and other than those conditions that by their terms are to be satisfied at the Closing or on the Closing Date) shall have been satisfied, then the Termination Date may be extended by Parent (in Parent’s sole discretion) to 11:59 p.m. Eastern Time on September 22, 2026 by written notice to the Company, in which case the Termination Date shall be deemed for all purposes to be 11:59 p.m. Eastern Time on September 22, 2026 (the “Extension Date”);
(c)   By written notice of either the Company or Parent, if (i) any permanent injunction or other judgment or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Transactions and has become final and non-appealable; or (ii) any Law will have been enacted, entered, enforced or deemed applicable to the Transactions that prohibits, makes illegal or enjoins the consummation of the Transactions (each of the foregoing subclauses (i) and (ii), a “Legal Restraint”), except that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that was the primary cause of the issuance of such Order;
(d)   By written notice of the Company:
(i)   prior to the Closing, if Parent, Guarantor or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise, to the failure of a condition set forth in Sections 7.1 or 7.3 to be satisfied and (B) is incapable of being cured or, if curable, has not been cured, by Parent, Guarantor or Merger Sub prior to the earlier of the (x) the second to last Business Day immediately preceding the Termination Date and (y) twentieth (20th) Business Day after its receipt of written notice thereof from the Company; provided that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 or 7.2 not to be satisfied;
(ii)   prior to obtaining the Company Shareholder Approval, in accordance with Section 6.4(d) in order to enter into a Company Acquisition Agreement to effect a Company Superior Proposal (with such Company Acquisition Agreement being entered into substantially concurrently with the termination of this Agreement); provided that concurrently with such termination, the Company pays the Company Termination Fee pursuant to Section 8.3(b);
(iii)   if (A) all of the conditions provided for in Sections 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their nature are to be, and can be, satisfied by actions taken at the Closing), (B) Parent fails to consummate the Merger on the date on which the Closing should have occurred pursuant to Section 2.2 and, thereafter, (C) the Company has irrevocably confirmed to Parent by written notice that (x) all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than those conditions that by their nature are to be, but will be at such time, satisfied by actions taken at the Closing) or will be waived by the Company and (y) it is prepared to consummate the Closing on the date of such notice and throughout the immediately subsequent three (3)-Business Day period and (D) Parent has failed to consummate the Closing within three (3) Business Days following the receipt of such written notice.
(e)   By written notice of Parent:
(i)   prior to the Closing, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 7.1 or 7.2 to be satisfied, and (B) is incapable of being cured or, if curable, has not been cured, by the Company prior to the earlier of the (x) the second to last Business Day immediately preceding the Termination Date and (y) twentieth (20th) Business Day after its receipt of written notice thereof from Parent; provided that none of Parent, Guarantor or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause the closing conditions in Sections 7.1 or 7.3 not to be satisfied;

(ii)   prior to obtaining the Company Shareholder Approval, if a Change of Recommendation shall have occurred; or
(f)   By written notice of either the Company or Parent, if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor (including any adjournments or postponements thereof permitted by this Agreement), in each case, at which a vote on the approval of this Agreement was taken.
8.2   Expenses; Transfer Taxes.
(a)   Except as otherwise specifically provided herein, each party hereto shall bear its own expenses in connection with this Agreement and the Transactions.
(b)   Except as otherwise provided in Section 3.3(b), all transfer, documentary, sales, use, stamp, registration and other such Taxes imposed with respect to the transfer of shares of Common Stock pursuant to the Transactions shall be borne by Parent, the Company, Merger Sub or the Surviving Corporation and expressly shall not be a liability of holders of Common Stock.
8.3   Effect of Termination.
(a)   In the event of termination of this Agreement by either the Company or Parent pursuant to Section 8.1, this Agreement will forthwith become void and have no further force or effect, without any liability or further obligation on the part of Parent, Merger Sub, the Company or any of their respective Subsidiaries, except as provided in Section 6.1(c), Section 6.8, Section 8.2, this Section 8.3, Article IX and Article X, which will survive any termination hereof, and provided that, notwithstanding anything to the contrary herein but subject to Section 8.3(j), none of Parent, Guarantor or Merger Sub or the Company shall be relieved or released from any liabilities or damages (which the parties agree, subject to Section 9.6, shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent, Guarantor and Merger Sub, shall be based upon the loss of the benefit of the bargain by the Company and its shareholders (including any lost premium)) arising from such party’s Fraud or Willful Breach.
(b)   In the event that:
(i)   this Agreement is terminated (x) by the Company pursuant to Section 8.1(d)(ii) or (y) by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the Company Termination Fee to Parent (or its designee), concurrently with or prior to the time of termination and as a condition to such termination in the case of termination by the Company, or as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination by Parent, in each case, payable by wire transfer of immediately available funds to an account designated by Parent; or
(ii)   (A) this Agreement is terminated by (x) either Parent or the Company pursuant to Section 8.1(b) or Section 8.1(f) (provided that at the time of termination the Company shall not have been entitled to terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(iii)), or (y) by Parent pursuant to Section 8.1(e)(i); (B) a Company Takeover Proposal shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of this Agreement (or, if earlier, prior to the termination of this Agreement); and (C) at any time on or prior to the twelve (12)-month anniversary of such termination, the Company or any of its Subsidiaries completes or enters into a definitive agreement with respect to, and thereafter completes, a Company Takeover Proposal, then, in any such event, the Company shall pay to Parent (or its designee) the Company Termination Fee, such payment to be made promptly, and in any event within two (2) Business Days from the completion of the Company Takeover Proposal in clause (C) payable by wire transfer of immediately available funds to an account designated by Parent; provided that, for purposes of this Section 8.3(b)(ii), all references in the definition of Company Takeover Proposal to twenty percent (20%) shall be deemed references to eighty percent (80%) and references to eighty percent (80%) shall be deemed references to twenty percent (20%).
(c)   The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(d)   In the event that (i) this Agreement is validly terminated by Parent or the Company pursuant to (A) Section 8.1(b) or (B) Section 8.1(c) due to a Legal Restraint arising in connection with the HSR Act and, in each case of the foregoing (A) and (B), at the time of such termination, any of the conditions set forth in Section 7.1(a) (solely as it relates to the HSR Act) or Section 7.1(c) has not been satisfied or waived, (ii) at the time of termination, Parent shall not have been entitled to terminate this Agreement pursuant to Section 8.1(e), and (iii) all other conditions to the Closing set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, which conditions are reasonably capable at the time of termination of being satisfied if the Closing were to occur at such time) or waived, then Parent shall deliver a notice to the Company that the Antitrust Termination Fee is due and payable by Parent to the Company in accordance with the provisions of this Section 8.3(d) (the “Antitrust Termination Fee Notice”). Within five (5) Business Days of receipt by the Company of the Antitrust Termination Fee Notice, the Company shall deliver to Parent a written notice informing Parent whether or not the Company elects to accept the Antitrust Termination Fee (the “Company Antitrust Fee Notice”). If the Company does not deliver to Parent the Company Antitrust Fee Notice by the date that is five (5) Business Days after the Company receives the Antitrust Termination Fee Notice, the Company shall be deemed to have accepted the Antitrust Termination Fee. If the Company accepts (or is deemed to accept pursuant hereto) the Antitrust Termination Fee, then Parent shall pay to the Company the Antitrust Termination Fee as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such acceptance (or deemed acceptance pursuant hereto)), in each case, payable by wire transfer of immediately available funds to an account specified by the Company. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Antitrust Termination Fee on more than one occasion and in no event shall Parent be required to pay the Antitrust Termination Fee if the Financing Termination Fee has been paid.
(e)   In the event of termination by the Company pursuant to Section 8.1(d)(iii), Parent shall deliver a notice to the Company that the Financing Termination Fee is due and payable by Parent to the Company in accordance with the provisions of this Section 8.3(e) (the “Financing Termination Fee Notice”). Within five (5) Business Days of receipt by the Company of the Financing Termination Fee Notice, the Company shall deliver to Parent a written notice informing Parent whether or not the Company elects to accept the Financing Termination Fee (the “Company Financing Fee Notice”). If the Company does not deliver to Parent the Company Financing Fee Notice by the date that is five (5) Business Days after the Company receives the Financing Termination Fee Notice, the Company shall be deemed to have accepted the Financing Termination Fee. If the Company accepts (or is deemed to accept pursuant hereto) the Financing Termination Fee, then Parent shall pay to the Company the Financing Termination Fee as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such acceptance (or deemed acceptance pursuant hereto)), in each case, payable by wire transfer of immediately available funds to an account specified by the Company. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Financing Termination Fee on more than one occasion and in no event shall Parent be required to pay the Financing Termination Fee if the Antitrust Termination Fee has been paid.
(f)   Each of the parties hereto acknowledges that neither the Company Termination Fee nor, in the event that the Company accepts (or is deemed to have accepted pursuant to Section 8.3(d) or Section 8.3(e), respectively) the Antitrust Termination Fee or the Financing Termination Fee, as applicable, is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Company Termination Fee, the Antitrust Termination Fee or the Financing Termination Fee, as applicable, is paid for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.
(g)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if a party hereto fails to promptly pay any amount due pursuant to this Section 8.3, and the other party commences a suit that results in a final and non-appealable judgment against the failing party for the amounts set forth in this Section 8.3 or a portion thereof, the failing party shall pay to the other party all fees, costs and expenses of enforcement (including reasonable and documented attorney’s fees as well as expenses incurred in connection with any such action), together with interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made (together, the “Termination Expenses and Interest”).
(h)   Except as set forth in Section 8.3(g) and Section 8.2, and except for all expenses incurred by any party in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) (which shall be borne by the Company), upon the payment by the Company of the Company Termination Fee as and when required by Section 8.3(b), other than, subject to Section 8.3(j), in the case of Fraud or Willful Breach, none of the Company, its Subsidiaries or any of their respective Non-Party Affiliates (collectively, the “Company Related Parties”) shall have any further liability with respect to this Agreement or the Transactions to Parent, Merger Sub, Guarantor or their respective Subsidiaries or Non-Party Affiliates (collectively, the “Parent Related Parties”). Payment of the Company Termination Fee pursuant to Section 8.3(b) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by any of the Parent Related Parties or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Except as set forth in Section 8.3(g), other than, subject to Section 8.3(j), in the case of Fraud or Willful Breach, in circumstances where the Company Termination Fee is payable pursuant to Section 8.3(b) and is paid by the Company in accordance with Section 8.3(b), Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 8.3(b) and, if applicable, the Termination Expenses and Interest, shall be the sole and exclusive monetary remedy of the Parent Related Parties against the Company Related Parties for any loss or damage suffered as a result of the failure of the Transactions be consummated or for a breach of, or failure to perform under, this Agreement or any certificate delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of the Company Termination Fee, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, whether in equity or at law, in contract in tort or otherwise. For the avoidance of doubt, nothing in this Section 8.3(h) shall limit any remedies of Parent prior to such termination, including specific enforcement pursuant to Section 9.6.
(i)   Except as set forth in Section 6.6(f), Section 8.3(g) and Section 8.2, upon the payment by Parent of the Antitrust Termination Fee or the Financing Termination Fee as and when required pursuant to and in accordance with Section 8.3(d) or Section 8.3(e), as applicable, other than, subject to Section 8.3(j), in the case of Fraud or Willful Breach, none of the Parent Related Parties shall have any further liability with respect to this Agreement or the Transactions to any of the Company Related Parties. Payment of the Antitrust Termination Fee or the Financing Termination Fee pursuant to and in accordance with Section 8.3(d) or Section 8.3(e), as applicable, shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by any of the Company Related Parties or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Except as set forth in Section 8.3(g), other than, subject to Section 8.3(j), in the case of Fraud or Willful Breach, in circumstances where the Antitrust Termination Fee or the Financing Termination Fee, as applicable, is payable pursuant to Section 8.3(d) or Section 8.3(e) and is paid by Parent pursuant to and in accordance with Section 8.3(d) or Section 8.3(e), as applicable, the Company’s right to receive payment from Parent of the Antitrust Termination Fee or the Financing Termination Fee pursuant to and in accordance with Section 8.3(d) or Section 8.3(e), as applicable, and, if applicable, the Termination Expenses and Interest, shall be the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered as a result of the failure of the Transactions be consummated or for a breach of, or failure to perform under, this Agreement or any certificate delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, whether in equity or at law, in contract in tort or otherwise. For the avoidance of doubt, nothing in this Section 8.3(i) shall limit any remedies of the Company prior to such termination, including specific enforcement pursuant to Section 9.6.
(j)   Notwithstanding anything to the contrary in this Agreement, (A) if Parent accepts payment of the Company Termination Fee as and when required to be paid by the Company pursuant to Section 8.3(b), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, whether in equity or at law, in contract in tort or otherwise, including any monetary damages payable for breaches (including Willful Breaches) under this Agreement or otherwise, and (B) if the Company accepts (or is deemed to accept) payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, in accordance with (and such fee is paid to the Company pursuant to) Section 8.3(d) or Section 8.3(e), as applicable, none of Parent or any of the Parent Related Parties, including the Guarantor pursuant to the Guaranty, shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, whether in equity or at law, in contract in tort or otherwise, including any monetary damages payable for breaches (including Willful Breaches) under this Agreement or otherwise.
ARTICLE IX
MISCELLANEOUS
9.1   Nonsurvival of Representations and Warranties.   None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.
9.2   Amendment; Waiver.   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub. After the Effective Time, this Agreement may not be amended. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. To the extent any amendment or waiver of Section 9.12 and Section 9.13 is sought that is materially adverse to the rights of any the Non-Party Affiliate, the prior written consent of such materially adversely affected Non-Party Affiliate shall be required before such amendment or waiver is rendered effective.
9.3   Notices.   Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service (providing proof of delivery), (ii) on the date of transmission if sent by email or facsimile by 9:00 p.m. Eastern time on a Business Day or, otherwise, on the next succeeding Business Day, (iii) on the next Business Day if sent by an overnight delivery service marked for overnight delivery (providing proof of delivery), or (iv) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:
(a)   If to the Company, addressed as follows:
SpartanNash Company
P.O. Box 8700
Grand Rapids, Michigan 49518
Attention: Ileana McAlary, EVP, Chief Legal Officer and Secretary
Email: Ileana.mcalary@spartannash.com
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attention:
Kimberly R. Spoerri
Paul J. Shim

Email:
kspoerri@cgsh.com
pshim@cgsh.com

If to Parent, Merger Sub or Guarantor, or after the Closing, the Surviving Corporation, addressed as follows:
7 Corporate Drive
Keene, NH 03431
Attention: Bill Boyd, Chief Legal Officer
Email: bboyd@cswg.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:
George Sampas
Evan D’Amico

Email:
gsampas@gibsondunn.com
edamico@gibsondunn.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.
9.4   Counterparts.   This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by .pdf and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the parties hereto to invoke any Law authorizing electronic signatures.
9.5   Interpretation.   The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the Company Disclosure Letter and the Parent Disclosure Letter are for convenience only and shall not be deemed part of this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter or be given any effect in interpreting this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Except as otherwise indicated, underscored references to Articles, Sections or Exhibits shall refer to those portions of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term in this Agreement the singular. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The phrase “ordinary course of business” when used in this Agreement shall be deemed to be followed by the words “consistent with past practice”. References to documents or information “made available” or “provided” to Parent or similar terms shall mean documents or information (x) uploaded at least one hour prior to the entry into and execution of this Agreement in the “Project Desilu” dataroom hosted on Datasite, (y) provided via email or fileshare site by Representative of the Company to Representatives of Parent at least one hour prior to the entry into and execution of this Agreement or (z) made available in the EDGAR database of the SEC. the words “hereof”, “herein”, “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any capitalized term used in any Exhibit, the Company Disclosure Letter or the Parent Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement unless the context otherwise requires. “Extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”. “Any” shall mean “any and all”. “or” is used in the inclusive sense of “and/or”. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Any reference to any Contract or other document means such Contract or document as from time to time amended, modified or supplemented (if permitted under this Agreement) and includes all exhibits, schedules or other attachments thereto. References to any Law means such Law as amended from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder. All references to dollars or to “$” shall be references to United States dollars.
9.6   Specific Performance.
(a)   The parties hereto agree that irreparable damage for which monetary relief (including any fees, expenses or interest payable pursuant to Section 8.3), even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including, subject to Section 9.6(b), if the parties hereto fail to take any action required of them hereunder to consummate the Merger and effect the Closing. Subject to Section 9.6(b), the parties acknowledge and agree that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.7(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, in law or equity, including monetary damages, (ii) the provisions set forth in Section 8.3 shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law, other than an assertion that the exercise of specific performance was not effected in accordance with provisions of this Section 9.6. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction breaches of this Agreement, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security. It is accordingly agreed that, as to any Litigation in which a party seeks specific performance or other equitable relief pursuant to this Section 9.6, the parties shall use their best efforts to seek and obtain an expedited schedule for such Litigation and shall not oppose any party’s request for expedited proceedings.
(b)   Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that the Company (and no other Person) shall be entitled to specific performance to cause Parent to obtain the Equity Financing on the terms and subject to the conditions set forth in the Equity Funding Letter and to consummate the Closing and such right of the Company (but not the right of the Company to seek injunctions, specific performance or other equitable remedies against any other party hereto for any other reason pursuant to this Agreement) shall be subject to the requirements that: (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) at the time Closing is required to be consummated pursuant to Section 2.2; (ii) the Debt Financing has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letter if the Equity Financing is funded at the Closing; and (iii) the Company has irrevocably confirmed in a written notice to Parent that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or have been waived in writing by Parent (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company stands ready, willing and able to consummate the Closing pursuant to the terms of this Agreement; and (iv) Parent and Merger Sub fail to complete the Closing within two (2) Business Days after the later of (1) the date on which Parent and Merger Sub are required to consummate the Closing pursuant to Section 2.2 and (2) the date of the delivery by the Company of such notice pursuant to the preceding clause (iii). In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s or Merger Sub’s obligation or the Company’s ability, as a third-party beneficiary, to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). Notwithstanding the foregoing or anything to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (x) specific performance or other equitable relief, subject in all respects to this Section 9.6, and (y) payment of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, if, as and when required pursuant to this Agreement and subject to Section 8.3, in no event shall the Company or any of its Affiliates be entitled to receive both payment of all or any portion of the Antitrust Termination Fee or the Financing Termination Fee, as applicable, and a grant of specific performance of this Agreement.
9.7   Governing Law; Jurisdiction.
(a)   This Agreement and all claims, controversies, disputes or proceedings in connection with the Transactions shall be governed by, and construed in accordance with, the laws of the state of Michigan applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b)   All Litigation arising out of or relating to this Agreement shall be heard and determined in any state or federal court within the State of Michigan and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Litigation and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Litigation. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.3; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties hereto agree that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
9.8   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, THE MERGER OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.
9.9   Binding Agreement.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
9.10   Entire Understanding.   This Agreement, together with the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Funding Letter and the Confidentiality Agreement (the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.
9.11   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub (i) shall have the right to collaterally assign all or a portion of its rights, interests and obligations to any Debt Financing Sources pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing and (ii) may assign any of their rights and obligations under this Agreement to another wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company upon written notice to the Company, but no such assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment in contravention of this Section 9.11 shall be null and void.
9.12   Third Party Beneficiaries.   This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (a) if the Effective Time occurs, the right of the Company’s shareholders to receive the Merger Consideration set forth in Section 3.1(b); (b) if the Effective Time occurs, the right of the holders of Company Equity Awards to receive such amounts as provided for in Section 3.1(c); (c) if the Effective Time occurs, the rights of the Covered Persons set forth in Section 6.9 of this Agreement; (d) the rights of Non-Party Affiliates set forth in Section 9.13, the rights of the Debt Financing Sources set forth in Section 9.17, and (e) subject to Section 8.3 and Section 9.6, prior to the Effective Time, the right of the Company, in its sole and absolute discretion, to, on behalf of its shareholders pursue claims for damages and other relief for Parent’s, Guarantor’s and Merger Sub’s breach of this Agreement, which right is acknowledged by Parent, Guarantor and Merger Sub, which are intended for the benefit of the Persons and shall be enforceable by the Persons referred to in clauses (a) through (e) above.
9.13   Non-Recourse.   All claims or causes of Litigation (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, performance or non-performance of this Agreement (including any representation or warranty made in or in connection with this Agreement, any other Transaction Document or as an inducement to enter into this Agreement or such other Transaction Document) may be made by any party hereto only against the Persons that are expressly identified as parties hereto or thereto. In no event shall any named party to this Agreement have any shared or vicarious liability for the actions or omissions of any other Person. No Person who is not a named party to this Agreement, including any former, current or future director, officer, employee, incorporator, member, partner, shareholder, optionholder, warrantholder, member, Affiliate, agent, attorney or other Representative of any named party to this Agreement that is not itself a named party to the Transaction Documents (“Non-Party Affiliates”), shall have any Liability (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) to any party to this Agreement for any obligations or Liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. The parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 9.13. Notwithstanding anything to the contrary contained herein, nothing in this Section 9.13 shall in any way limit or modify the rights and obligations of Parent, Merger Sub, Guarantor or the Company under this Agreement.
9.14   Further Assurances.   Subject to the limitations set forth in Section 6.6(d), upon the reasonable request of Parent or the Surviving Corporation, each party will, on and after the Closing Date, execute and deliver to the other parties such other documents, assignments and other instruments as may be reasonably required to effectuate the Merger and to effect and evidence the provisions of this Agreement and the Transactions.
9.15   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
9.16   Construction.   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.
9.17   Financing Provisions.   Notwithstanding anything in this Agreement to the contrary (including any other provisions of this Article IX), the Company, on behalf of itself and its respective Affiliates, and each other party hereto, on behalf of itself and each of its respective Affiliates, hereby: (a) agree that any Litigation, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Source, arising out of or relating to, this Agreement or any of the agreements entered into in connection with the Debt Financing or any of the Transactions or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal court or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, and agrees not to bring or support any such action against any Debt Financing Source in any forum other than such courts, (b) agrees that any such action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any such action brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement or the Debt Financing, (d) agrees that none of the Debt Financing Sources shall have any liability to the Company or any of its respective Affiliates or Representatives relating to or arising out of this Agreement or any agreements relating to the Debt Financing, (e) agrees that only Parent (including its permitted successors and assigns) shall be permitted to bring any action (including any claim for specific performance) against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing and that neither of the Company nor any of its Affiliates or Representatives shall be entitled to seek the remedy of specific performance with respect to Parent’s rights under any agreement relating to the Debt Financing against the Debt Financing Sources party thereto, (f) agrees that in no event will any Debt Financing Source be liable to the Company or any of its Affiliates or Representatives for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing, and (g) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.17 and that this Section 9.17 may not be amended, modified or waived without the written consent of the Debt Financing Sources. Notwithstanding the foregoing, nothing in this Section 9.17 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Debt Financing Source’s obligations to Parent under any agreement relating to the Debt Financing.
ARTICLE X
GUARANTY
10.1   Guaranty.   Upon the terms and subject to the conditions set forth in this Article X, Guarantor irrevocably, absolutely and unconditionally guarantees to the Company the due, prompt and punctual payment and performance when due of all obligations of Parent and Merger Sub under this Agreement (such obligations, the “Guaranteed Obligations”), in accordance with the terms hereof (such guaranty, the “Guaranty”) and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Parent, Merger Sub or any other Person or whether Parent, Merger Sub or any other Person is joined in any such action or actions, in each case subject to the terms and conditions of this Agreement in all respects. This Guaranty is an unconditional guaranty of payment and performance and not of collection. For the avoidance of doubt, if Guarantor satisfies or performs any Guaranteed Obligations hereunder, then neither Parent nor Merger Sub, as applicable, shall be required to satisfy or perform, and shall have no liability pursuant to this Article X with respect to, such Guaranteed Obligations.
10.2   Absolute and Unconditional Guaranty.
(a)   The liability of Guarantor under the Guaranty and the terms of this Agreement shall, to the fullest extent permitted under applicable Law, be full, irrevocable, absolute and unconditional. The liability of Guarantor under the Guaranty shall in no way be limited or affected by and shall be irrespective of:
(i)   any compromise, amendment, waiver or modification of this Agreement (in accordance with its terms), or any change in the manner, place or terms of payment or performance of, any change or extension of the time of payment or performance of, or any renewal or alteration of the Guaranteed Obligations, or any Liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the other documents entered into in connection therewith (including the Transaction Documents) in accordance with their terms (in each case other than any waiver, amendment or modification to the Guaranteed Obligations in accordance with the terms of this Agreement);
(ii)   the existence of any claim, set-off or other right that Guarantor may have at any time against Parent, Merger Sub or the Company, whether in connection with the Guaranteed Obligations or otherwise, in each case other than defenses and rights that Parent or Merger Sub have under this Agreement;
(iii)   the failure of the Company to assert any claim or demand or enforce any right or remedy against the Parent, Merger Sub or any other Person primarily or secondarily liable with respect to the Guaranteed Obligations (including in the event any Person becomes subject to a bankruptcy, reorganization, insolvency, liquidation or similar proceeding);
(iv)   the adequacy of any other means the Company may have of obtaining repayment of the Guaranteed Obligations; or
(v)   any other occurrence, circumstance, act or omission that may in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity (other than as a result of payment or performance of the Guaranteed Obligations in accordance with their terms) and without limiting any defenses and rights that Parent or Merger Sub have under this Agreement.
(b)   To the fullest extent permitted under applicable Law, Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligations and notice of or proof of reliance by the Company upon the Guaranty or acceptance of the Guaranty. Without expanding the obligations of Guarantor hereunder and without limiting any defenses and rights that Parent or Merger Sub have under this Agreement, the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guaranty, and all dealings between the Company or Guarantor, on the one hand, and Parent or Merger Sub, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guaranty.
(c)   Guarantor expressly and irrevocably waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor hereby unconditionally and irrevocably agrees that it shall not, directly or indirectly, institute any proceeding or make any claim asserting that the Guaranty is illegal, invalid or unenforceable in accordance with its terms.
(d)   Notwithstanding anything to the contrary contained in this Article X or otherwise, the Company hereby agrees that (i) to the extent that Parent and Merger Sub are relieved of (or otherwise satisfy or perform) any of the Guaranteed Obligations, Guarantor shall be similarly relieved of its corresponding Guaranteed Obligation (except as a result of the bankruptcy or insolvency of Parent) under this Article X solely in respect of such relieved obligation, and (ii) Guarantor shall have all defenses to the Guaranteed Obligations that would be available to Parent or Merger Sub under this Agreement (except as a result of the bankruptcy or insolvency of Parent), as well as any defenses in respect of the Fraud of the Company.
10.3   Representations and Warranties of Guarantor.   Guarantor hereby represents and warrants to the Company as follows:
(a)   Due Incorporation.
(i)   Guarantor is duly organized, validly existing and, where such concept is applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization.
(ii)   Guarantor has all requisite power and authority to (A) conduct its businesses in the manner in which its businesses are currently being conducted and (B) own and use its assets in the manner in which its assets are currently owned and used. Guarantor is duly qualified or licensed to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where any failure to be so qualified would not reasonably be expected to (x) prevent or materially delay the consummation of the Transactions or (y) have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty on a timely basis. Guarantor is not in violation of any provision of its Organizational Documents in any material respect.
(b)   Due Authorization.
(i)   Guarantor has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions.
(ii)   The execution, delivery and performance by Guarantor of this Agreement, and the consummation by Guarantor of the applicable Transactions have been duly and validly authorized by all necessary corporate, partnership, private limited company or similar action, as the case may be, and no other corporate actions or proceedings on the part of Guarantor or its shareholders shall be necessary to authorize this Agreement and the Transactions.
(iii)   Guarantor has duly and validly executed and delivered this Agreement. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Consents and Approvals; No Violations.   The execution, delivery and performance by Guarantor of this Agreement and the consummation of the Transactions will not (i) violate any Law or Order applicable to Guarantor or any of its Subsidiaries or by which any of their respective properties or assets are bound or affected; (ii) require any notification to or filing or registration by Guarantor or any of its Subsidiaries with, or consent or approval with respect to Guarantor or any of its Subsidiaries of, or other action by, any Governmental Authority, or (iii) require any consent of, notice to or other action by any Person under, constitute a default or breach or an event that, with or without notice or lapse of time or both, would constitute a default or breach under, or cause or permit termination, cancelation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any Contract to which Guarantor is a party or by which Guarantor or any of its assets or properties is bound, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to (x) prevent or materially delay the consummation of the Transactions or (y) have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty on a timely basis.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.
COMPANY
SpartanNash Company
By:
/s/ Tony Bashir Sarsam

Name:
Tony Bashir Sarsam

Title:
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.
PARENT
New Mackinac HoldCo Inc.
By:
/s/ Kevin McNamara

Name:
Kevin McNamara

Title:
Executive Vice President, Chief Financial Officer and Treasurer

MERGER SUB
Mackinac Merger Sub, Inc.
By:
/s/ Kevin McNamara

Name:
Kevin McNamara

Title:
Executive Vice President, Chief Financial Officer and Treasurer

GUARANTOR
C&S Wholesale Grocers, LLC
By:
/s/ Kevin McNamara

Name:
Kevin McNamara

Title:
Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Agreement and Plan of Merger]

Annex B
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
June 22, 2025
The Board of Directors
SpartanNash Company
850 76th St SW
Byron Center, MI 49315
Members of the Board of Directors:
We understand that SpartanNash Company (“SpartanNash”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), among SpartanNash, C&S Wholesale Grocers, LLC (“C&S”), New Mackinac Holdco, Inc., a wholly owned subsidiary of C&S (“Parent”) and Mackinac Merger Sub, Inc., a wholly owned subsidiary of Parent (“Mackinac”), pursuant to which, among other things, Mackinac will merge with and into SpartanNash (the “Merger”), and each outstanding share of the common stock, no par value, of SpartanNash (“SpartanNash Common Stock”), other than Canceled Shares (as defined in the Merger Agreement), will be converted into the right to receive $26.90 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of SpartanNash Common Stock of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to SpartanNash;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of SpartanNash furnished to or discussed with us by the management of SpartanNash, including certain financial forecasts relating to SpartanNash prepared by the management of SpartanNash (such forecasts, “SpartanNash Forecasts”);

(3)
discussed the past and current business, operations, financial condition and prospects of SpartanNash with members of senior management of SpartanNash;

(4)
reviewed the trading history for SpartanNash Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)
compared certain financial and stock market information of SpartanNash with similar information of other companies we deemed relevant;

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(6)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)
reviewed a draft, dated June 21, 2025, of the Merger Agreement (the “Draft Merger Agreement”); and

(8)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of SpartanNash that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the SpartanNash Forecasts, we have been advised by SpartanNash, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SpartanNash as to the future financial performance of SpartanNash. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SpartanNash or any other entity, nor have we made any physical inspection of the properties or assets of SpartanNash or any other entity. We have not evaluated the solvency or fair value of SpartanNash, Parent, C&S or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of SpartanNash, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on SpartanNash, Parent, C&S or any other entity or the Merger (including the contemplated benefits thereof). We also have assumed, at the direction of SpartanNash, that the final executed Merger Agreement will not differ in any material respect from the Draft Merger Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of SpartanNash Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature, or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SpartanNash or in which SpartanNash might engage or as to the underlying business decision of SpartanNash to proceed with or effect the Merger. In addition, we express no view or opinion with respect to, and we have relied, with the consent of SpartanNash, upon the assessments of SpartanNash and its representatives regarding legal, regulatory, accounting, tax and similar matters relating to SpartanNash or any other entity or the

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Merger (including the contemplated benefits thereof) as to which we understand that SpartanNash obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to SpartanNash in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, SpartanNash has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of SpartanNash, C&S and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to SpartanNash and its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as joint bookrunner, co-lead arranger, syndication agent and lender in connection with a $1.13 billion credit facility due 2027, (ii) having acted or acting as lender in connection with commercial and operating leases and asset backed loans, and providing standby letters of credit and other commercial credit services (iii) providing checking and other liquidity and treasury services and (iv) providing share repurchase, derivative and other markets products.
As of June 19, 2025, BofA Securities and its affiliates directly owned, in a non-fiduciary capacity, shares of SpartanNash Common Stock, which, as of the close of trading on such date, had a market value of approximately $2.0 million (which constituted less than 0.5% of the SpartanNash Common Stock as of such date).
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to C&S and its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) providing checking, deposit and other liquidity and treasury services, (ii) serving as lead left, joint lead arranger, joint book runner, administrative agent, collateral agent, syndication agent, letter of credit issuer, lender, and swing line lender in connection with C&S’s existing $1.50 billion revolving credit facility, (iii) providing asset backed loans, letters of credit, finance and operating leases and short term credit facilities and other financing and (iv) providing short term fixed income products and other markets services. It is understood that this letter is for the benefit and use of the Board of Directors of SpartanNash (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 3 of 5

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on SpartanNash, Parent, C&S or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of SpartanNash Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,
BOFA SECURITIES, INC.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 4 of 5

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

430 Park Avenue 14th Floor New York, NY 10022
Banks and Brokers Call: (203) 658-9400 Shareholders Call Toll Free: (800) 662-5200 E-mail: SPTN@investor.sodali.com

SPARTANNASH COMPANY C/O INVESTOR RELATIONS 850 76TH STREET SW P.O. BOX 8700GRAND RAPIDS, MI 49518-8700 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETGo to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 8, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 8, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes cast by mail must be received no later than the start of the Special Meeting.VOTING AT THE VIRTUAL SPECIAL MEETINGYou may only participate in the virtual Special Meeting by registering in advance at https://www.cesonlineservices.com/sptnsm _vm prior to the deadline of 10:00 a.m. Eastern Time on September 8, 2025. Please have your control number available and follow the instructions to register. Upon completing registration, you will receive an email with a unique link that will allow access to the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V77065-S19699KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYSPARTANNASH COMPANYThe Board of Directors recommends you vote FOR Proposals 1, 2 and 3.For Against Abstain 1.Approve the Agreement and Plan of Merger, dated as of June 22, 2025, by and among SpartanNash Company, New Mackinac HoldCo, Inc., Mackinac Merger Sub, Inc. and C&S Wholesale Grocers, LLC (as may be amended or modified from time to time, the “Merger Agreement”). 2.Approve, on a non-binding, advisory basis, certain compensation that will or may be paid by SpartanNash to SpartanNash’s named executive officers that is based on or otherwise relates to the Merger. 3.Approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 (to approve the Merger Agreement) or in the absence of a quorum. NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. ! ! !! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V77066-S19699SPARTANNASH COMPANYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSpecial Meeting of ShareholdersSeptember 9, 2025 10:00 a.m. Eastern TimeThe undersigned shareholder of SpartanNash Company, a Michigan corporation (the “Company”), revoking all prior proxies, hereby appoints Ileana McAlary and Tony Sarsam, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of common stock, no par value, of the Company (the “Shares”) which the undersigned is entitled to vote at the Special Meeting scheduled to be held virtually at https://www.cesonlineservices.com/sptnsm_vm on September 9, 2025, at 10:00 a.m. Eastern Time, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Special Meeting of Shareholders and related Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), and in their discretion upon any other business that may properly come before such Special Meeting and any adjournments or postponements thereof.If this proxy card is properly executed, the Shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above intend to vote such Shares FOR Proposals 1, 2 and 3 and in their discretion upon other such business as may properly come before the Special Meeting.PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.Continued and to be signed on reverse side